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                             Arrangement Involving



                              Accelio Corporation


                                    - and -



                           Adobe Systems Incorporated






                   Notice of Special Meeting of Shareholders

                            To be held April 9, 2002


                                    - and -



                           Management Proxy Circular


                             of Accelio Corporation







                                 March 8, 2002

                                                                   March 8, 2002

Dear Accelio Corporation shareholders:

The board of directors cordially invites you to attend a special meeting of holders of Accelio Corporation ("Accelio") common shares to be held at 10:00 a.m. (Ottawa time) on Tuesday, April 9, 2002 at the Marriott Hotel, 100 Kent Street, Ottawa, Ontario.

At this special meeting, Accelio shareholders will be asked to approve a plan of arrangement pursuant to which Adobe Systems Incorporated ("Adobe"), together with its wholly-owned limited partnership, Adobe Systems International Limited Partnership, will acquire Accelio through the acquisition of certain of Accelio's assets and all of Accelio's outstanding equity securities in exchange for common stock of Adobe valued at U.S.$72 million (less certain amounts described below).

The enclosed materials contain important information regarding Adobe, Accelio, the plan of arrangement, and the proposals relating thereto. We urge you to read all the information carefully. If you require assistance, consult your financial, legal or other professional advisors.

Under the terms of the plan of arrangement, through a series of related transactions, each common share of Accelio will be exchanged for a fraction of a share of Adobe common stock. This fraction will be determined by (a) dividing U.S.$72 million (less the in-the-money amount of all Accelio options, estimated to be approximately U.S.$1.3 million) by the weighted average trading price of one share of Adobe common stock, as reported on The Nasdaq National Market, for the ten consecutive trading days ending on the third trading day prior to the closing of the arrangement, and (b) further dividing such resulting amount by the total number of outstanding common shares of Accelio on a fully-diluted basis at the closing.

By way of example only, assuming the weighted average trading price of Adobe common stock over the period described above is equal to U.S.$38.80, and further assuming that 24,992,652 Accelio common shares are issued and outstanding on a fully-diluted basis at the closing, an Accelio shareholder would be entitled to receive 0.0729 shares of Adobe common stock for each Accelio common share held. Based on the foregoing fraction of a share, the arrangement would result in the issuance of Adobe common stock valued as described above at approximately U.S.$2.83 for each common share of Accelio, or based on the noon spot exchange rate on March 7, 2002 of Cdn.$1.5823, approximately Cdn.$4.48 for each common share of Accelio.

Please note that because the number of shares of Adobe common stock to be issued in connection with the proposed transaction is based on the weighted average trading price of Adobe common stock over the period described above, the per share value of the shares of Adobe common stock to be issued in connection with the arrangement, as measured by the actual closing sales price of Adobe common stock on the closing date of the arrangement, may be more or less than the per share values described above. Assuming that the weighted average trading price is equal to the closing sales price of shares of Adobe common stock on the closing date of the arrangement, the value of the consideration to be provided to Accelio shareholders pursuant to the arrangement will represent an approximate 46% premium over the trading price of Accelio common shares at January 31, 2002, the last trading day preceding the announcement of the proposed plan of arrangement.

After careful consideration, Accelio's board of directors has unanimously determined that the proposed arrangement is fair to, and in the best interests of, Accelio's shareholders. Accordingly, the board of directors of Accelio unanimously recommends that you vote FOR the arrangement.

All of the directors of Accelio and certain persons and entities affiliated with them, who collectively represent 1.25% of the shares eligible to be voted at the special meeting, have already agreed to vote in favour of the arrangement. Your vote, as a shareholder, is also requested to approve the arrangement resolution. Approving the arrangement requires the affirmative vote of at least 66 2/3% of the votes that are cast, in person or by proxy, by shareholders at the special meeting to consider the arrangement resolution.

Subject to obtaining court and other regulatory approvals, if the Accelio shareholders approve the arrangement resolution, it is anticipated that the arrangement will be completed on or about April 15, 2002. Accelio intends to send a form of letter of transmittal to all Accelio shareholders prior to the effective date of the arrangement. The letter of transmittal will contain complete instructions on how to exchange your Accelio common shares for shares of Adobe common stock. Accelio shareholders will not receive certificates for Adobe common stock to which they are entitled under the arrangement until they return a properly completed letter of transmittal, together with the certificates representing their Accelio common shares and other required documentation, to the exchange agent at the address specified in the letter of transmittal.

Your vote is very important, and we hope that you will be able to attend the special meeting. However, whether or not you plan to attend the special meeting in person, we urge you to complete the enclosed proxy and return it in the envelope provided for your convenience so that it will be received not later than 5:00 p.m. (Ottawa time) on Friday, April 5, 2002.

We  appreciate  your  interest  in  Accelio  and  your   consideration   of  the
arrangement.

Yours very truly,
ACCELIO CORPORATION

/s/ A. Kevin Francis
-----------------------------------
A. Kevin Francis
President & Chief Executive Officer

                                                              Page
NOTICE OF SPECIAL MEETING OF
  SHAREHOLDERS...................................................1
SUMMARY..........................................................3
GLOSSARY OF TERMS................................................8
INFORMATION CONCERNING THE MEETING..............................15
     Purpose of Meeting.........................................15
     Date, Time and Place of Meeting............................15
     Solicitation and Appointment of Proxies....................15
     Voting of Proxies..........................................15
     Revocation of Proxies......................................16
     Advice to Beneficial Holders of
          Common Shares.........................................16
     Record Date and Entitlement to Vote........................17
     Quorum ....................................................17
     Voting Securities and Principal Holders
          of Voting Securities..................................17
     Approval Requirements and Eligible
          Voting Shares.........................................17
     Dissenters' Rights.........................................18
     Other Business.............................................18
FORWARD LOOKING STATEMENTS......................................19
THE TRANSACTION.................................................20
     Background.................................................20
     Recommendation of the Board of
          Directors.............................................21
     Reasons for the Recommendation.............................21
     Fairness Opinion...........................................22
     The Transaction............................................22
     Calculation of the Exchange Ratio..........................23
     Options and Warrants.......................................23
     Arrangement Mechanics......................................24
     Accounting Treatment.......................................25
     Procedure for the Arrangement to
          Become Effective......................................25
     Reduction in Stated Capital Account........................26
     Rights Plan................................................26
     Procedure for Exchange of Share
          Certificates..........................................27
     Illegality of Delivery of Adobe Shares.....................28
     Stock Exchange Listings....................................28
     Issuance and Resale of Adobe Shares
          Received Under the
          Arrangement...........................................28
THE ACQUISITION AGREEMENT.......................................30
     General Description........................................30
     Conditions to the Completion of the
          Arrangement...........................................33
     Termination of Acquisition Agreement.......................35
     Expenses and Termination Fees..............................35
     Support Agreements and Non-
          Competition Agreements................................36
INVESTMENT CONSIDERATIONS.......................................37
     General Risks Relating to the Proposed
          Transaction...........................................37
CERTAIN INCOME TAX CONSIDERATIONS
     TO ACCELIO SHAREHOLDERS....................................40
     Canadian Federal Income Tax
          Considerations........................................40
     United States Federal Income Tax
          Considerations........................................43

MARKET PRICES OF AND DIVIDENDS ON
     ADOBE SHARES AND ACCELIO
     SHARES.....................................................48
     Common Share Prices........................................48
     Dividends Paid.............................................50
REPORTING CURRENCIES AND
     ACCOUNTING PRINCIPLES......................................51
CANADIAN/U.S. EXCHANGE RATES....................................51
SELECTED HISTORICAL FINANCIAL DATA..............................52
INFORMATION RELATING TO ADOBE...................................54
     Business of Adobe..........................................54
     Corporate Structure........................................55
     Description of Share Capital...............................55
     Management's Discussion and Analysis
          of Financial Position and
          Results of Operations.................................57
     Options to Purchase Adobe Shares...........................57
     Prior Sales of Adobe Shares................................59
     Principal Holders of Adobe Shares..........................59
     Indebtedness of Directors and Senior
          Officers of Adobe.....................................59
     Information Concerning the Acquisition
          Entity................................................59
INFORMATION RELATING TO ACCELIO.................................60
     Corporate Structure........................................60
     Description of the Business................................60
     Documents Incorporated by Reference........................61
     Statement of Executive Compensation........................62
     Employment Agreements and
          Termination of Employment.............................63
     Compensation of Directors..................................65
     Indebtedness of Directors and Senior
          Officers..............................................65
     Interests of Management and Others in
          Material Transactions.................................65
     Accelio Rights Plan........................................66
COMPARISON OF SHAREHOLDERS' RIGHTS..............................67
DISSENTING SHAREHOLDER RIGHTS...................................75
LEGAL MATTERS...................................................78
ENFORCEABILITY OF CIVIL LIABILITIES.............................78
AUDITORS, TRANSFER AGENT AND REGISTRAR..........................78
WHERE YOU CAN FIND INFORMATION..................................78
APPROVAL OF THE ACCELIO BOARD OF DIRECTORS......................80

APPENDIX A - Form of Arrangement Resolution..................A - 1

APPENDIX B - Notice of Application and Interim Order.........B - 1

APPENDIX C - Plan of Arrangement.............................C - 1

APPENDIX D - Acquisition Agreement ..........................D - 1

APPENDIX E - Fairness Opinion ...............................E - 1

APPENDIX F - Adobe Annual Report on Form 10-K................F - 1

APPENDIX G - Adobe Definitive Proxy Statement................G - 1

APPENDIX H - Dissenting Shareholder Rights...................H - 1

                              ACCELIO CORPORATION

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON TUESDAY, APRIL 9, 2002

NOTICE IS HEREBY GIVEN that a special meeting (the "Meeting") of the shareholders of Accelio Corporation ("Accelio") will be held at the Marriott Hotel, 100 Kent Street, Ottawa, Ontario at 10:00 a.m. (Ottawa time) on April 9, 2002 for the following purposes:

1. to consider, pursuant to an order of the Ontario Superior Court of Justice dated March 8, 2002 (the "Interim Order"), and, if deemed advisable, to pass, with or without variation, a special resolution (the "Arrangement Resolution") to approve an arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act, and matters related thereto, all as more particularly described in the accompanying management proxy circular of Accelio (the "Circular"); and

2. to transact such further or other business as may properly come before the special meeting or any adjournment thereof.

The Arrangement is described in the Circular, which forms part of this Notice. The full text of the Arrangement Resolution is set out in Appendix A to the Circular.

The board of directors of Accelio has fixed 5:00 p.m. (Ottawa time) on March 5, 2002 (the "Record Date"), as the record date for determining the holders of record of common shares of Accelio who are entitled to receive notice of the Meeting and to attend and vote at the Meeting and any adjournment or postponement thereof.

Pursuant to the Interim Order, a copy of which is attached as Appendix B to the Circular, shareholders have been granted the right to dissent in respect of the Arrangement. If the Arrangement becomes effective, a dissenting shareholder will be entitled to be paid the fair value of the common shares held by such holder provided that such holder provides a written objection to the Arrangement Resolution that is received by Accelio, c/o LaBarge Weinstein, Attention: Ms. Deborah L. Weinstein, 333 Preston Street, 11th Floor, Ottawa, Ontario, K1S 5N4 not later than 5:00 p.m. (Ottawa time) on April 5, 2002 and the dissenting holder shall have otherwise complied with the provisions of Section 190 of the Canada Business Corporations Act, as modified by the Interim Order. The dissent right is described in the accompanying Circular. The text of Section 190 of the Canada Business Corporations Act is set out in Appendix H to the Circular. If holders of more than 10% of the common shares, in the aggregate, exercise their right to dissent from the Arrangement Resolution, Adobe has the right to choose not to effect the Arrangement.

Failure to strictly comply with the requirements set forth in Section 190 of the Canada Business Corporations Act, as modified by the Interim Order, may result in the loss of any right of dissent. Persons who are beneficial owners of Accelio common shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only the registered holders of such shares are entitled to dissent. Accordingly, if you are such a beneficial owner of common shares desiring to exercise your right of dissent, you must make arrangements for the common shares beneficially owned by you to be registered in your name prior to the time that the written objection to the resolution in respect of the Arrangement is required to be received by Accelio or, alternatively, make arrangements for the registered holder of your common shares to dissent on your behalf.

Shareholders are urged to promptly complete, sign, date and return the enclosed proxy in the envelope provided and mail it to or deposit it by hand with the Proxy Department at CIBC Mellon Trust Company, 200 Queen's Quay East, Unit 6, Toronto, Ontario M5A 4K9 or by facsimile transmission to CIBC Mellon Trust Company at (416) 368-2502. To be effective, proxies must be received by CIBC Mellon Trust Company, not later than 5:00 p.m. (Ottawa time) on April 5, 2002, or, if the Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays in Canada or the United States) before the time of the adjourned or postponed special meeting, or any further adjournment or postponement thereof.

DATED at Ottawa, Ontario, this 8th day of March, 2002.

By Order of the Board of Directors of Accelio


/s/ A. Kevin Francis
-----------------------------------
A. Kevin Francis
President & Chief Executive Officer

THE SECURITIES TO BE ISSUED IN THIS TRANSACTION HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. THE SECURITIES TO BE ISSUED IN THIS TRANSACTION WILL BE ISSUED IN RELIANCE UPON THE EXEMPTION PROVIDED BY SECTION 3(a)(10) OF THE 1933 ACT.

THE SECURITIES TO BE ISSUED IN THIS TRANSACTION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

INFORMATION RELATING TO ACCELIO CORPORATION HAS BEEN INCORPORATED BY REFERENCE IN THIS CIRCULAR FROM DOCUMENTS FILED WITH SECURITIES COMMISSIONS OR SIMILAR AUTHORITIES IN CANADA.

THE INFORMATION CONCERNING ADOBE SYSTEMS INCORPORATED CONTAINED IN THIS CIRCULAR, INCLUDING THE APPENDICES, HAS BEEN TAKEN FROM OR IS BASED UPON PUBLICLY AVAILABLE DOCUMENTS AND RECORDS ON FILE WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OTHER PUBLIC SOURCES AND INFORMATION PROVIDED DIRECTLY BY ADOBE SYSTEMS INCORPORATED WHERE INDICATED HEREIN. ALTHOUGH ACCELIO CORPORATION HAS NO KNOWLEDGE THAT WOULD INDICATE THAT ANY STATEMENTS CONTAINED HEREIN TAKEN FROM OR BASED ON SUCH DOCUMENTS AND RECORDS ARE UNTRUE OR INCOMPLETE, ACCELIO CORPORATION ASSUMES NO RESPONSIBILITY FOR THE ACCURACY OF THE INFORMATION CONTAINED IN SUCH DOCUMENTS, OR FOR ANY FAILURE BY ADOBE SYSTEMS INCORPORATED TO DISCLOSE EVENTS WHICH MAY HAVE OCCURRED OR MAY AFFECT THE
SIGNIFICANCE OR ACCURACY OF ANY SUCH INFORMATION BUT WHICH ARE UNKNOWN TO ACCELIO CORPORATION.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS CIRCULAR, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS CIRCULAR NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS CIRCULAR SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS CIRCULAR.

SHAREHOLDERS SHOULD NOT CONSTRUE THE CONTENTS OF THIS CIRCULAR AS LEGAL, TAX OR FINANCIAL ADVICE AND SHOULD CONSULT WITH THEIR OWN PROFESSIONAL ADVISORS AS TO RELEVANT LEGAL, TAX, FINANCIAL OR OTHER MATTERS IN CONNECTION HEREWITH.

SHAREHOLDERS SHOULD BE AWARE THAT THE PUBLIC DISCLOSURE DOCUMENTS OF ADOBE SYSTEMS INCORPORATED HAVE BEEN FILED IN ACCORDANCE WITH THE SECURITIES LAWS OF THE UNITED STATES, AND THESE REQUIREMENTS MAY DIFFER FROM THOSE OF THE PROVINCES OF CANADA. IN PARTICULAR, FINANCIAL STATEMENTS INCLUDED OR INCORPORATED BY REFERENCE IN THE PUBLIC DISCLOSURE DOCUMENTS OF ADOBE SYSTEMS INCORPORATED HAVE NOT BEEN PREPARED IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF ACCELIO CORPORATION.

                                    SUMMARY

The following is a summary of certain information contained elsewhere in this Circular, including the Appendices hereto, and is qualified in its entirety by reference to the more detailed information contained or referred to elsewhere in this Circular or in the Appendices hereto. Shareholders should read the entire Circular, including the Appendices hereto. Capitalized terms used in this Summary are defined in the Glossary of Terms or elsewhere in the Circular.

Date, Place and Purpose of the Meeting

The Meeting will be held on April 9, 2002 at 10:00 a.m. (Ottawa time) at the Marriott Hotel, 100 Kent Street, Ottawa, Ontario to consider and, if deemed advisable by the Shareholders, pass, with or without variation, the Arrangement Resolution. See "Information Concerning the Meeting".

The Companies

Accelio. Accelio (formerly JetForm Corporation) is a leading global provider of Web-enabled business process solutions, headquartered in Canada. With fiscal 2001 revenues of over Cdn.$100 million, and in business since 1982, Accelio's global distribution network spans every continent, and has attracted more than
8.5 million users worldwide. Accelio customers are global 2000 organizations in the financial services, banking, manufacturing, utilities and public sectors. See "Information Relating to Accelio".

Adobe. Founded in 1982, Adobe builds award-winning software solutions for network publishing, including web, e-paper, print, video, wireless and broadband applications. Its graphic design, imaging, dynamic media and authoring tools enable customers to create, manage and deliver visually-rich, reliable content. Headquartered in San Jose, California, Adobe is the second-largest PC software company in the United States, with annual revenues exceeding U.S.$1.2 billion. See "Information Relating to Adobe".

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the Arrangement, including the Acquisition Agreement, and has unanimously determined that the Arrangement is fair to, and in the best interests of, the Shareholders and Accelio. Accordingly, the Board of Directors unanimously recommends that the Shareholders vote in favour of and approve the Arrangement Resolution. See "The Transaction - Recommendation of the Board of Directors".

Fairness Opinion

In deciding to approve the Arrangement, the Board considered, among other things, the Fairness Opinion. The Fairness Opinion concludes that, as of the date thereof, the Consideration (as defined therein) was fair, from a financial point of view, to the Shareholders. See "The Transaction - Fairness Opinion".

The Exchange Ratio

Under the Arrangement, Adobe together with the Acquisition Entity will acquire, directly or indirectly, all of the Common Shares for the Net Purchase Price. The Net Purchase Price, being U.S.$72 million less the in-the-money value of all Options (estimated to be approximately U.S.$1.3 million), will be payable in Adobe Shares.

Under the terms of the Plan of Arrangement, through a series of related transactions, each Common Share will be exchanged for a fraction of an Adobe Share known as the "Exchange Ratio". The Exchange Ratio will be determined by
(a) dividing U.S.$72 million (less the in-the-money amount of all Options, estimated to be approximately U.S.$1.3 million) by the Adobe Average Stock Price, and (b) further dividing such resulting amount by the total number of outstanding Common Shares on a fully-diluted basis at the Closing of the Arrangement.

By way of example only, assuming the Adobe Average Stock Price is equal to U.S.$38.80, and further assuming that 24,992,652 Common Shares are issued and outstanding on a fully-diluted basis at the Closing, a Shareholder would be entitled to receive 0.0729 Adobe Shares for each Common Share held. Based on the foregoing fraction of a Common Share, the Arrangement would result in the issuance of Adobe Shares valued as described above at approximately U.S.$2.83 for each Common Share, or based on the Noon Rate on March 7, 2002 of Cdn.$1.5823, approximately Cdn.$4.48 for each Common Share.

Because the number of Adobe Shares to be issued in connection with the Arrangement is based on the weighted average trading price of Adobe Shares over the period described above, the per share value of the Adobe Shares to be issued in connection with the Arrangement, as measured by the actual closing sales price of Adobe Shares on the Effective Date of the Arrangement, may be more or less than the per share values described above. Assuming that the Adobe Average Stock Price is equal to the Adobe Closing Price on the date of Closing, the value of the consideration to be provided to Shareholders pursuant to the Arrangement will represent an approximate 46% premium over the trading price of Common Shares at January 31, 2002, the last trading day preceding the announcement of the proposed Arrangement.

Options and Warrants

Accelio has agreed that all outstanding Accelio Options, whether vested or unvested, shall terminate at the Option Termination Time as part of the Arrangement. As permitted under the terms of the Acquisition Agreement, the vesting of all Options will be accelerated in accordance with the terms of the Option Plan, and any Option that remains unexercised at the Option Termination Time will expire and be cancelled at such time. Optionholders therefore will be given the opportunity to exercise all of their outstanding Options prior to the Option Termination Time, whether they are currently vested or unvested.

Optionholders with in-the-money Options will be entitled to elect a cashless exercise of their Options and receive a cash payment from Accelio as an alternative to exercising the Options and paying the applicable exercise price and receiving Common Shares. Accelio estimates that if all Optionholders holding in-the-money Options make such election, the aggregate amount payable to them will be approximately U.S.$1.3 million. These payments will reduce the value and the number of Adobe Shares that would otherwise be issuable to Shareholders pursuant to the Arrangement.

Certain Optionholders with out-of-the-money Options have employment agreements with Accelio which provide that, upon a change in control of Accelio, their Options will be exercisable for a period of up to three years following such a change in control. Adobe and Accelio have agreed that Accelio will pay a cash amount not to exceed approximately U.S.$500,000 in the aggregate to such Optionholders in consideration of the surrender of such rights. Adobe and Accelio have also agreed that Accelio will pay a cash amount not to exceed U.S.$10,000 in the aggregate to the holders of the Warrants in consideration of the early expiry of such Warrants, conditional on the Closing. The foregoing payments will not reduce the value or the number of the Adobe Shares that would otherwise be issuable to Shareholders pursuant to the Arrangement.

Arrangement Mechanics

The Arrangement provides for the acquisition of Accelio by Adobe, either directly or indirectly through the Acquisition Entity, through the acquisition of certain of Accelio's assets and all of the outstanding equity interests of Accelio in a transaction in which the Shareholders will receive the Adobe Stock Consideration. As a result of the Arrangement, Adobe, through the Acquisition Entity, will become the sole beneficial owner of all of the outstanding Common Shares. See "The Transaction - Arrangement Mechanics".

The Plan of Arrangement provides that:

(a) at 12:02 a.m. (Ottawa time) on the Effective Date, the Accelio Rights Plan, and all rights issued or issuable thereunder, shall terminate for no consideration;

(b) in order that each holder of Common Shares shall be entitled to receive that number of Adobe Shares equal to the number of Common Shares held by such holder multiplied by the Exchange Ratio, the following events shall occur:

     (i) at 1:00 a.m. (Ottawa time) on the Effective Date:

          (1) the Acquisition Entity will purchase from Accelio, and Accelio will sell to the Acquisition Entity, certain assets in return for the delivery by the Acquisition Entity to Accelio of Adobe Shares, the number of Adobe Shares so delivered to be determined by dividing the Acquisition Entity Asset Purchase Price by the Adobe Average Stock Price; and

          (2) Adobe will purchase from Accelio, and Accelio will sell to Adobe, certain other assets in return for the delivery by Adobe to Accelio of Adobe Shares, the number of Adobe Shares so delivered to be determined by dividing the Adobe Asset Purchase Price by the Adobe Average Stock Price;

     (ii) at 1:35 a.m. (Ottawa Time) on the Effective Date, Cdn.$150,000,000 shall be deducted from the contributed surplus account and added to the stated capital account (and to the paid-up capital account for the purposes of the Tax Act), in each case as maintained by Accelio in respect of the Common Shares;

     (iii)at 2:00 a.m. (Ottawa time) on the Effective Date, Accelio will purchase from each holder of Common Shares (other than Common Shares held by Dissenting Shareholders, Adobe, or any entities which are, directly or indirectly, wholly-owned by Adobe) and each such holder of Common Shares will be deemed to have transferred to Accelio, the number of Common Shares of such holder equal to the Accelio Repurchased Shares, in exchange for a certain number of Adobe Shares equal to the Accelio Repurchase Price;

     (iv) at 3:00 a.m. (Ottawa time) on the Effective Date, each remaining outstanding Common Share (other than Common Shares held by Dissenting Shareholders, Adobe, or any entities which are, directly or indirectly, wholly-owned by Adobe) will be transferred by the holder thereof, to the Acquisition Entity in exchange for a fraction of an Adobe Share equal to the Exchange Ratio;

(c) at 2:30 a.m. (Ottawa time) on the Effective Date, all Accelio Options shall terminate without any act or formality on the part of a holder thereof, subject to any obligations contemplated in Section 5.3 of the Acquisition Agreement, if applicable; and

(d) at 3:00 a.m. (Ottawa time) on the Effective Date, the name of Accelio shall be changed to "Adobe Systems Canada Inc." or such other name as may be selected by the Board of Directors and as may be acceptable to regulatory authorities.

Assuming that the Adobe Average Stock Price is equal to U.S.$38.80, and further assuming that 24,992,652 Common Shares are issued and outstanding on a fully-diluted basis at the Closing, the Exchange Ratio would be equal to 0.0729, and the Shareholders would be entitled to receive an aggregate total of approximately 1.82 million Adobe Shares in exchange for all Common Shares exchanged in connection with the Arrangement, which would represent approximately 0.77% of the issued and outstanding Adobe Shares at the close of trading on March 7, 2002. No certificates representing fractional Adobe Shares will be delivered in exchange for Common Shares pursuant to the Arrangement. In lieu of any such fractional securities each Shareholder otherwise entitled to a fractional interest in an Adobe Share (after aggregating all fractional interests in Adobe Shares otherwise issuable to such holder) will receive a cash payment from the Exchange Agent equal to the product of such fractional interest and the Adobe Closing Price on the last trading day immediately preceding the Effective Date.

Accounting Treatment

Adobe will account for the Arrangement as a purchase for financial reporting and accounting purposes, in accordance with U.S. GAAP.

Procedure for the Arrangement to become Effective

The CBCA requires the Arrangement to be approved by the Court. Before mailing the Circular, Accelio obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters.

Subject to the approval of the Arrangement by the Shareholders at the Meeting, the hearing in respect of the Final Order is scheduled to take place on April 12, 2002 at 10:00 a.m. (Ottawa time) in the Court at 161 Elgin Street, Ottawa, Ontario. Any Shareholder who wishes to present evidence or arguments at that hearing must file and deliver a Notice of Appearance, and any affidavits on which it relies, in accordance with the rules of the Court and the provisions of the Interim Order. The Court will consider, among other things, the fairness and reasonableness of the Arrangement. The Court may approve the Arrangement unconditionally or subject to compliance with any conditions the Court specifies.

The Arrangement will be effective on the date shown in the Certificate of Arrangement issued by the Director in connection with the Closing after the Articles of Arrangement have been filed with the Director. The Closing will occur after the required Shareholder approval, the issuance of the Final Order, when all required Canadian securities regulatory orders and rulings have been obtained and all other conditions to the Closing have been satisfied or waived. As of the date hereof and assuming the satisfaction or waiver of the foregoing conditions within customary time frames, Accelio anticipates that the
Arrangement will become effective on or about April 15, 2002. See "The Transaction - Procedure for the Arrangement to Become Effective".

Votes Required

Subject to any further order of the Court, the approval of the Arrangement requires the approval of at least 66 2/3% of the votes cast by the Shareholders present in person or by proxy at the Meeting. See "Information Concerning the Meeting - Approval Requirements and Eligible Voting Shares".

Shareholders Entitled to Vote

Each Shareholder at the close of business (Ottawa time) on the Record Date is entitled to attend the Meeting in person or by proxy and to cast one vote for each Common Share held by such Shareholder on the Record Date. At the close of business on March 5, 2002, there were 24,992,652 Common Shares issued and outstanding.

In many instances, Common Shares beneficially owned by a person are registered in the name of, or held by, other persons (particularly securities brokers and trust companies, and their nominees) who hold securities on behalf of such person who is not the registered holder of the securities. Beneficial owners of Common Shares in such circumstances must provide written voting instructions to such intermediaries before their Common Shares can be voted on their behalf by such intermediaries. See "Information Concerning the Meeting - Advice to Beneficial Holders of Common Shares".

Procedures for Exchange of Common Share Certificates

At or promptly after the Effective Time, the Acquisition Entity and Accelio shall deposit with the Exchange Agent, for the benefit of the Shareholders who will receive Adobe Shares in connection with the Arrangement, certificates representing that whole number of Adobe Shares to be delivered upon the repurchase or exchange of Common Shares, as the case may be. Accelio intends to mail a Letter of Transmittal to Shareholders prior to the Effective Date. The Letter of Transmittal will contain complete instructions on how to exchange Common Shares for Adobe Shares. Upon surrender to the Exchange Agent for cancellation of a certificate which immediately prior to the Effective Date represented outstanding Common Shares that were repurchased or exchanged for Adobe Shares under the Arrangement, together with a duly completed and properly signed Letter of Transmittal such other documents and instruments as would have been required to effect the transfer of shares formerly represented by such certificate under the CBCA and Accelio By-laws and such additional documents and instruments as the Exchange Agent may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Exchange Agent shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Adobe Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto and any cash in lieu of fractional Adobe Shares) less any amounts 00000 subject to withholding pursuant to applicable tax legislation, and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Common Shares which is not registered in the transfer records of Accelio, a certificate representing the proper number of Adobe Shares may be issued to the transferee if the certificate representing such Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer. See "The Transaction - Procedure for Exchange of Share Certificates".

Stock Exchange Listings and Resale of Adobe Shares

The Adobe Shares are quoted on Nasdaq. It is a condition to the closing of the Arrangement that the Adobe Shares issued pursuant to the Arrangement will be listed on Nasdaq. Upon consummation of the Arrangement, application will be made to the TSE, PSE and Nasdaq to delist the Common Shares so that such shares will cease to be traded on such markets or exchanges following the Effective Date. See "The Transaction - Stock Exchange Listings".

The Adobe Shares issued to Shareholders will not be registered under the 1933 Act or the securities laws of any state, nor is any such registration contemplated. Generally, the Adobe Shares received in exchange for Common Shares in the Arrangement will be freely transferable under United States federal securities laws. Adobe has applied for rulings or orders of securities regulatory authorities in such provinces of Canada as is necessary to permit the issuance of the Adobe Shares. Resales of Adobe Shares that are subject to Canadian securities laws will generally be permitted to be made through the facilities of an exchange or market outside of Canada or to a person outside of Canada. See "The Transaction - Issuance and Resale of Adobe Shares Received Under the Arrangement".

Conditions to Closing

The respective obligations of Accelio and Adobe to complete the transactions contemplated by the Acquisition Agreement are subject to a number of conditions that must be satisfied or waived in order for the Arrangement to become effective. See "The Acquisition Agreement - Conditions to the Completion of the Arrangement". A number of such conditions are outside the control of either Adobe or Accelio. There is no assurance that any conditions will be satisfied or waived on a timely basis.

Restrictions on the Solicitation of Alternative Acquisition Proposals By Accelio

Under the terms of the Acquisition Agreement, Accelio may not solicit, initiate or, subject to limited exceptions, engage in discussions or negotiations with, or provide non-public information to, any third party regarding some types of extraordinary transactions involving Accelio, including an amalgamation, other business combination or sale of a material amount of assets of Accelio or any of its subsidiaries. See "The Acquisition Agreement - General Description - No Solicitation".

Termination

Accelio and Adobe may terminate the Acquisition Agreement and the Arrangement at any time prior to the Effective Date by mutual agreement and each of them may terminate the Acquisition Agreement under certain other circumstances. See "The Acquisition Agreement - Termination of Acquisition Agreement".

If the Acquisition Agreement is terminated under certain circumstances, Accelio shall pay Adobe (in cash) a non-refundable termination fee in the amount of U.S.$2,880,000 plus the sum of U.S.$1,250,000 for expenses paid or payable by Adobe in connection with the transactions contemplated by the Acquisition Agreement. See "The Acquisition Agreement - Expenses and Termination Fees".

Investment Considerations

Shareholders should carefully read and consider the information under "Investment Considerations" in evaluating the Arrangement and deciding whether to approve the Arrangement Resolution. Some of these investment considerations relate to the Arrangement and others relate to the business of Adobe. See "Investment Considerations".

Certain Income Tax Considerations

Shareholders should carefully read the information under "Certain Income Tax Considerations to Accelio Shareholders" which qualifies the information set forth below. The following summary of income tax considerations is intended as a general summary and does not discuss all of the facts and circumstances that may affect the tax liability of particular Shareholders. Therefore, all Shareholders are urged to consult their tax advisers. No advance income tax rulings have been sought or obtained with respect to the Transaction described herein.

For Canadian federal income tax purposes, a holder of Common Shares who is a Canadian Resident and holds Common Shares as capital property and receives Adobe Shares pursuant to the Arrangement, will realize a capital gain (or a capital loss) equal to the amount by which the sum of the fair market value of the Adobe Shares and any cash (in lieu of a fractional Adobe Share) received by such holder on the exchange, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base to such holder of the Common Shares so exchanged.

For U.S. federal income tax purposes, the exchange by a U.S. Shareholder of Common Shares for Adobe Shares pursuant to the Arrangement is intended to be treated as a taxable event and a U.S. Shareholder will recognize a gain or loss measured by the difference between the sum of the fair market value of the Adobe Shares and any cash in lieu of a fractional Adobe Share received by such U.S. Shareholder and such U.S. Shareholder's adjusted tax basis in the Common Shares exchanged therefor.

Market Prices and Dividends

The closing price of the Common Shares on the TSE on January 31, 2002, the last trading day preceding the announcement of the proposed Arrangement, was Cdn.$3.07. The closing price of the Common Shares on the TSE on March 7, 2002 was Cdn.$4.39. Accelio has not paid any dividends on its Common Shares. For information regarding dividends paid by Adobe, see "Market Prices of and Dividends on Adobe Shares and Accelio Shares - Dividends Paid".

Right of Dissent

Registered   Shareholders  have  the  right  to  dissent  from  the  Arrangement
Resolution,  and any  Registered  Shareholders  who dissent in  compliance  with
Section 190 of the CBCA, the terms of the Interim Order and the Plan of Arrangement will be entitled, if the Arrangement becomes effective, to be paid by Accelio or the Acquisition Entity, as elected by the Acquisition Entity, the fair value of the Common Shares they hold. Any Registered Shareholder who wishes to dissent must provide a Notice of Dissent to Accelio's Corporate Counsel, LaBarge Weinstein, not later than 5:00 p.m. (Ottawa time) on April 5, 2002 or 5:00 p.m. (Ottawa time) on the last business day that is no more than 48 hours prior to any adjournment of the Meeting. The dissent provisions contained in
Section 190 of the CBCA are attached in their entirety to this Circular as Appendix H.

Persons who are beneficial owners of Common Shares registered in the name of a broker, custodian, nominee or other intermediary and who wish to dissent should contact such broker, custodian, nominee or other intermediary for instructions on how to exercise their right to dissent. Failure to comply strictly with the relevant provisions of the CBCA, the terms of the Interim Order and the Plan of Arrangement relating to such right to dissent may result in the loss of this right. Please see "Dissenting Shareholder Rights" and "Certain Income Tax Considerations to Accelio Shareholders".

It is a condition precedent in favour of Adobe to closing the Arrangement that Shareholders holding no more than 10% of the outstanding Common Shares exercise dissent rights under Section 190 of the CBCA, as amended by the provisions of the Interim Order and the Plan of Arrangement.

                               GLOSSARY OF TERMS

The following is a glossary of certain terms used in this Circular, including the Summary hereof. Terms and abbreviations used in the Appendices to this Circular are defined separately and the terms and abbreviations defined below are not used therein, except where otherwise indicated.

     "1933 Act" means the United States Securities Act of 1933, as amended;

     "Accelio" means Accelio Corporation, a corporation incorporated under the CBCA;

     "Accelio By-laws" means By-law Number 4 of Accelio dated June 9, 1992, as amended from time to time, and any other by-law of Accelio in force from time to time;

     "Accelio Directors" means each of Abraham E. Ostrovsky, A. Kevin Francis, John Gleed, Stephen A. Holinski, Patrick J. Martin, Paul K. Bates and Deborah L. Weinstein, being the elected directors of Accelio at the date hereof;

     "Accelio Options" means, the unexpired subscription rights, calls, options, warrants and other rights to purchase Common Shares (including, without limitation, all securities exchangeable or exercisable for or convertible into Common Shares and all commitments, arrangements, conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any person against Accelio to the effect that such person is entitled to acquire or receive any shares of capital stock or other securities of Accelio) which are outstanding immediately prior to the Effective Time (including, without limitation, pursuant to the Options, the Option Plan, the Stock Purchase Plan and the Warrants);

     "Accelio Repurchased Shares" means in respect of each Shareholder (other than Dissenting Shareholders, Adobe and any entities which are, directly or indirectly, wholly-owned by Adobe), the number of Adobe Shares which results when (a) the number of Common Shares held by such Shareholder immediately prior to the Effective Time is multiplied by (b) the Asset Purchase Price Proportion;

     "Accelio Repurchase Price" means, in respect of each Shareholder (other than Dissenting Shareholders, Adobe and any entities which are, directly or indirectly, wholly-owned by Adobe), the number of Adobe Shares which results when the number of Accelio Repurchased Shares in respect of such Shareholder is multiplied by the Exchange Ratio;

     "Accelio Rights Plan" means the Accelio shareholder rights plan as set forth in a shareholder rights plan agreement dated and effective as of June 25, 1998, as amended, between Accelio and CIBC Mellon Trust Company of Canada;

     "Acquisition Agreement" means the acquisition agreement entered into on January 31, 2002, which was amended and restated on March 1, 2002, providing for the Plan of Arrangement, a copy of which is attached as Appendix D to this Circular, as it may be amended, supplemented and/or restated in accordance therewith;

     "Acquisition Entity" means Adobe Systems International Limited Partnership, a limited partnership formed under the laws of the Cayman Islands, which is wholly owned (directly or indirectly) by Adobe and, as described under the heading "The Acquisition Agreement" in the Circular, will become the sole owner of all of the outstanding Common Shares upon completion of the Arrangement, other than Common Shares that may be owned by Adobe (or any entity other than the Acquisition Entity which is, directly or indirectly, wholly-owned by Adobe) immediately prior to the Effective Time;

     "Acquisition Entity Asset Purchase Price" means the purchase price, specified in U.S. dollars, to be paid by Acquisition Entity for the Acquisition Entity Assets, which purchase price shall be determined by the Acquisition Entity in its discretion and set forth in a written notice delivered by the Acquisition Entity to Accelio prior to the Effective Date;

     "Acquisition Entity Assets" means the assets, if any, of Accelio proposed to be acquired by the Acquisition Entity as set forth in a written notice delivered by the Acquisition Entity to Accelio prior to the Effective Date;

     "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by Adobe) contemplating or otherwise relating to any Acquisition Transaction;

     "Acquisition  Transaction" means any transaction or series of transactions,
other  than  the  transactions   contemplated  by  the  Acquisition   Agreement,
involving:

     (a) (i) any merger, arrangement, consolidation, amalgamation, share exchange, business combination, recapitalization, tender offer, exchange offer or other similar transaction involving any of Accelio or its subsidiaries, (ii) any transaction in which a person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial ownership of securities representing more than 20% of the outstanding voting securities of any of Accelio or its subsidiaries, or (iii) any transaction in which any of Accelio or any of its subsidiaries issues securities representing more than 20% of the outstanding voting securities of Accelio or such subsidiary;

     (b) any sale, lease, exchange, transfer, license, or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of any of Accelio or its subsidiaries; or

     (c)  any liquidation or dissolution of any of Accelio or its subsidiaries.

     "Adobe" means Adobe Systems Incorporated, a Delaware corporation;

     "Adobe Articles" means the restated certificate of incorporation of Adobe dated as of June 22, 2001;

     "Adobe Asset Purchase Price" means the purchase price, specified in U.S. dollars, to be paid by Adobe for the Adobe Assets, which purchase price shall be determined by Adobe in its discretion and set forth in a written notice delivered by Adobe to Accelio prior to the Effective Date;

     "Adobe Assets" means the assets, if any, of Accelio proposed to be acquired by Adobe as set forth in a written notice delivered by Adobe to Accelio prior to the Effective Date;

     "Adobe Average Stock Price" means the weighted average sales price of an Adobe Share as reported on Nasdaq during the ten (10) consecutive trading days ending on the third trading day immediately prior to the Effective Time (the "Measurement Period"); provided, however, that if, between the first day of the Measurement Period and the Effective Time, the outstanding Adobe Shares are changed into a different number of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Adobe Average Stock Price shall be appropriately adjusted.

     "Adobe By-laws" means the By-laws of Adobe dated as of April 12, 2001, as amended;

     "Adobe Closing Price" means, for any given day, the closing price of an Adobe Share on Nasdaq on that day;

     "Adobe Financial Statements" means the audited consolidated balance sheets of Adobe for the financial years of Adobe ended November 30, 2001 and December 1, 2000 and consolidated statements of income and cash flows for each of the years in the three-year period ended November 30, 2001, including management's discussion and analysis of financial condition and results of operations relating to each such period, copies of which are included in Adobe's Form 10-K for the year ended November 30, 2001, attached as Appendix F to this Circular;

     "Adobe Shares" means shares of common stock of Adobe, having a par value U.S.$0.0001 per share;

     "Adobe Stock Consideration" means the number of Adobe Shares equal to the quotient determined by dividing (i) the excess of U.S.$72,000,000 over the aggregate amount of (a) all Permitted Option Repurchase Amounts paid or payable in cash to holders of Accelio Options pursuant to clause "(i)" of Section 5.3(b) of the Acquisition Agreement, (b) all Permitted Option Repurchase Amounts underlying all Common Shares issued or issuable to holders of Company Options pursuant to clause "(ii)" of Section 5.3(b) and 5.3(c) of the Acquisition Agreement, and (c) other amounts (if any) paid or payable in cash to equity holders of Accelio pursuant to the Interim Order, the Final Order or the Plan of Arrangement, by
(ii) the Adobe Average Stock Price.

     "Affiliate" of any person means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any person, shall mean the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise;

     "Approvals"   means  certain   approvals   contemplated   pursuant  to  the
Acquisition Agreement as contemplated under the heading "The Transaction - Procedure for the Arrangement to Become Effective" in the Circular;

     "Arrangement" means the arrangement under the provisions of Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the Acquisition Agreement, the Plan of Arrangement or at the direction of the Court in the Final Order;

     "Arrangement Resolution" means the special resolution of the Shareholders approving the Arrangement and ratifying the Plan of Arrangement and the transactions contemplated thereby to be voted upon by the Shareholders at the Meeting, in the form set forth in Appendix A to this Circular;

     "Articles of Arrangement" means the articles of arrangement of Accelio giving effect to the Arrangement pursuant to Section 192(6) of the CBCA, to be sent to the Director after the Final Order is made;

     "Asset Purchase Price" means the aggregate of the Adobe Asset Purchase Price and the Acquisition Entity Asset Purchase Price;

     "Asset Purchase Price Proportion" means the quotient determined by dividing
(a) the Asset Purchase Price by (b) the Net Purchase Price;

     "Board of Directors" or "Board" means the board of directors of Accelio;

     "business day" means any day other than a Saturday, Sunday or federal holiday in Canada or a day on which banks are not open for business in Ottawa, Ontario;

     "Canadian GAAP" means generally accepted accounting principles as applied in Canada;

     "Canadian Resident" means a person who is a resident of Canada for purposes of the Tax Act;

     "CBCA" means the Canada Business Corporations Act, as amended, including the regulations made thereunder, as amended;

     "CCRA" means the Canada Customs and Revenue Agency;

     "Certificate of Arrangement" means the certificate of arrangement endorsed upon the Articles of Arrangement by the Director after the Final Order is made;

     "CIBC World Markets" means CIBC World Markets Inc.;

     "Circular"  means  this  Management  Proxy  Circular  dated  March 8, 2002,
together  with  all  Appendices   hereto  and  including  the  Summary   hereof,
distributed by Accelio to the Shareholders in connection with the Meeting;

     "Closing" means the consummation of the transactions contemplated by the Arrangement;

     "Closing Date" means the date to be designated by Accelio and Adobe with respect to the Closing, which in any event will be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 and Section 7 of the Acquisition

Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions);

     "Common Shares" means common shares in the capital of Accelio;

     "Consolidated Financial Statements" means the audited consolidated financial statements of Accelio for the fiscal years ended April 30, 2001, 2000 and 1999 including management's discussion and analysis of financial condition and results of operations relating to each such period and the unaudited consolidated financial statements of Accelio for the nine month periods ended January 31, 2002 and 2001 including management's discussion and analysis of financial condition and results of operations relating to each such period;

     "Control Person" means, with respect to a corporation, a person that holds a sufficient number of securities of that corporation to affect materially the control of that corporation and includes, without limitation, a person that holds more than 20% of the outstanding voting securities of that corporation unless it can be demonstrated that such 20% holder does not have such control;

     "Court" means the Ontario Superior Court of Justice;

     "DGCL" means the General Corporation Law of the State of Delaware;

     "Director" means the Director appointed pursuant to Section 260 of the CBCA;

     "Dissenting   Shareholder"  means  a  Registered  Shareholder  who  validly exercises a right of dissent in accordance with the provisions of Section 190 of the CBCA, the Interim Order and the Plan of Arrangement;

     "dollars" or "$" means the lawful currency of Canada, unless otherwise stated herein;

     "Effective Date" means the date shown as the effective date of the Arrangement in the Certificate of Arrangement;

     "Effective Time" means 12:01 a.m. (Ottawa Time) on the Effective Date;

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

     "Exchange Agent" means Computershare Trust Company of New York;

     "Exchange Ratio" means a fraction whose numerator is the Adobe Stock Consideration, and whose denominator is the Fully-Diluted Accelio Shares;

     "Fairness Opinion" means the written opinion dated March 1, 2002 of CIBC World Markets addressed to the Board in connection with the Arrangement, a copy of which is attached as Appendix E to this Circular;

     "Final Order" means the final order of the Court approving the Arrangement to be applied for following the Meeting pursuant to subsection 192(4) of the CBCA, as such order may be amended by the Court at any time prior to the Effective Date, or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

     "Fully-Diluted Accelio Shares" means the sum of (a)the aggregate number of Common Shares that are outstanding immediately prior to the Effective Time,
(b) the aggregate number of Common Shares that are purchasable under or otherwise subject to all options and warrants to purchase Common Shares that are outstanding immediately prior to the Effective Time, (c)the aggregate number of Common Shares that are directly or indirectly issuable upon the conversion of all other convertible securities of Accelio that are outstanding immediately prior to the Effective Time, and (d) the aggregate number of Common Shares (if any) which Accelio has entered into any commitment or arrangement to issue (or to issue options or warrants with respect to) prior to the Effective Time, but which are not outstanding immediately prior to the Effective Time; provided that any Common Shares that are purchasable under or otherwise subject to Accelio Options that are exercised or terminated pursuant to Section 5.3 of the Acquisition Agreement and at the Option Termination Time shall not be counted for purposes of determining the "Fully Diluted Accelio Shares";

     "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;
(b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal);

     "Interim Order" means the interim order of the Court dated March 8, 2002 pursuant to subsection 192(4) of the CBCA, as the same may be amended or supplemented from time to time, a copy of which is attached as Appendix B to this Circular and providing for, among other things, the calling and holding of the Meeting and certain other procedural matters;

     "IRS" means the United States Internal Revenue Service;

     "Legal Requirement" means any federal, state, provincial, local, municipal, foreign or other law (including privacy laws), statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of Nasdaq, the PSE or the TSE);

     "Letter of Transmittal" means the letter of transmittal for certificates representing Common Shares to be forwarded to each Shareholder that enables such Shareholder to exchange such certificates for certificates representing Adobe Shares;

     "Material Adverse Effect" means an event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties of Accelio set forth in the Acquisition Agreement, disregarding any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) that has had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of Accelio and its subsidiaries taken as a whole, (ii) the ability of Accelio to consummate the Arrangement or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Acquisition Agreement, or (iii) Adobe's or the Acquisition Entity's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of Accelio and its subsidiaries; provided, however, that, for purposes of clause
(i) above, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on
Accelio: (A) any effect resulting from compliance with the terms and conditions of the Acquisition Agreement; (B) any effect that results from changes affecting any of the industries in which such entity operates generally or the Canadian economy generally (which changes in each case do not disproportionately affect such entity in any material respect); (C) any effect that results from changes affecting general worldwide economic or capital market conditions (which changes in each case do not disproportionately affect such entity in any material respect); (D) the failure of Accelio or any of its subsidiaries to meet published or internal earnings, revenue estimates or projections; or (E) any adverse effect that results from the announcement or pendency of the Arrangement or any of the other transactions contemplated by the Acquisition Agreement.

     "Meeting" means the special meeting of Shareholders to be held at the Marriott Hotel, 100 Kent Street, Ottawa, Ontario on April 9, 2002, at 10:00 a.m. (Ottawa time) to consider the approval of the Arrangement Resolution and to transact such other business as may properly come before the Meeting, and any adjournment or postponement thereof;

     "Nasdaq" means The Nasdaq National Market;

     "Net Purchase Price" means the excess of U.S.$72,000,000 over the aggregate amount of (a) all Permitted Option Repurchase Amounts paid or payable to holders of Accelio Options pursuant to clause "(i)" of Section 5.3(b) of the Acquisition Agreement, (b) all Permitted Option Repurchase Amounts underlying all Common Shares issued or issuable to holders of Accelio Options pursuant to clause "(ii)" of Section 5.3(b) of the Acquisition Agreement and (c) other amounts (if any) paid or payable in cash to equity holders of Accelio pursuant to the Interim Order, the Final Order or the Plan of Arrangement;

     "Noon Rate" means the noon spot exchange rate on such day of the Bank of Canada for one (1) U.S. dollar expressed in Canadian dollars;

     "Notice of Meeting" means the Notice of Special Meeting of Shareholders that accompanies this Circular;

     "Options" means options to purchase Common Shares pursuant to the Option Plan;

     "Optionholder" means a holder of Options pursuant to the Option Plan;

     "Option Plan" means, collectively, Accelio's 1993 Employee Stock Option Plan and Accelio's 1995 Stock Option Plan;

     "Option Termination Time" means 2:30 a.m. (Ottawa time) on the Effective Date;

     "Permitted Option Repurchase Amount" means, with respect to each Accelio Option outstanding immediately prior to the Effective Time, an amount equal to the excess (if any) of (1) the product of (i) the number of Common Shares issuable upon the exercise of such Accelio Option, multiplied by (ii) the Exchange Ratio, and further multiplied by (iii) the Adobe Average Stock Price, over (2) the product of (x) the number of Common Shares issuable upon the exercise of such Accelio Option, multiplied by (y) the exercise price per share of such Accelio Option. If, with respect to any Accelio Option, the amount described in clause (1) above is less than the amount described in clause (2) above, the Permitted Option Repurchase Amount applicable to such Accelio Option shall be zero. Without limiting the generality of the foregoing, as used herein the term "Permitted Option Repurchase Amount" shall not include (A) the cash value of any Common Shares issued pursuant to clause "(ii)" of Section 5.3(b) of the Acquisition Agreement or (B) any amounts paid in respect of Accelio Options repurchased by the Company pursuant to Section 5.3(c) or Section 5.3(d) of the Acquisition Agreement.

     "person" means any individual, corporation, partnership, association, syndicate, organization, Governmental Body, limited liability company, unlimited liability company, trust, joint venture or any other entity or group of any nature;

     "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Appendix C to this Circular and any amendments or variations thereto made in accordance with the Acquisition Agreement, the Plan of Arrangement or at the direction of the Court in the Final Order;

     "Proposed Amendments" means specific proposals to amend the Tax Act and the regulations promulgated thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this Circular;

     "PSE" means the Pacific Stock Exchange;

     "Record Date" means the close of business on March 5, 2002, being the record date for determining which Shareholders are entitled to receive notice of and vote at the Meeting;

     "Registered Shareholder" means any Shareholder whose name appears on the shareholders' register of Accelio as held and maintained by Accelio's registrar and transfer agent;

     "Required   Shareholder   Vote"  means  the  approval  of  the  Arrangement
Resolution by at least 66 2/3% of the votes cast at the Meeting;

     "SEC" means the United States Securities and Exchange Commission;

     "Shareholder"   means  a  holder  of  Common   Shares,   and,   in  certain
circumstances,   where  the  context  so   indicates,   may  mean  a  Registered
Shareholder;

     "Stock Purchase Plan" means Accelio's 1997 Employee Stock Purchase Plan;

     "Superior Offer" means an unsolicited, bona fide written offer made by a third party to purchase all of the outstanding Common Shares on terms that the Board determines, in good faith, considering the written advice of an independent financial advisor of nationally recognized reputation, to be more favourable to the Shareholders than the terms of the Arrangement; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party;

     "Support Agreements" means agreements between Adobe, on the one hand, and each of the Accelio Directors, on the other hand, pursuant to which such Accelio Directors have each agreed, among other things, to vote in favour of the Arrangement Resolution at the Meeting;

     "Tax Act" means the Income Tax Act (Canada), as amended, and the regulations thereunder;

     "Tax Code" means the United States Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder;

     "Transaction" means, collectively, the transactions contemplated under and by this Circular, the Plan of Arrangement and the Acquisition Agreement;

     "Triggering Event" shall be deemed to have occurred if: (i)the Board shall have failed to unanimously recommend that the Shareholders vote to approve the Agreement and the Arrangement (the "Accelio Board Recommendation"), or shall have withdrawn or modified in a manner adverse to Adobe, the Accelio Board Recommendation (it being understood that the Accelio Board Recommendation shall be deemed to have been modified in a manner adverse to Adobe if the Accelio Board Recommendation is no longer unanimous), or shall have taken any other action which a reasonable person would believe indicates that the Board does not support the Agreement or the Arrangement or does not believe that the Agreement or the Arrangement is in the best interests of the Shareholders; (ii) Accelio shall have failed to include in this Circular the Accelio Board Recommendation or a statement to the effect that the Board has determined and believes that the Arrangement is in the best interests of the Shareholders; (iii) the Board fails to reaffirm the Accelio Board Recommendation, or fails to reaffirm its determination that the Arrangement is in the best interests of the Shareholders, within five business days after Adobe requests in writing that such recommendation or determination be reaffirmed; (iv)the Board shall have approved, endorsed or recommended any Acquisition Proposal; (v)Accelio shall have entered into any letter of intent or similar document or any contract providing for any Acquisition Proposal (other than a standard confidentiality agreement permitted pursuant to and in accordance with Section 4.3(a) (non-solicitation) of the Acquisition Agreement); (vi) a tender or exchange offer or take-over bid relating to securities of Accelio shall have been commenced by a person other than Adobe or any of Adobe's Affiliates and Accelio shall not have sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that Accelio recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and Accelio (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to take all reasonable steps to oppose such Acquisition Proposal; or
(viii) Accelio or any of its subsidiaries or any representative of any of the foregoing shall have breached in any material respect or taken any action inconsistent in any material respect with any of the provisions set forth in
Section 4.3 (non-solicitation) of the Acquisition Agreement;

     "TSE" means The Toronto Stock Exchange;

     "U.S. GAAP" means generally accepted accounting principles as applied in the United States; and

     "Warrants" means the warrants to purchase up to an aggregate of 200,000 Common Shares at a price per share of Cdn.$5.75 issued to certain underwriters in connection with Accelio's offering of Common Shares pursuant to a prospectus filed with the Canadian securities regulatory authorities on October 4, 2000.

Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

In this Circular, references to "U.S.$" are to United States dollars and references to "Cdn.$" are to Canadian dollars.

In this Circular, all references to a time of day mean, unless otherwise stated or the context otherwise requires, local Ottawa time.

                       INFORMATION CONCERNING THE MEETING

This Circular, the accompanying Notice of Meeting and the form of proxy are being mailed to Shareholders on or about March 15, 2002. Unless otherwise stated, information contained in this Circular is given as of the date hereof.

Purpose of Meeting

This Circular is furnished in connection with the solicitation of proxies by management of Accelio for use at the Meeting. At the Meeting, Shareholders will consider and vote upon the Arrangement Resolution and such other business as may properly come before the Meeting.

Date, Time and Place of Meeting

The Meeting will be held on Tuesday, April 9, 2002 at 10:00 a.m. (Ottawa time) at the Marriott Hotel, 100 Kent Street, Ottawa, Ontario.

Solicitation and Appointment of Proxies

The persons named in the form of proxy accompanying this Circular are officers and/or directors of Accelio. A Registered Shareholder has the right to appoint a person, who need not be a Shareholder, other than the persons named in the form of proxy accompanying this Circular, as nominee to attend and act for and on behalf of such Shareholder at the Meeting, and may exercise such right by inserting the name of such person in the blank space provided on the form of proxy, or by executing a proxy in a form similar to the form of proxy, accompanying this Circular. If a Shareholder appoints one of the persons named in the form of proxy accompanying this Circular as the nominee of the Shareholder and does not direct such nominee to vote either for or against or withhold from voting on a matter or matters with respect to which an opportunity to specify how the Common Shares registered in the name of such Shareholder are to be voted, the proxy shall be voted for the matter or matters set forth on such proxy and in the discretion of the person appointed on all other matters (if any) upon which the Shareholder is entitled to cast a vote. A proxy nominee need not be a Shareholder. If the Shareholder is a corporation, the proxy must be executed by an officer or properly appointed attorney.

In order for a proxy to be effective at the Meeting, it must be addressed to the Corporate Secretary of Accelio and be mailed to or deposited by hand with the Proxy Department at CIBC Mellon Trust Company, 200 Queen's Quay East, Unit 6, Toronto, Ontario M5A 4K9 or by facsimile transmission to CIBC Mellon Trust Company at (416) 368-2502, not later than 5:00 p.m. (Ottawa time) on April 5, 2002 or, if the Meeting is adjourned or postponed, not later than 48 hours (excluding any day which is not a business day) before the time of the adjourned or postponed special meeting, or any further adjournment or postponement thereof. Proxies may also be deposited with the scrutineers of the Meeting, to the attention of the chair of the Meeting, at or immediately prior to the commencement of the Meeting, or any adjournment or postponement thereof. An undated but executed proxy will be deemed to be dated the date of this Circular.

The solicitation of proxies for the Meeting will be primarily by mail, but proxies may also be solicited personally or by telephone by employees or agents of Accelio. Employees of Accelio will not receive any extra compensation for such activities. Accelio will pay brokers or other persons holding Common Shares in their own names, or in the names of nominees, for their reasonable expenses for sending proxies and proxy material to beneficial owners of Common Shares and requesting authority to execute proxies in respect of such Common Shares. The solicitation of proxies by this Circular is being made by or on behalf of the management of Accelio and its Board of Directors and the total cost of this solicitation will be borne by Accelio.

Voting of Proxies

The Common Shares represented by a proxy at the Meeting will be voted for or against the Arrangement Resolution in accordance with the instructions of the Shareholder, so long as such instructions are certain, on any ballot that may be called for and, where the Shareholder whose proxy is solicited specifies a choice with respect to any matter to be voted upon, the Common Shares represented by such proxy will be voted in accordance with the specification so made. If no choice is specified in the proxy or the instructions are not certain, the persons named in the form of proxy accompanying this Circular will vote FOR all of the matters proposed by management at the Meeting and described in the Notice of Meeting and in the discretion of the person appointed on all other matters (if any) upon which the Shareholder appointing the proxy is entitled to cast a vote.

The form of proxy accompanying this Circular, when properly completed and executed, confers discretionary authority upon the persons named therein with respect to any amendment or variation to the matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. Management of Accelio and the Board of Directors knows of no matters to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters that are not now known to management of Accelio or the Board of Directors should properly come before the Meeting, the Common Shares represented by proxies given in favour of the persons named in the form of proxy accompanying this Circular will be voted on such matters in accordance with the discretion of such person.

Revocation of Proxies

A Shareholder may revoke a previously given proxy by:

     (i) completing and signing a proxy bearing a later date and depositing it with CIBC Mellon Trust Company as described above;

     (ii) depositing an instrument in writing signed by the Shareholder or an attorney authorized by a document signed in writing or by electronic signature (if the Shareholder is a corporation, under its corporate seal by an officer or attorney thereof properly authorized, indicating the capacity under which such officer or attorney is signing), or by transmitting, by telephonic or electronic means, a revocation signed by electronic signature, or by any other manner permitted by law, which must be received either (A) at the Proxy Department at CIBC Mellon Trust Company, 200 Queen's Quay East, Unit 6, Toronto, Ontario M5A 4K9 at any time up to and including 5:00 p.m. (Ottawa time), April 5, 2002, or (B) with the scrutineers of the Meeting to the attention of the chair of the Meeting on the day of the Meeting prior to the taking of the vote to which such proxy relates, or any adjournment thereof; or

     (iii)in any other manner permitted by law.

Advice to Beneficial Holders of Common Shares

This section applies to beneficial holders of Common Shares only. The information set forth in this section is of significant importance to many holders of Common Shares, as a substantial number of Shareholders do not hold Common Shares in their own name. Shareholders who do not hold their Common Shares in their own name (referred to herein as "Beneficial Shareholders") should note that only proxies deposited by Shareholders whose names appear on the records of Accelio as Registered Shareholders can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then, in almost all cases, those Common Shares will not be registered in the Shareholder's name on the records of Accelio. Such Common Shares will more likely be registered under the name of the Shareholder's broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. In Canada, without specific instructions, a broker and its agents and nominees are prohibited from voting shares for the broker's clients. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person or that the Common Shares are duly registered in their name. If a Beneficial Shareholder so requests, and provides a broker or its agent or nominee with appropriate documentation, the broker, agent or nominee must appoint the Beneficial Shareholder or a nominee of the Beneficial Shareholder as proxyholder.

Applicable Canadian regulatory policy requires intermediaries/brokers to provide all documentation relating to a shareholders' meeting to Beneficial Shareholders and to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is identical to the form of proxy provided to Registered Shareholders. However, its purpose is limited to instructing the Registered Shareholder (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. In Canada, the majority of brokers now delegate responsibility for obtaining instructions from clients to the Independent Investor Communications Corporation ("IICC"). IICC typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to IICC. IICC then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Shareholder receiving a proxy with an IICC sticker on it cannot use that proxy to vote Common Shares directly at the Meeting - the proxy must be returned to IICC well in advance of the Meeting in order to have the Common Shares voted.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of such Shareholder's broker (or an agent of the broker), a Beneficial Shareholder may attend the Meeting as proxy holder for the Registered Shareholder and vote the Common Shares in that capacity. A Beneficial Shareholder who wishes to attend the Meeting and indirectly vote such Shareholder's Common Shares as proxy holder for the Registered Shareholder should enter such Shareholder's own name in the blank space on the proxy instructions form provided to such Shareholder by the broker (or agent) and return the same to the broker (or broker's agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting, in order to obtain from the broker (or agent) a proxy in favour of the Beneficial Holder.

Record Date and Entitlement to Vote

The record date for the purpose of determining Registered Shareholders entitled to receive the Circular and vote at the Meeting has been fixed as the close of business (Ottawa time) on March 5, 2002 (the "Record Date"). Each Registered Shareholder at the close of business (Ottawa time) on the Record Date is entitled to attend the Meeting in person or by proxy and to cast one (1) vote for each Common Share held by such Shareholder on the Record Date.

Quorum

Pursuant to the Interim Order, a quorum for the transaction of business at the Meeting is two Shareholders present in person or by proxy; provided, however, that if no quorum is present within thirty minutes of the appointed time for the Meeting, the Meeting shall stand adjourned to a day which is not more than thirty days thereafter, as determined by the chairman of the Meeting, and at such adjourned Meeting, those persons present in person or by proxy entitled to vote at such Meeting will constitute a quorum for the adjourned Meeting.

Voting Securities and Principal Holders of Voting Securities

As at the Record Date of March 5, 2002,  there were  24,992,652  Common  Shares,
Options for 4,542,420 Common Shares and Warrants for 200,000 Common Shares, issued and outstanding. Each Common Share carries the right to one vote.

Other than AGF Funds Inc., which was the Registered Shareholder of 2,555,900 Common Shares, representing approximately 10.2% of all outstanding Common Shares at the close of trading on March 5, 2002, to the knowledge of the directors and senior officers of Accelio, as of the date of this Circular, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of Accelio carrying more than 10% of the voting rights attached to all of the outstanding Common Shares (on a fully diluted basis). The address of AGF Funds Inc. is 31st Floor, TD Bank Tower, TD Centre, Toronto, Ontario, M5K 1E9.

As at March 5, 2002, the directors and senior officers of Accelio and, to the knowledge of the directors and senior officers of Accelio, after reasonable enquiry, their respective associates, as a group, beneficially owned, directly or indirectly, or exercised control or direction over 335,772 Common Shares (approximately 1.3% of all outstanding Common Shares on such date) and options to purchase 1,999,753 Common Shares (approximately 44.0% of all Common Shares subject to outstanding Options on such date).

Approval Requirements and Eligible Voting Shares

Subject to any further order of the Court, pursuant to the Interim Order, the Arrangement Resolution must be approved by at least 662/3% of the votes cast by Shareholders, present in person or by proxy at the Meeting. For these purposes, any spoiled votes, illegible votes, defective votes and abstentions will not be considered votes cast.

Dissenters' Rights

Registered Shareholders who oppose the Arrangement are entitled to dissent in accordance with Section 190 of the CBCA as modified by the Interim Order and the Plan of Arrangement. See "Dissenting Shareholder Rights".

Other Business

The management of Accelio does not intend to present and does not have any reason to believe that others will present, at the Meeting, any item of business other than those set forth in this Circular. If, however, any other business is properly presented at the Meeting and may properly be considered and acted upon, proxies will be voted by those named in the applicable form of proxy in their sole discretion, including with respect to any amendments or variations to the matters identified herein.

                           FORWARD LOOKING STATEMENTS

This Circular contains certain forward-looking statements as defined in the United States Private Securities Litigation Reform Act of 1995. Words such as "will", "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" and variations of such words and similar expressions are intended to identify these forward-looking statements. Specifically, and without limiting the generality of the foregoing, all statements included in this Circular that address activities, events or developments that either Accelio or Adobe expects or anticipates will or may occur in the future, including such items as future capital (including the amounts and nature thereof), business strategies and measures to implement such strategies, competitive strengths, goals, expansion and growth, or references to the future success of Adobe or Accelio, their respective subsidiaries and the companies, joint ventures or partnerships in which Adobe or Accelio has equity investments are forward-looking statements. Actual results could differ materially from those reflected in the forward-looking statements as a result of (i) the factors described under the heading "Investment Considerations" in this Circular and in the Adobe annual report on Form 10-K for the year ended November 30, 2001, a copy of which is attached at Appendix F to this Circular, (ii) general economic market or business conditions, (iii) the opportunities (or lack thereof) that may be presented to and pursued by Adobe or Accelio, (iv) competitive actions by other companies, (v) changes in Legal Requirements and (vi) other factors, many of which are beyond the control of Adobe and Accelio.

All written and oral forward-looking statements attributable to Adobe or Accelio, or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Readers of this Circular are cautioned not to place undue reliance on forward-looking statements contained in this Circular, which reflect the analysis of the management of Adobe and Accelio, as appropriate, only as of the date of this Circular, or such earlier date as is otherwise indicated. Neither Adobe nor Accelio undertakes any obligation to release publicly the results of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date of this Circular or to reflect the occurrence of unanticipated events.

                                THE TRANSACTION

Background

In a directors' circular dated January 9, 2002 (the "Directors' Circular"), the Board of Directors described the background to the unsolicited offer (the "Open Text Offer") made by Open Text Corporation ("Open Text") through a wholly-owned subsidiary, to purchase for cash all of the issued and outstanding Common Shares of Accelio at a price of Cdn.$2.75 per Common Share. In the Directors' Circular, the Board of Directors unanimously recommended that Shareholders reject the Open Text Offer. Shareholders were advised that Accelio had retained CIBC World Markets to act as a financial advisor to assist Accelio and the Board of Directors in responding to the Open Text Offer and to review, solicit and consider alternatives to the Open Text Offer in order to maximize shareholder value.

As part of its response to the Open Text Offer, Accelio and CIBC World Markets invited interested parties to enter into discussions with Accelio with a view to acquiring Accelio. These parties were eligible to review Accelio information contained in a data room established for these purposes, subject to entering into acceptable confidentiality and standstill agreements in favour of Accelio. Various parties, including Adobe, expressed an interest in Accelio and gained access to the data room and met with various members of Accelio's executive team as well as other Accelio employees during separate due diligence investigations that lasted throughout the month of January.

On January 25, 2002, Adobe submitted a draft acquisition agreement to Accelio providing for the terms on which Adobe would consider acquiring Accelio. This draft agreement did not contain an indication of the aggregate purchase price Adobe was willing to pay to acquire Accelio. Adobe informed Accelio that Adobe would propose an aggregate purchase price for the transaction after Adobe's board of directors had an opportunity to review a presentation by Adobe's executive team at a meeting of the Adobe board of directors scheduled for January 27, 2002. Moreover, the draft agreement contemplated an acquisition of all of the outstanding equity securities of Accelio in exchange for Adobe Shares pursuant to a court-approved plan of arrangement as opposed to an all-cash takeover bid structure, which was favoured by Accelio.

Also on January 25, 2002, the Board of Directors met to consider written offers from interested parties that had been received by Accelio. In assessing these offers, the Board of Directors considered, among other things, the amount and nature of the consideration proposed, the conditions attached to the proposals, the length of time required to satisfy such conditions and perceived execution risk. After reviewing these proposals and obtaining advice from CIBC World Markets and legal counsel, the Board of Directors instructed its advisors to continue negotiating agreements with parties that had submitted expressions of interest.

On January 27, 2002, the Adobe board of directors met to discuss the proposed transaction with members of Adobe's executive team. As a result of these discussions, the Adobe board of directors approved a proposal to acquire all of the outstanding equity interests of Accelio in exchange for Adobe Shares valued at approximately U.S.$50 million pursuant to the transaction structure contemplated by Adobe's proposed acquisition agreement previously delivered to Accelio. Bruce Chizen, Adobe's President and Chief Executive Officer, called Kevin Francis, Accelio's Chief Executive Officer, and presented the Adobe proposal to him.

On January 30, 2002, Accelio announced that it had received several offers that were superior to the Open Text Offer and that it was engaged in negotiations with a view to concluding a definitive agreement following due diligence. Also on this day, representatives of CIBC World Markets contacted Adobe to inform him that Accelio had decided to reject Adobe's January 27 offer as it was inadequate and was instead focusing its efforts on other the other offers Accelio had received.

On January 31, 2002, however, representatives of CIBC World Markets contacted Adobe and stated that Accelio remained interested in a possible acquisition of Accelio by Adobe if Adobe could increase the aggregate purchase price Adobe was willing to pay in connection with the acquisition. The Adobe board of directors held a telephonic meeting with members of Adobe's executive team to consider increasing the proposed purchase price for the proposed transaction. As a result of these discussions, the Adobe board of directors authorised Adobe senior management to contact Accelio and make a new offer to acquire all of the outstanding equity securities of Accelio in exchange for Adobe Shares valued at U.S.$72 million. Mr. Chizen communicated the new offer to Mr. Francis and informed him that this offer was predicated on Accelio's acceptance of substantially all the terms set forth in Adobe's proposed acquisition agreement.

Also on January 31, 2002, the Board of Directors met to review the status of the negotiations with the parties who had submitted expressions of interest and received presentations from CIBC World Markets regarding these expressions of interest, including the new Adobe offer. After considering the material terms of the Adobe offer, the Board of Directors unanimously determined that the Adobe offer was superior to the offers made by all other interested parties, including Open Text, and, for the reasons discussed below, in the best interests of Accelio, and authorized the conclusion of an acquisition agreement with Adobe on substantially the terms set forth in Adobe's proposed acquisition agreement.

The terms of such acquisition agreement were finalized after extensive negotiations throughout the day and late evening of January 31, 2002. Prior to the opening of trading on February 1, 2002, Accelio issued a press release announcing that it had reached an agreement with Adobe.

On February 4, 2002, Open Text announced an extension of the Open Text Offer to April 30, 2002, with no increase in the consideration offered. In a notice of variation to the Directors' Circular dated February 4, 2002, the Board of Directors continued to recommend that Shareholders reject the Open Text Offer.

On February 27, 2002, the Board of Directors met to consider certain amendments to the acquisition agreement. The Board of Directors considered the proposed amendments and determined that the Shareholders would not be prejudiced thereby. Consequently, the Board of Directors unanimously approved entering into an amended and restated Acquisition Agreement, which was executed by the parties on March 1, 2002.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the Arrangement and the Acquisition Agreement and has determined unanimously that the Arrangement is fair to the Shareholders and in the best interests of Accelio. Accordingly, the Board of Directors unanimously recommends that Shareholders vote FOR the Arrangement Resolution at the Meeting.

In reaching their conclusions stated above, the Board of Directors considered the advantages of the Arrangement and other considerations described below and reviewed the financial condition, results of operations and business of Accelio on a historical and prospective basis as well as current and expected industry and market conditions and the Fairness Opinion provided by CIBC World Markets. The Board of Directors also considered that, as a result of the Arrangement, Shareholders may benefit from any future increases in the value of the Adobe Shares following the Effective Date, although there is no assurance that any such increase will occur.

The Board of Directors determined that it was not appropriate to attach special weightings to the factors they considered in reaching their conclusions and individual directors may have given different weights to different factors.

Shareholders should consider the terms of the Arrangement carefully and should come to their own decision as to whether to vote in favour of the Arrangement and Acquisition Agreement. Shareholders who are in any doubt as to how they should vote should consult their own investment dealer, stockbroker, chartered accountant, lawyer or other professional advisor.

The Board of Directors and senior officers of Accelio do not, after reasonable inquiry, know of any prior valuation in respect of Accelio that has been made in the 24 months preceding the date hereof.

Reasons for the Recommendation

In reaching its unanimous decision to approve the Acquisition Agreement and the Arrangement, the Board of Directors considered a number of factors, including:

(a) the fact that, assuming the purchase price was U.S.$72 million (less an adjustment amount for all Options, estimated to be approximately U.S.$1.5 million as of January 31, 2002) and 24,969,794 Common Shares were issued and outstanding on a fully diluted basis on January 31, 2002, the value of the fraction of an Adobe Share to be issued per Common Share would represent a premium of approximately 46.6% over the closing price of Cdn.$3.07 for the Common Shares on the TSE on January 31, 2002, 89.1% over the closing price of the Common Shares on the TSE 30 days prior to the announcement of the Open Text Offer, and 80.0% over the closing price of the Common Shares on the TSE 90 days prior to the announcement of the Open Text Offer, assuming an exchange rate equal to the Noon Rate on January 31, 2002 of Cdn.$1.5923 for the Canadian dollar versus U.S. dollar;

(b) the financial advice provided by CIBC World Markets to the Board, including the Fairness Opinion;

(c)  the terms of the Acquisition Agreement, including that:

(i) the Acquisition Agreement does not preclude the initiation by other potential bidders of competing offers. If Accelio receives a Superior Offer, the Board of Directors may, subject to certain conditions and payment of certain fees, modify or withdraw its recommendation in favour of the Arrangement. As of the date of this Circular, Accelio has not received any competing proposal and is not in any discussions that could be expected to lead to a competing proposal; and

(ii) Shareholders have the right to dissent.

(d) the Arrangement Resolution must be approved by no less than 662/3% of the votes cast at the Meeting by Shareholders and must also be approved by the Court which will consider, among other things, the fairness of the Arrangement to Shareholders;

(e)  the support of the Arrangement by Accelio's management;

(f) the perceived value of Accelio based on acquisition discussions held with other potential acquirors and the Open Text Offer; and

(g) a positive assessment made by the Board of Directors regarding Adobe's business, assets, financial condition and results of operations, resulting in the potential for future growth and profitability.

The Board of Directors realizes that there are certain risks associated with the Transaction, including those set forth under "Investment Considerations" and "Certain Income Tax Considerations to Accelio Shareholders". However, the Board of Directors believes that the positive factors outweigh those risks, although there cannot be assurances in this regard.

Fairness Opinion

On January 31, 2002, in connection with approving the original acquisition agreement, CIBC World Markets provided a fairness opinion to the Board that the Consideration (as defined therein) offered to Shareholders by Adobe pursuant to the Arrangement was, as of the date thereof, fair from a financial point of view to the Shareholders. In addition, as a result of the subsequent amendment and restatement of the Acquisition Agreement, CIBC World Markets updated this opinion on March 1, 2002. The Fairness Opinion concludes that, based upon and subject to the factors considered, assumptions made and qualifications stated in such opinion, as of the date of such opinion, the Consideration (as defined therein) was fair, from a financial point of view, to the Shareholders.

The complete text of the Fairness Opinion is attached as Appendix E to this Circular. The Fairness Opinion addresses only the fairness of the Consideration (as defined therein) from a financial point of view and does not constitute a recommendation to any Shareholder as to how to vote at the Meeting. The foregoing summary of the Fairness Opinion set forth in this Circular is qualified in its entirety by reference to the full text of such opinion.

CIBC World Markets in its capacity as financial advisor to Accelio in connection with the Arrangement will receive a fee for its services, a significant portion of which is contingent upon the completion of the Arrangement and certain other events. In addition, Accelio has agreed to pay for CIBC World Markets' expenses in connection with its performance of its services and will also indemnify CIBC World Markets in respect of certain liabilities that might arise out of its engagement as Accelio's financial advisor.

The Transaction

Adobe will effect the acquisition of the Common Shares under the Arrangement using the Acquisition Entity so as to qualify the acquisition as a qualified stock purchase for U.S. federal income tax purposes. Upon consummation of the Transaction, Accelio will become a wholly owned subsidiary of the Acquisition

Entity, which will become the sole holder of the Common Shares.

Calculation of the Exchange Ratio

Under the Arrangement, Adobe together with the Acquisition Entity will acquire, directly or indirectly, all of the Common Shares for the Net Purchase Price. The Net Purchase Price will be payable in Adobe Shares based on the Exchange Ratio.

Under the terms of the Plan of Arrangement, the Exchange Ratio will be determined by (a) dividing the Net Purchase Price (i.e., U.S.$72 million less all Permitted Option Repurchase Amounts) by the Adobe Average Stock Price, and
(b) further dividing such resulting amount by the total number of Fully-Diluted Accelio Shares at the Effective Time.

The aggregate value of all Permitted Option Repurchase Amounts is equal to the dollar amount resulting from the cashless exercise of all in-the-money Accelio Options. Accelio estimates that the aggregate Permitted Option Repurchase Amount will be approximately U.S.$1.3 million. The Permitted Option Repurchase Amount with respect to each Accelio Option outstanding prior to the Effective Time will be equal to the excess of (a) the product of the number of Common Shares issuable upon the exercise of such Accelio Option, multiplied by the Exchange
Ratio and further multiplied by the Adobe Average Stock Price, over (b) the product of the number of Common Shares issuable upon the exercise of such Accelio Option multiplied by the exercise price per Common Share of such Accelio Option. See also "The Transaction - Options and Warrants" below.

By way of example only, assuming the Adobe Average Stock Price is equal to U.S.$38.80, and further assuming that 24,992,652 Common Shares are issued and outstanding on a fully-diluted basis at the Closing, a Shareholder would be entitled to receive 0.0729 Adobe Shares for each Common Share held. Based on the foregoing fraction of a Common Share, the Arrangement would result in the issuance of Adobe Shares valued as described above at approximately U.S.$2.83 for each Common Share, or based on the Noon Rate on March 7, 2002 Cdn.$1.5823, approximately Cdn.$4.48 for each Common Share.

Because the number of Adobe Shares to be issued in connection with the Arrangement is based on the Adobe Average Stock Price, the per share value of the Adobe Shares to be issued in connection with the Arrangement, as measured by the actual closing sales price of Adobe Shares on the Effective Date of the Arrangement, may be more or less than the per share values described above. Assuming that the Adobe Average Stock Price is equal to the Adobe Closing Price on the date of Closing, the value of the consideration to be provided to Shareholders pursuant to the Arrangement will represent an approximate 46% premium over the trading price of Common Shares at January 31, 2002, the last trading day preceding the announcement of the proposed Arrangement.

Options and Warrants

Accelio has agreed that all outstanding Accelio Options, whether vested or unvested, shall terminate at the Option Termination Time as part of the Arrangement. As permitted under the terms of the Acquisition Agreement, the vesting of all Options will be accelerated in accordance with the terms of the Option Plan, and any Option that remains unexercised at the Option Termination Time will expire and be cancelled at such time. Optionholders therefore will be given the opportunity to exercise all of their outstanding Options prior to the Option Termination Time, whether they are currently vested or unvested.

Optionholders with in-the-money Options will be entitled to elect a cashless exercise of their Options and receive a cash payment from Accelio as an alternative to exercising the Options and paying the applicable exercise price and receiving Common Shares. Accelio estimates that if all Optionholders holding in-the-money Options make such election, the aggregate amount payable to them will be approximately U.S.$1.3 million. These payments will reduce the value and the number of Adobe Shares that would otherwise be issuable to Shareholders pursuant to the Arrangement.

Certain Optionholders with out-of-the-money Options have employment agreements with Accelio which provide that, upon a change in control of Accelio, their Options will be exercisable for a period of up to three years following such a change in control. Adobe and Accelio have agreed that Accelio will pay a cash amount not to exceed approximately U.S.$500,000 in the aggregate to such Optionholders in consideration of the surrender of such rights. Adobe and Accelio have also agreed that Accelio will pay a cash amount not to exceed U.S.$10,000 in the aggregate to the holders of the Warrants in consideration of the early expiry of such Warrants, conditional on the Closing. The foregoing payments will not reduce the value or the number of the Adobe Shares that would otherwise be issuable to Shareholders pursuant to the Arrangement.

Arrangement Mechanics

The Arrangement provides for the acquisition of Accelio by Adobe, either directly or indirectly through the Acquisition Entity, through the acquisition of certain of Accelio's assets and all of the outstanding equity interests of Accelio in a transaction in which the Shareholders will receive the Adobe Stock Consideration. As a result of the Arrangement, Adobe, through the Acquisition Entity, will become the sole beneficial owner of all of the outstanding Common Shares.

The Plan of Arrangement provides that:

(a) at 12:02 a.m. (Ottawa time) on the Effective Date, the Accelio Rights Plan, and all rights issued or issuable thereunder, shall terminate for no consideration;

(b) in order that each holder of Common Shares shall be entitled to receive that number of Adobe Shares equal to the number of Common Shares held by such holder multiplied by the Exchange Ratio, the following events shall occur:

     (i)  at 1:00 a.m. (Ottawa time) on the Effective Date:

          (1) the Acquisition Entity will purchase from Accelio, and Accelio will sell to the Acquisition Entity, certain assets in return for the delivery by the Acquisition Entity to Accelio of Adobe Shares, the number of Adobe Shares so delivered to be determined by dividing the Acquisition Entity Asset Purchase Price by the Adobe Average Stock Price; and

          (2) Adobe will purchase from Accelio, and Accelio will sell to Adobe, certain other assets in return for the delivery by Adobe to Accelio of Adobe Shares, the number of Adobe Shares so delivered to be determined by dividing the Adobe Asset Purchase Price by the Adobe Average Stock Price;

     (ii) at 1:35 a.m. (Ottawa Time) on the Effective Date, Cdn.$150,000,000 shall be deducted from the contributed surplus account and added to the stated capital account (and to the paid-up capital account for the purposes of the Tax Act), in each case as maintained by Accelio in respect of the Common Shares;

    (iii) at 2:00 a.m. (Ottawa time) on the Effective Date, Accelio will purchase from each holder of Common Shares (other than Common Shares held by Dissenting Shareholders, Adobe, or any entities which are, directly or indirectly, wholly-owned by Adobe) and each such holder of Common Shares will be deemed to have transferred to Accelio, the number of Common Shares of such holder equal to the Accelio Repurchased Shares, in exchange for a certain number of Adobe Shares equal to the Accelio Repurchase Price;

     (iv) at 3:00 a.m. (Ottawa time) on the Effective Date, each remaining outstanding Common Share (other than Common Shares held by Dissenting Shareholders, Adobe, or any entities which are, directly or indirectly, wholly-owned by Adobe) will be transferred by the holder thereof, to the Acquisition Entity in exchange for a fraction of an Adobe Share equal to the Exchange Ratio;

(c) at 2:30 a.m. (Ottawa time) on the Effective Date, all Accelio Options shall terminate without any act or formality on the part of a holder thereof, subject to any obligations contemplated in Section 5.3 of the Acquisition Agreement, if applicable; and

(d) at 3:00 a.m. (Ottawa time) on the Effective Date, the name of Accelio shall be changed to "Adobe Systems Canada Inc." or such other name as may be selected by the Board of Directors and as may be acceptable to regulatory authorities.

Assuming that the Adobe Average Stock Price is equal to U.S.$38.80, and further assuming that 24,992,652 Common Shares are issued and outstanding on a fully diluted basis at the Closing, the Exchange Ratio would be equal to 0.0729, and
the   Shareholders   would  be  entitled  to  receive  an  aggregate
total of approximately 1.82 million Adobe Shares in exchange for all Common Shares exchanged in connection with the Arrangement, which would represent approximately 0.77% of the issued and outstanding Adobe Shares at the close of trading on March 7, 2002. No certificates representing fractional Adobe Shares will be delivered in exchange for Common Shares pursuant to the Arrangement. In lieu of any such fractional securities each Shareholder otherwise entitled to a fractional interest in an Adobe Share (after aggregating all fractional interests in Adobe Shares otherwise issuable to such holder) will receive a cash payment from the Exchange Agent equal to the product of such fractional interest and the Adobe Closing Price on the last trading day immediately preceding the Effective Date.

Accounting Treatment

Adobe has informed Accelio that it will account for the Arrangement as a purchase for financial reporting and accounting purposes, in accordance with U.S. GAAP. Under the purchase method of accounting, the total cost of the Arrangement is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the Closing Date, with any excess of the total cost over the net of the amounts assigned to assets acquired and liabilities assumed being recognized as goodwill. Amounts assigned to assets to be used in particular research and development projects that have no alternative future use are charged to expense at the Closing Date.

Procedure for the Arrangement to Become Effective

The Arrangement is proposed to be carried out pursuant to Section 192 of the CBCA. The following procedural steps must be taken in order for the Arrangement to become effective:

(a) the Arrangement must be approved by the Shareholders in the manner set forth in the Interim Order;

(b)  the Court must grant the Final Order approving the Arrangement;

(c)  all  conditions  precedent  to  the  Arrangement,   as  set  forth  in  the
     Acquisition Agreement, must be satisfied or waived by the appropriate party;

(d) the Final Order and Articles of Arrangement in the form prescribed by the CBCA must be filed with the Director under the CBCA; and

(e)  the Director must issue the Certificate of Arrangement.

     Shareholder Approval

     Pursuant to the Interim Order, the Court has directed that the Shareholders be asked to approve the Arrangement Resolution at the Meeting. The Meeting is scheduled to be held at 10:00 a.m. (Ottawa time) on April 9, 2002 at the Marriott Hotel, 100 Kent Street, Ottawa, Ontario. The Arrangement Resolution must be approved by at least 662/3% of the votes cast in person or by proxy at the Meeting, subject to further order of the Court. At the Meeting, each Shareholder will be entitled to vote on the basis of one vote per Common Share for the purposes of voting upon the Arrangement Resolution.

     Court Approval

     The CBCA provides that an arrangement requires Court approval. On March 8, 2002, Accelio obtained the Interim Order, providing for the calling and holding of the Meeting and other procedural matters. Subject to the terms of the Acquisition Agreement and, if the Arrangement Resolution is approved at the Meeting in the manner required by the Interim Order, Accelio will apply to the Court for the Final Order at the Court, 161 Elgin Street, Ottawa, Ontario on April 12, 2002, 2002 at 10:00 a.m. (Ottawa time) or as soon thereafter as counsel may be heard. The Notice of Application for the Final Order accompanies this Circular and is attached as Appendix B. All Shareholders and any other interested party who wish to participate or be represented at the hearing may do so, subject to filing with the Court and serving on Accelio, a Notice of Intention to Appear on or before April 8, 2002 together with any evidence or materials which are to be presented to the Court, setting out the Shareholder's or other interested party's mailing address for service and indicating whether such Shareholder or other interested party intends to support or oppose the application or make submissions. Service of such notice shall be effected by service upon the solicitors for Accelio, LaBarge Weinstein, 333 Preston Street, 11th Floor, Ontario, K1S 5N4, Attention: Ms. Deborah L. Weinstein. See the Interim Order attached at Appendix B to this Circular.

     Accelio has been advised by its counsel, LaBarge Weinstein, that the Court has broad discretion under the CBCA when making orders with respect to an arrangement and that the Court, in hearing the application for the Final Order, will consider, among other things, the fairness of the Arrangement to the Shareholders (and any other interested party as the Court determines appropriate). The Court may approve the Arrangement either as proposed or as amended in any manner as the Court may direct, subject to compliance with such terms and conditions, if any, as the Court may determine appropriate. Adobe may determine not to proceed with the Arrangement in the event that any amendment ordered by the Court is not satisfactory to it, acting reasonably.

     Acquisition Agreement Conditions & Articles of Arrangement

     Assuming the Final Order is granted and the other conditions to closing contained in the Acquisition Agreement are satisfied or waived, it is anticipated that the following will occur: the steps set forth in the Plan of Arrangement will be completed; Articles of Arrangement for Accelio will be filed with the Director to give effect to the Arrangement; and the various other documents necessary to consummate the transactions contemplated under the Acquisition Agreement will be executed and delivered.

     Effective Date

     The Arrangement will become effective on the Effective Date after the filing with the Director of a copy of the Final Order and the Articles of Arrangement, and the issuance of the Certificate of Arrangement by the Director.

     Accelio's objective is to have the Effective Date occur as soon as practicable after the Meeting. The Effective Date could be delayed, however, for a number of reasons, including an objection before the Court in the hearing of the application for the Final Order. As soon as the Effective Date has been determined, Accelio and Adobe will issue a press release.

Reduction in Stated Capital Account

Accelio believes that it is necessary and desirable in order to proceed with the Arrangement under the CBCA to reduce its stated capital account for the Common Shares by Cdn.$150 million. Accordingly, the Arrangement Resolution contemplates the approval by the Shareholders of such a reduction in such stated capital account.

Under the CBCA a corporation is prohibited from effecting a fundamental change in the nature of an arrangement where the realizable value of the assets of the corporation are less than the aggregate of its liabilities and stated capital of all classes. The purpose of the proposed reduction in Accelio's stated capital is to ensure that the realizable value of Accelio's assets are not less than the aggregate of its liabilities and stated capital of all classes, thereby permitting the Arrangement to proceed.

The reduction in the stated capital account of the Common Shares will not give rise to any tax consequences to Shareholders. Although the reduction in the stated capital account of the Common Shares will reduce the paid-up capital of the Common Shares for purposes of the Tax Act, there will be a corresponding increase to the stated capital account of the Common Shares and as a result to the paid up capital of the Common Shares for purposes of the Tax Act as part of the Plan of Arrangement. See "The Transaction - Arrangement Mechanics" and "Certain Income Tax Consequences to Accelio Shareholders".

Rights Plan

Prior to execution of the Acquisition Agreement, at its meeting on January 31, 2002, the Board of Directors approved an amendment to the Accelio Rights Plan so as to (i) render the Accelio Rights Plan inapplicable to the Arrangement and the other transactions contemplated by the Acquisition Agreement and the Support Agreements, (ii) ensure that (x) neither Adobe nor the Acquisition Entity nor any of their Affiliates would be deemed to have become an Acquiring Person (as defined in the Accelio Rights Plan) pursuant to the Accelio Rights Plan by virtue of the execution of the Acquisition Agreement or the Support Agreements or the consummation of the transactions contemplated thereby and (y) a Separation Time or a Flip-In Event (as such terms are defined in the Accelio Rights Plan) or similar event would not occur by reason of the execution of the Acquisition Agreement or the Support Agreements or the consummation of the transactions contemplated thereby, (iii) provide that the rights under the Accelio Rights Plan would expire on the Effective Date, and (iv) that such amendment could not be further amended by Accelio without the prior consent of Adobe.

The Arrangement Resolution contemplates the approval by the Shareholders of the amendment to the Accelio Rights Plan. The effect of such Accelio Rights Plan amendment will be to exempt the Arrangement and the transactions contemplated thereby from the application of the Accelio Rights Plan. Therefore, by approving the Arrangement Resolution, Shareholders will consent to the Board's previous amendment to the Accelio Rights Plan so as to render it inapplicable to the Arrangement and the transactions contemplated by the Acquisition Agreement and to ensure that the exercise of rights under the Accelio Rights Plan will expire on the Effective Date. The Accelio Rights Plan is more fully described under the heading "Information Relating to Accelio - Accelio Rights Plan".

Procedure for Exchange of Share Certificates

At or promptly after the Effective Time, the Acquisition Entity and Accelio shall deposit with the Exchange Agent, for the benefit of the Shareholders who will receive Adobe Shares in connection with the Arrangement, certificates representing that whole number of Adobe Shares to be delivered upon the repurchase or exchange of Common Shares, as the case may be. Accelio intends to mail a Letter of Transmittal to Shareholders prior to the Effective Date. The Letter of Transmittal will contain complete instructions on how to exchange Common Shares for Adobe Shares. Upon surrender to the Exchange Agent for cancellation of a certificate which immediately prior to the Effective Date represented outstanding Common Shares that were repurchased or exchanged for Adobe Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of shares formerly represented by such certificate under the CBCA and Accelio By-laws and such additional documents and instruments as the Exchange Agent and the Acquisition Entity may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Exchange Agent shall deliver to such holder, on behalf of the Acquisition Entity or Accelio, as the case may be, a certificate representing that number (rounded down to the nearest whole number) of Adobe Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto and any cash in lieu of fractional Adobe Shares) less any amounts subject to withholding pursuant to applicable tax legislation, and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Common Shares which is not registered in the transfer records of Accelio, a certificate representing the proper number of Adobe Shares may be issued to the transferee if the certificate representing such Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer. Until surrendered, each certificate which immediately prior to the Effective Date represented one or more outstanding Common Shares that were repurchased by Accelio or exchanged by the Acquisition Entity for Adobe Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Adobe Shares, (ii) a cash payment in lieu of any fractional Adobe Shares and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to such Adobe Shares.

No certificates representing fractional Adobe Shares shall be issued upon the surrender for exchange of certificates. In lieu of any such fractional securities, each person otherwise entitled to a fractional interest in an Adobe Share will receive (after aggregating all fractional shares of Adobe Shares issuable to such holder) a cash payment from the Exchange Agent equal to the product of such fractional interest and the Adobe Closing Price on the last trading date immediately preceding the Effective Date. The Acquisition Entity shall be entitled to any fractional Adobe Share in respect of which any such entitled person has received the foregoing cash payment.

In the event any certificate, which immediately prior to the Effective Date represented one or more outstanding Common Shares that were exchanged pursuant to the Arrangement, shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, and providing such other documentation as the Exchange Agent may reasonably require, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate, any cash and/or one or more certificates representing one or more Adobe Shares (and any dividends or distributions with respect thereto) deliverable in accordance with such holder's Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing the Adobe Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Exchange Agent in such sum as the Acquisition Entity may direct or otherwise indemnify Accelio and the Acquisition Entity in a manner satisfactory to the Acquisition Entity against any claim that may be made against Accelio or the Acquisition Entity with respect to the certificate alleged to have been lost, stolen or destroyed.

Adobe, Accelio, the Acquisition Entity and the Exchange Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Common Shares or Adobe Shares such amounts as Adobe, Accelio, the Acquisition Entity or the Exchange Agent determine is required to deduct and withhold with respect to such payment under the Tax Act, the Tax Code or any provision of provincial, state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority within the applicable time limit. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Adobe, Accelio, the Acquisition Entity and the Exchange Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Adobe, Accelio, the Acquisition Entity or the Exchange Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Adobe, Accelio, the Acquisition Entity or the Exchange Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

Illegality of Delivery of Adobe Shares

If it appears to Adobe, the Acquisition Entity or Accelio, acting reasonably, that it would be contrary to applicable Legal Requirements to issue or deliver any Adobe Shares to a person that is not a resident of Canada or the United States, such Adobe Shares shall be delivered and issued to the Exchange Agent for sale by it on behalf of such Person. The Plan of Arrangement sets out specific procedures that the Exchange Agent must follow in carrying out such sales. Neither Adobe, nor the Acquisition Entity, nor the Exchange Agent shall be liable for any loss arising out of any such sales.

Stock Exchange Listings

The Adobe Shares are traded on Nasdaq under the symbol "ADBE". It is a condition to the closing of the Arrangement that the Adobe Shares issued pursuant to the Arrangement will be quoted on Nasdaq.

Upon consummation of the Arrangement, application will be made to the TSE, PSE and Nasdaq to delist the Common Shares so that such shares will cease to be traded on such markets or exchanges after the Effective Date.

In addition, it is anticipated that Accelio will apply to the applicable securities regulatory authorities for an order deeming it to have ceased to be a "reporting issuer" or its equivalent under British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Nova Scotia and Newfoundland and Labrador provincial securities laws. As a result of the Arrangement, Adobe may become a reporting issuer, or the equivalent, in certain jurisdictions in Canada.

Issuance and Resale of Adobe Shares Received Under the Arrangement

     United States

     The transfer of Adobe Shares to Shareholders will not be registered under the 1933 Act or the securities laws of any state, nor is any such registration contemplated. Such shares will instead be issued in reliance upon the exemption provided by Section 3(a)(10) of the 1933 Act. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration under the 1933 Act where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have the right to appear. The Court is authorized to conduct a hearing to determine the fairness of the terms and conditions of the Arrangement. The Court entered the Interim Order on March 8, 2002 and, subject to the approval of the Arrangement by the Shareholders, a hearing on the fairness of the Arrangement will be held on April 12, 2002 by the Court. See "The Transaction - Procedure for the Arrangement to Become Effective - Court Approval".

     The Adobe Shares received in exchange for Common Shares in the Arrangement will be freely transferable under United States federal securities laws, except that Adobe Shares held by persons who are deemed to be "affiliates" (as such term is defined for the purposes of Rule 145 of the 1933 Act) of Accelio prior to the Arrangement may be resold by them only (i) pursuant to an effective registration statement under the 1933 Act or (ii) in transactions permitted by, and in accordance with, the resale provisions of

Rule 145(d)(1), (2) or (3) promulgated under the 1933 Act or another available exemption under the 1933 Act and the rules and regulations promulgated thereunder.

     Rule 145(d) provides a safe harbour for resales of securities received by certain persons in transactions such as the Arrangement. Rule 145(d)(1) generally provides that "affiliates" of Accelio may sell securities of Adobe received in the Arrangement if such sale is effected pursuant to the volume, current public information and manner of sale limitations of Rule 144 promulgated under the 1933 Act. These limitations generally require that any sales made by such an affiliate in any three month period shall not exceed the greater of 1% of the outstanding shares of the securities being sold or the average weekly trading volume over the four calendar weeks preceding the placement of the sell order and that such sales be made in unsolicited, open market "brokers transactions". Rules 145(d)(2) and (3) generally provide that the foregoing limitations lapse for non-affiliates of Adobe after a period of one or two years, respectively, depending upon whether certain currently available information continues to be available with respect to Adobe. Persons who may be deemed to be "affiliates" of an issuer will generally include individuals or entities that control, are controlled by, or are under common control with Accelio and may include certain officers and directors of Accelio, and their respective spouses, as well as principal shareholders of Accelio.

     Accelio has agreed that, prior to the Effective Date, it will use reasonable efforts to cause each person who may be deemed to be an "affiliate" of Accelio within the meaning of Rule 145 promulgated under the 1933 Act to execute and deliver an agreement to Adobe pertaining to the acknowledgement of the restrictions under Rule 145 on such affiliate's ability to resale the Adobe Shares received by such affiliate in the Arrangement (each, an "Affiliate Letter"). Each such Affiliate Letter will provide that such "affiliate" agrees not to effect any sale, transfer or other disposition of any of the Adobe Shares received by such "affiliate" in exchange for Common Shares in connection with the Arrangement (a) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the 1933 Act; (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) under the 1933 Act, as evidenced by a broker's letter and a representation letter executed by the "affiliate" (satisfactory in form and content to Adobe) stating that such requirements have been met; (c) counsel reasonably satisfactory to Adobe shall have advised Adobe in a written opinion letter (satisfactory in form and content to Adobe), upon which Adobe may rely, that such sale, transfer or other disposition will be exempt from the registration requirements of the 1933 Act; (d) an authorised representative of the Securities and Exchange Commission ("SEC") shall have rendered written advice to the "affiliate" to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Adobe; or (e) such sale, transfer or other disposition is effected outside the United States in a transaction meeting the requirements of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations of the jurisdiction(s) in which such transaction is effected. Furthermore, under the terms of the Affiliate Letters, Adobe will be entitled to place appropriate restrictive legends on certificates evidencing any Adobe Shares to be received by such "affiliates". As of the date hereof, "affiliates" of Accelio held an aggregate of 335,772 Common Shares and Options for 1,999,753 Common Shares.

     Canada

     Adobe has advised Accelio that Adobe has applied to the securities regulatory authority or regulator in certain provinces of Canada for rulings or orders exempting the distribution of Adobe Shares pursuant to the Arrangement from the prospectus and registration requirements contained in the securities legislation of such provinces. Resales of Adobe Shares that are subject to Canadian securities laws will generally be permitted to be made through the facilities of an exchange or market outside of Canada or to a person outside of Canada. Holders of such securities should refer to applicable provisions of the securities legislation of their respective jurisdiction or consult with their legal advisors. The completion of the Arrangement is conditional on obtaining the rulings or orders.

                           THE ACQUISITION AGREEMENT

General Description

On January 31, 2002, Adobe and Accelio entered into an acquisition agreement, which was amended and restated on March 1, 2002 (as amended, the "Acquisition Agreement"), whereby the parties agreed to complete the Arrangement on the terms and subject to the conditions set forth in the Acquisition Agreement. The full text of the Acquisition Agreement (without schedules and exhibits) is appended to this Circular as Appendix D and the following summary is qualified in its entirety by the terms of the Acquisition Agreement.

The Acquisition Agreement provides that, among other things:

(a) Accelio will apply to the Court for the Interim Order and shall prepare and mail the Circular to all Shareholders;

(b) Accelio will convene and hold the Meeting to consider and approve the Arrangement Resolution;

(c) subject to the approval of the Arrangement Resolution by the Shareholders and compliance with the terms of the Interim Order, Accelio will apply to the Court for the Final Order as soon as possible after the Meeting;

(d) subject to compliance with the Final Order and the satisfaction or waiver of all of the other conditions to the completion of the Arrangement set forth in the Acquisition Agreement, Accelio will file the Articles of Arrangement to give effect to the Arrangement;

(e)  Accelio will enter into such asset purchase  agreements and other documents
     reasonably   necessary  to  transfer   Accelio  assets  to  Adobe  and  the
     Acquisition Entity as contemplated by the Plan of Arrangement; and

(f)  the  Arrangement  will become  effective at and be binding at and after the
     Effective  Time  on  Accelio,   Adobe,  the  Acquisition   Entity  and  all
     Shareholders.

The respective obligations of the parties to complete the transactions contemplated by the Arrangement are subject to a number of conditions that must be satisfied or waived in order for the Arrangement to become effective. Upon all of the conditions being satisfied or waived, Accelio is required to file a copy of the Final Order and the Articles of Arrangement with the Director in order to give effect to the Arrangement.

     Representations and Warranties

     In the Acquisition Agreement, Accelio has made representations and warranties relating to Accelio and its subsidiaries, including corporate, commercial, financial, legal and other matters, as well as representations and warranties relating to the Accelio's ability to complete the Arrangement. In the Acquisition Agreement, Adobe and the Acquisition Entity also have made representations and warranties relating to Adobe and the Acquisition Entity and their respective abilities to complete the Arrangement. These representations and warranties are not easily summarised, and thus Shareholders are referred to Sections 2 and 3 of the Acquisition Agreement attached as Appendix D to this Circular for the complete text of these provisions.

     Pre-Closing Operating Covenants of Accelio

     Accelio has agreed that among other things, during the period from March 1, 2002 to the Effective Time, (a) Accelio will, and will cause each of its subsidiaries to, conduct its business and operations in the ordinary course and in accordance with past practices and in compliance with all applicable Legal Requirements and the requirements of all material contracts of Accelio and its subsidiaries and (b) use all reasonable efforts to ensure that Accelio and each of its subsidiaries preserves intact its current business organization, keeps available the services of their current officers and employees and preserves their respective relationships with customers, suppliers and others having business dealings with them. In addition, there are specific restrictions on the ability of Accelio to take certain actions without the consent of Adobe until the Effective Time. Shareholders are referred to Section 4.2 of the Acquisition Agreement attached as Appendix D to this Circular for the complete text of these provisions.

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

     No Solicitation

     Under the terms of the Acquisition Agreement, Accelio may not directly or indirectly, and may not permit any of its subsidiaries or any officer, director, attorney, accountant or advisor of Accelio or any of its subsidiaries directly or indirectly to, and shall not authorize any employee or other agent or representative of Accelio or any of its subsidiaries directly or indirectly to,
(i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal (including by amending, or granting any waiver under, the Accelio Rights Plan) or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Accelio or any of its subsidiaries to any person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal, (iv) subject to the express terms of the Acquisition Agreement, approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction.

     The Acquisition Agreement further provides, however, that prior to the approval of the Arrangement Resolution by the Required Shareholder Vote, Accelio may (i) enter into a confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person by or on behalf of Accelio and containing customary "standstill" provisions (a "Standard Confidentiality Agreement"), (ii) furnish information regarding Accelio and its subsidiaries to, or enter into discussions or negotiations with, any person in response to a Superior Offer that is submitted to Accelio by such person (and not withdrawn) or (iii) subject to the express terms of the Acquisition Agreement, endorse or recommend a Superior Offer if (a) neither Accelio nor any representative of Accelio or any of its subsidiaries has breached or taken any action inconsistent with any of the provisions set forth in Section 4.3 of the Acquisition Agreement, (b) the Board concludes in good faith, after considering the written advice of its outside legal counsel, that such action is required in order for the Board to comply with its fiduciary obligations to the Shareholders under applicable law, (c) prior to or concurrently with furnishing any such nonpublic information to, or entering into discussions with, such person, Accelio gives Adobe written notice of the identity of such person (subject to Adobe agreeing to such confidentiality requirements as such person may reasonably request) and of Accelio's intention to furnish nonpublic information to, or enter into discussions with, such person, and Accelio receives from such person an executed Standard Confidentiality Agreement and (d) at the same time as it furnishes any such information to such person, Accelio furnishes such nonpublic information to Adobe (to the extent it has not been previously furnished to Adobe).

     The Acquisition Agreement further provides that Accelio shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, the amendment of any Acquisition Proposal previously received, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal) advise Adobe orally and in writing of any Acquisition Proposal (or amendment thereto) or any request for nonpublic information relating to Accelio or any of its subsidiaries in connection with an Acquisition Proposal (including the identity of the person making or submitting such Acquisition Proposal (subject to Adobe agreeing to such confidentiality requirements as such person may reasonably request) and the terms thereof) that is made or submitted by any person before the Closing Date. The Acquisition Agreement further requires Accelio to keep Adobe fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

     Obligation of Accelio Board of Directors to Recommend that the Shareholders Approve the Arrangement Resolution

     Under the terms of the Acquisition Agreement, Accelio must take all action necessary under all applicable Legal Requirements to call, give notice of and hold the Meeting. The Acquisition Agreement further provides that (i) this Circular must include a statement to the effect that the Board unanimously recommends that the Shareholders vote to approve the Arrangement Resolution at the Meeting (the unanimous recommendation of the Board that the Shareholders vote to approve the Arrangement Resolution being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation must not be withdrawn or modified in a manner adverse to Adobe, and no resolution by the Board or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Adobe may be adopted or proposed. For purposes of the Acquisition Agreement, the

Company Board Recommendation shall be deemed to have been modified in a manner adverse to Adobe if the Company Board Recommendation is no longer unanimous.

     The Acquisition Agreement further provides, however, that, at any time prior to the approval of the Acquisition Agreement by the Required Shareholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Adobe, and the Board may endorse or recommend, but may not accept or enter into any contract (other than a Standard Confidentiality Agreement) with respect to, a Superior Offer (such a withdrawal or modification of the Company Board Recommendation or endorsement or recommendation of a Superior Offer is referred to as a "Company Board Recommendation Withdrawal"), if: (i) Accelio provides Adobe with at least two business days' prior notice of any meeting of the Special Committee of the Board or the Board at which the Special Committee or the Board will consider a Company Board Recommendation Withdrawal; (ii) any offer that is causing the Special Committee or the Board to consider a Company Board Recommendation Withdrawal is an unsolicited, bona fide written offer made by a third party and not withdrawn and is one which the Special Committee or the Board determines in good faith (after considering the written advice of an independent financial advisor of nationally recognized reputation) that such offer constitutes a Superior Offer; (iii) the Board determines in good faith, after having considered the written advice of Accelio's outside legal counsel, that, the Company Board Recommendation Withdrawal is required in order for the Board to comply with its fiduciary obligations to the Shareholders under applicable law; (iv) the Company Board Recommendation Withdrawal does not occur at any time within three business days after Adobe receives written notice from Accelio confirming that the Board has determined that the Company Board Recommendation Withdrawal is required in order for the Board to comply with its fiduciary obligations to the Shareholders under applicable law; and (v) neither Accelio nor any of its representatives has breached or taken any action inconsistent with the nonsolicitation provisions of the Acquisition Agreement described above.

     The Acquisition Agreement further provides that Accelio's obligation to call, give notice of and hold the Meeting will not be limited or otherwise affected by the commencement, disclosure, announcement, submission, endorsement or recommendation of any Superior Offer or other Acquisition Proposal by any person (including the Board), or by any withdrawal or modification of the Company Board Recommendation.

     Regulatory Approvals

     Each of Accelio and Adobe have agreed to use all reasonable efforts to obtain various regulatory approvals necessitated or advisable in connection with the Transaction and to cooperate with each other and their respective representatives in furtherance of such efforts, including, in the case of Accelio, to divest, sell, dispose of or otherwise limit its freedom of action with respect to its and its subsidiaries businesses, product lines and assets as is required to obtain a required consent or approval from a regulatory authority related to the Arrangement and conditioned on its consummation.

     The Acquisition Agreement expressly provides, however, that Adobe will not have any obligation: (i) to dispose of or transfer or cause any of its subsidiaries to dispose of or transfer any assets, or to commit to cause Accelio or any of its subsidiaries to dispose of any assets; (ii) to discontinue or cause any of its subsidiaries to discontinue offering any product or service, or to commit to cause Accelio or any of its subsidiaries to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any person, any technology, software or other proprietary Asset, or to commit to cause Accelio or any of its subsidiaries to license or otherwise make available to any person any technology, software or other proprietary asset; (iv) to hold separate or cause any of its subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause Accelio or any of its subsidiaries to hold separate any assets or operations;
(v) to make or cause any of its subsidiaries to make any commitment regarding its future operations or the future operations of Accelio or any of its subsidiaries; or (vi) to contest any legal proceeding relating to the
Arrangement if Adobe determines in good faith that contesting that legal proceeding might not be advisable.

     Options, Warrants and Employee Stock Purchase Plan

     Accelio has agreed that all outstanding Accelio Options, whether vested or unvested, shall terminate at the Option Termination Time as part of the Arrangement. As permitted under the terms of the Acquisition Agreement, the vesting of all Options will be accelerated as contemplated in the Option Plan, and any Option that remains unexercised at the Option Termination Time will expire and be cancelled at such time. Optionholders therefore will be given the opportunity to exercise all of their outstanding Options prior to the Option Termination Time, whether they are currently vested or unvested.

     Optionholders with in-the-money Options will be entitled to elect a cashless exercise of their Options and receive a cash payment from Accelio as an alternative to exercising the Options and paying the applicable exercise price and receiving Common Shares. Accelio estimates that if all Optionholders holding in-the-money Options make such election, the aggregate amount payable to them will be approximately U.S.$1.3 million. These payments will reduce the value and the number of Adobe Shares that would otherwise be issuable to Shareholders pursuant to the Arrangement.

     Certain Optionholders with out-of-the-money Options have employment agreements with Accelio which provide that, upon a change in control of Accelio, their Options will be exercisable for a period of up to three years following such a change in control. Adobe and Accelio have agreed that Accelio will pay a cash amount not to exceed approximately U.S.$500,000 in the aggregate to such Optionholders in consideration of the surrender of such rights. Adobe and Accelio have also agreed that Accelio will pay a cash amount not to exceed U.S.$10,000 in the aggregate to the holders of the Warrants in consideration of the early expiry of such Warrants, conditional on the Closing. The foregoing payments will not reduce the value or the number of the Adobe Shares that would otherwise be issuable to Shareholders pursuant to the Arrangement.

     Accelio agreed to terminate its Stock Purchase Plan as of February 28, 2002 and pursuant to the terms of such plan an aggregate of 22,576 Common Shares were issued as of the date of such termination, and such Common Shares will be included in the calculation of Fully Diluted Accelio Shares for purposes of calculating the Exchange Ratio. No other Common Shares are issuable or may be issued under the Stock Purchase Plan.

     Employee Benefits and Employee Terminations

     Adobe has agreed that it will continue to provide certain current or substitute employee health and welfare benefits for all employees of Accelio who continue employment with Adobe or Accelio after the Effective Time on certain terms and conditions.

     Adobe has also agreed that in the event of an involuntary termination of any Accelio employees (other than for cause) during the period commencing the Effective Time and ending on the date six months thereafter, Accelio shall offer severance to each such employee equal to one months' salary for each full year of service with Accelio, up to a maximum of the greater of (a) twelve months' salary and (b) the amount required to be paid under applicable law.

     Indemnification of Directors and Officers of Accelio

     The Acquisition Agreement provides that all rights to indemnification provided in existing indemnification agreements between Accelio and Accelio's current directors and officers shall survive the Arrangement and remain the obligation of Accelio until the expiration of the applicable limitation period with respect to any claims against such indemnified parties arising out of their acts or omissions before the Effective Time. Under the terms of the Acquisition Agreement, Adobe has also agreed to indemnify Accelio's directors and officers to the extent certain claims arise against these indemnified parties from the transactions contemplated by the Plan of Arrangement. In addition, from and after the Effective Time until the third anniversary of the Effective Time, Adobe or Accelio will maintain directors' and officers' liability insurance substantially similar to Accelio's existing policy.

Conditions to the Completion of the Arrangement

The respective obligations of Accelio and Adobe to complete the transactions contemplated by the Acquisition Agreement are subject to a number of conditions that must be satisfied or waived in order for the Arrangement to become effective.

The mutual closing conditions for the benefit of each of Accelio and Adobe under the Acquisition Agreement include:

(a) the approval by the Shareholders of the Arrangement and Arrangement Resolution;

(b) obtaining each of the Interim Order and the Final Order on a basis reasonably satisfactory to each of

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

Accelio and Adobe;

(c) the approval for listing on Nasdaq (subject to official notice of issuance) of the Adobe Shares issued as part of the Adobe Consideration;

(d) all consents by all Governmental Bodies that are necessary in connection with the Arrangement shall have been obtained on terms and conditions reasonably satisfactory to Adobe, except where the failure to obtain such consents would not adversely impact in any material respect the ability of Adobe or any of its subsidiaries or affiliates (including Accelio and its subsidiaries) to conduct their respect businesses;

(e) if applicable to the consummation of the Arrangement, the waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Adobe or Accelio and the U.S. Federal Trade Commission or the U.S. Department of Justice by which Adobe or Accelio has agreed not to consummate the Arrangement for any period of time, and any similar waiting period under any applicable foreign antitrust law or regulation or other similar Legal Requirement shall have expired or terminated, and any consent required under any applicable foreign antitrust law or regulation or other Legal Requirement shall have been obtained;

(f) the satisfaction of the requirements of Section 3(a)(10) of the 1933 Act with respect to the issuance of the Adobe Shares in connection with the Arrangement; and

(g) the accuracy in all material respects of all representations and warranties of the other party and the performance in all material respects by the other party of all its covenants.

The additional closing conditions for the benefit of Adobe and the Acquisition Entity under the Acquisition Agreement include:

(a) Shareholders representing in excess of 10% of the outstanding Common Shares shall not have exercised dissent rights with respect to the Arrangement;

(b) obtaining certain identified consents to the Arrangement from third parties, if any;

(c) the receipt by Adobe of executed non-competition and non-solicitation agreements from certain specified employees of Accelio for the benefit of Accelio and Adobe, each of which shall be in full force and effect;

(d) the receipt by Adobe of written resignation of all officers and directors of Accelio and its subsidiaries, each of which shall be in full force and effect;

(e) the receipt by Adobe of Affiliate Letters from certain affiliates of Accelio, each of which shall be in full force and effect;

(f) certification of the Plan of Arrangement as effective by the Director under the CBCA through the issuance of the Certificate of Arrangement;

(g) Accelio shall have executed and delivered to Adobe and the Acquisition Entity any asset transfer agreements and related documents and instruments providing for the respective transfer to Adobe and the Acquisition Entity of the Adobe Assets and the Acquisition Entity Assets, and each of such agreements shall remain in full force and effect, and Accelio shall have taken all actions and fulfilled all responsibilities under such agreements;

(h) the absence since March 1, 2002 of any change, effect, event or circumstance that, in combination with any other changes, effects, events or circumstances, has resulted in or would reasonably be expected to result in, a Material Adverse Effect on Accelio;

(i) the absence of any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Arrangement and the absence of any Legal Requirement that makes consummation of the Arrangement illegal;

(j) Adobe, the Acquisition Entity and Accelio shall have obtained exemption orders from the Canadian Securities Commissions from the registration and prospectus requirements with respect to the transactions contemplated by the Acquisition Agreement; and

(k) the absence of certain specified pending or threatened legal proceedings in which a Governmental Body is or is threatened to become a party or is otherwise involved and the absence of certain specified pending legal proceedings in which another person is a party or is otherwise involved and which would reasonably be expected to have a Material Adverse Effect on Accelio or Adobe.

The Acquisition Agreement also provides that it shall be a condition to Accelio's obligation to consummate the Arrangement that the Arrangement and Arrangement Resolution shall have been approved by the Shareholders in accordance with any conditions in addition to approval by at least 66 2/3% of the votes cast by Shareholders at the Meeting that may be imposed by the Interim Order and which are satisfactory to Accelio, acting reasonably.

There is no assurance that the above conditions will be satisfied or waived on a timely basis.

The Arrangement Resolution authorizes the Board, without further notice to or approval of the Shareholders, but subject to the terms of the Acquisition Agreement, to decide not to proceed with the Arrangement and to revoke such Arrangement Resolution at any time prior to the Arrangement becoming effective pursuant to the provisions of the CBCA. See Appendix A to this Circular for the full text of the Arrangement Resolution.

Termination of Acquisition Agreement

The Acquisition Agreement and the Arrangement may be terminated at any time prior to the Effective Date (whether before or after the approval of the Acquisition Agreement and the Arrangement by the Required Shareholder Vote) in any of the following circumstances:

(a)  by mutual written consent of Adobe and Accelio;

(b) by either Adobe or Accelio, if the Arrangement has not been consummated by August 31, 2002, unless the failure to consummate the Arrangement is the result of a failure by the party seeking to terminate to satisfy any of its covenants under the Acquisition Agreement;

(c) by either Adobe or Accelio if any Governmental Body has issued a final and non-appealable order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Arrangement;

(d) by either Adobe or Accelio if the Meeting has been held and completed and the Acquisition Agreement and the Arrangement have not been approved by the Required Shareholder Vote;

(f) by Adobe, at any time prior to the approval of the Acquisition Agreement and the Arrangement, if a Triggering Event has occurred; or

(g) by Adobe or Accelio if the representations and warranties of the other party in the Acquisition Agreement are or become inaccurate or the other party breaches its covenants, so that the conditions to the obligations of the non-breaching party to complete the Arrangement would not be satisfied and the inaccuracy or breach is not cured within 30 days following delivery by the non-breaching party of a written notice of the breach.

Expenses and Termination Fees

     Shared Fees and Expenses

     The Acquisition Agreement provides that regardless of whether the Arrangement is completed, Adobe and Accelio will each pay their own expenses in connection with the Arrangement, except that Accelio and Adobe will share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of this Circular and any filings under U.S., Canadian and foreign antitrust laws made in connection with the Arrangement.

     Payment of Certain Expenses and Termination Fees by Accelio

     Under the terms of the Acquisition Agreement, Accelio will also be required to pay Adobe (a) U.S.$1,250,000 as payment in full for Adobe's fees and expenses incurred in connection with the preparation and negotiation of the Acquisition Agreement and the Arrangement and
(b) U.S.$2,880,000 as a "termination fee" in the event:

     (1) the Acquisition Agreement is terminated by either Accelio or Adobe either because the Arrangement has not been completed by August 31, 2002 or because the Shareholders have not approved the Acquisition Agreement and the Arrangement at the Meeting by the Required Shareholder Vote, and at or before the time the Acquisition Agreement has been terminated, any person has publicly disclosed, announced, commenced, submitted or made an Acquisition Proposal (other than the Open Text Offer) or an Acquisition Proposal (other than the Open Text Offer) has otherwise become generally known to the Shareholders; provided that Accelio will not be required to pay the fees referred to above following the termination of the acquisition by reason of the Arrangement not having been completed by August 31, 2002, if, at the time the Acquisition Agreement is terminated by either Accelio or Adobe for such reason, no Acquisition Proposal has been publicly disclosed, announced, commenced, submitted or made or otherwise becomes generally known to the Shareholders that is superior for the Shareholders from a financial point of view to the Open Text Offer; or

     (2) the Acquisition Agreement is terminated by Adobe because of the occurrence of a Triggering Event.

     The Acquisition Agreement provides that if Accelio becomes obligated to make the payments referred to above because Accelio has terminated the Acquisition Agreement, Accelio must make the payments at the time Accelio terminates the Acquisition Agreement. If, however, Accelio becomes obligated to make the payments referred to above because Adobe has terminated the Acquisition Agreement, then Accelio must make the payments referred to above within two days of the termination of the Acquisition Agreement.

Support Agreements and Non-Competition Agreements

Each of the Accelio Directors, who collectively hold Common Shares representing approximately 1.25% of the votes eligible to be cast at the Meeting, have entered into Support Agreements with Adobe pursuant to which such Accelio Directors have agreed, among other things, to vote in favour of the Arrangement and in favour of each of the other actions contemplated by the Acquisition Agreement.

Certain executive officers of Accelio have entered into noncompetition and nonsolicitation agreements in favour of and for the benefit of Adobe and Accelio which restrict such persons from engaging in a variety of activities that would be competitive with Accelio's business until the later of the first anniversary of the Effective Date or the first anniversary of such employee's termination of employment or from encouraging, inducing, attempting to induce, soliciting or attempting to solicit certain employees of Adobe or its Affiliates from leaving their employment.

                           INVESTMENT CONSIDERATIONS

In addition to other information contained in this document, Shareholders should consider the following factors in evaluating the Arrangement and deciding whether to approve the Arrangement Resolution, in conjunction with the other information included in this Circular and its Appendices. By voting in favour of the Arrangement, Shareholders will be choosing to invest in Adobe Shares. Adobe is subject to certain risks associated with its business and the industries in which it operates. These and other risks are discussed in detail in Part II,
Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations under the heading "Factors That May Affect Future Results of
Operations" of Adobe's Annual Report on Form 10-K for the fiscal year ended November 30, 2001 attached to this Circular as Appendix F.

General Risks Relating to the Proposed Transaction

     Failure to Complete the Arrangement Could Negatively Impact Accelio's Share Price, Future Business and Operations

     If the Arrangement is not completed, Accelio may be subject to a number of material risks, including the following:

o the price of the Common Shares may decline to the extent that the relevant current market price reflects a market assumption that the Arrangement will be completed; and

o certain costs related to the Arrangement, such as legal, accounting and financial advisor fees, must be paid by Accelio even if the Arrangement is not completed. In addition, if the Arrangement is not completed, Accelio is not entitled to any reimbursement for any expense incurred in connection with the Arrangement from Adobe. These expenses are significant and could reasonably be expected to adversely affect the cash position, business and operations of Accelio.

     In addition, Accelio's customers, strategic partners and suppliers, in response to the announcement of the Arrangement, may delay or defer decisions concerning Accelio. Any delay or deferral in those decisions by customers, strategic partners or suppliers could have a material adverse effect on the business and operations of Accelio, regardless of whether the transaction is ultimately completed. For example, customers or potential customers of Accelio who use desktop and network publishing software marketed by competitors of Adobe could terminate or delay orders with Accelio due to perceived uncertainties over Accelio's continued commitment to provide products and enhancements or support services for Accelio products used in conjunction with such competing software. Similarly, current and prospective Accelio and/or Adobe employees may experience uncertainty about their future roles with Adobe until Adobe's strategies with respect to Accelio are announced and executed. This may adversely affect Accelio's and/or Adobe's ability to attract and retain key management, sales, marketing and technical personnel.

     Furthermore, if the Arrangement is terminated and the Board of Directors decides to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to pay an equivalent or more attractive price than the price to be paid by Adobe pursuant to the Arrangement. In addition, the Board has approved the Accelio Rights Plan (see section titled "Information Relating to Adobe - Accelio Rights Plan"), the terms of which may discourage potential acquirors from making an offer for all of the outstanding Common Shares.

     The Termination Fee Described in the Arrangement Agreement May Discourage Other Companies From Trying to Acquire Accelio

     In the Acquisition Agreement, Accelio has agreed to pay a termination fee of U.S.$2,880,000 plus an additional U.S.$1,250,000 as payment in full of Adobe's expenses incurred in connection with the proposed Transaction in the event the Acquisition Agreement is terminated in certain circumstances. The termination fee may discourage other companies from trying to acquire Common Shares even if those companies might be willing to offer greater value to Shareholders than Adobe has offered in the Acquisition Agreement. The payment of the aforementioned termination fee could also have a material adverse effect on Accelio's financial condition.

     The Number of Adobe Shares that Shareholders Will Receive in Exchange for Each Common Share and the Value of these Shares Will Not be Fixed Until After the Meeting

     In the Arrangement, each Shareholder (other than Adobe or any of its Affiliates) will exchange each Common Share held by such Shareholder for a fraction of an Adobe Share determined by an Exchange Ratio pursuant to the Acquisition Agreement. This Exchange Ratio will be determined in part by the weighted average sales price of an Adobe Share as reported on Nasdaq during the ten (10) consecutive trading days ending on the third trading day immediately prior to the Effective Time for the Arrangement (the "Measurement Period"). Since the Measurement Period value cannot be calculated until the end of the Measurement Period, it is not possible at this time to calculate the exact number of Adobe Shares or the trading value of these shares as of the Effective Date that will be issued in exchange for the Common Shares. The Measurement Period value may be greater or less than the market price of Adobe Shares on the date of this document, the date of the Meeting or the Effective Date. There can be no assurance that the market value of Adobe Shares that Shareholders receive after consummation of the Arrangement will equal or exceed the market value of the Common Shares held by such Shareholders prior to the Effective Time.

     This is Not a Tax-Deferred Transaction Under U.S. or Canadian Income Tax Legislation

     The Arrangement has not been structured to allow Canadian Resident Shareholders to defer Canadian income taxation of accrued capital gains on their Common Shares. Under current Canadian tax legislation, Canadian Resident Shareholders who hold Common Shares as capital property will generally recognize a capital gain (or loss) equal to the amount by which the sum of the fair market value of the Adobe Shares and any cash (in lieu of a fractional Adobe Share) received by such holder on the exchange, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base to such holder of the Common Shares exchanged. The exchange of Common Shares for Adobe Shares by a U.S. Shareholder is intended to be treated as a taxable event for U.S. federal income tax purposes.

     Shareholders should review carefully the information contained in the Circular under the heading "Certain Income Tax Considerations to Accelio Shareholders" and consult with their own tax advisors.

     Adobe's Business and the Trading Price of the Adobe Shares May be Affected by Factors that are Different from those that Affect Accelio's Business and the Trading Price of Common Shares

     As a result of the Arrangement, Accelio's business will be integrated into Adobe's business. Adobe's business is, and post-integration, will continue to be, more diversified than that of Accelio, and post-integration Adobe's results of operations as well as the trading price of the Adobe Shares may be affected by factors different from those affecting Accelio's results of operations and the trading price of Common Shares. There can be no assurance that the value of Adobe Shares will not decline for reasons not anticipated by Shareholders. In addition, the trading price of Adobe Shares may decline as a result of the Arrangement for a number of reasons, including if:

o    the integration of Adobe and Accelio is unsuccessful;

o Adobe does not achieve the perceived benefits of the Arrangement as rapidly or to the extent anticipated by financial or industry analysts; or

o the effect of the Arrangement on Adobe's financial results is not consistent with the expectations of financial or industry analysts.

     The Sales, Marketing and Distribution Channels of Both Adobe and Accelio may be Negatively Affected

     The Arrangement will require integration of two geographically separated companies that have previously operated independently. Among the factors considered by the Board of Directors and Adobe's board of directors in connection with their respective approvals of the Arrangement and the Acquisition Agreement were the perceived opportunities for broadened product offerings, the joint completion, development and commercialization of new product offerings, and marketing and operational efficiencies that could result from the Arrangement. However, no assurance can be given that difficulties will not be encountered in integrating the product offerings and operations of Adobe and Accelio, that the combined company will successfully complete and commercialize new products currently in development or develop any new products, that the marketing, distribution, or other operational benefits and efficiencies anticipated from integration of the respective businesses and products of Accelio and Adobe will be achieved, or that Accelio employee morale will not be adversely affected as a result of the Arrangement and the resulting integration. In particular, Adobe and Accelio may experience disruption in sales and marketing as a result of attempting to integrate their respective sales channels, and may be unable to smoothly or effectively correct such disruption, or to successfully execute their sales and marketing objectives, even after the companies' respective sales and marketing forces have been integrated. In addition, sales cycles and sales models for the various products may vary significantly. Sales personnel not accustomed to the different sales cycles and approaches required for products newly added to their portfolio may experience delays and difficulties in selling these newly added products. As a result, Adobe and Accelio may be unable to take full advantage of the combined sales forces' efforts, and the sales approach and distribution channels of one company may be ineffective in promoting the products of the other, which may have a material adverse effect on the business, financial condition or operating results of the combined company. The difficulties of integration may be increased by the necessity of coordinating geographically separate organizations or of integrating personnel with disparate business backgrounds and different corporate cultures. There can be no assurance that either Accelio will retain its key personnel, that the engineering teams of Adobe and Accelio will successfully cooperate and realize any technological benefits, that Accelio will benefit from the broader distribution and marketing opportunities available through Adobe, that Adobe will benefit from the broader product offerings available through Accelio, or that the combined company will realize any of the other anticipated benefits of the Arrangement. Any failure to integrate the businesses and technologies of Adobe and Accelio successfully or any failure to realize the anticipated benefits of the Arrangement could have a material adverse effect on the business, results of operations, and financial condition of the combined company.

     Effect of the Arrangement on Customers and Existing Agreements

     The Arrangement will require the consent of certain parties who have entered into contracts with Accelio. There can be no assurance that such consent(s) will be given and, if not given, that such contracts will not terminate, which could have an adverse effect on Accelio's business and results of operations.

     Accelio Executive Officers and Directors Have Interests that May Influence Them to Support and Approve the Arrangement

     The officers and directors of Accelio have interests in the Arrangement that are in addition to, or different than, those of Shareholders generally. These interests may include the following:

o the payment of a cash amount not to exceed approximately U.S.$500,000 in the aggregate to certain executive officers with out-of-the-money Options, whose employment agreements provide that upon a change in control of Accelio their Options may become exercisable into shares of the acquiror, in consideration of the surrender of such rights;

o the potential receipt of change of control benefits in the employment agreements of certain senior employees of Accelio in certain limited circumstances in which such senior employees' employment with Accelio is terminated following Closing; and

o the receipt of indemnification and insurance coverage with respect to acts taken and omissions to take action in their capacities as officers and directors of Accelio.

     For the above reasons, the directors and officers of Accelio could be more likely to vote to approve the Arrangement Resolution than if they did not hold these interests. Shareholders should consider whether these interests might have influenced these directors and officers to support or recommend the Arrangement. The Board was aware of these interests when it approved the Acquisition Agreement.

     Rights of Shareholders Following the Arrangement

     As a result of the Arrangement, Shareholders will become shareholders of Adobe, and their rights will be governed by Delaware law and the Adobe Articles and Adobe By-laws, which differ in certain material respects from the constating documents and by-laws of Accelio. See "Comparison of Shareholders' Rights".

            CERTAIN INCOME TAX CONSIDERATIONS TO ACCELIO SHAREHOLDERS

Canadian Federal Income Tax Considerations

In the opinion of LaBarge  Weinstein,  Canadian  legal counsel for Accelio,  the following is a summary of the principal Canadian federal income tax considerations under the Tax Act of receiving Adobe Shares pursuant to the Arrangement generally applicable to Shareholders resident in Canada who, for purposes of the Tax Act and at all relevant times, hold their Common Shares and will hold their Adobe Shares as capital property and deal at arm's length and are not and will not be affiliated with Accelio or Adobe. This summary does not apply to Shareholders with respect to whom Adobe is or will be a "foreign affiliate" within the meaning of the Tax Act and does not apply to "financial institutions" within the meaning of section 142.2 of the Tax Act.

This summary is based on the Tax Act, the regulations thereunder and counsel's understanding of the current published administrative practices and policies of the CCRA, all in effect as of the date of this Circular. This summary also takes into account all Proposed Amendments to the Tax Act, although no assurances can be given that the Proposed Amendments will be enacted in the form proposed, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any other changes in Legal Requirements, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein. In addition, this summary does not take into account or anticipate any changes in the administrative practices of the CCRA. No advance income tax ruling has been sought or obtained from the CCRA to confirm the tax consequences of any of the transactions described herein.

Common Shares and Adobe Shares will generally be considered to be capital property of a shareholder unless held in the course of carrying on a business, in an adventure in the nature of trade or as "mark-to-market property" for purposes of the Tax Act. Shareholders who are Canadian Residents and whose Common Shares might not otherwise qualify as capital property may be entitled to make the irrevocable election provided by subsection 39(4) of the Tax Act to have the Common Shares and every "Canadian security" (as defined in the Tax Act) owned by such Shareholder in the taxation year of the election and in all subsequent taxation year deemed to be capital property.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE DESCRIBED TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Adobe Shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars must be converted into Canadian dollars based on the U.S. dollar exchange rate generally prevailing at the time such amounts are received. In computing a Shareholder's liability for tax under the Tax Act, any cash amounts received by such holder in U.S. dollars must be converted into the Canadian dollar equivalent, and the amount of any non-cash consideration received by such holder must be expressed in Canadian dollars at the time such consideration is received.

Shareholders Resident in Canada

     The following portion of the summary is applicable to a Shareholder who is or is deemed to be a Canadian Resident at all relevant times.

     Acquisition by Accelio of a Portion of each Shareholder's Common Shares

     On the acquisition by Accelio of a certain number of each Shareholder's Common Shares, Shareholders who are individuals or corporations resident in Canada will be deemed to receive a taxable dividend equal to the excess of the amount paid by Accelio for the Common Shares over the paid up capital of such Common Shares. As at the date hereof, Accelio estimates that the paid up capital per Common Share will not be less than Cdn.$6.40 at the time Accelio acquires a certain number of each Shareholder's Common Shares. It is anticipated that the Exchange Ratio will provide the equivalent of approximately

Cdn.$4.48 of value for each Common Share, based on the Noon Rate on March 7, 2002 of Cdn.$1.5823. Therefore, as the value of the proceeds per Common Share, determined by reference to the Exchange Ratio, will likely be less than Cdn.$6.40, it is anticipated that no dividend will be realized by the Shareholders as a result of the purchase by Accelio of a portion of such Shareholders' Common Shares.

     A Shareholder whose Common Shares are acquired by Accelio in consideration for Adobe Shares will be considered to have disposed of the Common Shares so acquired for proceeds of disposition equal to the sum of (i) the fair market value of Adobe Shares received by such holder on the acquisition of such Shareholder's Common Sharers less any taxable dividend deemed to have been received by a Shareholder on the acquisition by Accelio of a portion of such Shareholder's Common Shares (and, as discussed above, it is anticipated that there will not be any taxable dividend), and (ii) any cash received by such holder in respect of a fractional Adobe Share. As a result, such holder will in general realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to such holder of the Common Shares immediately before the acquisition by Accelio of such Common Shares. See "Certain Income Tax Considerations - Canadian Federal Income Tax Considerations
- Shareholders Resident In Canada - Taxation of Capital Gain or Capital Loss" below. The cost of Adobe Shares received by Shareholders on the acquisition of Common Shares by Accelio will be equal to the fair market value of such Adobe Shares at the time of the acquisition and generally will be averaged with the adjusted cost base of any other Adobe Shares held at that time by the holder as capital property for the purpose of determining the holder's adjusted cost base of such Adobe Shares.

     Exchange of Common Shares for Adobe Shares

     A Shareholder who exchanges Common Shares for Adobe Shares will be considered to have disposed of the Common Shares exchanged for proceeds of disposition equal to the sum of (i) the fair market value of Adobe Shares acquired by such holder on the exchange, and (ii) any cash received by such holder in respect of a fractional Adobe Share. As a result, such holder will in general realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to such holder of the Common Shares immediately before the exchange. See "Certain Income Tax Considerations - Canadian Federal Income Tax Considerations - Shareholders Resident In Canada - Taxation of Capital Gain or Capital Loss" below. The cost of Adobe Shares received on the exchange of Common Shares will be equal to the fair market value of such Adobe Shares at the time of the exchange and generally will be averaged with the adjusted cost base of any other Adobe Shares held at that time by the holder as capital property for the purpose of determining the holder's adjusted cost base of such Adobe Shares.

     Dividends on Adobe Shares and Disposition of Adobe Shares

     Dividends on Adobe Shares will be included in the recipient's income for the purposes of the Tax Act. Such dividends received by a Shareholder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A Shareholder that is a corporation will include such dividends in computing its income and will not be entitled to deduct the amount of the dividends in computing its taxable income. A Shareholder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 62/3% on such dividends. Any United States non-resident withholding tax on these dividends generally will be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. Where a Shareholder disposes of an Adobe Share, the Shareholder will realize a capital gain (or capital loss) to the extent the proceeds of disposition net of any reasonable costs of disposition exceed (or are less than) the adjusted cost base of the Adobe Share.

     Taxation of Capital Gain or Capital Loss

     One-half of any capital gain (the "taxable capital gain") realized by a Shareholder will be included in the Shareholder's income for the year of disposition. One-half of any capital loss (the "allowable capital loss") realized may be deducted by the Shareholder against taxable capital gains for the year of disposition. Any excess of allowable capital losses over taxable capital gains of the Shareholder for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Tax Act.

     Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act. A Shareholder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 62/3% on taxable capital gains.

     If the Shareholder is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of any such share may be reduced by the amount of dividends received or deemed to have been received by it on such share to the extent and under circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns a Common Share or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such share.

     Foreign Property Information Reporting

     In general, a "specified Canadian entity" (as defined in the Tax Act) for a taxation year or fiscal period whose total cost amount of "specified foreign property" (as defined in the Tax Act) at any time in the year or fiscal period exceeds Cdn.$100,000, is required to file an information return for the year or period disclosing prescribed information, including the cost amount, any dividends received in the year, and any gains or losses realized in the year, in respect of such property owned by the "specified Canadian entity". With some exceptions, a taxpayer resident in Canada in the year will be a specified Canadian entity. Adobe Shares will be specified foreign property to a holder. Accordingly, holders of Adobe Shares are advised to consult their own advisers regarding compliance with these rules.

     Foreign Investment Entity Draft Legislation

     Draft legislation regarding the taxation of investments in "foreign investment entities" ("FIEs") was released on August 2, 2001 by the Minster of Finance (Canada). In general, where the draft legislation applies, a holder of an interest in a foreign investment entity generally will be required to take into account in computing income changes in the value of that interest. Pursuant to an announcement by the Minister of Finance on December 17, 2001 the rules will apply to taxation years commencing after 2002. A corporation is not a "foreign investment entity" if the "carrying value" of all of its "investment property" is not greater than one-half of the "carrying value" of all of its property or if its principal business is not an "investment business" within the meaning of those terms in the draft legislation. In general, these proposed rules will not apply to Adobe Shares so long as the Adobe Shares held by a particular holder are widely held and actively traded and listed on a prescribed stock exchange (which includes Nasdaq), unless it is reasonable to conclude that the holder had a tax avoidance motive for the acquisition of such shares in the terms contemplated by the draft legislation. Holders are advised to contact their tax advisors for advice concerning the effect, if any, of the FIE rules in their own circumstances.

     Dissenting Shareholders

     A Dissenting Shareholder is entitled, if the Arrangement becomes effective, to receive from Accelio or the Acquisition Entity the fair value of Common Shares held by the Dissenting Shareholder. In the event that the Dissenting Shareholder receives the fair value of his or her Common Shares from the Acquisition Entity, the Dissenting Shareholder will be considered to have disposed of the Common Shares for proceeds of disposition equal to the amount received by the Dissenting Shareholder less any interest awarded by the Court. Such a disposition of Common Shares by a holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of those Common Shares immediately before the disposition. See "Certain Income Tax Considerations - Canadian Federal Income Tax Considerations - Shareholders Resident In Canada - Taxation of Capital Gain or Capital Loss" above. In the event that the Dissenting Shareholder receives the fair market values of his or her Common Shares from Accelio, a Dissenting Shareholder will be deemed to have received a dividend equal to the amount by which the proceeds of disposition of the Common Shares exceed the paid-up capital of such Dissenting Shareholder's Common Shares. A Dissenting Shareholder will also realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, less the amount of any deemed dividend exceed (or are less than) the adjusted cost base to the holder of the Common Shares immediately before the disposition. See "Certain Income Tax Considerations - Canadian Federal Income Tax Considerations - Shareholders Resident In Canada - Taxation of Capital Gains and Capital Loss" above. Dissenting Shareholders who receive the fair value of their Common Shares from Accelio should consult their own tax advisors. Any interest awarded to a Dissenting Shareholder by the Court must be included in the Dissenting Shareholder's income for the purposes of the Tax Act. Dissenting Shareholder will not be entitled to the benefit of the "replacement property" provisions of the Tax Act.

Shareholders Not Resident in Canada

The following portion of the summary is applicable to a Shareholder who, for purposes of the Tax Act, has not been and will not be resident (or deemed resident) in Canada at any time while such Shareholder has held Common Shares and will hold Adobe Shares and to whom such shares are not "taxable Canadian property" (as defined in the Tax
Act). This commentary is not applicable to a non-resident that is an insurer carrying on business in Canada and elsewhere.

Generally, Common Shares and Adobe Shares will not be taxable Canadian property of a non-resident Shareholder at a particular time provided that (i) the holder does not use or hold (and is not deemed to use or hold) such shares in connection with carrying on a business in Canada, (ii) the shares are listed on a prescribed stock exchange (which currently includes the TSE) and the holder, alone or together with persons with whom the holder does not deal at arm's length, has not owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of Accelio or Adobe, as the case may be, at any time within the 60-month period immediately preceding the particular time. Even if the Common Shares are taxable Canadian property of a non-resident Shareholder, the holder nonetheless may be exempt from tax under an applicable income tax convention.

Where a non-resident Shareholder receives a dividend or interest consequent upon the exercise of dissent rights, such amount will be subject to Canadian withholding tax at the rate of 25% unless the rate is reduced under the provisions of an applicable tax treaty.

A deemed dividend received by a non-resident Shareholder on Common Shares is subject to Canadian withholding tax at the rate of 25%, unless the rate is reduced pursuant to the provisions of an applicable tax treaty. Based on the discussion above under the heading "Certain Income Tax Considerations - Canadian Federal Income Tax Considerations - Shareholders Resident In Canada - Acquisition by Accelio of a Portion of each Shareholder's Common Shares", it is anticipated that no dividend will arise on the purchase by Accelio of a certain number of the Common Shares from non-resident Shareholders.

     Disposition of Common Shares and Adobe Shares

     Generally, a non-resident Shareholder will not be subject to tax under the Tax Act on (i) the acquisition by Accelio of Common Shares in consideration for Adobe Shares, (ii) the exchange of Common Shares for Adobe Shares or (ii) the sale or other disposition of Adobe Shares.

United States Federal Income Tax Considerations

The following is a summary of the principal United States federal income tax considerations generally applicable to U.S. Holders (as defined below) who receive Adobe Shares and Non-U.S. Holders (as defined below) who receive Adobe Shares pursuant to the Arrangement. For purposes of this discussion, a "U.S. Holder" is a beneficial owner of Common Shares that is (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof, including the district of Columbia (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (a) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) such trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes. A "Non-U.S. Holder" is a beneficial owner of Common Shares that is not a U.S. Holder.

This  summary   does  not  discuss  all  United   States   federal   income  tax
considerations that may be applicable and/or relevant to U.S. Holders and Non-U.S. Holders (collectively, "Holders") in light of their particular circumstances or to certain Holders that may be subject to special treatment under United States federal income tax laws (including, without limitation, certain financial institutions, insurance companies, tax-exempt entities, real estate investment trusts, regulated investment companies, grantor trusts, dealers in securities or currencies, certain United States expatriates, persons who hold Common Shares as part of a straddle, hedge, or conversion transaction, U.S. Holders whose functional currency is not the U.S. dollar and Holders who acquire Common Shares through exercise of employee stock options or otherwise as compensation for services). This discussion is limited to Holders who hold their Common Shares as capital assets and does not consider the tax treatment of Holders who hold Common Shares through a partnership or other pass-through entity. Furthermore, this summary does not address any aspect of state, local, foreign, estate or gift taxation.

     This discussion is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), existing and proposed Treasury Regulations, administrative pronouncements and judicial decisions, each as available and in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect.

No advance income tax ruling has been sought or obtained from the IRS regarding the tax consequences of the transactions described in this Circular.

EACH HOLDER IS ADVISED TO CONSULT ITS TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ARRANGEMENT.

U.S. Holders

     Purchase of Common Shares by Accelio

     The purchase of a U.S. Holder's Common Shares by Accelio pursuant to the Arrangement will be a taxable event for United States federal income tax purposes and should be treated in the same manner as described under the heading "Certain Income Tax Considerations - United States Federal Income Tax
Considerations - U.S. Holders - Exchange of Common Shares for Adobe Shares" below.

     However, the Internal Revenue Service could determine that the purchase of a U.S. Holder's Common Shares by Accelio is a corporate distribution by Accelio to Holders of Common Shares. If such a determination is upheld, to the extent the distribution is paid out of a U.S holder's pro rata share of Accelio's current or accumulated earnings and profits, as determined under United States federal income tax principles, the distribution will be treated as a dividend to the U.S. Holder, taxed at ordinary United States federal income tax rates. If the amount of such distribution exceeds the U.S. Holder's pro rata share of Accelio's current and accumulated earnings and profits, such excess will be treated as an amount received in exchange for Common Shares and treated as described under the heading "Certain Income Tax Considerations - United States Federal Income Tax Considerations - U.S. Holders - Exchange of Common Shares for Adobe Shares" below.

     Exchange of Common Shares for Adobe Shares

     The exchange of Common Shares for Adobe Shares pursuant to the Arrangement will be a taxable event for United States federal income tax purposes. A U.S. Holder will recognize a gain or loss equal to the difference between the U.S. Holder's tax basis in its Common Shares and the amount realized, which shall equal the sum of (i) the fair market value on the date of the exchange of the Adobe Shares received in the exchange and (b) the amount of any cash received in lieu of fractional shares (including the amount of any Canadian withholding tax). In the case of a U.S. Holder who dissents from the Arrangement, the gain or loss will be equal to the difference between the amount of cash received (including the amount of any Canadian withholding tax) and the U.S. Holder's tax basis in its Common Shares surrendered in the exchange. Assuming Accelio was not at any relevant time classified as a PFIC, as defined below under "Certain Income Tax Considerations - United States Federal Income Tax Considerations - U.S. Holders - Passive Foreign Investment Company Considerations", gain or loss on the exchange of Common Shares will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held its Common Shares for more than one year at the time of the exchange. In the case of a non-corporate U.S. Holder, the maximum marginal United States federal income tax rate applicable to such gain will be lower than the maximum marginal United States federal income tax rate applicable to ordinary income if such U.S. Holder's holding period for such Common Shares exceeds one year. The deductibility of capital losses is subject to limitations.

     Passive Foreign Investment Company Considerations

     For United States federal income tax purposes, a foreign corporation is classified as a passive foreign investment company ("PFIC") for each taxable year in which either (i) 75% or more of its income is passive income (as defined for United States federal income tax purposes) or (ii) on average for such taxable year, 50% or more in value of its assets produce passive income or are held for the production of passive income. For purposes of applying these tests, a foreign corporation that owns at least 25% (by value) of the stock of another corporation is deemed to own its proportionate share of the assets of such other corporation and receive its proportionate share of the gross income of such other corporation. Special rules apply to U.S. holders who own stock of a foreign corporation in a year that such corporation is classified as a PFIC. These rules could result in the imposition of additional tax and an interest charge upon the disposition of shares in such corporation or the receipt or deemed receipt of a distribution from such corporation.

     Based on certain estimates of its gross income and gross assets and the nature of its business, Accelio believes that it may have been classified as a PFIC for its1993, 1994 and 1995 taxable years. Accelio, however does not believe that it will be classified as a PFIC for taxable years subsequent to 1995, including its current taxable year. If Accelio were classified as a PFIC, a U.S. Holder of Common Shares generally would be subject to imputed interest charges and other disadvantageous tax treatment with respect to any gain from the sale or exchange of, and certain distributions with respect to, Common Shares. In addition, a U.S. Holder of Common Shares that held such Common Shares during a taxable year in which Accelio was a PFIC and that did not make certain elections regarding the U.S. federal income tax treatment relating to the Common Shares, generally will be treated as though Accelio was a PFIC for the current tax year.

     Under the PFIC rules, a special tax regime will apply to both (a) any "excess distribution" by Accelio (generally, the U.S. Holder's ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by such U.S. Holder in the shorter of the three preceding years or the U.S. Holder's holding period) and (b) any gain realized on the sale or other disposition of Common Shares. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over the U.S. Holder's holding period, (b) the amount deemed realized had been subject to tax in each year of that holding period, and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years.

     Dividends on Adobe Shares

     A U.S. holder of Adobe Shares generally will be required to include in gross income as ordinary dividend income distributions paid on Adobe Shares to the extent such distributions are made out of Adobe's current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions on Adobe Shares to a U.S. holder in excess of such earnings and profits will be treated as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis for such shares and, to the extent in excess of such adjusted basis, as capital gain. Dividends on Adobe Shares received by U.S. corporate shareholders generally should qualify for the dividends received deduction applicable to U.S. corporations.

     Sale or Exchange of Adobe Shares

     A U.S. holder generally will recognize gain or loss on the sale or exchange of Adobe Shares equal to the difference between the amount realized on such sale or exchange and the U.S. holder's adjusted tax basis in its Adobe Shares. Such gain or loss will be capital gain or loss. In the case of a non-corporate U.S. holder, the maximum marginal United States federal income tax rate applicable to such gain will be lower than the maximum marginal United States federal income tax rate applicable to ordinary income if such U.S. holder's holding period for such Adobe Shares exceeds one year and will be further reduced if such holding period exceeds five years. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

     Exchange of Common Shares

     Non-U.S. Holders will not be subject to United States federal income tax as a result of an exchange of Common Shares for Adobe Shares, cash or a combination thereof pursuant to the Arrangement, unless such gain is effectively connected with a United States trade or business of the Non-U.S. Holder (or, if a tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Holder) or, in the case of gain recognized by an individual Non-U.S. Holder, such individual is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied.

     Dividends on Adobe Shares

     In general, dividends paid on Adobe Shares to a Non-U.S. Holder will be subject to withholding of United States federal income tax at a rate of 30% of the gross amount thereof, subject, however, to a reduced rate of withholding if an income tax treaty applies. Any such dividends paid that are effectively connected with the conduct of a trade or business in the United States by the Non-

U.S. Holder (or, where an income tax treaty applies, that are attributable to a United States permanent establishment of the Non-U.S. Holder) are not subject to the 30% withholding tax, but instead are taxed at ordinary United States federal income tax rates on a net income basis. In order to claim a reduction in or exemption from the 30% withholding tax on dividends, a Non-U.S. Holder must provide a properly executed IRS Form W-8BEN (or a suitable substitute form), claiming a reduction of or exemption from withholding under an applicable tax treaty, or IRS Form W-8ECI (or suitable substitute form) stating that such dividends are not subject to withholding tax because they are effectively connected with the conduct of a trade or business in the United States (or, if a treaty applies, they are attributable to a United States permanent establishment of the Non-U.S. Holder). A Non-U.S. Holder eligible for a reduced rate of U.S. federal income tax withholding under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

     Sale or Exchange of Adobe Shares.

     A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax in respect of any gain recognized on the sale or other disposition of Adobe Shares unless (a) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States, or if a tax treaty applies, is attributable to a permanent establishment of the Non-U.S. Holder in the United States; (b) in the case of a Non-U.S. Holder who is an individual, the Non-U.S. Holder is present in the United States for 183 or more days during the taxable year of the sale or other disposition and certain other conditions are satisfied; or (c) Adobe is or has been a "U.S. real property holding corporation" ("USRPHC") for United States federal income tax purposes during the five year period preceding such sale or other disposition (or if shorter, the period that the Non-U.S. Holder held such shares).

     Backup Withholding Tax and Information Reporting Requirements

     United States backup withholding tax and information reporting requirements generally apply to certain payments to certain non-corporate holders of Adobe Shares. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, Adobe Shares made within the United States to a holder of Adobe Shares, other than an exempt recipient, including a corporation, a payee that is not a U.S. person that provides an appropriate certification and certain other persons. A payor will be required to withhold backup withholding tax from any payments of dividends on, or the proceeds from the sale or redemption of, Adobe Shares within the United States to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. The current backup withholding tax rate is 30%, but the rate will be reduced to 29% for years 2004 and 2005, and 28% for 2006 through 2010.

     Under current Treasury Regulations, backup withholding will not apply to distributions on the Adobe Shares to a holder that is not a U.S. person, provided that Adobe has received valid certifications meeting the requirements of the Code and neither Adobe nor the payor has actual knowledge or reason to know that such holder is a U.S. person for purposes of such backup withholding tax requirements.

     If provided by a beneficial owner, the certification must give the name and address of such owner, state that such owner is not a U.S. person, or, in the case of an individual, that such person is neither a citizen or resident of the United States, and must be signed by the owner under penalties of perjury. If provided by a financial institution, other than a financial institution that is a qualified intermediary, the certification must state that the financial institution has received from the beneficial owner the certificate set forth in the preceding sentence, set forth the information contained in such certificate (and include a copy of such certificate), and be signed by an authorized representative of the financial institution under penalties of perjury. Generally, the furnishing of the names of the beneficial owners of Adobe Shares that are not U.S. persons and a copy of such beneficial owner's certificate by a financial institution will not be required where the financial institution is a qualified intermediary.

     In the case of such payments made within the United States to a foreign simple trust, a foreign grantor trust or a foreign partnership, other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that qualifies as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of such Treasury Regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that are effectively connected with the conduct of a trade or business in the United States, the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor may rely on a certification provided by a payee that is not a U.S. person only if such payor does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.

     The discussion of United States federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a Holder. Each Holder is strongly urged to consult its tax adviser to determine the particular tax consequences to it of the Arrangement, including the application and effect of United States federal, state, local, foreign, estate or gift tax laws.

        MARKET PRICES OF AND DIVIDENDS ON ADOBE SHARES AND ACCELIO SHARES

Common Share Prices

Adobe Shares are traded on Nasdaq under the symbol "ADBE". The Common Shares are traded on the TSE under the symbol "LIO", and on Nasdaq under the symbol "ACLO".

     The following table sets forth, for the calendar periods indicated, the high and low closing sales prices and the trading volume for Adobe Shares as reported on Nasdaq, expressed in U.S. dollars.

                                                     Adobe Shares
                                      ------------------------------------------
                                                       Nasdaq
Period                                   High            Low         Volume
                                        --------       --------    ------------
                                                (U.S.$)              (000's)
2000:
Second Quarter.......................    65.86           44.03       279,683
Third Quarter........................    80.85           51.40       202,646
Fourth Quarter.......................    87.15           56.40       281,418

2001:
First Quarter........................    61.53           24.52       396,736
Second Quarter.......................    48.74           29.42       183,364
Third Quarter........................    47.80           22.19       342,407
Fourth Quarter.......................    37.58           23.25       269,294

2002:
January..............................    39.20           30.19        78,993
February.............................    37.75           33.02        61,861
March (1)............................    41.00           36.69        19,628

(1) Through to March 7, 2002.

The following table sets forth, for the calendar periods indicated, the high and low closing sales prices and the trading volume of the Common Shares of Accelio as reported on the TSE, expressed in Canadian dollars, and as reported on Nasdaq, expressed in U.S. dollars.

                                                           Common Shares of Accelio
                     ------------------------------------------------------------------------------------------------------

                                        TSE                                           Nasdaq
Period:               High            Low         Volume            High              Low           Volume
                     --------       --------    ------------     -----------       ---------     ------------
                             (Cdn.$)              (000's)                   (U.S.$)                 (000's)

2000:
First Quarter         18.90            7.85        12,640           13.25             5.16         15,544
Second Quarter        11.00            6.75         3,480            7.63             4.00          2,255
Third Quarter          9.00            4.65         3,009            6.13             3.06          2,417
Fourth Quarter         6.50            3.60         6,341            4.38             2.31          2,129

2001:
First Quarter          5.50            2.91         5,376            3.69             1.88          1,126
Second Quarter         3.89            3.12         1,802            2.42             2.03            860
Third Quarter          4.35            2.10         2,060            2.88             1.33            533
October                3.90            2.21           515            3.20             1.25            279
November               2.40            1.50         2,239            1.53             0.98            495
December               3.15            1.80         1,962            2.00             1.13            384

2002:
January                3.30            2.85         2,047            2.10             1.79            664
February               4.53            4.32         7,946            3.10             2.60          2,917
March (1)              4.50            4.38           670            2.77             2.73            127

(1) Through to March 7, 2002.

On January 31, 2002, the last full trading day prior to the public announcement of the Arrangement, the closing sale price per Adobe Share, as reported on Nasdaq, was U.S.$33.70, and the closing sale price per Common Share of Accelio as reported on the TSE was Cdn.$3.07 and as reported on Nasdaq was U.S.$1.92. On March 7, 2002, the last full trading day prior to the date of this Circular, the closing sale price per Adobe Share as reported on Nasdaq was U.S.$38.80, and the closing sale price per Common Share of Accelio as reported on the TSE was Cdn.$4.39 and as reported on Nasdaq was U.S.$2.77. Because the market price of Adobe Shares is subject to fluctuation due to numerous market forces, the market value of the Adobe Shares that holders of Common Shares will receive pursuant to the Arrangement may increase or decrease prior to the Effective Time. The Shareholders of Accelio are urged to obtain current market quotations for their Common Shares and the Adobe Shares. Historical market prices are not indicative of future market prices.

Dividends Paid

Since Accelio began its operations, it has not paid any dividends on its Common Shares.

Adobe has paid cash dividends on the Adobe Shares each quarter since the second quarter of 1988. In March 1997, Adobe established the venture stock dividend program under which Adobe may, from time to time, distribute as a dividend-in-kind shares of Adobe's equity holdings in investee companies to Adobe's stockholders.

Under the terms of Adobe's line of credit agreement, corporate headquarters lease agreements and real estate financing agreement, Adobe may pay cash dividends unless an event of default has occurred or Adobe does not meet certain financial ratios. The declaration of future dividends, whether in cash or in-kind, is within the discretion of Adobe's board of directors and will depend upon business conditions, Adobe's results of operations, Adobe's financial condition, and other factors.

The following table sets forth, for the fiscal periods indicated, cash dividends paid per share on Adobe Shares, expressed in U.S. dollars.

                                                                   Adobe Shares
                                                                ----------------
                                                                      (U.S.$)
2000
Second Quarter..........................................                 0.0125
Third Quarter...........................................                 0.0125
Fourth Quarter..........................................                 0.0125

2001
First Quarter...........................................                 0.0125
Second Quarter..........................................                 0.0125
Third Quarter...........................................                 0.0125
Fourth Quarter..........................................                 0.0125

2002
First Quarter...........................................                    N/A

                 REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

Except as otherwise expressly noted, the financial information regarding Accelio, including the Consolidated Financial Statements, the Accelio unaudited consolidated financial statements and the summaries thereof contained in this Circular, is reported in Canadian dollars and such statements have been prepared in accordance with Canadian GAAP and U.S. GAAP.

The financial information regarding Adobe, including the Adobe Financial Statements and the summaries thereof contained in this Circular, is reported in U.S. dollars and such statements have been prepared in accordance with U.S. GAAP.


                          CANADIAN/U.S. EXCHANGE RATES

The following table sets forth, for each period indicated, the high and low exchange rates for one Canadian dollar expressed in U.S. dollars, the average of such exchange rates during such period, and the exchange rate at the end of such period, based upon the Noon Rate and generally reflecting the exchange rates for transactions of U.S.$1 million or more:

                                          Nine Months Ended                 Year Ended April 30,
                                          January 31, 2002
                                       ------------------------    --------------------------------------
                                                                     2001          2000          1999
                                                                   ----------    ----------   -----------

High..................................        0.6623                 0.6830        0.6973        0.6983
Low...................................        0.6199                 0.6334        0.6609        0.6343
Average...............................        0.6399                 0.6611        0.6801        0.6624
Period End............................        0.6280                 0.6512        0.6752        0.6861



On January 31, 2002, the last trading day prior to the announcement of the Transaction, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the Noon Rate was U.S.$0.6280. On March 7, 2002, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the Noon Rate was U.S.$0.6320.

The following table sets forth, for each period indicated, the high and low exchange rates for one U.S. dollar expressed in Canadian dollars, the average of such exchange rates during such period, and the exchange rate at the end of such period, based upon the Noon Rate and generally reflecting the exchange rates for transactions of Cdn.$1 million or more:

                                                 Year Ended November 30,
                                          --------------------------------------
                                            2001          2000          1999
                                          ----------    ----------   -----------
High...................................    1.6021        1.5593        1.5527
Low....................................    1.4936        1.4341        1.4505
Average................................    1.5436        1.4820        1.4898
Period End.............................    1.5718        1.5356        1.4728

On January 31, 2002, the last trading day prior to the announcement of the Transaction, the exchange rate for one U.S. dollar expressed in Canadian dollars based on the Noon Rate was Cdn.$1.5923. On March 7, 2002, the exchange rate for one U.S. dollar expressed in Canadian dollars based on the Noon Rate was Cdn.$1.5823.

                       SELECTED HISTORICAL FINANCIAL DATA

The following table presents selected audited financial information for Adobe for the periods indicated. This table should be read in conjunction with the Adobe Financial Statements and Supplementary Data included in Adobe's Annual Report on Form 10-K for the fiscal year ending November 30, 2001, attached to this Circular as Appendix F. The Adobe Financial Statements and Supplementary Data have been prepared in accordance with U.S. GAAP.

                                                       As of and for the years ended
                                                  -----------------------------------------
                                                  November 30,   December 1,   December 3,
                                                      2001          2000          1999
                                                  -----------------------------------------

                                                                   (Audited)
                                                   (U.S. dollars in thousands, except per
                                                         share amounts and ratios)
   Operating Results
   Revenue........................................  $1,229,720     $1,266,378   $1,015,434
   Gross Profit...................................   1,148,269      1,179,123      920,894
   Net Income (1).................................     205,644        287,808      237,751
   Basic earnings per share (1)...................        0.86           1.21         0.98
   Diluted earnings per share.....................        0.83           1.13         0.92
                                                   -----------------------------------------
   Dividend and Common Share Data
   Basic weighted-average number of shares........     238,461        238,292      241,572
   Diluted weighted-average number of shares......     249,145        255,774      258,410
   Common dividends paid..........................     $12,007        $11,979      $12,233
   Common dividends paid per share................        0.05           0.05         0.05
                                                   -----------------------------------------
   Year-End Financial Position
   Current assets.................................    $767,364       $877,912     $623,015
   Current liabilities............................     313,651        314,605      267,629
   Net working capital............................     453,713        563,307      355,386
   Property, plant and equipment, net.............      80,993         64,268       69,138
   Total assets...................................     930,623      1,069,416      803,859


                          ADOBE 2001 QUARTERLY RESULTS
                      (Numbers for the Three Months Ended)

                                                                   Quarter Ended
                                         ------------------------------------------------------------------
                                              Mar. 2        June 1         Aug. 31         Nov. 30
                                         ------------------------------------------------------------------
                                                                    (Unaudited)
                                          (U.S. dollars in thousands, except per share amounts and ratios)

   Revenue..........................         $328,969       $344,093       $292,118        $264,540
   Gross profit.....................          308,953        321,734        272,077         245,505
   Net income (2)...................           69,756         61,305         40,294          34,289
   Basic net income per share (2)...             0.29           0.26           0.17            0.15
   Diluted net income per share.....             0.28           0.25           0.16            0.14


(1) In 2001, includes investment loss of U.S.$93.4 million, restructuring and other charges of U.S.$12.1 million, and amortization of goodwill and purchased intangibles of U.S.$14.3 million. In 2000, includes investment gains of U.S.$14.3 million, one-time gains from the sale of assets of U.S.$2.7 million, restructuring and other charges of U.S.$5.6 million, in-process research and development of U.S.$0.5 million, and amortization of goodwill and purchased intangibles of U.S.$7.0 million. In 1999, includes investment gains of U.S.$88.9 million, one-time gains from the sale of assets of U.S.$5.7 million, restructuring and other charges of U.S.$23.0 million, acquired in-process research and development of U.S.$3.6 million, and amortization of goodwill and purchased intangibles of U.S.$4.8 million.

(2) In 2001, net income and net income per share includes the following: The first quarter includes investment loss of U.S.$17.0 million and amortization of goodwill and purchased intangibles of U.S.$3.6 million; the second quarter includes investment loss of U.S.$31.0 million and amortization of goodwill and purchased intangibles of U.S.$3.6 million; the third quarter includes investment loss of U.S.$39.4 million and amortization of goodwill and purchased intangibles of

     U.S.$3.6 million; and the fourth quarter includes investment loss of U.S.$5.9 million, restructuring and other charges of U.S.$12.1 million, and amortization of goodwill and purchased intangibles of U.S.$3.6 million.

Selected Historical Consolidated Financial Data of Accelio

Set forth below is a summary of certain consolidated financial information with respect to Accelio and its subsidiaries as at the dates and for the periods indicated. The selected historical financial data of Accelio and its subsidiaries as at and for the fiscal years ended April 30, 2001, 2000 and 1999 has been derived from historical financial statements, which statements have been audited by PricewaterhouseCoopers LLP, whose report is included in Accelio's audited financial statements for the year ended April 30, 2001. The selected historical financial data for the nine months ended January 31, 2002 and 2001 has been derived from the Accelio unaudited interim financial statements for the periods ended January 31, 2002 and 2001, respectively, and includes, in the opinion of management of Accelio, all adjustments consisting of normal recurring accruals which Accelio considers necessary to present fairly the results of such periods. Accelio's audited annual financial statements and Accelio's unaudited interim financial statements from which this selected historical financial data is derived were prepared in accordance with Canadian GAAP and U.S. GAAP. This selected historical financial data should be read in conjunction with the Accelio audited annual financial statements for the year ended April 30, 2001, the Accelio unaudited interim financial statements for the nine months ended January 31, 2002, the Accelio management's discussion and analysis for the year ended April 30, 2001 and the Accelio quarterly report for the nine months ended January 31, 2002, copies of which are incorporated herein by reference.


                                        ------------------------------   ----------------------------------------------
                                              Nine Months ended
                                                 January 31,                     Fiscal year ended April 30,
                                        ------------------------------   ----------------------------------------------

                                             2002             2001             2001           2000            1999
                                        ------------   ---------------   --------------  --------------  --------------
                                                (in thousands of Canadian dollars, except per share amounts)

   Net Sales...........................  $  69,212        $ 72,093         $ 100,639      $  94,317       $ 114,212
   Operating income (loss).............  $(27,660)        $ (7,814)        $(22,734)      $ (22,263)      $ (70,956)
   Net income (loss)...................  $(27,799)        $ (7,958)        $(28,581)      $ (20,186)      $ (64,589)

   Basic net income (loss per share)...  $  (1.12)        $ (0.36)         $ (1.26)       $   (1.01)      $   (3.26)
   Diluted income (loss) per share.....  $  (1.12)        $ (0.36)         $ (1.26)       $   (1.01)      $   (3.26)

                                              As at January 31                          As at April 30
                                        -----------------------------    ---------------------------------------------

                                           2002            2001              2001           2000            1999
                                        -----------    --------------    -------------- -------------- ---------------
   Working Capital.....................  $  13,946        $   60,273       $  48,171      $  33,568       $  45,054
   Total Assets........................  $  86,149        $  134,166       $ 114,676      $ 121,336       $ 168,954
   Long-term debt......................  $     880        $   11,135       $  11,011      $  10,000       $  32,557
   Shareholder's equity................  $  44,167        $   92,526       $  70,562      $  76,302       $  97,015


                          INFORMATION RELATING TO ADOBE

Business of Adobe

Founded in 1982,  Adobe  builds  award-winning  software  solutions  for network publishing, including Web, print, ePaper, video, wireless and broadband applications. Its graphic design, imaging, and dynamic media authoring tools enable customers to create, manage, and deliver visually rich, reliable content. Adobe licenses its technology to major hardware manufacturers, software developers, and service providers, and offers integrated software solutions to businesses of all sizes. Adobe distributes its products through a network of distributors and dealers, value-added resellers, systems integrators, and original equipment manufacturers ("OEM"), direct to end users through Adobe call centers and through its own Web site at www.adobe.com. Adobe has operations in the Americas, Europe, Middle East, Africa and Asia.

In 1984, Adobe developed the software that initiated desktop publishing. Today, Adobe continues to be uniquely positioned to make dramatic changes not only to how society creates visually rich information for print and the Web, but also as to how it distributes and accesses that information electronically.

In the simplest of terms, Adobe helps people communicate better. By delivering powerful graphic design, publishing, and imaging software for print and Web production, Adobe helps people express, share, and manage their ideas in imaginative and meaningful new ways.

Adobe's strategy is to address the needs of: graphic designers; professional print, cross-media, and Web publishers; dynamic media artists; communicators and workers within businesses and governments; IS technologists and developers; hobbyists; and consumers. Adobe executes on this strategy by delivering products that support industry standards and that can be deployed on multiple computing environments, including Microsoft Windows, Apple Macintosh, Linux, UNIX, Palm OS and Pocket PC platforms.

Beginning in fiscal year 2002, Adobe categorizes its products into four principal business segments: Graphics; Cross-Media Publishing; ePaper Solutions; and OEM Postscript and other markets.

The markets for Adobe products are characterized by intense competition, evolving industry standards, rapid technology developments and frequent new product introductions. Adobe's future success will depend on its ability to enhance existing products, introduce new products on a timely and cost-effective basis, meet changing customer needs, extend Adobe's core technology into new applications and anticipate or respond to emerging standards and other technological changes.

The foregoing description is qualified by reference to the more in-depth discussion of Adobe's business in:

(a) Adobe's Annual Report on Form 10-K for the fiscal year ended November 30, 2001 (including Management's Discussion and Analysis of Financial Condition and Results of Operations) which is attached to this Circular as Appendix F without exhibits; and

(b) Adobe's 2002 Definitive Proxy Statement on Schedule 14A dated March 5, 2002 with respect to Adobe's annual meeting of stockholders held on April 11, 2002, which is attached to this Circular as Appendix G.

The foregoing documents, filed by Adobe with the SEC and reproduced as Appendices to the Circular, are specifically incorporated in and form an integral part of this Circular.

Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for the purposes of this Circular to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Circular. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in
light  of  the   circumstances  in  which  it  was  made.

Accelio assumes no responsibility for the above documents relating to Adobe and its Affiliates filed by Adobe with the SEC.



Corporate Structure

The following chart sets out the intercorporate relationships between Adobe and its material subsidiaries as of the date of this circular.







                               [GRAPHIC OMITTED]
















Description of Share Capital

     General

     Adobe is authorised to issue 900,000,000 Adobe Shares, U.S$0.0001 par value, and 2,000,000 shares of preferred shares, U.S.$0.0001 par value
("Preferred Shares"). As of the close of business on January 25, 2002, an aggregate of 236,763,372 Adobe Shares were outstanding and no Adobe Preferred Shares were issued and outstanding.

     The following description of Adobe's capital stock does not purport to be complete and is subject to and qualified in its entirety by the Adobe Articles and the Adobe By-Laws and by the provisions of applicable Delaware law.

     Adobe Shares

     Holders of Adobe Shares are entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of Adobe Shares do not have cumulative voting rights, and, therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors.

     Holders of the Adobe Shares are entitled to receive such dividends as may be declared from time to time by Adobe's board of directors out of funds legally available therefore subject to the terms of any existing or future agreements between Adobe and its debtholders and the terms of the lease agreement for Adobe's headquarters building in San Jose, California. Adobe has from time to time paid cash dividends on its capital stock. See "Market Prices of and Dividends on Adobe Shares and Accelio Shares". In the event of the liquidation, dissolution or winding up of Adobe, the holders of Adobe Shares are entitled to share rateably in all assets legally available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Shares then outstanding.

     Preferred Shares

     Adobe is authorized to issue 2,000,000 Preferred Shares. Adobe's board of directors has the authority to issue the Preferred Shares in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series, without any further vote or action by Adobe's shareholders. Adobe has designated 100,000 Preferred Shares in connection with the adoption by Adobe of a shareholder rights plan adopted on July 24, 1990, and amended July 1, 2000. No shares of Adobe Series A Preferred Stock are currently outstanding.

Ownership of and Transactions in Accelio Securities

As of March 5, 2002, neither Adobe nor Acquisition Entity owned any Accelio Common Shares.

Consideration

The total consideration to be provided to Shareholders pursuant to the Arrangement will be in the form of Adobe Shares. Such Adobe Shares have been reserved in full and it is a condition to the closing of the Arrangement that the Adobe Shares to be issued in connection with the Arrangement be approved for listing (subject to notice of issuance) on Nasdaq.

Absence of Agreements or Other Business Relationships between Adobe and Accelio

Except as otherwise disclosed in this Circular, Adobe has not entered into any agreements of any nature with Accelio which are in force or effect, whether in whole or in part, or maintained any material business relationships with Accelio.

Antitakeover Effects of Provisions of Adobe Articles and Adobe By-laws and Delaware Corporate Law

     Adobe Articles and Adobe By-laws

     The Adobe Articles and the Adobe By-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of Adobe's board of directors and which may have the effect of delaying, deferring, or preventing a future takeover or change in control of Adobe unless such takeover or change in control is approved by Adobe's board of directors.

     The Adobe Articles provide that all shareholder actions must be effected at a duly called annual or special meeting and may not be effected by written consent. The Adobe Articles and the Adobe By-laws provide that, except as otherwise required by law, special meetings of the shareholders can only be called by the Chairman of Adobe's board of directors, the President of Adobe, the Adobe board of directors or shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at such meeting. In addition, the Adobe Articles and the Adobe By-laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders, including proposed nominations of persons for election to Adobe's board of directors. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of Adobe's board of directors or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to Adobe's Secretary of the shareholder's intention to bring such business before the meeting.

     Moreover, subject to the rights of the holders of any outstanding series of preferred stock, the Adobe Articles authorise only the Adobe board of directors to fill vacancies, including newly created directorships. Accordingly, this provision could prevent a shareholder from obtaining majority representation on the Adobe board of directors by enlarging the board of directors and filling the new directorships with its own nominees.

     The authorised but unissued Adobe Shares and Preferred Shares are available for future issuance without shareholder approval. These additional shares may be utilised for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorised but unissued Adobe Shares and Adobe Preferred Shares could render more difficult or discourage an attempt to obtain control of Adobe by means of a proxy contest, tender offer, merger or otherwise.

     Furthermore, the Adobe Articles and the Adobe By-laws provide for a classified board. Specifically, Adobe currently has a nine-member board of directors that is divided into two classes (Class I and Class II) with alternating two-year terms. There are five Class I directors, who will be up for election in 2002, and four Class II directors, who will be up for election in 2003. The classification of the board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the Adobe board of directors.

     The foregoing provisions of the Adobe Articles and the Adobe By-laws are intended to enhance the likelihood of continuity and stability in the composition of Adobe's board of directors and in the policies formulated by Adobe's board of directors and to discourage certain types of transactions which may involve an actual or threatened change of control of Adobe. Such provisions are designed to reduce the vulnerability of Adobe to an unsolicited acquisition proposal and, accordingly, could discourage potential acquisition proposals and could delay or prevent a change in control of Adobe. Such provisions are also intended to discourage certain tactics that may be used in proxy fights but could, however, have the effect of discouraging others from making tender offers for Adobe's shares, consequently, may also inhibit fluctuations in the market price of Adobe's shares that could result from actual or rumoured takeover attempts. These provisions may also have the effect of preventing changes in the management of Adobe.

     Effect of Delaware Antitakeover Statute

     Adobe is subject to the provisions of Section 203 of the Delaware General Corporation Law, as amended from time to time. Section 203 generally prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with his or its affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to Adobe and, accordingly, may discourage attempts to acquire Adobe.

Management's Discussion and Analysis of Financial Position and Results of Operations

For the Management's Discussion and Analysis of Financial Position and Results of Operations of Adobe for the fiscal years ended November 30, 2001 and December 1, 2000, see Appendix F attached to this Circular.

Options to Purchase Adobe Shares

The following table contains information regarding the options to acquire Adobe Shares granted by Adobe that were outstanding as of March 5, 2002.

                                        Number of                                    Market Price on
                                      Adobe Shares          Exercise Price            Date of Grant
Option Holder                         Under Option              (U.S.$)                  (U.S.$)            Expiration Date

--------------------------------     ----------------    ----------------------    ---------------------    -------------------

Current and Past Directors            11,023,384           $8.45 - $78.88            $8.45 - $78.88         Sept 23, 2003 -
and Executive Officers of                                                                                     Dec 18, 2011
Adobe (18)

Current and Past Directors             2,854,085           $3.66 - $81.50            $3.66 - $81.50         Sept 24, 2002 -
and Executive Officers of                                                                                     Nov 02, 2009
Adobe Subsidiaries (21)

Current and Past Employees of         41,393,948           $2.56 - $83.19            $2.56 - $83.19         June 01, 2002 -
Adobe (2,393)                                                                                                 Feb 01, 2010

Current and Past Employees of          4,945,031           $3.38 - $81.50            $3.38 - $81.50          May 11, 2003 -
Adobe Subsidiaries (623)                                                                                      Feb 01, 2010


Prior Sales of Adobe Shares

The following Adobe Shares have been issued by Adobe in the past 12 months:

                                                                             Price Range per Adobe Share
                                                                                      High/Low
Type of Transaction                        Number of Adobe Shares                      (U.S.$)
-----------------------------------     -----------------------------     ----------------------------------

Employee Stock Purchase Program                   737,216                            39.72/26.39

Stock Option Program                             5,127,432                           35.69/1.64

Restricted Stock Plan                              41,300                                N/A


Principal Holders of Adobe Shares

For information regarding the principal holders of Adobe Shares as of February 19, 2002, see Appendix G to this Circular.

Indebtedness of Directors and Senior Officers of Adobe

For the indebtedness of directors and senior officers of Adobe during the fiscal year ended November 30, 2001, see Appendix F to this Circular.

Information Concerning the Acquisition Entity

Adobe is the limited partner of Acquisition Entity. Acquisition Entity's registered office address is: Adobe Systems International Limited Partnership, Ernst and Young Corporate Centre, Suite 204, P.O. Box 1383, Bay Street, Bridgetown, Barbados. The general partner of Acquisition Entity is Adobe International, Inc., a Delaware corporation that is a direct wholly owned subsidiary of Adobe and was incorporated on 09/17/99. The registered office address of Acquisition Entity's general partner is: c/o KPMG, P.O. Box 448GT, Genesis Bldg., Georgetown, Grand Cayman. The directors and officers of the general partner of Acquisition Entity are as follows: James Briody - President, Treasurer and Assistant Secretary; Guillermo Diaz de Leon - Vice President; Digby Horner - Vice President; and Christine Csubak - Secretary.

                         INFORMATION RELATING TO ACCELIO

Corporate Structure

Accelio was incorporated as Jorag Computer Systems Ltd. pursuant to the CBCA on June 10, 1982. By Articles of Amendment dated September 28, 1982, Accelio changed its name to Indigo Software Ltd. By Articles of Amendment dated September 30, 1991, Accelio changed its name to JetForm Corporation. By Articles of Amendment dated September 13, 2001, Accelio adopted its current name. Accelio's registered head and principal office is located at 560 Rochester Street, Ottawa, Ontario, K1S 5K2.

Below is a chart showing the intercorporate relationships between Accelio and its material subsidiaries for the fiscal year ended April 30, 2001.




                                [CHART OMITTED]




Description of the Business

Accelio develops software solutions that extend and accelerate core business processes. Accelio solutions enable companies and governments to lower operating costs, increase revenues and reduce cycle times. Accelio's core strengths are in intelligent data capture with Extensible Mark-up Language ("XML") based forms, business process integration and presentation of high fidelity, customer-facing documents.

Accelio offers scaleable e-business solutions for enterprises to adopt contemporary business models. Accelio solutions are comprised of a combination of software products and associated implementation and support services. Accelio's product lines have been designed and developed with a modular, open-systems architecture and support many industry standard interfaces to e-mail, groupware, Internet/intranet and business application software. Accelio's products are sold individually or in combination. The products are priced to accommodate various customer situations based on the number of licensed users and the combination of products and services to be provided.

Accelio customers include the Australian Department of Defence, Microsoft Corporation, Axel Springer Verlag AG, Fidelity Employer Services Company ("FESCO"), Nationwide Building Society, Prudential Real Estate and Relocation Services, SAFECO, U.S. Army Reserve, National Guard, GMAC Insurance Online, Dresdner Bank, HealthAxis, U.S. Army, Ericsson Business Consulting - Sverige, State of North Carolina, Reliant Energy, PSA Peugeot Citroen, SNCF, Human Resources Development Canada, Gras-Savoye, Agribank FCB, Chase Manhattan Bank and Dresdner Bank AG.

Accelio's process integration, document presentment and data capture technologies provide organizations with the capability to adopt e-business models, giving them a competitive advantage in their respective industries. Accelio's solutions are complemented by its professional services team, which facilitates product implementation, and its customer services team, which provides ongoing technical support.

Accelio's business process solutions integrate people, processes and applications in e-business. Accelio's solutions are an XML-based process automation solution that contains rich work management capabilities and provides companies with the capability to deliver their services and products across multiple media, including the Internet, wireless, mobile, e-mail and agents or brokers.

Accelio's e-document presentment solutions allow organizations to produce professional quality document output from their line-of-business, legacy or enterprise resource planning (ERP) applications. The data generated from these business applications is merged with an electronic document template to dynamically generate documents in multiple formats for delivery to multiple devices, including print, e-mail, fax and the Web.

Accelio is an industry leader in intelligent data capture using XML-based electronic forms. Graphical XML-based design tools create compliant forms to capture data. Accelio provides support for multiple platforms, whether the end user is filling out a form at a desktop, on a disconnected handheld device or even on a mobile device with Internet access. Accelio's intelligent e-forms are robust in their ability to capture and validate data, perform calculations or access data throughout the organization. Accelio's e-form solutions can be used within governments and businesses wishing to improve efficiencies and save costs. According to Gartner Group, 80 per cent of all business documents are forms. These forms may need to be signed, participate in a workflow or be stored in a document management system.

Documents Incorporated by Reference

The following documents of Accelio, filed with the securities commissions or similar authorities in certain of the provinces of Canada, are specifically incorporated by reference in and form an integral part of this Circular:

(a) the management proxy circular of Accelio dated July 23, 2001 in connection with the annual general meeting of Shareholders held on September 12, 2001, other than the sections entitled: "Corporate Governance"; "Report on Executive Compensation"; and "Performance Graph";

(b) the interim unaudited financial statements of Accelio as at and for the period ended January 31, 2002;

(c) the audited comparative consolidated financial statements for the fiscal year ended April 30, 2001, together with the notes thereto and the auditor's report thereon;

(d) the annual report of Accelio on Form 10-K dated June 16, 2001, which includes Accelio's management's discussion and analysis of operating results and financial position for the year ended April 30, 2001;

(e) Accelio's management's discussion and analysis of operating results and financial position for the year ended April 30, 2001;

(f) Accelio's management's discussion and analysis of operating results and financial position for the interim period ended January 31, 2002; and

(g)  material change reports dated November 7, 2001 and February 1, 2002.

Any documents of the type referred to above and any material change reports (excluding confidential material change reports) filed by Accelio with a securities commission or any similar authority in Canada subsequent to the date of this Circular and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference into this Circular.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Circular to the extent that a statement contained herein, or in any other subsequently filed document which is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Circular.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Accelio, Ms. Deborah L. Weinstein, LaBarge Weinstein, 333 Preston Street, 11th floor, Ottawa, Ontario, K1S 5N4, telephone: (613) 231-3000. For the purpose of the Province of Quebec, this Circular contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained from the Corporate Secretary of Accelio at the above-mentioned address and phone number.

Statement of Executive Compensation

     Summary Compensation Table

     The following table sets forth the total compensation in Canadian dollars paid for the fiscal years ended April 30, 2001, 2000 and 1999 to the individuals who occupied the office of Chief Executive Officer and the four other most highly compensated executive officers of Accelio who were serving as executive officers at the end of the last completed fiscal year:


                                                                                          Long Term
                                                                                         Compensation
                                                            Annual Compensation (1)          Awards
                                                          --------------------------    ----------------
                                                                                          Number of
                                            Fiscal                                        Common
                                            Year                                          Shares under
Name and                                    Ended                                         Options           Other
Principal Position                          April 30        Salary          Bonus         granted(2)     Compensation
----------------------------------------   -----------    -----------   --------------  -------------   --------------

A. Kevin Francis                              2001         $447,413       $49,406          200,000            -
President and Chief Executive                 2000                -             -          600,000            -
Officer                                       1999                -             -                -            -

Glen Doody(3)(6)                              2001         $200,261       $25,562          200,000            -
Senior Vice President and General             2000                -             -                -            -
Manager, North American Solutions Group       1999                -             -                -            -

Declan Kelly(3)                               2001         $273,527       $73,257           40,000            -
Senior Vice President and General             2000         $180,946      $144,856           10,000            -
Manager, European Solutions Group             1999         $126,537       $31,992            9,560            -

Jeffrey McMullen(4)                           2001         $191,250       $20,369           40,000            -
Senior Vice President Finance &               2000         $170,000             -                -            -
Chief Financial Officer                       1999         $145,000        $7,500           25,300            -

David Antila(5)                               2001         $172,500       $41,812           20,000            -
Vice President and General Manager            2000         $156,067       $36,750            7,060            -
e-Process Business Unit                       1999         $174,840             -           33,333            -
_________________

(1)  All references to "$" in this section are to Canadian dollars.
(2)  Represents number of Options granted in the fiscal year.
(3)  The  compensation  of Mr. Antila,  Mr. Doody and Mr. Kelly has been  converted from U.S.  dollars or Irish
     Punts using the average exchange rates for the year.
(4)  Mr. McMullen resigned from his employment with Accelio effective as of November 15, 2001.
(5)  Mr Antila's employment with Accelio was terminated on May 25, 2001.
(6)  Mr. Doody resigned from his employment with Accelio effective as of October 31, 2001.

     2001 Stock Option Grants

The following table sets forth the Options granted during the fiscal year ended April 30, 2001 to each of Accelio's executive officers named in the Summary Compensation Table:

                         Shares           % of total
                       underlying      Options granted         Exercise       Market Price per
                        Options        to employees in        Price per        Share on Date
                      Granted (1)        Fiscal 2001        Share (U.S.$)     of Grant (U.S.$)       Expiry
                     --------------    ----------------     -------------     ----------------     -----------

Name
-----

A. Kevin Francis        200,000             15.4%               $ 5.50             $ 5.50         September 6, 2004
Glen Doody              200,000             15.4%               $ 4.50             $ 4.50           July 31, 2004
Declan Kelly             40,000              3.1%               $ 3.50             $ 3.50         October 11, 2004
Jeffrey McMullen         40,000              3.1%               $ 3.50             $ 3.50         October 11, 2004
David Antila             20,000              1.5%               $ 3.50             $ 3.50         October 11, 2004
__________
(1)  Options are exercisable  starting 6 months after the date of grant,  with one-sixth of the shares becoming exercisable  at that time and with an additional  one-sixth of the Option shares  becoming  exercisable on each  successive  six month  period,  with full  vesting  occurring  on the third  anniversary  date.  All
     Options expire on the fourth anniversary date.

     2001 Aggregate Option Exercises and Year-end Option Values

     The following table sets forth the number of shares acquired on exercise of Options and the aggregate gains realised on exercise during the fiscal year ended April 30, 2001 by Accelio's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable Options held by such executives on April 30, 2001 and the aggregate gains that would have been realised had these Options been exercised on April 30, 2001, even though the exercisable Options were not exercised, and the unexercisable Options could not have been exercised on April 30, 2001.


                        Shares Acquired                     Number of Shares Covered          Value of Unexercised
                          on Exercise                        by Unexercised Options           in-the-money Options
                             during           Value            at April 30, 2001              at April 30, 2001(1)
                                                            -----------------------------------------------------------
Name                      Fiscal 2001       Realized      Exercisable    Unexercisable     Exercisable    Unexercisable
-----                   ----------------    --------      -----------    -------------     -----------    -------------

A. Kevin Francis               -                -             233,334          566,666          -               -
Glen Doody                     -                -              33,334          166,666          -               -
Declan Kelly                   -                -              26,042           41,518          -               -
Jeffrey McMullen               -                -              54,287           41,765          -               -
David Antila                   -                -              42,375           19,018          -               -
__________
(1)  Options are  in-the-money  if the market  value of the shares  covered  thereby is greater than the Option exercise  price.  At April 30, 2001 none of the named  executive  officers  had Options  exercisable  at a price less than the closing price on  Nasdaq of U.S.$2.20 per share.


Employment Agreements and Termination of Employment

During the fiscal year ended April 30, 2001, Accelio entered into employment agreements with A. Kevin Francis, Glen Doody, Declan Kelly, Jeffrey McMullen and David Antila.

Mr. Antila's employment agreement entitles him to 12 months notice in the event that Accelio terminates his employment other than for cause, disability or death, or in Accelio's sole discretion it may provide Mr. Antila with a lump sum payment in lieu of such notice. If Mr. Antila terminates his employment for good reason (i.e. a material change in his responsibilities, a failure to maintain his or her compensation and benefits, a material breach by Accelio under the employment agreement, or the failure by Accelio to have the employment agreement assumed by any successor to Accelio), Mr. Antila will be entitled to a lump sum payment in lieu of 12 months notice. Mr. Antila will remain entitled to any incentive compensation, bonus, profit sharing or other similar compensatory plan applicable to him at the date of termination, pro-rated to the date of termination. Accelio must take all necessary steps so that all Options to acquire Common Shares held by Mr. Antila on the date of termination shall continue to vest during the period of notice and Mr. Antila shall have 30 days from the end of that notice period to exercise all such vested Options. Mr. Antila will also be provided with job relocation counselling services of a firm acceptable to the Corporation for an amount not to exceed Cdn.$15,000. Mr. Antila is entitled to terminate his employment within 90 days of the closing of a change of control of Accelio, by giving 30 days notice to Accelio if there is any adverse material change in his position, duties, responsibilities or compensation in the 90 day period following the change of control or if the person then in control of Accelio advises in writing that it does not intend to honour the terms of Mr. Antila's employment agreement. In the event of any termination of Mr. Antila's employment, if Mr. Antila obtains alternative employment during a termination notice period, Accelio shall pay him an amount equal to 50% of the total annual salary remaining payable during the notice period. Mr. Antila's non-compete period is 12 months following the date of termination.

The employment agreements with Messrs. Francis, Doody, Kelly and McMullen were amended as of October 1, 2001 and, except as noted below, contain substantially similar provisions.

Each employment agreement provides that the executive shall devote his full time and attention to performing his duties for Accelio. In the event of termination by the executive following an adverse material change in the executive's position, responsibilities or material reduction in compensation including salary, bonus, benefits or any other form of remuneration (any one of which is an "Adverse Material Change in Position") in the 180-day period following a change in control of Accelio, or by Accelio for other than cause, death, disability or retirement, Accelio will pay salary and vacation pay earned to the date of termination as well as providing a continuance of salary and benefit entitlements for a period of notice set out in each executive's employment agreement (the "Salary Continuance Period"). Except as noted below, all granted Options remain outstanding and continue to vest during the Salary Continuance Period. All Options held vest automatically in the event of a change of control.

In the event that Mr. Francis is terminated for other than cause, death, disability or retirement, Mr. Francis is entitled to a Salary Continuance Period of 18 months. Mr. Francis' target incentives will be paid up to the date of termination, but he will not be entitled to such incentives during the Salary Continuance Period. His non-compete term is for one (1) year. In the event that Mr. Francis terminates his employment following an Adverse Material Change in Position within 180 days following a change in control of Accelio, he is entitled to a Salary Continuance Period of 24 months if Accelio is performing at a minimum of 80% of the Board approved business plan, or 18 months if Accelio is not then achieving such targets. He is also entitled during the applicable Salary Continuance Period to continuation of target incentives at 100% of target compensation. If Mr. Francis obtains alternative employment during the Salary Continuance Period, Mr. Francis will receive a lump sum payment equal to 50% of the balance of the target incentives payable during the Salary Continuance Period. Mr. Francis' entitlements to salary continuance during the Salary Continuance Period continues despite his obtaining alternative employment.

The Salary Continuance Period for Mr. Kelly, in the event of termination for other than cause, death, disability or retirement, is 6 months with an additional 1 month for each full year of service beyond 6 years to a maximum of 12 months. The Salary Continuance Period for Messrs. Doody and McMullen, in the event of termination for other than cause, death, disability or retirement, is 6 months with an additional 2 months for each full year of service beyond 3 years to a maximum of 12 months. Target incentives for Messrs. Kelly, Doody and McMullen (the "Executives") are paid up to the date of termination, but not during the Salary Continuance Period. In the event that the terminated Executive obtains alternative employment during the Salary Continuance Period, the salary continuance obligations of Accelio cease.

In the event that an Executive terminates his employment following an Adverse Material Change in Position within 180 days following a change in control of Accelio, such Executive will be entitled to a Salary Continuance Period of 12 months, including continuation of target incentives at 100% of target compensation. If such Executive obtains alternative employment during the Salary Continuance Period, the salary and target incentive continuance obligations end and the Executive will be entitled to receive a lump sum payment equal to 50% of the balance of salary and target incentives payable during the Salary Continuance Period. The non-compete term for each of the Executives is for one (1) year.

Effective as of May 25, 2001, Accelio terminated Mr. Antila's employment. Mr. Doody resigned from his employment with Accelio effective as of October 31, 2001. Mr. McMullen resigned from his employment with Accelio effective as of November 15, 2001.

Compensation of Directors

The Board of Directors has determined for the year ended April 30, 2001 that each non-employee director be paid an annual fee of U.S.$10,000, plus U.S.$1,000 per meeting attended in person and U.S.$500 per meeting attended by telephone. In addition, the Chairman of the Board and the Chairman of each committee of the Board will be paid an additional U.S.$5,000 annually. Each of the Board members was granted 10,000 Options. Options are exercisable starting 6 months after the date of grant, with one-sixth of the shares becoming exercisable at that time and with an additional one-sixth of the Option shares becoming exercisable on each successive six month period, with full vesting occurring on the third anniversary date. All Options expire on the fourth anniversary date of their grant. Non-employee directors are reimbursed for their reasonable expenses incurred in attending Board and committee meetings.

Indebtedness of Directors and Senior Officers

Since the beginning of Accelio's last completed financial year, Accelio issued a U.S.$110,000 loan to the Chief Executive Officer as part of his employment agreement to purchase 25,500 Common Shares. Such Common Shares have been pledged as collateral for the loan. The loan will be forgiven and the share certificates released in the event that Mr. Francis is still the Chief Executive Officer of Accelio on May 15, 2003, or in the event of a change of control of Accelio.

Interests of Management and Others in Material Transactions

Except as otherwise disclosed herein or set forth below, no director, officer, or 5% holder of Common Shares, or immediate family member, associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the commencement of Accelio's last completed fiscal year or has any material interest, direct or indirect, in any proposed transaction, which has materially affected or would materially affect Accelio.

In considering the recommendation of the Accelio Board of Directors with respect to the Transaction, Shareholders should be aware that certain members of Accelio's management and the Board of Directors have certain interests in connection with the Transaction, including those referred to below, that may present them with actual or potential conflicts of interest in connection with the Transaction. The Board of Directors is aware of these interests and considered them along with the other matters described above in "Recommendation of the Board of Directors"'.

     Compensation Arrangements

     In addition to the terms of the employment agreements for the executive officers described above, certain Optionholders with out-of-the-money Options have employment agreements with Accelio which provide that, upon a change in control of Accelio, their Options will be exercisable for a period of up to three years following such a change in control. Adobe and Accelio have agreed that Accelio will pay a cash amount not to exceed approximately U.S.$500,000 in the aggregate to such Optionholders in consideration of the surrender of such rights.

     Employee Benefits and Employee Terminations

     Adobe has agreed that it will continue to provide certain current or substitute employee health and welfare benefits for all employees of Accelio who continue employment with Adobe or Accelio after the Effective Time on certain terms and conditions. Adobe has also agreed that in the event of an involuntary termination of any Accelio employees (other than for cause) during the period commencing the Effective Time and ending on the date six months thereafter, Accelio shall offer severance to each such employee equal to one months' salary for each full year of service with Accelio, up to a maximum of the greater of
(a) twelve months' salary or (b) the amount required to be paid under applicable law.

     Indemnification of Directors and Officers of Accelio

     The Acquisition Agreement provides that all rights to indemnification as provided in indemnification agreements between Accelio and such indemnified parties, shall survive the Arrangement until the expiration of the applicable limitation period with respect to claim against such indemnified parties. Adobe has also agreed to indemnify Accelio's directors and officers with respect to any and all claims arising against them in connection with the Transaction contemplated by the Plan of Arrangement. In addition, from and after the Effective Time until the third anniversary of the Effective Time, Adobe and Accelio will maintain director's and officer's liability insurance substantially similar to Accelio's existing policy.

Accelio Rights Plan

The Accelio Rights Plan was adopted at a meeting of the Board of Directors held on June 25, 1998. The provisions of the Accelio Rights Plan are set out in a shareholder rights plan agreement (the "Rights Agreement") dated and effective as of June 25, 1998, between Accelio and CIBC Mellon Trust Company as Rights Agent, as amended. All capitalized terms used without definition under the heading "Accelio Rights Plan" have the meanings ascribed to them in the Rights Agreement.

The Accelio Rights Plan was originally approved by the Shareholders at Accelio's annual and special meeting of Shareholders held on September 9, 1998. At the annual and special meeting of Shareholders held on September 12, 2001, the Shareholders approved the continued existence of, and certain amendments to, the Accelio Rights Plan.

The Board determined that having the Accelio Rights Plan was in the best interests of Accelio and its Shareholders. The objectives of the Accelio Rights Plan are to give adequate time for Shareholders to properly assess a bid without undue pressure, for the Board to consider value-enhancing alternatives and to allow competing bids to emerge. In addition, the Accelio Rights Plan has been designed to provide Shareholders with equal treatment in a bid for control of Accelio.

The following summary of the Accelio Rights Plan is qualified in its entirety by the full text of the Rights Agreement, copies of which will be made available to Shareholders of record upon request made to Accelio Corporation, 560 Rochester Street, Ottawa, Ontario, K1S 5K2, Attention: Secretary.

The Accelio Rights Plan utilizes the concept of a Permitted Bid (as defined in the Rights Agreement) to ensure that a person seeking control of Accelio allows Shareholders and the Board of Directors sufficient time to evaluate the bid. If a person makes a take-over bid that is a Permitted Bid, the Accelio Rights Plan will not affect the transaction in any respect. If an acquiror decides not to meet the requirements of a Permitted Bid, the Board of Directors may, through the opportunity to negotiate with the acquiror, be able to influence the fairness of the terms of the bid. The Accelio Rights Plan defines a Permitted Bid as a take-over bid which, among other things, is made to all the holders of the voting shares of Accelio, contains an unqualified condition that no voting shares be taken up or paid for pursuant to the take-over bid prior to a date which is not less than 45 days following the date of the take-over bid and provides for the acquisition from holders of not less than 50 percent of the outstanding Common Shares determined at the date of first take-up or payment under the take-over bid. The Accelio Rights Plan will substantially dilute the holdings of a person or group that seeks to acquire control of Accelio other than by means of a Permitted Bid.

In connection with the Acquisition Agreement, at its meeting on January 31, 2002, the Board of Directors approved an amendment to Accelio Rights Plan, which provides that, among other things, the provisions of the Accelio Rights Plan are inapplicable to the Arrangement and the transactions contemplated by the Acquisition Agreement, and the rights under the Accelio Rights Plan shall expire on the Effective Date. See "The Transaction - Rights Plan".

                       COMPARISON OF SHAREHOLDERS' RIGHTS

Accelio was incorporated under the CBCA and, accordingly, is governed by the laws of Canada, the Accelio Articles and the Accelio By-laws. Adobe is incorporated under the DGLC and, accordingly, is governed by the laws of the State of Delaware, the Adobe Articles and the Adobe By-laws. In the event that the Arrangement is consummated, holders of Common Shares at the Effective Time will exchange their Common Shares for Adobe Shares.

While the rights and privileges of shareholders of a Delaware corporation are, in many instances, comparable to those of shareholders of a CBCA corporation, there are certain differences. The following is a summary of the most significant differences in shareholder rights. These differences arise from differences between the DGLC and the CBCA, and between the Adobe Articles and Adobe By-laws and Accelio Articles and Accelio By-laws. This summary is not intended to be complete and is qualified in its entirety by reference to the DGLC, the CBCA and the governing corporate instruments of Adobe and Accelio. For a description of the respective rights of the holders of Adobe Shares, see "Information Relating to Adobe - Description of Share Capital".

Votes Required for Extraordinary Transactions

Under the CBCA, certain extraordinary corporate actions, such as certain amalgamations (other than with a direct or indirect wholly-owned subsidiary), continuances, and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution. A special resolution is a resolution passed at a meeting by not less than 66 2/3% of the votes cast by the shareholders who voted in respect of the resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

The DGCL requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon to authorize any merger, consolidation, dissolution or sale of substantially all of the assets of a corporation, except that no authorizing stockholder vote is required of a corporation surviving a merger if
(a) such corporation's certificate of incorporation is not amended in any respect by the merger, (b) each share of stock of such corporation outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger and (c) the number of shares to be issued in the merger does not exceed 20 percent of such corporation's outstanding common stock immediately prior to the effective date of the merger. Stockholder approval is also not required under the DGCL for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90 percent of the outstanding shares of each class of stock. Finally, unless required by its certificate of incorporation, stockholder approval is not required under the DGCL for a corporation to merge with or into a direct or indirect wholly-owned subsidiary of a holding company (as defined in the DGCL) in certain circumstances.

Matters such as take-over bids, issuer bids, or self-tenders, going private transactions and transactions with directors, officers, significant stockholder officers, significant stockholders and other related parties to which Adobe is a party will be subject to regulation under United States securities laws, regulations and policies.

Cumulative Voting

Under the CBCA, unless a corporation's articles provide otherwise, there is no cumulative voting for the election of directors. Accelio's articles do not provide for cumulative voting.

Under Delaware law, cumulative voting in the election of directors is not mandatory, and for cumulative voting to be effective it must be expressly provided for in the certificate of incorporation. In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the stockholder may choose. Without cumulative voting, the holders of a majority of the shares of stock present at an annual meeting would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares of stock. The Adobe Articles and Adobe By-laws do not currently provide for cumulative voting.

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Calling a Shareholders' Meeting

Under the CBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at the meeting sought to be held may requisition the directors to call a meeting of shareholders. Upon meeting the technical requirements set out in the CBCA for making such a requisition, the directors of the corporation must call a meeting of shareholders. If they do not, the shareholders who made the requisition may call the meeting.

Under the DGCL, special meetings of the shareholders may be called by the board of directors or by any other person as may be authorized to do so by the certificate of incorporation or the bylaws of the corporation. The Adobe Articles and the Adobe By-laws provide that a special meeting of Adobe shareholders may only be called by the Chairman of Adobe's board of directors, the President of Adobe, the Adobe board of directors or shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at such meeting.

Shareholder Consent in Lieu of Meeting

Under the CBCA, shareholder action without a meeting may only be taken by written resolution signed by all shareholders who would be entitled to vote thereon at a meeting.

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing is signed by all the registered holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares of stock entitled to vote were present and voted. The Adobe Articles and Adobe By-laws do not permit Adobe shareholders to take action by written consent in lieu of a meeting.

Shareholder Quorum

Under the CBCA, a corporation's by-laws may specify the number of shares with voting rights attached thereto which shall be present, or represented by proxy, in order to constitute a quorum for the transaction of any business at any meeting of the shareholders.

Under the DGCL, a corporation's certificate of incorporation or by-laws may specify the number of shares of stock or the voting power that shall be present, or represented by proxy, in order to constitute a quorum for the transaction of any business at any meeting of the stockholders. In no event, however, shall a quorum consist of less than 1/3 of the shares entitled to vote at the meeting except that, where a separate vote by a class or series of classes or series is required, a quorum shall consist of no less than one-third (1/3) of the shares of such class or series or classes or series. The Adobe By-laws provide that a quorum will consist of the holders of a majority of the outstanding shares entitled to vote, whether represented by person or by proxy.

Advance Notice Provisions for Shareholder Nominations and Proposals

Under the CBCA, proposals with respect to the nomination of candidates for election to the board of directors may be made at or before any annual meetings of the corporation. With respect to shareholder proposals, under the CBCA, a shareholder or persons who have the support of persons who, in the aggregate, and including or not including the person that submits the proposal, holding, as of the day on which the shareholder submits a proposal (in registered or beneficial form) in excess of the lesser of 1% of the outstanding voting securities of the corporation and voting securities of the corporation equal in value to Cdn.$2,000 (such value to be determined at the close of business on the preceding business day) for at least 6 consecutive months immediately prior thereto may submit notice to a corporation of any matter that such shareholder or shareholders propose to raise at a meeting of shareholders, which notice must be provided not later than 90 days prior to the anniversary of the last previous annual meeting of shareholders. Such a proposal may not be with respect to a personal claim or redress a personal grievance against the corporation, its directors, officers or other security holders and must relate in a significant way to the business or affairs of the corporation but may not be abused to secure publicity. If a notice complies with the requirements of the CBCA, the corporation is required to include a statement relating thereto and not exceeding 500 words in the management information circular for the relevant meeting of shareholders. If a

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

corporation refuses to accept a notice that otherwise complies with the related provisions of the CBCA, the shareholder or shareholders who provided such notice and proposal may apply to a court to make any order that it seems fit, including restraining the holding of a meeting at which it was sought to bring forth such a proposal.

The Adobe By-laws allow stockholders to nominate candidates for election to Adobe's board of directors or propose other business at any annual or special stockholders meeting. To be properly brought before an annual or special meeting, nominations for the election of directors or other business proposals must be:

o specified in the notice of meeting, or any supplemental material, given by or at the direction of the board of directors;

o otherwise properly brought before the meeting by or at the direction of the board of directors; or

o otherwise properly brought before the meeting by a stockholder of record of Adobe who was a stockholder of record at the time the notice was given and who was entitled to vote at the meeting.

However, nominations and proposals may only be made by a stockholder who has given timely written notice to the secretary of Adobe before the annual or special stockholders meeting. Under the Adobe By-laws, to be timely, notice of stockholder nominations or proposals to be made at an annual stockholder meeting must, with certain limited exceptions, be received by the secretary of Adobe not less than 120 days in advance of the first anniversary of the date that Adobe's proxy statement was released to Adobe stockholders in connection with the previous year's annual meeting of stockholders. The Adobe By-laws further provide that for notice of a special stockholder meeting to be timely, the stockholder proposal or nomination to be presented at a special meeting must be delivered on or prior to the time of delivery of the stockholder's request for the establishment of a record date and must contain certain information specified by the Adobe By-laws.

Amendment to Governing Documents

Under the CBCA, any amendment to a corporation's articles generally requires approval by special resolution which is a resolution passed by not less than 66 2/3% of the votes cast by shareholders entitled to vote on the resolution. The CBCA provides that unless the articles or by-laws otherwise provide, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a bylaw, they are required under the CBCA to submit the bylaw, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the bylaw, amendment or repeal by an ordinary resolution, which is a resolution passed by a majority of the votes cast by shareholders who voted in respect of the resolution. If the directors of a corporation do not submit a bylaw, an amendment or a repeal to the shareholders at the next meeting of shareholders, the bylaw, amendment or repeal will cease to be effective, and no subsequent resolution of the directors to adopt, amend or repeal a bylaw having substantially the same purpose and effect is effective until it is confirmed or confirmed as amended by the shareholders.

The DGCL requires a vote of the corporation's board of directors followed by the affirmative vote of a majority of the outstanding stock of each class entitled to vote for any amendment to the certificate of incorporation. If an amendment alters the powers, preferences or special rights of a particular class or series of stock so as to affect them adversely, that class or series shall be given the power to vote as a class notwithstanding the absence of any specifically enumerated power in the certificate of incorporation. If an amendment adversely affects the rights or preferences of a particular class or series of stock, that class or series must approve the amendment as a class even if the certificate of incorporation does not provide that right. The DGCL also states that the power to adopt, amend or repeal the by-laws of a corporation shall be in the stockholders entitlement to vote, provided that the corporation in its certificate of incorporation may confer such power on the board of directors in addition to the stockholders. The Adobe Articles expressly authorize the board of directors to make, alter, amend or repeal the Adobe By-laws. Note that under the DGCL this authorization of the board of directors does not divest stockholders of the power nor limit the power to amend or repeal the Adobe By-laws.

Dissenters' or Appraisal Rights

The CBCA provides that shareholders of a corporation governed thereunder who are entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. The CBCA does not distinguish for this purpose between listed and unlisted shares.

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

Such matters include: (i) any amalgamation with another corporation (other than with certain affiliated corporations); (ii) an amendment to the corporation's articles to add, change or remove any provisions restricting the issue, transfer or ownership of shares; (iii) an amendment to the corporation's articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on; (iv) a continuance under the laws of another jurisdiction; (v) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; (vi) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; or (vii) certain amendments to the articles of a corporation which require a separate class or series vote, provided that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy. In addition, recent amendments to the CBCA provide dissent rights on going-private and squeeze-out transactions.

Under the DGCL, registered holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger or consolidation of the corporation by demanding payment in cash for the shares equal to the fair value (excluding any appreciation or depreciation as a consequence, or in expectation, of the transaction) of such shares, as determined by agreement with the corporation or by an independent appraiser appointed by a court in an action timely brought by the corporation or the dissenters. The DGCL grants dissenters appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock regardless of the number of shares being issued. Further, no appraisal rights are available for shares of any class or series listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by Nasdaq or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation converts such shares into anything other than (a) stock of the surviving corporation, (b) stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by Nasdaq or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) some combination of the above. In addition, dissenter's rights are not available for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

Oppression Remedy

The CBCA provides an oppression remedy that enables a court to make any order, both interim and final, to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined below) that: (i) any act or omission of the corporation or an affiliate effects a result; (ii) the business or affairs of the corporation or an affiliate are or have been carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or an affiliate are or have been exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any security holder, creditor, director or officer. A complainant may include: (a) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates; (b) a present or former officer or director of the corporation or any of its affiliates; (c) the director under the CBCA; and/or (d) any other person who in the discretion of the court is a proper person to make such application.

The oppression remedy provides the court with an extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders and other complainants. While conduct which is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court's jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights. Furthermore, the court may order a corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action). The complainant is not required to give security for costs in an oppression action.

The DGCL does not provide for an oppression remedy. However, the DGCL provides a variety of legal and equitable remedies to a corporation's stockholders for improper acts or omissions of a corporation, its officers and directors. Under the DGCL, only stockholders can bring an action alleging a breach of fiduciary duty by the directors of a corporation.

Derivative Action

Under the CBCA, a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such

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

corporation or subsidiary is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation or subsidiary. Under the CBCA, no action may be brought and no intervention in an action may be made unless the court is satisfied that the complainant has given notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court not less than fourteen (14) days before bringing the application, or otherwise as ordered by the court and (i) the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. Under the CBCA, the court in a derivative action may make any order it thinks fit including, without limitation, (i) an order authorizing the complainant or any other person to control the conduct of the action, (ii) an order giving directions for the conduct of the action, (iii) an order directing that any amount adjudged payable by a defendant in the action shall be paid, in whole or in part, directly to former and present security holders of the corporation or its subsidiary instead of to the corporation or its subsidiary, and (iv) an order requiring the corporation or its subsidiary to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action. In addition, under the CBCA, a court may order a corporation or its subsidiary to pay the complainant's interim costs, including reasonable legal fees and disbursements. Although the complainant may be held accountable for the interim costs on final disposition of the complaint, it is not required to give security for costs in a derivative action.

Under the DGCL, derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains or that such stockholder's stock thereafter devolved upon such stockholders by operation of law. A stockholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

Director Qualifications

At least 25% of the directors of a corporation governed by the CBCA must be resident Canadians, unless: (a) the corporation is engaged in an activity in Canada in a prescribed business sector; (b) the corporation is a constrained share corporation or is otherwise required by law to maintain a specified level of Canadian ownership or control; or (c) the corporation has less than 4 directors (in which case at least one director must be a resident Canadian). However, if a corporation earns in Canada, directly or through its subsidiaries, less than five percent of its gross revenues, not more than one-third of the directors of the corporation are required to be resident Canadians.

The CBCA also requires that a public corporation (a distributing corporation, any of the issued securities of which remain outstanding and are held by more than one person) shall have not fewer than three directors, at least two of whom are not officers or employees of the corporation or its affiliates.

Delaware law does not have comparable requirements, but a corporation can prescribe qualifications for directors under its certificate of incorporation or bylaws. The Adobe Articles do not contain any such prescribed qualifications.

Fiduciary Duties of Directors

Directors of corporations governed by the CBCA have fiduciary obligations to the corporation. Under the CBCA, directors of a CBCA corporation must act honestly and in good faith with a view to the best interests of the corporation, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A director is not liable for breach of this duty of care under the CBCA if he relies in good faith on (i) financial statements of the corporation represented to him by an officer of the corporation or in a written report of the auditor of the corporation fairly to reflect the financial condition of the corporation, or (ii) a report of a person whose profession lends credibility to a statement made by him.

Under the DGCL, the duty of care requires that the directors act in an informed and deliberative manner and to inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner that the directors reasonably believe to be in the best interests of the stockholders.

Removal of Directors

Under the CBCA, provided that articles of the corporation do not provide for cumulative voting,

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

shareholders of a corporation may by ordinary resolution passed at a special meeting remove any director or directors from office. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

If all of the directors have resigned or have been removed without replacement, a person who manages or supervises the management of the business and affairs of the corporation is deemed to be a director, unless the person who manages the business or affairs of the corporation is (a) an officer under the direction or control of a shareholder or other person, (b) a lawyer, notary accountant or other professional who participates in the management of the corporation solely for providing professional services or (c) a trustee in bankruptcy, receiver, receiver-manager or secured creditor who participates in the management of the corporation or exercises control over its property solely for the purpose of the realization of security or the administration of the bankrupt's estate, in the case of a trustee in bankruptcy.

Adobe's directors are generally elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified. However, under the DGCL and the Adobe By-laws (unless otherwise restricted by statute, the Adobe Articles or an amendment to the Adobe By-laws), any director or the entire board of directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. Furthermore, the Adobe By-laws provide that no reduction of the authorized number of directors would have the effect of removing any director prior to the expiration of that director's term in office.

Filling Vacancies on the Board of Directors

Under the CBCA, subject to the articles of the corporation, a vacancy among the directors may be filled at a meeting of shareholders or by a quorum of directors except when the vacancy results from an increase in the number or minimum number of directors or from a failure to elect the appropriate number of directors required by the articles. Each director appointed holds office until his or her successor is elected at the next meeting of shareholders of the corporation unless his or her office is vacated earlier.

Under the Adobe By-laws, any vacancy arising from the resignation or death of a director or increase in the number of directors may be filled by a majority of the remaining members of the board of directors. This is true even if the majority is less than a quorum, or if there is a sole remaining director. Each director elected in this manner holds office until his or her successor is elected at the next succeeding annual meeting of stockholders or at a special meeting called for that purpose. A vacancy created by the removal of a director may be filled only by the approval of the stockholders.

Indemnification of Officers and Directors

Under the CBCA Accelio may, and pursuant to Accelio's By-Laws, Accelio shall, indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer, or another person acting in similar capacity, of another entity (each an "Indemnifiable Person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Accelio or such body corporation, if: (a) he or she acted honestly and in good faith with a view to the best interests of Accelio; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. A corporation may with the approval of a court, indemnify an Indemnifiable Person or advance monies, in respect of or by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made party because of the individual's association with the corporation or other entity if the individual fulfils the requirements under (a) and (b), above. An Indemnifiable Person is entitled to indemnity from the corporation if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set out in (a) and
(b), above.

The DGCL permits a corporation to indemnify its present or former directors or officers made a party, or threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person: (i) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, (ii) with respect to any criminal action or proceeding, had no reason to believe that such conduct was unlawful.

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In a derivative  action  under the DGCL,  or an action by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses actually and reasonably incurred by them in connection with the defence or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation. However, in such a case, no indemnification shall be made if the person is adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The DGCL allows the corporation to advance expenses before the resolution of an action, if the person agrees to repay any such amount advanced if they are later determined not to be entitled to indemnification. The CBCA does not expressly provide for such advance payment.

The Adobe By-laws provide for indemnification of directors and officers to the fullest extent authorized by the DGCL.

Director Liability

The DGCL provides that the charter of the corporation may include a provision which limits or eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain prescribed conduct, including acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, breach of the duty of loyalty, the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions or transactions from which such director derived an improper personal benefit. The Adobe Articles contain a provision limiting the liability of its directors to the fullest extent permitted by the DGCL.

The CBCA does not permit any such limitation of a director's liability.

Certain Anti-Takeover Provisions

The DGCL prohibits, in certain circumstances, a "business combination" between the corporation and an "interested shareholder" within three years of the shareholder becoming an "interested shareholder." An "interested shareholder" is, except as limited in certain circumstances, a holder who, directly or indirectly, (i) controls 15% or more of the outstanding voting stock, or (ii) is an affiliate of the corporation, and was the owner of 15% or more of the outstanding voting stock at any time within the prior three-year period. A "business combination" includes, as defined in the DGCL, a merger or consolidation, a sale or other disposition of assets having an aggregate market value of 10% or more of the consolidated assets of the corporation or the aggregate market value of the outstanding stock of the corporation and certain transactions that would increase the interested shareholder's proportionate share of ownership of the corporation.

This DGCL provision lists several situations in which it does not apply, including where either (i) the business combination or the transaction making the shareholder an interested shareholder is approved by the corporation's board of directors prior to the date the interested shareholder acquired such 15% interest; (ii) after the completion of the transaction making the person an interested shareholder, the interested shareholder owned at least 85% of the outstanding voting stock of the corporation; (iii) the business combination is approved by a majority of the board of directors and the disinterested shareholders owning 66 2/3% of the outstanding votes entitled to be cast; (iv) the corporation does not have a class of voting stock that is either listed on a national securities exchange, authorized for quotation on Nasdaq, or held of record by more than 2,000 stockholders, unless resulting from action taken by the interested stockholder or from a transaction in which a person becomes an interested stockholder; or (v) the corporation has opted out of this provision.

The CBCA does not contain a comparable provision with respect to business combinations. However, policies of certain Canadian securities regulatory authorities, including Rule 61-501 (Insider Bid, Issuer Bid, Going Private
Transactions and Related Party Transactions) of the OSC and Policy Statement Q-27 of the Commission Mobilieres du Quebec ("CVMQ"), contain requirements in connection with related party transactions, subject to certain materiality thresholds. A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. "Related party" includes directors, senior officers and holders of at least 10% of the voting securities of the issuer.

OSC Rule 61-501 and Policy Statement Q-27 require more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction. Subject to certain exceptions, these policies require the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered therefor, that the minority shareholders of the issuer separately approve the transaction, by either a simple majority or 66 2/3% of the votes cast, depending on the circumstances, and more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction including a copy of the valuation or a summary of it. OSC Rule 61-501 and Policy Statement Q-27 also require that, subject to certain exceptions, an issuer shall not engage in a related party transaction unless minority approval for the related party transaction has been obtained.

Access to Corporate Records

The CBCA provides that shareholders and creditors of a corporation, their agents and legal representatives and the Director may examine certain of the corporation's records during usual business hours and take extracts therefrom free of charge and persons other than those listed above may review the records of the business during usual business hours and take extracts therefrom for a reasonable fee. In addition, any person is entitled to obtain the list of registered shareholders of a "distributing corporation" (i.e. a reporting issuer or public company) upon compliance with certain requirements.

Under the DGCL, any stockholder of a corporation, their agents or legal representatives may make a written demand to examine the records of that corporation. Such a demand to examine the corporation's records must have a proper purpose, be sworn under oath, and directed to that corporation at its principal place of business or its registered office in Delaware. A proper purpose is one that is reasonably related to that stockholder's interest in the corporation as a stockholder.

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


                          DISSENTING SHAREHOLDER RIGHTS

The following description of the right of Dissenting Shareholders is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of such Shareholder's Common Shares and is qualified in its entirety by reference to the full text of Section 190 of the CBCA (as modified by the Interim Order and the Plan of Arrangement), a copy of which is attached as Appendix H to this Circular. A Shareholder who intends to exercise such Shareholder's right of dissent and appraisal should seek legal advice to ensure that they comply with the provisions of the Interim Order and the Plan of Arrangement. Failure to comply with the provisions of the Interim Order and to adhere to the procedures established therein may result in the loss of all rights thereunder.

A Registered Shareholder is entitled, in addition to any other right the Registered Shareholder may have, to dissent and to be paid the fair value of the Common Shares held by such Registered Shareholder in respect of which the Registered Shareholder dissents, determined as of the close of business in Ottawa, Ontario on the last business day before the day on which the Arrangement Resolution is adopted.

Under the Interim Order, Dissenting Shareholders must send to Accelio a written objection to the Arrangement Resolution (a "Dissent Notice"), which Dissent Notice must be received by Accelio's corporate counsel, LaBarge Weinstein,
Attention: Ms. Deborah L. Weinstein, 333 Preston Street, 11th Floor, Ottawa, Ontario, K1S 5N4 by 5:00 p.m. (Ottawa time) on Friday, April 5, 2002 or by 5:00 p.m. on the last business day which is not less than 48 hours prior to any adjournment of the Meeting. It is important that Shareholders strictly comply with this requirement that is different from the statutory dissent provisions of the CBCA that would permit a Dissent Notice to be provided at or prior to the Meeting.

The sending of a Dissent Notice does not deprive a Registered Shareholder of the right to vote on the Arrangement Resolution; however, the CBCA provides, in effect, that a vote in favour of the Arrangement Resolution or the execution of a proxy which is so voted constitutes a waiver of the right to dissent and will deprive the Registered Shareholder of further rights under Section 190 of the CBCA. A vote against the Arrangement Resolution, an abstention, or the execution of a proxy to vote against the Arrangement Resolution does not constitute a Dissent Notice, but a Shareholder need not vote his or her Common Shares against the Arrangement Resolution in order to dissent. Similarly, if a Shareholder revokes a proxy conferring authority on the proxy holder to vote in favour of the Arrangement Resolution, such revocation will not constitute a Dissent Notice; however, any proxy granted by a Registered Shareholder who intends to dissent, other than a proxy that instructs the proxy holder to vote against the Arrangement Resolution, should be validly revoked (see "Information Concerning the Meeting - Revocation of Proxies") in order to prevent the proxy holder from voting such Common Shares in favour of the Arrangement Resolution and thereby causing the Shareholder to forfeit their right to dissent.

A Shareholder may only dissent with respect to all of the shares of a class held by the Shareholder on behalf of any one beneficial owner and registered in such Shareholder's name. A Dissent Notice must be executed by or for the Registered Shareholder, fully and correctly, as such Shareholder's name appears on the Shareholder's security certificates. If the Common Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the Dissent Notice should be made in that capacity, and if the Common Shares are owned of record by more than one person, as in a joint tenancy or a tenancy in common, the Dissent Notice should be given by or for all owners of record. An authorized agent, including one or more joint owners, may execute the Dissent Notice for a Registered Shareholder; however, such agent must identify the Registered Shareholder or Shareholders, and expressly disclose in such Dissent Notice that the agent is acting as agent for the Registered Shareholder or Shareholders.

Beneficial Shareholders who wish to dissent should be aware that only the registered owner of such shares is entitled to dissent.

In many cases, shares beneficially owned by a Beneficial Shareholder are registered either: (i) in the name of an intermediary that the Beneficial Shareholder deals with in respect of the shares (such as banks, trust companies, securities dealers and brokers, trustees or administrators of self-administered registered retirement savings plans, registered retirement income funds, registered education savings plans and similar plans, and their nominees); or
(ii) in the name of a clearing agency (such as CDS) of which the intermediary is a participant. Accordingly, a Beneficial Shareholder will not be entitled to exercise the right to dissent under Section 190 directly (unless the Common Shares are re-registered in the Beneficial

Shareholder's name). A Beneficial Shareholder who wishes to exercise the right to dissent should immediately contact the intermediary and either: (i) instruct the intermediary to exercise the right to dissent on the Beneficial Shareholder's behalf (which, if the shares are registered in the name of CDS or other clearing agency, would require that the share first be re-registered in the name of the intermediary); or (ii) instruct the intermediary to re-register the shares in the name of the Beneficial Shareholder, in which case the Beneficial Shareholder would have to exercise the right to dissent directly.

A Registered Shareholder such as a broker who holds Common Shares as nominee for Beneficial Shareholders, some of whom wish to dissent, must exercise dissent rights on behalf of such Beneficial Shareholders with respect to the Common Shares held for such Beneficial Shareholders. In such case, the Dissent Notice should set forth the number of Common Shares covered by it.

Within ten days after the passing of the Arrangement Resolution, Accelio is required to notify in writing each Shareholder who has filed a Dissent Notice (each, a "Dissenting Shareholder") and has not voted for the Arrangement Resolution or withdrawn the Dissenting Shareholder's objection, that the Arrangement Resolution has been adopted. A Dissenting Shareholder shall, within 20 days after he receives notice of adoption of the Arrangement Resolution or, if he does not receive such notice, within 20 days after he learns that the Arrangement Resolution has been adopted, send to Accelio a written notice (a "Demand for Payment") containing the Dissenting Shareholder's name and address, the number of Common Shares in respect of which he dissents, and a demand for payment of the fair value of such shares. In accordance with the Interim Order, such payment shall be made by Accelio or the Acquisition Entity, as the Acquisition Entity may elect (prior to the Effective Time) as contemplated by
Section 190 of the CBCA, and as modified by the Plan of Arrangement. Within 30 days after sending the Dissenting Shareholder's Demand for Payment, the Dissenting Shareholder shall send the certificates representing the shares in respect of which he dissents to Accelio. Accelio shall endorse on the share certificates notice that the holder thereof is a Dissenting Shareholder under
Section 190 of the CBCA and shall forthwith return the share certificates to the Dissenting Shareholder. If a Dissenting Shareholder fails to forward this Demand for Payment and send the Dissenting Shareholder's share certificates within the time required, the Dissenting Shareholder has no rights to make a claim under
Section 190 of the CBCA.

After sending a Demand for Payment, a Dissenting Shareholder ceases to have any rights as a holder of the shares in respect of which the Dissenting Shareholder has dissented other than the right to be paid the fair value of such shares by Accelio or the Acquisition Entity as determined under Section 190 of the CBCA and as modified by the Plan of Arrangement, unless: (i) the Dissenting Shareholder withdraws the Demand for Payment before a written offer to pay (an "Offer to Pay") is made; (ii) a timely Offer to Pay is not made to the Dissenting Shareholder and the Dissenting Shareholder withdraws the Demand for Payment; or (iii) the directors of Accelio revoke the Arrangement Resolution, in all of which cases the Dissenting Shareholder's rights as a Shareholder are reinstated.

Not later than seven days after the later of the Effective Date and the day Accelio receives the Demand for Payment, Accelio, on its own behalf or on behalf of the Acquisition Entity, shall send to each Dissenting Shareholder who has sent a Demand for Payment an Offer to Pay for the shares of the Dissenting Shareholder in an amount considered by the directors of Accelio and/or the Acquisition Entity, to be the fair value thereof, accompanied by a statement showing how the fair value was determined, or a notification that it is unable to pay the Dissenting Shareholders for their shares because the corporation is or would after the payment be unable to pay its liabilities as they become due, or the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities. Every Offer to Pay made to Dissenting Shareholders for shares of the same class shall be on the same terms (except for variance in the payor, which may be Accelio or the Acquisition Entity, at the election of the Acquisition Entity). The amount specified in an Offer to Pay which has been accepted by a Dissenting Shareholder shall be paid within ten days of the acceptance by the Dissenting Shareholder of the Offer to Pay, but an Offer to Pay lapses if Accelio has not received an acceptance thereof within 30 days after the Offer to Pay has been made.

If an Offer to Pay is not made by Accelio, on its own behalf or on behalf of the Acquisition Entity, as the case may be, or if a Dissenting Shareholder fails to accept an Offer to Pay, Accelio may, within 50 days after the Effective Date or within such further period as the Court may allow, apply to the Court to fix a fair value to be paid by Accelio or the Acquisition Entity, for the Common Shares of any Dissenting Shareholder. If Accelio fails to so apply to the Court, a Dissenting Shareholder may apply to the Court for the same purpose within a further period of 20 days or within such further period as the Court may allow. A Dissenting Shareholder is not required to give security for costs in any application to the Court.

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

On making an application to the Court, Accelio shall give to each Dissenting Shareholder who (a) has sent to Accelio a Demand for Payment and (b) has not accepted an Offer to Pay, notice of the date, place and consequences of the application and of the Dissenting Shareholder's right to appear and be heard in person or by counsel. A similar notice shall be given to each Dissenting Shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies conditions (a) and (b) within three days after the Dissenting Shareholder satisfies such conditions. All Dissenting Shareholders whose shares have not been purchased by Adobe or the Acquisition Entity shall be joined as parties to any such application to the Court to fix a fair value and shall be bound by the decision rendered by the Court in the proceedings commenced by such application. The Court is authorized to determine whether any other person is a Dissenting Shareholder who should be joined as a party to such application.

An application may be made to the Court to fix the value of the Dissenting Shareholder's Common Shares after the Effective Date. If an application to the Court is made by either Accelio or a Dissenting Shareholder, Accelio must, unless the Court otherwise orders, send to each Dissenting Shareholder a written offer to pay the Dissenting Shareholder an amount considered by the Board of Directors to be the fair value of the Common Shares. The offer, unless the Court otherwise orders, will be sent to each Dissenting Shareholder at least 10 days before the date on which the application is returnable, if Accelio is the applicant, or within 10 days after Accelio is served with notice of the application, if a Shareholder is the applicant. The offer must be made on the same terms (except for variance in the payor, which may be Accelio or the Acquisition Entity, at the election of the Acquisition Entity) to each Dissenting Shareholder and must be accompanied by a statement showing how the fair value was determined.

A Dissenting Shareholder may enter into an agreement with Accelio, on behalf of the Acquisition Entity, for the purchase of the Dissenting Shareholder's Common Shares by the Acquisition Entity in the amount of Accelio's offer (or otherwise) at any time before the Court pronounces an order fixing the fair value of the Common Shares. A Dissenting Shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the Court will make an order fixing the fair value of the Common Shares of all Dissenting Shareholders who are parties to the application, giving judgment in that amount against Accelio and in favour of each of those Dissenting Shareholders and fixing the time within which Accelio must pay that amount to the Dissenting Shareholders. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder calculated from the date on which action approved by the resolution is effective until the date of payment. The cost of any application to the Court by Accelio or a Dissenting Shareholder will generally be in the discretion of the Court, although if Accelio, on its behalf or on behalf of the Acquisition Entity, fails to make an Offer to Pay, then the cost of a Shareholder application is to be borne by Accelio.

On the Arrangement becoming effective, or upon the making of an agreement between Accelio or the Acquisition Entity and the Dissenting Shareholder as to the payment to be made to the Dissenting Shareholder or upon the pronouncement of a court order, whichever first occurs, the Dissenting Shareholder will cease to have any rights as a Shareholder, other than the right to be paid the fair value of the Common Shares in the amount agreed to between Accelio and the Dissenting Shareholder or in the amount of the judgment, as the case may be. Until one of these events occurs, the Dissenting Shareholder may withdraw , such Shareholder's dissent, or Accelio may rescind the Arrangement Resolution and in either event, the dissent and appraisal proceedings in respect of that Shareholder will be discontinued.

Under the Arrangement, Shareholders who have given a Dissent Notice to Accelio which remains outstanding on the Effective Date and:

(a) who are ultimately entitled to be paid fair value for the Common Shares in respect of which they dissent in accordance with the provisions of the Interim Order and the Plan of Arrangement, whether by order of the Court or by acceptance of an offer made pursuant to the Interim Order, shall be deemed to have transferred such Common Shares to Accelio or the Acquisition Entity for cancellation on the Effective Date and such shares shall be deemed to no longer be issued and outstanding as of the Effective Date;

(b) who are ultimately not entitled to be paid fair value for the Common Shares in respect of which they dissent, shall not be, or be reinstated as, Shareholders but for purposes of receipt of Consideration shall be treated as if they had participated in the Arrangement on the same basis as a non-dissenting Shareholder, and, accordingly, shall be entitled to receive the Consideration on the basis set forth in the Arrangement;

provided, however, that in no case shall Accelio be required to recognize such Shareholders as Shareholders after the Effective Date.

The above is only a summary of the dissenting shareholder provisions of the CBCA, as amended by the Interim Order and the Plan of Arrangement, which are technical and complex. A Shareholder wishing to exercise a right to dissent should seek independent legal advice, as failure to comply strictly with the provisions of the CBCA may prejudice the right of dissent.


                                  LEGAL MATTERS

Certain legal matters in connection with the Arrangement will be passed upon by LaBarge Weinstein, Ottawa, Ontario and White & Case LLP, New York, New York on behalf of Accelio. As at the date of this Circular, partners and associates of LaBarge Weinstein and White & Case LLP owned beneficially, directly or indirectly, less than 1% of the outstanding Common Shares, respectively. Certain legal matters in connection with the Arrangement will be passed upon by Cooley Godward LLP, Palo Alto, California and Aird & Berlis LLP, Toronto, Ontario on behalf of Adobe. As at the date of this Circular, partners and associates of Cooley Godward LLP and Aird & Berlis LLP owned beneficially, directly or indirectly, less than 1% of the outstanding Adobe Shares, respectively.


                       ENFORCEABILITY OF CIVIL LIABILITIES

Accelio is a corporation incorporated under the laws of Canada. Most of the directors and officers of Accelio, as well as certain experts named in this
Circular, are residents of Canada and all or a substantial portion of their assets and a substantial portion of the assets of Accelio are located outside the United States. As a result, it may be difficult for Shareholders to effect service within the United States upon the directors, officers and experts who are not residents of the United States or to realize in the United States upon judgements of courts of the United States predicated upon civil liability under United States federal securities laws. There is some doubt as to the enforceability in Canada against Accelio or any of its directors, officers or experts who are not residents of the United States in original actions or in actions for enforcement of judgements of United States courts, of liabilities predicated solely upon United States federal securities laws.

Adobe is organized under the laws of the State of Delaware, United States. In addition, substantial portions of the assets of Adobe are located outside of Canada. As a result, it may be difficult for the Shareholders to realize in Canada upon judgements against Adobe obtained in Canadian courts. In addition, awards of punitive damages in actions brought in Canada or elsewhere may be unenforceable.


                     AUDITORS, TRANSFER AGENT AND REGISTRAR

The Adobe Financial Statements and the consolidated financial statements of Adobe as of and for the fiscal years ended November 30, 2001, December 1, 2000 and December 3, 1999 have been audited by KPMG LLP, independent chartered accountants, as stated in their reports attached to such financial statements.

The consolidated financial statements of Accelio as of and for the fiscal years ended April 30, 2001, 2000 and 1999 have been audited by PricewaterhouseCoopers LLP, independent chartered accountants, as stated in their reports attached to such financial statements.

The registrar and transfer agent for the Common Shares is CIBC Mellon Trust Company at its principal office in Toronto. The registrar and transfer agent for the Adobe Shares is Computershare Investor Services, LLC at its principal office in New York.

                         WHERE YOU CAN FIND INFORMATION

Adobe and Accelio are subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the SEC. The reports and other information filed by Adobe and Accelio with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at any SEC Regional Office. Copies of such material also can be obtained from the Public Reference Section of the SEC at

Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Adobe and Accelio public filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

Accelio is subject to the continuous disclosure requirements of Canadian securities legislation and the TSE. The former type of information can be requested from Micromedia, 20 Victoria Street, Toronto, Ontario M5C 2N3 while the latter type of material can be inspected at the offices of the TSE, 3rd Floor, 2 First Canadian Place, 130 King Street West, Toronto, Ontario M5X 1J2. Generally, such information is also available at the web site maintained by CDS at www.sedar.com.



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

                   APPROVAL OF THE ACCELIO BOARD OF DIRECTORS


The contents of this Circular and its sending to Shareholders have been approved by the Board of Directors.



DATED at Ottawa, Ontario this 8th day of March, 2002.



                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ A. Kevin Francis
                                        -----------------------------------
                                        A. Kevin Francis
                                        President & Chief Executive Officer


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

                                   APPENDIX A

                         FORM OF ARRANGEMENT RESOLUTION

BE IT RESOLVED as a Special Resolution that:

(a) the arrangement (the "Arrangement") under Section 192 of the Canada Business Corporations Act ("CBCA") involving Accelio Corporation ("Accelio"), Adobe Systems Incorporated, ("Adobe") and Adobe Systems International Limited Partnership (the "Acquisition Entity"), as more particularly described and set forth in Accelio'?s Management Proxy Circular dated March 8, 2002 (the "Circular"), as the Arrangement may be modified or amended, is hereby authorized, approved and adopted;

(b) the Plan of Arrangement involving Accelio, Adobe and the Acquisition Entity, the full text of which is set out as Appendix C to the Circular, as contemplated by the amended and restated acquisition agreement made as of March 1, 2002 between Accelio, the Acquisition Entity and Adobe (the "Acquisition Agreement") (as the Plan of Arrangement may be or may have been amended), is hereby approved and adopted;

(c) any director or officer of Accelio is hereby authorized and directed for and on behalf of Accelio to execute, under the seal of Accelio or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the CBCA for filing in accordance with the Acquisition Agreement;

(d) the reduction in the stated capital account maintained by Accelio for its common shares by Cdn.$150 million and a corresponding increase in the contributed surplus account maintained by Accelio for its common shares of Cdn.$150 million, are hereby authorized and approved;

(e) the Shareholder Rights Plan Agreement (the "Rights Agreement") between Accelio and CIBC Mellon Trust Corporation, as Rights Agent thereunder, dated June 25, 1998 as amended, and all of the Rights (as defined in the Rights Agreement) granted thereunder shall not apply to the Arrangement and shall terminate for no consideration without any act or formality on the part of a holder thereof on the effective date of the Arrangement (and, without limiting the generality of the foregoing, no Flip-In Event or Separation Time (as those terms are defined in the Rights Agreement) shall be considered to have arisen as a result of the Arrangement), and for greater certainty, the amendments to the Rights Agreement providing for the foregoing made as of January 31, 2002, are hereby ratified and approved;

(f) the amendment to the articles of incorporation of Accelio, as amended, to provide that the name of Accelio is changed from "Accelio Corporation" to "Adobe Systems Canada Inc." or such other name as may be selected by the board of directors of Accelio and as may be acceptable to the applicable regulatory authorities, is hereby authorized and approved;

(g) notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of Accelio or that the Arrangement has been approved by the Ontario Superior Court of Justice (the "Court"), the directors of Accelio are hereby authorized and empowered (i) to amend the Acquisition Agreement or the Plan of Arrangement to the extent permitted by the Acquisition Agreement, and/or (ii) not to proceed with the Arrangement at any time prior to the issue of a certificate of arrangement under the CBCA without further approval of the shareholders of Accelio, but only if the Acquisition Agreement is terminated in accordance with Article VIII thereof; and

(h) any officer or director of Accelio is hereby authorized and directed for and on behalf of Accelio to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

                                   APPENDIX B

                     NOTICE OF APPLICATION AND INTERIM ORDER

                           Court File No. 02-CV-19882
                        Ontario Superior Court of Justice

                                  )
BEFORE THE HONOURABLE             )       THE 8TH DAY OF
JUSTICE P. COSGROVE               )        MARCH, 2002
                                  )


                       IN THE MATTER OF an application by
                        ACCELIO CORPORATION relating to a
                         proposed arrangement involving
                    ACCELIO CORPORATION and its shareholders


APPLICATION UNDER the Canada Business Corporations Act, R.S.C. 1985, c. C-44, s. 192, as amended and Rule 14.05(2) of the Rules of Civil Procedure


                              NOTICE OF APPLICATION


TO:  THE HOLDERS OF COMMON SHARES OF ACCELIO CORPORATION


     A LEGAL PROCEEDING HAS BEEN COMMENCED by the applicant. The claim made by the applicant appears on the following page.

     THIS APPLICATION will come on for a hearing on April 12, 2002, at 10:00 a.m. at 161 Elgin Street, Ottawa Ontario.

     IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38A prescribed by the Rules of Civil Procedure, serve it on the applicant's lawyer or, where the applicant does not have a lawyer, serve it on the applicant and file it, with proof of service, in this court office, and you or your lawyer must appear at the hearing.


     IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the applicant's lawyer or, where the applicant does not have a lawyer, serve it on the applicants, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but not later than 2 p.m. on the day before the hearing.

     IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU. IF YOU WISH TO

OPPOSE THIS APPLICATION BUT ARE UNABLE TO PAY LEGAL FEES, LEGAL AID MAY BE AVAILABLE TO YOU BY CONTACTING A LOCAL LEGAL AID OFFICE.


Date: Feb 22 2002                       Issued by       (signed)
                                                    ----------------------------
                                                       Local registrar

                                                 Address of court office:
                                                               161 Elgin Street
                                                               Ottawa, Ontario

TO:       ALL HOLDERS OF SHARES OF ACCELIO CORPORATION

AND TO: THE DIRECTOR APPOINTED PURSUANT TO SECTION 260 of the Canada Business Corporations Act

          Richard Shaw
          Director General
          Corporations Directorate
          Industry Canada
          9th Floor, Jean Edmonds Tower South
          365 Laurier Avenue West
          Ottawa, Ontario
          K1A 0C8

AND TO:   AIRD & BERLIS LLP
          Suite 1800
          BCE Place
          181 Bay  Street
          Toronto, Ontario Canada
          M5J 2T9

          Jay A. Lefton
          (416) 863-1500 (p)
          (416) 863-1515 (f)
          Solicitors for Adobe Systems Incorporated

                                   APPLICATION


1.   The applicant, Accelio Corporation ("Accelio") makes application for:

     (a) an interim order, to be sought by way of interlocutory motion prior to the hearing of this application, for directions pursuant to section 192(4) of the Canada Business Corporations Act (the "CBCA") with respect to, among other things:

          (i) allowing for the conduct of a special meeting of the shareholders of Accelio to consider and, if deemed advisable, to pass, with or without variation, special resolutions approving the Arrangement, and with respect to provision of notice of said meetings and the within Application;

          (ii) the approval of the Arrangement; and

          (iii)dissent  rights to be granted to  shareholders  of Accelio  under section 190 of the CBCA in respect of the Arrangement;

          (iv) approving service of the motion materials upon the director appointed pursuant to section 260 of the CBCA and the solicitors for Adobe Systems Incorporated, as rendered and dispensing with service of the motion materials upon the shareholders of Accelio;

     (b) a final order pursuant to section 192 of the CBCA approving a plan of arrangement (the "Arrangement") involving Accelio and its securityholders, which Arrangement shall be substantially in the form described in the management proxy circular to be mailed or delivered to Accelio's shareholders (the "Proxy Circular");

     (c) in the alternative, an order approving the Arrangement, amended in any manner as this Honourable Court may direct, subject to compliance with such terms and conditions, if any, as this Honourable Court thinks fit; and

     (d)  such further or other order as to this Honourable Court may seem just.

2.   The grounds for the application are:

     (a)  Accelio is a CBCA corporation;

     (b)  the  Arrangement,  which is an  "arrangement"  within  the  meaning of section 192 of the CBCA, is in the best interests of, and is fair and reasonable to, the shareholders of Accelio, and is put forward in good faith;

     (c)  all the statutory requirements of the CBCA have been fulfilled;

     (d)  Rules 14 and 38 of the Ontario Rules of Civil Procedure;

     (e)  sections 190 and 192 of the CBCA; and

     (f) such further and other grounds as counsel may advise and as this Honourable Court may permit.

3. If granted, the order will be relied upon for the purposes of section 3(a)(10) of the United States Securities Act of 1933, as amended, which exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by a court, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to which securities will be issued have the right to appear.

4. The following documentary evidence will be used at the hearing of the application:

     (a)  such Interim Order as may be granted by this Honourable Court;

     (b) the affidavit of Kevin Francis sworn February 26, 2002 in support of this Application;

     (c) an affidavit with respect to the mailing of the notice of the special meeting, management proxy circular and other relevant materials to all shareholders of record of Accelio as of March 5, 2002;

     (d) an affidavit advising this Honourable Court of the results of the special meeting of the shareholders of Accelio scheduled for April 9, 2002 and other matters relevant to the within Application; and

     (e) such further and other documentary evidence as counsel may advise and as this Honourable Court may permit.

5. The Notice of Application will be sent to all holders of common shares of Accelio as part of Proxy Circular at their addresses as they appear in the books and records of Accelio at the close of business on the date the directors of Accelio fix as the record date pursuant to sub-section 134(2) of the CBCA and pursuant to Rules 17.02(n) and 17.02(o) of the Rules of Civil Procedure to those shareholders whose addresses, as they appear in the books and records of Accelio, are outside Ontario.

Date of issue:    Feb 22 2002
                                                 LaBarge Weinstein
                                                 333 Preston Street, 11th Floor
                                                 Ottawa, Ontario
                                                 K1S 5N5

                                                 Paul C. LaBarge

                                                 Phone: 231-3000
                                                 Fax: 231-3900

                                                 Solicitors for the Applicant
                                                 Accelio Corporation


IN THE MATTER OF an application by Accelio Corporation
relating to a proposed arrangement involving Accelio
Corporation and its Shareholders
                                                                         Court File No.:  02-CV-19882
APPLICATION UNDER the Canada Business Corporations Act,
R.S.C. 1985, c. C-44, s. 192 and Rule 14.05(2) of the
Rules of Civil Procedure

                                                              ---------------------------------------------------
                                                                ONTARIO SUPERIOR COURT OF JUSTICE


                                                                   Proceeding commenced at Ottawa

-----------------------------------------------------------------------------------------------------------------


                                                                       NOTICE OF APPLICATION


-----------------------------------------------------------------------------------------------------------------
                                                                 LaBarge Weinstein
                                                                 333 Preston Street, 11th Floor
                                                                 Ottawa, Ontario
                                                                 K1S 5N4 Canada

                                                                 Paul C. Labarge
                                                                 LSUC#: 16280F
                                                                 Tel:  (613) 231-3000
                                                                 Fax: (613) 231-3900

                                                                 Solicitors for the Applicant, Accelio
                                                                 Corporation



                                                      Court File No. 02-CV-19882

                        ONTARIO SUPERIOR COURT OF JUSTICE

                              )
BEFORE THE HONOURABLE         )       THE 8TH DAY OF
JUSTICE P. COSGROVE           )        MARCH, 2002
                              )


                       IN THE MATTER OF an application by
             ACCELIO CORPORATION relating to a proposed arrangement
               involving ACCELIO CORPORATION and its shareholders


APPLICATION UNDER the Canada Business Corporations Act, R.S.C. 1985, c. C-44, s. 192, as amended and Rule 14.05(2) of the Rules of Civil Procedure


                                  INTERIM ORDER


     THIS MOTION, made by the Applicant, Accelio Corporation ("Accelio") for an Interim Order pursuant to Section 192(4) of the Canada Business Corporations Act, R.S.C. 1985, c. C-44, as amended (the "CBCA"):

(a) authorizing Accelio to call and conduct a meeting of the holders of its common shares to approve the proposed plan of arrangement; and

(b)  granting certain other ancillary relief;

was heard at Ottawa this 1st day of March 2002

     ON READING the Notice of Application dated February 22, 2002, the Notice of Motion dated February 22, 2002, the affidavit of Kevin Francis, sworn March 6, 2002 (the "Affidavit"), and on hearing the submissions of counsel for Accelio.

     The Meeting


     1. THIS COURT ORDERS THAT Accelio is permitted to call, hold and conduct a special meeting (the "Special Meeting") of the holders of common shares in the capital of Accelio ("Common Shares") to consider and, if deemed advisable, to pass, with or without variation, a special resolution (the "Arrangement Resolution") approving (a) a reduction to Accelio's stated capital of all classes substantially and (b) a plan of arrangement involving Accelio, Adobe Systems Incorporated ("Adobe") and Adobe Systems International Limited Partnership ("Purchaser") (the "Plan of Arrangement") in the form set forth as Appendix A to the draft proxy circular (the "Proxy Circular") attached as Exhibit "A" to the Affidavit.

     2. THIS COURT ORDERS THAT the Special Meeting shall be called, held and conducted in accordance with the notice of such meeting, the provisions of the CBCA and the articles and by-laws of Accelio, subject to all of the provisions of this Order and any further orders of this Court.

     3. THIS COURT ORDERS THAT the quorum required at the Special Meeting shall be two (2) holders of Common Shares present in person or by proxy and each entitled to vote at the meeting.

     4. THIS COURT ORDERS THAT the only persons entitled to notice of or to attend the Special Meeting shall be the holders of Common Shares entitled to vote at the Special Meeting, holders of valid proxies from such holders of Common Shares, the directors, auditors and advisors of the Company, representatives of Adobe and the Purchaser and their advisors, the Director appointed under the CBCA (the "CBCA Director"), and such other persons with the permission of the Chairman of the Special Meeting and that the only persons entitled to be represented and to vote at the Special Meeting shall be holders of Common Shares of record as at the record date for the Special Meeting.

     5. THIS COURT ORDERS THAT Accelio is authorized to use the form of proxy, in substantially the same form as attached as Exhibit "C" to the Affidavit. Accelio is authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for the purpose, and by mail or such other forms of personal or electronic communication as it may determine.

     6. THIS COURT ORDERS THAT Accelio may, in its discretion, waive generally the time limits for the deposit of proxies by the holders of Common Shares entitled to vote at the Special Meeting, if Accelio deems it advisable to do so.

     Amendments


     7. THIS COURT ORDERS THAT Accelio is authorized to make such amendments, revisions and/or supplements to the Plan of Arrangement as it may determine necessary, and the Plan of Arrangement as so amended, revised and/or supplemented shall be the Plan of Arrangement to be submitted to the Special Meeting and be the subject of the Arrangement Resolution.

     Notice of Meetings


     8. THIS COURT ORDERS THAT the Notice of Application, the notice of the Special Meeting and the Proxy Circular in substantially the same form as contained in Exhibit "A" to the Affidavit (with such amendments thereto may be necessary or desirable, provided that such amendments are not inconsistent with the terms of this Order) shall be distributed to the holders of Common Shares, to the directors and auditors of the Company and to the CBCA Director by one of the methods set out in paragraph 11 of this Order, not later than twenty-one (21) calendar days prior to the date established for said meeting (excluding the date of mailing or delivery and excluding the date of the Special Meeting). Notwithstanding anything contained herein to the contrary, the Company may distribute such additional or other documents as it deems advisable to the Company's shareholders, directors and auditors less than twenty-one (21) calendar days prior to the date of the Special Meeting.

     9. THIS COURT ORDERS THAT accidental failure of or omission by Accelio to give notice to any one or more of its shareholders, or any failure or omission to give such notice arising as a result of events beyond the reasonable control of Accelio (including without limitation any inability to utilize postal services, any transmission interruptions, and/or any inability to secure publication in appropriate newspapers) shall not constitute a breach of this Order or a defect in the calling of the Special Meeting, but if any such failure or omission is brought to the attention of Accelio, Accelio shall use its best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

     Record Dates for Notice and Voting


     10. THIS COURT ORDERS THAT the record date for determining Accelio shareholders entitled to receive notice of the Special Meeting and the other materials contemplated herein to be delivered to Accelio shareholders, and to vote at said meeting, shall be March 5, 2002.

     Method of Dissemination


     11. THIS COURT ORDERS THAT the notice of the Special Meeting and the Proxy Circular, which shall contain a copy of the Notice of Application herein and a copy of this Interim Order, the proxy and any other communication(s) and/or document(s) determined by Accelio to be necessary or appropriate (the "Materials") shall be disseminated, distributed, sent or given to Accelio's shareholders in one or more of the following methods:

          (a) by prepaid ordinary mail, addressed to each Accelio shareholder at such shareholder's address as shown on the books of Accelio's and by complying with its obligations under National Policy Statement No. 41 of the Canadian Securities Administrators and/or any waiver or waivers obtained pursuant to the provisions thereof, provided that where notices or documents previously sent by Accelio or its registrar and transfer agent to a shareholder have been returned on three consecutive occasions because the shareholder cannot be found, Accelio shall not be required to send the said notice or Materials in accordance with the CBCA; or

          (b) by delivery, in person or by courier service, to the address specified in (a) above; or

          (c) by facsimile transmission to any shareholder who identifies itself to the satisfaction of Accelio, who requests such transmission and, if required by Accelio, is prepared to pay the charges for such transmission.

     Deemed Receipt of Notice


     12. THIS COURT ORDERS THAT the notice and Materials referred to above shall be deemed for the purposes of this Order, to have been received by Accelio's shareholders:

          (a)  in the case of mailing, in the ordinary course of mail;

          (b) in the case of delivery, upon receipt thereof by the intended addressee or by the courier; and

          (c) in the case of facsimile transmission, upon the transmission thereof.

     Voting


     13. THIS COURT ORDERS THAT the Arrangement Resolution shall require, for passage, approval by the affirmative vote of a two-thirds majority of the total votes cast in person or by proxy at the Special Meeting in respect of the Arrangement Resolution (for this purpose any spoiled votes, ineligible votes, defective votes and abstentions shall be deemed to be votes not cast).

     Adjournments


     14. THIS COURT ORDERS THAT Accelio if it deems it advisable, is specifically authorized to adjourn or postpone the Special Meeting on one or more occasions, whether before or after the holding of any vote in respect of the Arrangement Resolution, without the necessity of first convening the Special Meeting or first obtaining any vote of holders of Common Shares respecting the adjournment or postponement and no further notice of the date, time and location of such adjourned or postponed meeting shall be required other than an announcement at the Special Meeting together with the issuance of a press release in respect thereof.

     Dissent and Appraisal Rights


     15. THIS COURT ORDERS THAT all Accelio shareholders be entitled to exercise rights of dissent in respect of the Arrangement Resolution in accordance and compliance with Section 190 of the CBCA and the Plan of Arrangement so long as they provide written objection to the Arrangement Resolution by 5:00 p.m. (Ottawa time) on April 5, 2002 (or on the last Business Day that is not less than 48 hours prior to any adjournment of the Special Meeting), and otherwise strictly comply with the requirements of the CBCA, which written objection shall be given to Accelio c/o its legal counsel, LaBarge Weinstein, Attention:
          Deborah Weinstein, 333 Preston Street, 11th Floor, Ottawa, Ontario K1S 5N4.

     Service and Notice of Sanction Hearing


     16. THIS COURT ORDERS THAT the only persons entitled to appear at any hearing to sanction and approve the Plan of Arrangement, and to appear and to be heard thereon, shall be (i) solicitors for Accelio, (ii) solicitors for Adobe and the Purchaser, (iii) the CBCA Director, and (iv) persons who have filed a notice of intention to appear in accordance with the Rules of Civil Procedure including service of said notice upon Accelio's solicitors LaBarge Weinstein, 333 Preston Street, 11th Floor, Ottawa, Ontario K1S 5N4 Attention: Deborah Weinstein.

     17. THIS COURT ORDERS THAT on being advised that Accelio intends to deliver the Materials in accordance with paragraph 11 hereof to its shareholders, service of the Materials as provided for herein shall constitute good and sufficient notice to said persons of this application to approve the Arrangement.

     18. THIS COURT ORDERS THAT upon approval of the Arrangement by the holders of Common Shares as set forth in this Order, Accelio may apply to this Honourable Court for approval of the Arrangement (the "Application"), and the service of the Notice of Application herein, in accordance with paragraph 11 of this Order, shall constitute good and sufficient service of such Notice of Application upon all persons who are entitled to receive such Notice of Application pursuant to this Order, and no other form of service need be made and no other material need be served upon such persons in respect of those proceedings, unless a Notice of Appearance is served on Accelio's solicitors within five (5) days prior to the date of the hearing of the Application.

     19. THIS COURT ORDERS THAT in the event that the application for final approval of the Plan is adjourned, only those parties having previously served a notice of intention to appear shall have notice of the adjourned date.

     20. THIS COURT ORDERS THAT service of the motion materials herein as rendered upon the CBCA Director and counsel for Adobe shall constitute good and valid service and that the need for service of the motion materials upon the shareholders of Accelio is hereby dispensed with.



                                                     (signed) local registrar
                                                   -----------------------------

                               ENTERED AT OTTAWA
                               ON MARCH 8, 2002
                               IN BOOK NO. 73-13


IN THE MATTER OF an application by Accelio Corporation
relating to a proposed arrangement involving Accelio
Corporation and its Shareholders
                                                                         Court File No.:  02-CV-19882
APPLICATION UNDER the Canada Business Corporations Act,
R.S.C. 1985, c. C-44, s. 192 and Rule 14.05(2) of the
Rules of Civil Procedure

                                                              ---------------------------------------------------
                                                                ONTARIO SUPERIOR COURT OF JUSTICE


                                                                   Proceeding commenced at Ottawa

-----------------------------------------------------------------------------------------------------------------


                                                                            INTERIM ORDER


-----------------------------------------------------------------------------------------------------------------
                                                                 LaBarge Weinstein
                                                                 333 Preston Street, 11th Floor
                                                                 Ottawa, Ontario
                                                                 K1S 5N4 Canada

                                                                 Paul C. Labarge
                                                                 LSUC#: 16280F
                                                                 Tel:  (613) 231-3000
                                                                 Fax: (613) 231-3900

                                                                 Solicitors for the Applicant, Accelio
                                                                 Corporation



                                   APPENDIX C

                               PLAN OF ARRANGEMENT

                                   APPENDIX C


                                     FORM OF
                      PLAN OF ARRANGEMENT UNDER SECTION 192
                     OF THE CANADA BUSINESS CORPORATIONS ACT


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions: In this plan of arrangement except as provided below and unless something in the subject matter or context is inconsistent therewith, the following words and phrases shall have the meanings hereinafter set forth:

     (a) "Accelio" means Accelio Corporation, a corporation existing under the laws of Canada;

     (b)  "Accelio  Common  Shareholders"  means the  holders of Accelio  Common
          Shares;

     (c) "Accelio Common Shares" means the common shares in the capital of Accelio;

     (d) "Accelio Options" means the unexpired subscription rights, calls, options, warrants and other rights to purchase Accelio Common Shares (including, without limitation, all securities exchangeable or exercisable for or convertible into Accelio Common Shares and all commitments, arrangements, conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any person against Accelio to the effect that such person is entitled to acquire or receive any shares of capital stock or other securities of Accelio) which are outstanding immediately prior to the Effective Time (including, without limitation, pursuant to the Company Options, the Company Option Plans, the Stock Purchase Plan and the Warrants);

     (e) "Accelio Repurchase Price" means, in respect of each Accelio Common Shareholder, the number of Adobe Common Shares which results when the number of Accelio Repurchased Shares in respect of such holder is multiplied by the Exchange Ratio;

     (f) "Accelio Repurchased Shares" means, in respect of each Accelio Common Shareholder, the number of Accelio Common Shares which results when
          (i) the number of Accelio Common Shares held by such holder immediately prior to the Effective Time is multiplied by (ii) the Asset Purchase Price Proportion;

     (g) "Acquisition Agreement" means the Amended and Restated Acquisition Agreement for Plan of Arrangement by and among Adobe, Purchaser and Accelio dated as of March 1, 2002, as the same may be amended from time to time;

     (h)  "Adobe" means Adobe Systems Incorporated, a Delaware corporation;

     (i) "Adobe Asset Purchase Price" means the purchase price, specified in U.S. dollars, to be paid by Adobe for the Adobe Assets, which purchase price shall be determined by Adobe in its discretion and set forth in a written notice delivered by Adobe to Accelio prior to the Effective Date ;

     (j) "Adobe Assets" means the Assets, if any, of Accelio proposed to be acquired by Adobe as set forth in a written notice delivered by Adobe to Accelio prior to the Effective Date;

     (k) "Adobe Average Stock Price" means the weighted average sales price of a share of Adobe Common Shares as reported on Nasdaq during the ten
          (10) consecutive trading days ending on the third trading day immediately prior to the Effective Time (the "Measurement Period");


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          provided,  however,  that if, between the first day of the Measurement
          Period and the Effective Time, the outstanding Adobe Common Shares are changed into a different number of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse
          stock    split,    consolidation    of    shares,    reclassification,
          recapitalization or other similar transaction, then the Adobe Average Stock Price shall be appropriately adjusted;

     (l) "Adobe Common Shares" means the shares in the common stock of Adobe with a par value of US$0.0001 per share as currently constituted;

     (m) "Adobe Stock Consideration" means the number of Adobe Common Shares equal to the quotient determined by dividing (i) the Net Purchase Price by (ii) the Adobe Average Stock Price;

     (n) "Arrangement" means the arrangement contemplated herein to be made on the terms set out in this Plan, subject to any amendment or variation made in accordance with this Plan; or made at the direction of the Court in the Final Order;

     (o) "Arrangement Resolution" means the special resolution in respect of the Arrangement considered and approved by Accelio Common Shareholders at the Meeting;

     (p) "Assets" means assets, properties or rights of any nature, whether tangible or intangible, and wherever located;

     (q) "Asset Purchase Price" means the aggregate of the Adobe Asset Purchase Price and the Purchaser Asset Purchase Price;

     (r)  "Asset Purchase Price  Proportion" means the amount which results when
          (i) the  Asset  Purchase  Price is  divided  by (ii) the Net  Purchase
          Price;

     (s) "Business Day" means any day other than a Saturday, Sunday, a federal holiday in Canada or a day on which banks are not open for business in Ottawa, Ontario;

     (t) "CBCA" means the Canada Business Corporations Act, as now in effect and as it may be amended from time to time prior to the Effective Date, including the regulations made thereunder;

     (u) "Certificate of Arrangement" means the certificate of arrangement endorsed upon the articles of arrangement of Accelio by the Director after the Final Order is made;

     (v) "Company Option Plans" means Accelio's 1993 Employee Stock Option Plan and Accelio's 1995 Stock Option Plan;

     (w) "Company Options" has the meaning ascribed thereto in the Acquisition Agreement;

     (x)  "Court" means the Superior Court of Justice (Ontario);

     (y)  "Director" means the director appointed under the CBCA;

     (z)  "Dissent  Procedures"  shall  have the  meaning  ascribed  thereto  in
          Section 3.02;

     (aa) "Dissent Rights" shall have the meaning ascribed thereto in Section 3.01;

     (bb) "Dissenting Shareholder" means an Accelio Common Shareholder who dissents in respect of the Arrangement Resolution in strict compliance with the Dissent Procedures;

     (cc) "Effective Date" means the date of the Certificate of Arrangement;


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     (dd) "Effective Time" means 12:01 a.m. (Ottawa Time) on the Effective Date;

     (ee) "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity;

     (ff) "Exchange Agent" means Computershare Trust Company of New York at its principal office in New York, New York at the address set out in the letter of transmittal in its capacity as an Exchange Agent for the Accelio Common Shares under the Plan of Arrangement, or such other trust company or other Entity that Adobe may, in its reasonable discretion, choose as the Exchange Agent;

     (gg) "Exchange Ratio" means a fraction whose numerator is the Adobe Stock Consideration, and whose denominator is the Fully-Diluted Accelio Shares;

     (hh) "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

     (ii) "Fully-Diluted Accelio Shares" means the sum of (A) the aggregate number of Accelio Common Shares that are outstanding immediately prior to the Effective Time, (B) the aggregate number of Accelio Common Shares that are purchasable under or otherwise subject to all options and warrants to purchase Accelio Common Shares that are outstanding immediately prior to the Effective Time, (C) the aggregate number of Accelio Common Shares that are directly or indirectly issuable upon the conversion of all other convertible securities of Accelio that are outstanding immediately prior to the Effective Time, and (D) the aggregate number of Accelio Common Shares (if any) which Accelio has entered into any commitment or arrangement to issue (or to issue options or warrants with respect to) prior to the Effective Time, but which are not outstanding immediately prior to the Effective Time (provided that any Accelio Common Shares that are purchasable under or otherwise subject to Company Options that are exercised or terminated pursuant to Section 5.3 of the Acquisition Agreement and at the times specified in Section 2.02 hereof shall not be counted for purposes of determining the "Fully Diluted Accelio Shares");

     (jj) "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal)

     (kk) "Interim Order" means the order of the Court dated March 8, 2002 providing for, among other things, the calling and holding of the Meeting and certain other procedural matters, as the same may be amended or supplemented from time to time;

     (ll) "Meeting" means the special meeting of Accelio Common Shareholders, and all adjournments and postponements thereof, called and held to, among other things, consider and approve the Arrangement Resolution;

     (mm) "Nasdaq" means The Nasdaq National Market;

     (nn) "Net Purchase Price" means the excess of US $72,000,000 over the aggregate amount of (a) all Permitted Option Repurchase Amounts paid or payable to holders of Company Options pursuant to clause "(i)" of
          Section 5.3(b) of the Acquisition Agreement, (b) all Permitted Option Repurchase Amounts underlying all Accelio Common Shares issued or issuable to holders of Company Options pursuant to clause "(ii)" of
          Section 5.3(b) of the Acquisition Agreement and (c) other amounts (if any) paid or payable in cash to equity holders of Accelio pursuant to the Interim


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          Order, the Final Order or the Plan of Arrangement (but excluding,  for greater  certainty,  any amounts  paid  pursuant to Section  5.3(c) or
          Section 5.3(d) of the Acquisition Agreement);

     (oo) "Permitted Option Repurchase Amount" means, with respect to each Accelio Option outstanding immediately prior to the Effective Time, an amount equal to the excess (if any) of (1) the product of (i) the number of Accelio Common Shares issuable upon the exercise of such Accelio Option, multiplied by (ii) the Exchange Ratio, and further multiplied by (iii) the Adobe Average Stock Price, over (2) the product of (x) the number of Accelio Common Shares issuable upon the exercise of such Accelio Option, multiplied by (y) the exercise price per share of such Accelio Option. If, with respect to any Accelio Option, the amount described in clause (1) above is less than the amount described in clause (2) above, the Permitted Option Repurchase Amount applicable to such Accelio Option shall be zero. Without limiting the generality of the foregoing, as used herein the term "Permitted Option Repurchase Amount" shall not include (i) the cash value of any Accelio Common Shares issued pursuant to clause "(ii)" of
          Section 5.3(b) of the Acquisition Agreement or (ii) any amounts paid in respect of Accelio Options repurchased by Accelio pursuant to
          Section 5.3(c) or Section 5.3(d) of the Acquisition Agreement;

     (pp) "person" means an individual, Entity or Governmental Body;

     (qq) "Purchaser" means Adobe Systems International Limited Partnership, an exempted limited partnership under Cayman Islands law which is wholly-owned (directly or indirectly) by Adobe;

     (rr) "Purchaser Asset Purchase Price" means the purchase price, specified in U.S. dollars, to be paid by Purchaser for the Purchaser Assets, which purchase price shall be determined by Purchaser in its discretion and set forth in a written notice delivered by Purchaser to Accelio prior to the Effective Date;

     (ss) "Purchaser Assets" means the Assets, if any, of Accelio proposed to be acquired by Purchaser as set forth in a written notice delivered by Purchaser to Accelio prior to the Effective Date;

     (tt) "Rights" means the rights issued and issuable under the Rights Agreement;

     (uu) "Rights Agreement" means the shareholder rights plan agreement dated June 25, 1998 between Accelio and CIBC Mellon Trust Corporation, as "Rights Agent" thereunder;

     (vv) "Stated Capital Account" means the stated capital account maintained by Accelio at the Effective Time pursuant to the CBCA in respect of the Accelio Common Shares;

     (ww) "Stock Purchase Plan" means the stock purchase plan contemplated in Accelio's 1997 Employee Stock Purchase Plan;

     (xx) "this Plan", "Plan of Arrangement", "hereof", "herein", "hereto" and like references mean and refer to this plan of arrangement; and

     (yy) "Warrants"  means  the   compensation   warrants  granted  to  Yorkton
          Securities  Inc.,  BMO  Nesbitt  Burns  Inc.  and  Canaccord   Capital
          Corporation to acquire up to 200,000 Accelio Common Shares.

Words and phrases used herein that are defined in the CBCA and not defined herein shall have the same meaning herein as in the CBCA unless the context otherwise requires.

Section 1.02 Interpretation Not Affected By Headings, etc.: The division of this Plan into articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Section 1.03 Gender and Number: Unless the context requires the contrary, words importing the singular only shall include the plural and vice versa and words importing the use of any gender shall include all genders.


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                                    ARTICLE 2
                                   ARRANGEMENT


Section 2.01 Binding Effect: This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Adobe, (ii) Purchaser,
(iii) Accelio, (iv) all Accelio Common Shareholders and (vi) all holders of Accelio Options.

Section 2.02 Arrangement: After the Effective Time, the following events shall occur and shall be deemed to occur at the time so specified without any further act or formality:

     (a) at 12:02 a.m. (Ottawa Time) on the Effective Date, the Rights Agreement and all of the Rights shall terminate for no consideration without any act or formality on the part of a holder thereof (and, without limiting the generality of the foregoing, the Arrangement shall be deemed not to be a "Flip-In Event" for the purposes of the Rights Agreement and no Separation Time (as defined in the Rights Agreement) shall be considered to have arisen as a result of the Arrangement);

     (b) in order that each Accelio Common Shareholder shall be entitled to receive that number of Adobe Common Shares equal to the number of Accelio Common Shares held by such holder multiplied by the Exchange Ratio (subject to Section 4.04 hereof), the following events shall occur at the time so specified:

          (i)  at 1:00 a.m. (Ottawa Time) on the Effective Date:

               (1) Purchaser will purchase from Accelio, and Accelio will sell to Purchaser, pursuant to one or more agreements, the Purchaser Assets in return for the Purchaser Asset Purchase Price, which purchase price shall be paid by the delivery by Purchaser to Accelio of Adobe Common Shares to or to the order of Accelio, the number of Adobe Common Shares so delivered to be determined by dividing the Purchaser Asset Purchase Price by the Adobe Average Stock Price;

               (2) Adobe will purchase from Accelio, and Accelio will sell to Adobe, pursuant to one or more agreements, the Adobe Assets in return for the Adobe Asset Purchase Price, which purchase price shall be paid by the delivery by Adobe to Accelio of Adobe Common Shares to or to the order of Accelio, the number of Adobe Common Shares so delivered to be determined by dividing the Adobe Asset Purchase Price by the Adobe Average Stock Price;

          (ii) at 1:35 a.m. (Ottawa Time) on the Effective Date, $150,000,000 (being the amount by which the Stated Capital Account (and the paid-up capital account of the Accelio Common Shares maintained by Accelio for the purposes of the Income Tax Act (Canada)) was, after the Meeting and prior to the Effective Time, reduced, which amount was added to a contributed surplus account maintained by Accelio in respect of the Accelio Common Shares) shall be deducted from the contributed surplus account maintained by Accelio in respect of the Accelio Common Shares and added to the Stated Capital Account (and to the paid-up capital account for the purposes of the Income Tax Act (Canada)), in each case as maintained by Accelio in respect of the Accelio Common Shares;

          (iii)at 2:00 a.m. (Ottawa Time) on the Effective Date, Accelio will purchase from each Accelio Common Shareholder (other than any Dissenting Shareholders, Adobe, or any entities which are, directly or indirectly, wholly-owned by Adobe) and each Accelio Common Shareholder will be deemed to have transferred to Accelio, without any act or formality on the part of such holder,


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               the number of Accelio  Common  Shares of such holder equal to the
               Accelio Repurchased Shares, in exchange for a number of Adobe Common Shares equal to the Accelio Repurchase Price (including fractional entitlements thereto, subject to the provisions of
               Section 4.04 relating to Adobe Common Shares deliverable pursuant to this Section 2.02(b)(iii) together with those deliverable pursuant to Section 2.02(b)(iv)), and the register of Accelio Common Shareholders shall be adjusted to provide that the number of Accelio Common Shares registered in the name of each holder shall be reduced by the number of Accelio Repurchased Shares in respect of such holder and the Accelio Repurchased Shares shall be cancelled, and Adobe and Purchaser (at the direction of Accelio) shall deliver or cause to be delivered to the Exchange Agent all Adobe Common Shares received by Accelio pursuant hereto to Subsection (b)(i) in order to effect this repurchase and Accelio shall cause the Exchange Agent to effect this repurchase. The provisions of Sections 34(2) and Section 118(2) of the CBCA shall not apply to the purchase of the Accelio Repurchased Shares.

          (iv) at 3:00 a.m. (Ottawa Time) on the Effective Date, each remaining outstanding Accelio Common Share (other than Accelio Common Shares held by Dissenting Shareholders, Adobe, or any entities which are, directly or indirectly, wholly-owned by Adobe) will be deemed to be transferred by the holder thereof, without any act or formality on the part of such holder, to Purchaser in exchange for a fraction of an Adobe Common Share equal to the Exchange Ratio, and the name of each such holder will be removed from the register of Accelio Common Shareholders, and Purchaser will be recorded as the registered holder of such Accelio Common Shares so exchanged and will be deemed to be the legal and beneficial owner thereof, and Purchaser shall cause the Exchange Agent to effect this exchange (provided, however, that the provisions of Section 30 of the CBCA shall not apply to the extent that there are any Adobe Common Shares that continue to be held by Accelio which were delivered to Accelio pursuant to Subsection (b)(i) hereof and which are held by Accelio for the purposes of effecting repurchases contemplated in Subsection (b)(ii));

     (c) if any Accelio Common Shares outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Accelio or under which Accelio has any rights, then any Adobe Common Shares issued pursuant to Subsection (b) in exchange for such Accelio Common Shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such Adobe Common Shares may accordingly be marked with appropriate legends;

     (d) at 2:30 a.m. (Ottawa Time) on the Effective Date, all Accelio Options shall terminate without any act or formality on the part of a holder thereof, subject to any obligations contemplated in Section 5.3 of the Acquisition Agreement, if applicable; and

     (e) at 3:00 a.m. (Ottawa Time) on the Effective Date, the name of Accelio shall be changed to "Adobe Systems Canada Inc." or such other name as may be selected by the board of directors of Accelio and as may be acceptable to regulatory authorities.

Section 2.03 Illegality of Delivery of Adobe Common Shares: Notwithstanding anything contained herein, if it appears to Accelio, Adobe or Purchaser, acting reasonably, that it would be contrary to applicable law to issue or deliver Adobe Common Shares pursuant to the Arrangement to a person that is not a resident of Canada or the United States, the Adobe Common Shares that otherwise would be issued or delivered to that person shall be issued and delivered to the Exchange Agent for sale by the Exchange Agent on behalf of that person.

Section 2.04 Sales by Exchange Agent: All Adobe Common Shares to be sold pursuant to Section 2.03 shall be pooled and sold as soon as practicable after the Effective Date, on such dates and at such prices as the Exchange Agent determines in its sole discretion. The Exchange Agent shall not be obligated


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to seek or obtain a minimum price for any of the Adobe Common Shares sold by it.
Each person that otherwise would have received an Adobe Common Share shall receive a pro rata share of the net cash proceeds (after transaction costs and commissions) from the sale of the Adobe Common Shares sold by the Exchange Agent (less any amount withheld in respect of Canadian taxes) in lieu of the Adobe Common Shares in consideration for the Accelio Common Shares. No payments will be made to persons that otherwise would receive less than $1.00. Any monies remaining as a result of the preceding sentence shall be applied to any expenses incurred in connection with sales pursuant to this Section 2.04. Neither Adobe, nor Purchaser nor the Exchange Agent shall be liable for any loss arising out of any such sales.


                                    ARTICLE 3
                                RIGHTS OF DISSENT


Section 3.01 General: Notwithstanding Article 2, each Dissenting Shareholder is entitled to be paid the fair value of the Accelio Common Shares held by such holder in respect of which such holder dissents, determined as of the close of business on the day before the date on which the Arrangement Resolution is passed, as the case may be and in the event the Arrangement becomes effective (the "Dissent Rights"), provided that (i) such holder complies with Section 190 of the CBCA (except as hereinafter otherwise contemplated), (ii) notwithstanding
Section 190 of the CBCA (including Subsection 190(5)), the written objection to the Arrangement Resolution must be received by Accelio c/o its legal counsel, LaBarge Weinstein, Attention: Deborah Weinstein, 333 Preston Street, 11th Floor, Ottawa, Ontario K1S 5N4 by not later than 5:00 p.m. (Toronto time) on April 5, 2002 (or on the last Business Day that is not less than 48 hours prior to any adjournment of the Meeting) stating therein (1) that the Dissenting Shareholder objects to the Arrangement and is exercising its Dissent Rights and (2) the specific number of Accelio Common Shares in respect of which such Dissenting Shareholder is exercising its Dissent Rights, which shall not be less than all of the Accelio Common Shares held by that Dissenting Shareholder and (i) such holder shall not have voted any of its Accelio Common Shares in favour of the Arrangement Resolution at the Meeting in person or by proxy; an Accelio Common Shareholder is not entitled to exercise its Dissent Rights with respect to any Accelio Common Shares if it votes (or instructs or is deemed, by submission of an incomplete proxy, to have instructed his or her proxyholder to vote) any Accelio Common Share in favour of any resolution relating to the Arrangement. Nothing contained herein shall deprive a Dissenting Shareholder of its right to vote at the Meeting on any matter including in respect of the Arrangement. The CBCA does not provide, and Accelio will not assume, that a vote against the Arrangement Resolution or an abstention constitutes an exercise of the Dissent Rights, but an Accelio Common Shareholder need not vote its Accelio Common Shares against the Arrangement in order to dissent.

Section 3.02 Treatment of Dissenting Shareholders: An Accelio Common Shareholder who:

     (a) properly exercises the Dissent Right by complying with all of the procedures (the "Dissent Procedures") required to be complied with by a Dissenting Shareholder in respect of the Arrangement, will:

          (i)  be bound by the provisions of this Article 3,

          (ii) be deemed not to have participated in the Arrangement,

          (iii)cease to have any rights as an Accelio Common Shareholder other than the right to be paid the fair value of such shares by Accelio in accordance with the Dissent Procedures, and

          (iv) be deemed to have transferred such Accelio Common Shares:

               (1) to Purchaser immediately prior to the Effective Time, to the extent the fair value therefor is paid by Purchaser, and Purchaser will be recorded as the registered holder of such Accelio Common Shares as of the Effective Time, or

               (2) to Accelio immediately prior to the Effective Time, to the extent the fair value therefor is paid by Accelio, and such shares will be cancelled as of the Effective Time;

               (1) (it being understood that the payor shall be selected by the Purchaser); or

     (b)  seeks to exercise the Dissent Right, but:

          (i) who for any reason does not properly fulfil each of the Dissent Procedures required to be completed by a Dissenting Shareholder,

          (ii) subsequent to giving its written notice of dissent provided for in Section 190 of the CBCA acts inconsistently with such dissent,

          will be deemed to have participated in the Arrangement on the same basis as each Accelio Common Shareholder and shall receive such number of Adobe Common Shares as it is entitled to on the basis determined in accordance with Article 2;

but in no case will Adobe, Purchaser, Accelio, the Exchange Agent or any other person be required to recognize such holders as Accelio Common Shareholders after 3:00 a.m. (Ottawa Time) on the Effective Date, and the names of such Accelio Common Shareholders will be deleted from the register of holders of Common Shares at 3:00 a.m. (Ottawa Time) on the Effective Date.


                                    ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

Section 4.01 Issuance of Certificates: At or promptly after the Effective Time, Accelio shall (in respect of the Adobe Common Shares contemplated in Sections 2.02(b)(iii)) and Purchaser shall (in respect of the Adobe Common Shares contemplated in Section 2.02(b)(iv)) deposit with the Exchange Agent, for the benefit of the Accelio Common Shareholders who will receive Adobe Common Shares in connection with the Arrangement, certificates representing the Adobe Common Shares issuable pursuant to Sections 2.02(b)(iii) and 2.02(b)(iv) upon the repurchase and exchange of Accelio Common Shares, as the case may be. Upon surrender to the Exchange Agent for cancellation of a certificate which immediately prior to the Effective Date represented outstanding Accelio Common Shares which were repurchased by Accelio or exchanged for Adobe Common Shares pursuant to Section 2.02, as the case may be, together with a duly completed and validly executed letter of transmittal and such other documents as the Exchange Agent deems necessary, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Exchange Agent shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Adobe Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.03 hereof and any cash in lieu of fractional Adobe Common Shares pursuant to Section 4.04 hereof), and the certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 4.01, each certificate which immediately prior to the Effective Date represented outstanding Accelio Common Shares that were repurchased by Accelio or exchanged into Adobe Common Shares in accordance with Section 2.02(b), shall be deemed at any time after the Effective Date to represent only the right to receive upon such surrender (i) the certificate representing Adobe Common Shares as contemplated by this Section 4.01, (ii) a cash payment in lieu of any fractional Adobe Common Shares as contemplated by Section 4.04 hereof and (iii) any dividends or distributions with a record date after the Effective Date theretofore paid or payable with respect to Adobe Common Shares as contemplated by Section 4.03 hereof.

Section 4.02 Share Certificates:

     (a) As soon as practicable following the Effective Date, where an Accelio Common Shareholder has delivered to the Exchange Agent a duly completed letter of transmittal, the certificates representing such holder's Accelio Common Shares, and such other documents as the Exchange Agent deems necessary, Accelio and Purchaser will cause the Exchange Agent either:

          (i) to forward or cause to be forwarded by first class mail to the holder at the address specified in the letter of transmittal; or

          (ii) if the letter of transmittal does not specify an address, to forward or cause to be forwarded to the holder at the address of the holder as shown on the share register as held and maintained by Accelio's registrar and transfer agent immediately prior to the Effective Time;

          certificates representing the Adobe Common Shares required to be delivered to such holder pursuant to the provisions hereof.

     (b) As soon as practicable following the Effective Date, where an Accelio Common Shareholder has not delivered a letter of transmittal and certificates contemplated by Section 4.02(a) and has not exercised the Dissent Right in accordance with Article 3, Accelio and Purchaser will cause the Exchange Agent to make available certificates representing the Adobe Common Shares required to be delivered to such holder pursuant to the provisions hereof upon presentation of a duly completed letter of transmittal, the certificates evidencing such holder's Accelio Common Shares, and such other documents as the Exchange Agent deems necessary.

     (c) Any certificates formerly representing Accelio Common Shares that, following the Effective Date, are not deposited with the Exchange Agent, together with a duly executed letter of transmittal, and such other documents as the Exchange Agent deems necessary, on or before the sixth anniversary of the Effective Date, shall cease to represent a right or claim of any kind or nature and the right of the holder of such securities to receive Adobe Common Shares as provided for in the Arrangement Agreement, shall be deemed to be surrendered to Accelio and Purchaser, as applicable, together with all dividends or distributions thereon held for such holder.

Section 4.03 Distributions with Respect to Unsurrendered Certificates: No dividends or other distributions declared or made after the Effective Date with respect to Adobe Common Shares with a record date after the Effective Date shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Date represented outstanding Accelio Common Shares that were exchanged for Adobe Common Shares pursuant to the procedures set out in Article 2, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.04 hereof, unless and until the holder of record of such certificate shall surrender such certificate in accordance with Section
4.01 hereof. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the record holder of the certificates representing whole Adobe Common Shares, without interest (i) the amount of any cash payable in lieu of a fractional Adobe Common Share to which such holder is entitled pursuant to Section 4.04 hereof, (ii) the amount of dividends or other distributions with a record date after the Effective Date theretofore paid with respect to such Adobe Common Shares, and (iii) the amount of dividends or other distributions with a record date after the Effective Date but prior to surrender and a payment date subsequent to surrender payable with respect to such Adobe Common Shares.

Section 4.04 No Fractional Shares: No certificates or scrip representing fractional Adobe Common Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 4.01 hereof and, subject to the last sentence of this Section 4.04, no dividend, stock split or other change in the capital structure of Adobe shall relate to any such fractional security and such fractional interests shall not entitle the holder thereof to vote or to exercise any rights as a security holder of Adobe. In lieu of any such fractional securities, each person otherwise entitled to a fractional interest in an Adobe Common Share (after aggregating all such fractional shares to which the holder is entitled, pursuant to Section 2.02(b)(iii) and Section 2.02(b)(iv)) will receive from Purchaser an amount of cash (rounded down to the nearest whole cent), without interest, equal to the product (or, at the option of Purchaser, the Canadian dollar equivalent of the product) of (i) such fraction, multiplied by (ii) the closing price for Adobe Common Shares on Nasdaq on the last trading day immediately preceding the Effective Time as reported by Nasdaq. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on Nasdaq and on which trading in Adobe Common Shares has occurred and "Canadian dollar equivalent" means the applicable United States dollar amount multiplied by the noon spot rate on the day prior to the Effective Date for Canadian dollars expressed in United States dollars as reported by the Bank of Canada. The Purchaser shall be entitled to any fractional securities resulting from the foregoing calculations.

Section 4.05 Lost Certificates: In the event any certificate which immediately prior to the Effective

Date represented outstanding Accelio Common Shares that were exchanged pursuant to Section 2.02 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Adobe Common Shares (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.03 hereof) deliverable in respect thereof as determined in accordance with Section 2.02 hereof. When authorizing such issuance and/or payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Adobe Common Shares are to be issued shall, at the discretion of Purchaser, as a condition precedent to the issuance thereof, give a bond satisfactory to Purchaser, in such sum as Purchaser may direct or otherwise indemnify Accelio and Purchaser in a manner satisfactory to Purchaser against any claim that may be made against Accelio and Purchaser with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.06 Extinction of Rights: Any certificate which immediately prior to the Effective Time represented outstanding Accelio Common Shares that were repurchased or exchanged pursuant to Sections 2.02(b)(iii) or 2.02(b)(iv) and not deposited with the Exchange Agent in accordance with Section 4.01, together with all other instruments required by Section 4.01, on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Accelio or Adobe. On such date, the Adobe Common Shares (or cash in lieu of fractional interests therein, as provided in Section 4.04) to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to Purchaser, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder in accordance with Section 4.03. None of Adobe, Purchaser, Accelio or the Exchange Agent shall be liable to any person in respect of any Adobe Common Shares (or dividends, distributions and interest in respect thereof or in respect of any cash to which such may otherwise be entitled as contemplated herein) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                    ARTICLE 5
                               WITHHOLDING RIGHTS

Section 5.01 Withholding Rights: Accelio, Adobe, Purchaser and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Arrangement to any Accelio Common Shareholders such amount as Accelio, Adobe, Purchaser or the Exchange Agent determines is required to be deducted and withheld with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. Accelio, Adobe, Purchaser and the Exchange Agent are hereby authorized to sell or otherwise dispose of such portion of such consideration as is necessary to provide sufficient funds to Accelio, Adobe, Purchaser or the Exchange Agent, as the case may be, in order to enable it to comply with such deduction or withholding requirement and Accelio, Adobe, Purchaser or the Exchange Agent, as the case may be, shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale. The provisions of Section 2.04 hereof shall apply hereto, mutatis mutandis.


                                    ARTICLE 6
                                   AMENDMENTS


Section 6.01 Amendment of the Arrangement:

     (a) Accelio reserves the right to amend, modify and/or supplement this Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document which is (i) agreed to by Adobe pursuant to the Acquisition Agreement, (ii) filed with the Court and, if made following the Meeting, approved by the Court and (iii) communicated to Accelio Common Shareholders in the manner required by the Court (if so required). Adobe and Purchaser reserve the right to amend, modify and/or supplement this

          Arrangement at any time and from time to time provided that any such amendment, modification, or supplement (i) improves the financial or economic interests of the Adobe Common Shareholders (and, without limiting the generality of the foregoing, Adobe and Purchaser, may unilaterally increase the Adobe Stock Consideration) and (ii) is contained in a written document which is delivered to Accelio pursuant to the Acquisition Agreement.


     (b) Any amendment, modification or supplement to this Arrangement may be proposed by Accelio at any time prior to or at the Meeting (provided that Adobe shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Arrangement for all purposes.

     (c) Any amendment, modification or supplement to this Arrangement which is approved by the Court following the Meeting shall be effective only
          (i) if it is consented to by each of Accelio and Adobe, and (ii) receives such other approvals and consents as may be required by the Court.

     (d) Any amendment, modification or supplement to this Arrangement may be made following the Effective Date unilaterally by Accelio, provided that (i) it is agreed to by Adobe pursuant to the Acquisition Agreement and (ii) it concerns a matter which, in the reasonable opinion of Accelio, is of an administrative nature required to better give effect to the implementation of this Arrangement and is not adverse to the financial or economic interests of the holders of Adobe Common Shares.

                                    ARTICLE 7
                               FURTHER ASSURANCES


7.01 Further Assurances: Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Acquisition Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

                                   APPENDIX D

                              ACQUISITION AGREEMENT

                              AMENDED AND RESTATED
                  ACQUISITION AGREEMENT FOR PLAN OF ARRANGEMENT


     This Amended and Restated Acquisition Agreement for Plan of Arrangement ("Agreement") is made and entered into as of March 1, 2002, by and among Adobe Systems Incorporated, a Delaware corporation ("Parent"); Adobe Systems International Limited Partnership, an exempted limited partnership under Cayman Islands law which is wholly owned (directly or indirectly) by Parent ("Purchaser"), and Accelio Corporation, a corporation existing under the laws of Canada (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    Recitals

A. The respective boards of directors of the Parent and Purchaser and the board of directors and a special committee of the board of directors of the Company have approved the transactions contemplated by this Agreement, and the board of directors of the Company has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to its shareholders for approval.

B. Parent and the Company entered into an agreement dated January 31, 2002 (the "Original Agreement"), which provided for the acquisition by Parent of the Company on the terms described therein. The parties wish to amend and restate the Original Agreement in its entirety on the terms and subject to the conditions set forth herein.

C. In order to induce Parent to enter into this Agreement and to consummate the Arrangement, concurrently with the execution and delivery of this Agreement, each director of the Company and each shareholder of the Company which is affiliated with any director of the Company is executing a shareholder support agreement in favor of Parent (the "Shareholder Support Agreements").

D. In order to induce Parent to enter into this Agreement and to consummate the Arrangement, concurrently with the execution and delivery of this Agreement, certain Key Executives (as defined herein) of the Company are entering into Noncompetition and Nonsolicitation Agreements in favor of Parent.

                                    Agreement

     The parties to this Agreement, intending to be legally bound, agree as follows:

     1.   Description of Transaction

     1.1 Implementation Steps by the Company. The Company covenants in favor of Parent and Purchaser that the Company shall:

     (a) as soon as reasonably practicable after the execution of this Agreement, apply in a manner acceptable to Parent, acting reasonably, under subsection 192 of the CBCA for an order approving the Arrangement and for the Interim Order, and thereafter proceed with and diligently pursue the obtaining of the Interim Order;

     (b) as soon as reasonably practicable after the execution of this Agreement, convene and hold the Company Shareholders' Meeting in accordance with Section 5.1 for the purpose of considering the Arrangement Resolution (and for any other proper purpose as may be acceptable to Parent, acting reasonably, and as may be set out in the notice for such meeting); provided, however, that Parent may require that the Company adjourn or postpone the Company Shareholders' Meeting for a period of time specified by Parent if on the scheduled date of such Company Shareholders' Meeting all of the Consents required pursuant to Section 6.8 have not been obtained, or for other good reason as determined by Parent;

     (c) subject to obtaining such approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order;

     (d) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement;

     (e) provide Parent with copies of and a reasonable opportunity to comment on all applications, circulars and other documents prepared by or on behalf of the Company in connection with the Arrangement and make any changes to such applications, circulars and documents as are acceptable to the Company and Parent, each acting reasonably; and

     (f) enter into such asset purchase agreements and other documents and instruments with Parent and the Purchaser as Parent or the Purchaser may designate on such terms as Parent or the Purchaser may designate providing for the transfer of the Adobe Assets (as defined in the Plan of Arrangement) to Parent and the transfer of the Purchaser Assets (as defined in the Plan of Arrangement) to the Purchaser as contemplated by or as may otherwise be consistent with the Plan of Arrangement, including without limitation Section 2.02 thereof, and take all actions and fulfill all responsibilities required of the Company thereunder.

     1.2  Interim   Order.   In  the  notice  of  motion  for  the   application
          contemplated by Section 1.1(a), the Company shall request that the Interim Order provide:

     (a) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Shareholders' Meeting and for the manner in which such notice is to be provided;

     (b) that the requisite approval for the Arrangement Resolution shall be 66-2/3% of the votes cast on the Arrangement Resolution by the Company Shareholders present in person or by proxy at the Company Shareholders' Meeting;

     (c) that, in all other respects, the terms, restrictions and conditions of the bylaws and articles of incorporation of the Company shall apply in respect of the Company Shareholders' Meeting; provided, however, that for purposes of the Company Shareholders' Meeting, a quorum shall exist if two Company Shareholders are present in person or represented by proxy or power of attorney and each is entitled to vote at the Company Shareholders' Meeting, and Parent may require that the Company adjourn or postpone the Company Shareholders' Meeting for a period of time specified by Parent if on the scheduled date of such Company Shareholders' Meeting all of the Consents required pursuant to Section
          6.8 have not been obtained, or for other good reason as determined by Parent; and

     (d)  for the grant of Dissenters' Rights to the holders of Common Shares.

     1.3 Articles of Arrangement. The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, provide substantially as follows:

     (a) that each outstanding Common Share (other than (i) the Common Shares that are held by holders who have exercised their Dissenters' Rights in accordance with Section 1.7 and Article 3 of the Plan of Arrangement and who are ultimately entitled to be paid the fair value for such Common Shares, (ii) the Common Shares that are held by Parent or any of its wholly owned subsidiaries, if any, and (iii) any Common Shares then held by the Company or any wholly owned Subsidiary of the Company (or held in the Company's treasury)), together with any associated Rights, shall be transferred by the holder thereof to either the Company or Purchaser in exchange for a fraction of a fully paid and non-assessable share of Parent Common Stock equal to the Exchange Ratio, all as more fully described in Article 2 of the Plan of Arrangement, and the name of each such Company Shareholder shall be removed from the register of Company Shareholders, and Purchaser will be recorded as the holder of such Common Shares so transferred and will be deemed to be the legal and beneficial owner thereof;

     (b) that if any Common Shares outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such Common Shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends;

     (c) that no fractional shares of Parent Common Stock shall be delivered, and that in lieu thereof, each Company Shareholder who otherwise would be entitled to receive a fraction of a share of Parent Common Stock
          (after aggregating all fractional shares of Parent Common Stock issuable to such Company Shareholder) shall be paid by the Depository in an amount determined by multiplying such fraction by the closing price of a share of Parent Common Stock, as reported on The Nasdaq National Market, on the last trading day immediately prior to the Effective Time, all as more fully described in Article 4 of the Plan of Arrangement; and

     (d) that each Company Option that is outstanding and unexercised immediately prior to the Effective Time will be terminated and the holder thereof otherwise treated pursuant to the terms of Section 5.3.

     1.4  Management Proxy Circular; Securities Law Compliance.

     (a) As promptly as reasonably practicable after the execution of this Agreement, and in any event within 15 days thereafter, Parent and the Company, in consultation with each other, shall prepare the Management Proxy Circular together with any other documents required by the Canadian Securities Laws, the Exchange Act or other applicable Legal Requirements in connection with the Arrangement, and the Company shall cause the Management Proxy Circular and other documentation required in connection with the Company Shareholders' Meeting to be sent to each Company Shareholder and filed as required by the Interim Order and applicable Legal Requirements. Without limiting the generality of the foregoing, the Management Proxy Circular will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, and shall comply with all of the requirements thereunder for proxy statements filed by issuers whose securities are registered under the Exchange Act.

     (b) The Company will respond to any comments of the SEC and will cause the Management Proxy Circular to be mailed to the Company Shareholders at the earliest reasonably practicable time after all required approvals of securities regulatory authorities have been obtained. The Company will notify Parent promptly upon the receipt of any comments from the Canadian Securities Commissions or the SEC or any other government officials in connection with any filing made pursuant hereto and of any request by the Canadian Securities Commissions or the SEC or any other government officials for amendments or supplements to the Management Proxy Circular or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Canadian Securities Commissions or the SEC or any other government officials, on the other hand, with respect to the Management Proxy Circular. The Company will cause all documents that it is responsible for filing with the Canadian Securities Commissions or the SEC or any other government authorities under this Section 1.4(b) to comply in all material respects with all applicable Legal Requirements. Parent will cause all documents or other information that it is responsible for filing with the Canadian Securities Commissions or the SEC or any other government authorities under this Section 1.4(b) or which is provided by Parent expressly for inclusion in any document filed by the Company under this Section 1.4(b) to comply in all material respects with all applicable Legal Requirements. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Management Proxy Circular, the Company will promptly inform Parent of such occurrence and cooperate in filing with the Canadian Securities Commissions or the SEC or any other government officials, and/or mailing to the Company Shareholders, such amendment or supplement.

     (c) Parent and the Company shall use all reasonable efforts to obtain all orders (to the extent required) from the applicable Canadian securities authorities and the SEC to permit the issuance and first resale of the Parent Common Stock issued pursuant to the Arrangement, without qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Body or regulatory authority under any Canadian Securities Laws or other Legal Requirements or pursuant to the policies, rules and regulations of any Governmental Body administering such Canadian Securities Laws or other Legal Requirements, or the fulfillment of any other Legal Requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Parent or the Company for purposes of Canadian Securities Laws).

     1.5  Preparation of Filings.

     (a) Parent and the Company shall use their reasonable efforts to cooperate with one another in:

     (i) the preparation of any application for the orders, any required registration statements and any other documents reasonably deemed by Parent or the Company to be necessary to discharge their respective obligations under United States federal or state securities laws and under Canadian Securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

     (ii) the taking of all such action as may be required under any applicable United States federal or state securities laws (including "blue sky laws") and any applicable Canadian Securities Laws in connection with the issuance of the Parent Common Stock in connection with the Arrangement; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, with respect to the United States "blue sky" and Canadian provincial qualifications, neither Parent nor the Company (or any Subsidiary or Affiliate of Parent or the Company) shall be required to register or qualify as a foreign corporation or reporting issuer where any such Entity is not now or on the Closing Date so registered or qualified; and

     (iii)the taking of all such action as may be required under the CBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

     (b) Each of Parent and the Company shall furnish to the other all such information concerning it and its shareholders as may be required for the effectuation of the actions described in Section 1.4 and this
          Section 1.5.

     (c) Each of Parent and the Company will notify the other promptly of the receipt of any comments from Canadian Securities Commissions, the SEC or its staff and of any request by Canadian Securities Commissions, the SEC or its staff for amendments or supplements to the Management Proxy Circular or a registration statement described in Section 1.5 or for additional information, and will supply the other with copies of all correspondence with Canadian Securities Commissions, the SEC or its staff with respect to the Management Proxy Circular or any such registration statement. Parent and the Company shall each promptly notify the other if at any time before or after the Effective Time it becomes aware that the Management Proxy Circular or an application for an order or a registration statement described in Section 1.5 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Management Proxy Circular or such application or registration statement. In any such event, Parent and the Company shall co-operate in the preparation of a supplement or amendment to the Management Proxy Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Company Shareholders and/or filed with the relevant securities regulatory authorities and/or stock exchanges.

     (d) The Company shall ensure that the Management Proxy Circular (including all information regarding the Acquired Corporations and Parent included therein) complies with all applicable Legal Requirements. Without limiting the generality of the foregoing, the Company shall ensure that the Management Proxy Circular provides the Company Shareholders with information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before them at the Company Shareholders' Meeting and Parent shall have Made Available all information regarding Parent reasonably necessary for the Company to do so.

     1.6  Dissenting Shares.

     (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Common Shares who has demanded and perfected appraisal and dissenters' rights ("Dissenters' Rights") for such shares in accordance with the Interim Order or the CBCA and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights, shall not represent a right to receive Parent Common Stock pursuant to Section 1.3(a), but the holder thereof shall only be entitled to such rights as are granted by the Interim Order or the CBCA, as the case may be.

     (b) Notwithstanding the provisions of Section 1.6(a), if any holder of Company Common Shares who demands appraisal of such shares under the CBCA shall effectively withdraw (or otherwise by law not be entitled to) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically represent the right to receive Parent Common Stock, upon surrender of the certificate representing such shares, in accordance with Section 1.3(a).

     (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Company Common Shares, withdrawals of such demands, and any other instruments served pursuant to the CBCA and received by the Company which relate to any such demand for appraisal, and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the CBCA. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Shares or offer to settle or settle any such demands.

     1.7 Tax and Accounting Consequences. It is intended by the parties that the Arrangement shall not constitute a reorganization within the meaning of Section 368 of the IRC and shall be a taxable transaction to holders of Common Shares for purposes of the Income Tax Act (Canada). It is intended by the parties that the Arrangement shall be treated as a "purchase" for accounting purposes. Nothing in this Agreement shall prohibit or otherwise be deemed to prevent Parent from making any election otherwise available to it under Section 338 of the IRC.

     2.   Representations and Warranties of the Company

     The Company represents and warrants to Parent and Purchaser, except as set forth in the Disclosure Schedule prepared in accordance with Section 9.6 (and subject to the provisions of Section 9.6), as follows:

     2.1  Subsidiaries; Due Organization; Etc.

     (a) The Company has no Subsidiaries, except for the corporations identified in Part 2.1(a)(i) of the Disclosure Schedule; and neither the Company nor any of the other corporations identified in Part 2.1(a)(i) of the Disclosure Schedule owns any shares in the capital of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Acquired Corporation Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

     (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and (except where the failure to be in good standing would not be material to the Company or to the Subsidiaries of the Company taken as a whole) in good standing under the laws of the jurisdiction of its incorporation, and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and
          (iii) to perform its obligations under all Acquired Corporation Contracts by which it is bound.

     (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to do so would individually or in the aggregate not be material to the Company or to the Subsidiaries of the Company taken as whole.

     2.2 Certificate of Incorporation and Bylaws. The Company has delivered or Made Available to Parent accurate and complete copies of the certificate of incorporation, articles, bylaws and other charter and organizational documents of the Company and each of the Company's Subsidiaries, including all amendments thereto.

     2.3  Capitalization, Etc.

     (a) The authorized capital of the Company consists of (i) an unlimited number of Common Shares, of which 24,969,838 are issued and outstanding as of the date of this Agreement, and (ii) 2,263,782 Convertible Preference Shares, of which none are issued or outstanding as of the date of this Agreement. All of the outstanding Common Shares have been duly authorized and validly issued, and are fully paid and nonassessable. There are no Common Shares held by any of the other Acquired Corporations. None of the outstanding Common Shares is entitled or subject to any preemptive right, right of participation or any similar right enforceable against the Company; none of the outstanding Common Shares is subject to any right of first refusal in favor of the Company; and, except for confidentiality agreements relating to Acquisition Proposals containing customary "stand-still" provisions (copies of which have been provided to Parent, except for those Acquisition Proposals disclosure of which by the Company is expressly prohibited or which have been disclosed by the Company to Parent but which contain binding terms that prohibit the Company from providing copies to Parent), there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any Common Shares. None of the Acquired Corporations is under any obligation, or is bound by any Acquired Corporation Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Common Shares.

     (b) As of the date of this Agreement: (i) there are no Common Shares subject to issuance pursuant to stock options granted and outstanding under the Company's 1993 Employee Stock Option Plan; (ii) 4,663,311 Common Shares are subject to issuance pursuant to stock options granted and outstanding under the Company's 1995 Stock Option Plan;
          (iii) 400,000 Common Shares are reserved for future issuance pursuant to the Company's 1997 Employee Stock Purchase Plan (the "Company ESPP"); (iv) a sufficient number of Common Shares are reserved for future issuance upon exercise of the rights issued pursuant to the Company Rights Plan to satisfy all of the Company's obligations thereunder; and (v) 200,000 shares of Company Common Stock are reserved for future issuance at a price per share of (Cdn.) $5.75 per Common Share pursuant to after-market support options with an expiry date of October 11, 2002 issued by the Company to underwriters in connection the Company's offering of Common Shares pursuant to a prospectus filed with the Canadian securities regulatory authorities on October 4, 2000 (the "Underwriter Support Options"). (Purchase rights and options to purchase Common Shares (whether granted by the Company pursuant to the Company Option Plans, assumed by the Company in connection with any arrangement, merger, amalgamation, acquisition or similar transaction or otherwise issued or granted) are referred to in this Agreement as "Company Options.") Part 2.3(b)(i) of the Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement:
          (i) the Company Option Plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of Common Shares subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; and (vi) the extent to which such Company Option is vested and exercisable as of the date of this Agreement. Part 2.3(b)(ii) of the Disclosure Schedule sets forth the methodology for determining the applicable exercise price and the number of Common Shares available for purchase and the following information with respect to each purchase option outstanding under the Company ESPP as of the date of this Agreement: (i) the name of the participant; (ii) the amount of withholdings in each plan participant's account as at February 15, 2002; and (iii) the applicable option period. The Company has delivered or Made Available to Parent accurate and complete copies of all stock plans pursuant to which any of the Acquired Corporations has granted outstanding stock awards, and the forms of all agreements evidencing such awards.

     (c) Except as set forth or referenced in Sections 2.1(a) or 2.3(b) or as disclosed in Part 2.3(c) of the Disclosure Schedule and other than the Company Rights Plan, there is no (i) outstanding subscription, option, call, warrant or right granted by or binding upon any Acquired Corporation (whether or not currently exercisable) to acquire any Common Shares or other shares of the capital stock of the Company or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that has the right to vote (other than the Common Shares) or that is or may become convertible into or exchangeable for any Common Shares or other shares of the capital stock or other securities of any of the Acquired Corporations; (iii) shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Acquired Corporation Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any Common Shares or other shares of its capital stock or any other securities; or (iv) to the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person against any of the Acquired Corporations to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.

     (d) All outstanding Common Shares, options, warrants and other securities of the Acquired Corporations have been issued and granted in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Acquired Corporation Contracts.

     (e) All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company or by another Acquired Corporation, free and clear of any Encumbrances, other than (i) Permitted Liens, (ii) such Encumbrances as are described in Part 2.3(e) of the Disclosure Schedule, and (iii) restrictions on transfer contained in the articles of incorporation or other similar organizational documents of the Subsidiaries of the Company.

     2.4  Securities Filings; Financial Statements; Books and Records

     (a) The Company has Made Available to Parent, through their posting on SEDAR or otherwise, accurate and complete copies of all prospectuses, proxy statements and other statements, reports, schedules, forms and other  documents  filed by the Company  with the  Canadian  Securities
          Commissions, and all amendments thereto (the "Company Securities Commission Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the Canadian Securities Commissions have been so filed on a timely basis except where the failure to do so would individually or in the aggregate not be material to the Company or to the Subsidiaries of the Company taken as a whole. None of the Company's Subsidiaries is required to file any documents with the Canadian Securities Commissions. As of the time it was filed with the Canadian Securities Commissions (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company Securities Commission Documents complied in all material respects with the applicable requirements of the Canadian Securities Laws; and (ii) none of the Company Securities Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The Company has Made Available to Parent, through their posting on EDGAR or otherwise, accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 1999 (the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis except where the failure to do so would individually or in the aggregate not be material to the Company or to the Subsidiaries of the Company taken as a whole. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c) Except as disclosed in Part 2.4(c) of the Disclosure Schedule, the financial statements (including any related notes) contained in the Company Securities Commission Documents or in the Company SEC Documents at the time filed (or, if amended or superceded by a filing prior to the date of this Agreement, then on the date of such filing):
          (i) complied as to form in all material respects with the published rules, regulations, policies and notices of the Canadian Securities Commissions or the SEC (as the case may be) applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles of the applicable jurisdiction applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the Canadian Securities Commissions, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.

     (d) The books, records and accounts of each of the Acquired Corporations, in all material respects, (i) have been maintained in accordance with good business practices consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of such Acquired Corporations and (iii) accurately and fairly reflect the basis for the financial statements referred to in Section 2.4(c). The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles, United States generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

     2.5  Absence of Changes.  Since  October 31,  2001,  except as disclosed in
          Part 2.5 of the Disclosure Schedule:

     (a) no event, violation, circumstance or other matter has occurred or arisen that, in combination with any other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect on the Company;

     (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that individually or in the aggregate would be material to the Company or to the Subsidiaries of the Company taken as a whole;

     (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

     (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any shares, capital stock or other security (except for Common Shares issued upon the valid exercise of outstanding Company Options or issued pursuant to the Company ESPP),
          (ii) any option, warrant or right to acquire any shares, capital stock or any other security (except for Company Options or options under the Company ESPP identified in Parts 2.3(b)(i) and (ii) of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any shares, capital stock or other security;

     (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company Option Plans, (ii) any provision of any Acquired Corporation Contract evidencing any outstanding Company Option, or
          (iii) any restricted stock purchase agreement;

     (f) there has been no amendment to the certificate of incorporation, articles, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, amalgamation, arrangement, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (g) none of the Acquired Corporations has accepted any Acquisition Proposal, and none of the Acquired Corporations has received any Acquisition Proposal except for the Open Text Offer or as otherwise set forth on Part 2.3(5)(g) of the Disclosure Schedule;

     (h) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

     (i) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations between October 31, 2001 and the date of this Agreement, exceeds (Cdn.) $1,550,000 in the aggregate;

     (j) none of the Acquired Corporations has (i) entered into or permitted any of the assets, including the Acquired Corporation Proprietary Assets, owned or used by it to become bound by any Material Contract (as defined in Section 2.10) except in the ordinary course of business and consistent with past practices, or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract (except for amendments, terminations or waivers with respect to Material Contracts described in Section 2.10(a)(ii) that have been entered into or performed in the ordinary course of business and consistent with past practices);

     (k) none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person except in the ordinary course of business and consistent with past practices, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or
          (iii) waived or relinquished any material right;

     (l) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness having a value in excess of (Cdn.) $300,000 in any individual case and (Cdn.) $700,000 in the aggregate;

     (m) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for Permitted Liens and pledges of assets made in the ordinary course of business and consistent with past practices;

     (n)  none of the Acquired Corporations has (i) lent money to any Person, or
          (ii) incurred or guaranteed any indebtedness for borrowed money in an aggregate amount in excess of (Cdn.) $10,000;

     (o) none of the Acquired Corporations has (i) adopted, established or entered into any Employee Plan (as defined in Section 2.17), (ii) caused or permitted any Employee Plan to be amended in any material respect, or (iii) except as required by the express terms of the Employee Plans disclosed in Part 2.17 of the Disclosure Schedule (and without any discretion on the part of the Company to fail to make any such payment), paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except to the extent described in Part 2.5(o) of the Disclosure Schedule;

     (p) none of the Acquired Corporations has changed any of its methods of accounting or accounting principles or practices in any respect, except as otherwise required by Canadian or United States generally accepted accounting principles;

     (q)  none of the Acquired Corporations has made any Tax election;

     (r) none of the Acquired Corporations has commenced or settled any material Legal Proceeding or dispute or other matter with any Governmental Body (including with respect to the assessment or payment of any Tax);

     (s) none of the Acquired Corporations has entered into any material transaction or taken any other material action that, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect on the Company;

     (t) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices which has not been disclosed in the Company SEC Documents or otherwise publicly disclosed by the Company; and

     (u) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(t)" above.

     2.6 Title to Assets. The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including:
          (i) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for Permitted Liens and liens described in Part 2.6 of the Disclosure Schedule.

     2.7  Receivables; Customers; Inventories.

     (a) All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since October 31, 2001 and have not yet been collected) (a) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, (b) will be collected in full, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed (Cdn.) $4,050,000 in the aggregate).

     (b) Part 2.7(b) of the Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contractor, other than routine travel, meal and related advances made to employees in the ordinary course of business.

     (c) Part 2.7(c) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than $100,000 of the consolidated gross sales of the Acquired Corporations in the fiscal year ended April 30, 2001, or (ii) more than $50,000 of the consolidated gross sales of the Acquired Corporations in the nine month period ended January 31, 2002. To the knowledge of the directors and members of senior management of the Company, the Company has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in Part 2.7(c) of the Disclosure Schedule may cease dealing with any of the Acquired Corporations.

     2.8  Real Property; Equipment; Leasehold.

     (a) All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8(a)(i) of the Disclosure Schedule.

     (b)  The leaseholds  created under the real property  leases  identified in
          Part 2.8(a)(i) of the Disclosure Schedule, together with such executed offers to lease, agreements to lease, leases, renewals of leases, tenancy agreements, rights of occupation, licenses or other occupancy agreements entered into during the Pre-Closing Period and approved pursuant to Section 4.2(b) of this Agreement, and including any parking and storage space leases (collectively, the "Leases") are the only binding offers to lease, agreements to lease, leases, renewals of leases, tenancy agreements, rights of occupation, licenses or other occupancy agreements granted in favor of the Acquired Corporations or any of their predecessors to possess or occupy space now or hereafter which are currently, or may in the future, be enforceable against any Acquired Corporation. The respective Acquired Corporation under each Lease is in occupation of the premises demised pursuant to such Lease and is paying the full rent due in accordance with the terms of such Lease, no material default is existing on the part of the respective Acquired Corporation or, to the Company's knowledge, on the part of any landlord under any of the Leases and each of the Leases is in good standing.

     2.9  Proprietary Assets.

     (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by any of the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, (ii) the names of the jurisdictions covered by the applicable registration or application, and (iii) the date of issuance, filing or renewal (the "Registered Proprietary Assets").
          Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing license fee, royalty or payment obligations which, either alone or in the aggregate, are or in the future may be, in excess of (Cdn.) $5,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to or used by any of the Acquired Corporations by any Person (except for any Proprietary Asset that is licensed to any Acquired Corporation under any third party software license generally available to the public), and identifies (i) the Contract under which such Proprietary Asset is being licensed or otherwise made available to or used by such Acquired Corporation, (ii) whether such third party Proprietary Asset is embedded or bundled with any Acquired Corporation Proprietary Asset or independently distributed by an Acquired Corporation (and if so embedded or bundled, the specific Acquired Corporation Proprietary
          Asset with which such third party Proprietary Asset is embedded or bundled), and (iii) if so embedded or bundled or independently distributed, any representations, warranties, support obligations, indemnities or other commitments made by an Acquired Corporation to a licensee in respect of such Proprietary Asset which are not supported in any material way by a similar commitment under the applicable Contract in favor of an Acquired Corporation pursuant to which such Proprietary Asset was licensed to the Acquired

          Corporation (except where the absence of such support is immaterial to the Acquired Corporation's ability to provide any such obligation or commitment).

     (b) The Acquired Corporations have good and valid title to all of the Registered Proprietary Assets and to any and all other Acquired Corporation Proprietary Assets which are material to the business of the Acquired Corporations, including each and every Product Currently in Use (the "Material Unregistered Proprietary Assets"), free and clear of all Encumbrances, except for Permitted Liens. Except as disclosed in Part 2.9(b)(i) of the Disclosure Schedule, the Acquired Corporations have the exclusive right to bring actions against any Person that is infringing any Registered Proprietary Asset or Material Unregistered Proprietary Asset. The Acquired Corporations have a valid right to use, license and otherwise exploit all third party Proprietary Assets identified or required to be identified in Part 2.9(a)(ii) or Part 2.9(b)(ii) of the Disclosure Schedule or otherwise material to the business of the Acquired Corporations in the manner in which such third party Proprietary Assets have been or are currently used, licensed or exploited by the Acquired Corporations. Except as disclosed in Parts 2.9(a)(ii) and 2.9(b)(ii) of the Disclosure Schedule, none of the Products Currently in Use or in development by the Acquired Corporations include any third party Proprietary Asset. None of the Products Currently in Use or in development by the Acquired Corporations include any third party software code or technology licensed to such Acquired Corporation under an agreement or on terms and conditions under which the Acquired Corporation is obligated, or purported to be obligated, to disclose to, or share ownership with, any third party of any Acquired Corporation Proprietary Asset that uses, incorporates or modifies the licensed software code or technology. In respect of each Acquired Corporate Contract entered into in respect of the Proprietary Assets set out in
          Part 2.9(a)(ii) or Part 2.9(b)(ii) of the Disclosure Schedule, an Acquired Corporation (i) has been provided with source code, or any required portion, aspect or segment of any source code relating to such Proprietary Asset, (ii) has arranged for such source code to be escrowed with an independent third party in respect of each such Proprietary Asset where access by an Acquired Corporation may be required in order for such Acquired Corporation to continue to embed, support or otherwise make use of such Proprietary Asset in the event of any insolvency, bankruptcy or similar event affecting the applicable third party, (iii) does not require access to such source code in order to permit the Acquired Corporation to use such Proprietary Asset in the manner contemplated by the license agreement relating to such Proprietary Asset, or as required by any of the Acquired Corporations to perform their existing obligations to third parties or (iv) has determined reasonably and in good faith that the third party Proprietary Asset, if it became unavailable to the Acquired Corporation, is replaceable with an equivalent third party Proprietary Asset at reasonable cost to the Acquired Corporation and without disruption to the operation of the Product in respect of which such third party Proprietary Asset is utilized. None of the Registered Proprietary Assets or Material Unregistered Proprietary Assets or, to the knowledge of the Company, any Proprietary Assets identified in
          Part 2.9(a)(ii) or Part 2.9(b)(ii) of the Disclosure Schedule are subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof or restricting the sale, transfer, assignment or licensing thereof. None of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations and with respect to which such other Person has any rights. There is no Acquired Corporation Contract (with the exception of escrow agreements, end user license agreements, support agreements, consulting agreements, distribution agreements, OEM agreements, partner agreements and other customer contracts in the forms previously Made Available by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporation.

     (c) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except for (i) disclosures required in connection with the registration or application for registration of Registered Proprietary Assets or (ii) other Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, (i) each current or former employee of any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to such Acquired Corporation an agreement (containing no material exceptions to or exclusions from the scope of its coverage) that is similar in all material respects to one of the forms of employee confidentiality agreement disclosed in Part 2.9(c)(i) of the Disclosure Schedule, and
          (ii) except as disclosed in Part 2.9(c)(ii) of the Disclosure Schedule, each current and former consultant and independent contractor to any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to the Company an agreement (containing no material exceptions to or exclusions from the scope of its coverage) that is similar in all
          material  respects  to  the  form  of  "Contractor   Agreement  as  to

          Confidentiality of Information and Ownership of Proprietary Property" previously Made Available by the Company to Parent. No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest in or with respect to any Registered Proprietary Asset, Material Unregistered Proprietary Asset, or other material Acquired Corporation Proprietary Asset.

     (d) The Acquired Corporations have obtained in writing appropriate waivers of moral rights in their favor and in favor of their successors and assigns as well as copyright assignments in writing, where necessary, from all Persons whose copyrightable work has been incorporated, in whole or in part, into any material Acquired Corporation Proprietary Asset owned by any of the Acquired Corporations, and all such waivers are irrevocable and without any limitations of any kind. To the knowledge of the Company, no current employee or consultant of any of the Acquired Corporations whose duties or responsibilities are important to the business of the Acquired Corporations is obligated under any agreement (including licenses, covenants or commitments of any nature) in such manner, or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would materially interfere with the carrying out of its, his or her duties for the Acquired Corporations, or to promote the interests of the Acquired Corporations, in their current businesses or that would conflict with the business of the Acquired Corporations

     (e) All patents, trademarks, service marks and copyrights held and Currently in Use by any of the Acquired Corporations are valid, enforceable  and  subsisting  and  none  of the  Acquired  Corporation
          Proprietary  Assets,  including  no Acquired  Corporation  Proprietary
          Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person), infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person. None of the products, systems, software, hardware, computer programs, source code, object code, models, algorithm, formula, compounds, inventions, designs, technology, proprietary rights or other intellectual property rights or intangible assets that is or has been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use thereof. Except as disclosed in
          Part 2.9(e) of the Disclosure Schedule, none of the Acquired Corporations has received any notice, claim or other communication (in writing or otherwise) of (i) any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use or misuse by any Acquired Corporation (or by any licensee of any Product of any of the Acquired Corporations in a manner which would cause a prudent Acquired Corporation to be concerned that any Acquired Corporation Proprietary Asset may also be so misused by such licensee) of, any Proprietary Asset owned or used by any other Person, or (ii) suggesting that any other Person has or may have any claim of legal or beneficial ownership or other claim or interest in any Acquired Corporation Proprietary Asset. To the best of the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

     (f) To the best of the knowledge of the Company, there are no legal opinions to the effect that any of the subject matters of the Proprietary Assets may be or are invalid or unenforceable, or official actions or, except as disclosed in the Part 2.9(f) of the Disclosure Schedule, other notices from any regulatory authority or governmental department, office or agency that any of the subject matters or claims of pending applications for registration constituting any of such Proprietary Assets are unregistrable.

     (g)  Except  in the  ordinary  course  of  business  consistent  with  past practices (which include, for greater certainty, customary arrangements with distributors, OEMs, VARs and channel partners based substantially on the forms previously Made Available by the Company to Parent) or as disclosed in the Part 2.9(g) of the Disclosure Schedule, none of the Acquired Corporations have granted any Person any right, license or permission to use any of the marks which are part of the Acquired Corporation Proprietary Assets. None of the marks which are Currently in Use have been or are now involved in any opposition or cancellation proceedings, nor are any such proceedings threatened to the knowledge of the Company.

     (h) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business has been or is being conducted or to deliver or provide the products and services which have been or are offered by or under such business. None of the Acquired Corporations has (i) except as disclosed in the
          Part 2.9(h) of the Disclosure

          Schedule, licensed any Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) except as disclosed in the Part 2.9(h) of the Disclosure Schedule, entered into any covenant not to compete or Acquired Corporation Contract limiting or purporting to limit the ability of any Acquired Corporation to exploit fully any Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (i) None of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or, except as disclosed in the
          Part 2.9(i)(i) of the Disclosure Schedule, delivery to any escrow agent or other Person, of any Acquired Corporation Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Acquired Corporation Source Code or the release from any escrow of any other Acquired Corporation Proprietary Asset. Part 2.9(i)(ii) of the Disclosure Schedule identifies each Person in respect of which an escrow account has been established in which the Company has deposited or is required to deposit with an escrowholder or any other Person any Acquired Corporation Source Code. Except pursuant to such escrow Contracts, none of the Acquired Corporation Source Code has been removed from the premises of the Acquired Corporations listed in Part 2.9(i)(iii) of the Company Disclosure Schedule except in connection with ordinary course data back-ups and disaster recovery measures. Neither the execution of this Agreement nor the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any Acquired Corporation Source Code or the release from any escrow of any other Acquired Corporation Proprietary Asset. Except for licensees of the Acquired Corporations, no Person has been provided with a copy of the object code of any Acquired Corporation Proprietary Asset which is Currently in Use by an Acquired Corporation and which is material to the conduct of the business of any Acquired Corporation by any Acquired Corporation.

     (j) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by any of the Acquired Corporations to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

     2.10 Contracts.

     (a) Parts 2.8, 2.9 and 2.10 of the Disclosure Schedule describe or otherwise identify all Acquired Corporation Contracts that constitute "Material Contracts." (For purposes of this Agreement, in addition to the Contracts listed in Parts 2.8, 2.9 and 2.10 of the Disclosure Schedule, each of the following Acquired Corporation Contracts shall be deemed to constitute a "Material Contract"):

     (i) any Acquired Corporation Contract (A) relating to the employment of, or the performance of services by, any employee or consultant, (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination, change in control or similar payment to any current or former employee or director, or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of (Cdn.) $10,000 to any current or former employee or director;

     (ii) any Acquired Corporation Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (A) any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available to the public, or (B) any Acquired Corporation Proprietary Asset which is not material to any of the Acquired Corporations' respective businesses and is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

     (iii)any Acquired Corporation Contract that provides for indemnification of any officer, director or employee of any Acquired Corporation;

     (iv) any Acquired Corporation Contract pursuant to which (a) any monies have been loaned to any of the Acquired Corporations (other than inter-company loans among the Acquired Corporations), or (B) any of the Acquired Corporations has granted a security interest in any of its assets, other than security interests described in Part 2.6 of the Disclosure Schedule and minor security interests that have arisen in the ordinary course of business and that are not (individually or in the aggregate) material to the Company or to the Subsidiaries of the Company taken as a whole;

     (v) any Acquired Corporation Contract imposing any material restriction (other than customary and commercially reasonable geographic restrictions) on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) other than distribution or other partner Contracts including customary and commercially reasonable restrictions (including restrictions within a specified geographic area) on the Acquired Corporations, to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, except for customary and commercially reasonable non-solicitation provisions of limited scope and duration, and subject to customary qualifications, entered into in the ordinary course of business with third parties, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

     (vi) any Acquired Corporation Contract (other than Contracts entered into in connection with the matters disclosed in Section 2.3(b)) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities currently owned by any Acquired Corporation, (B) providing any Person with any preemptive right, right of participation, or similar right with respect to any securities, or
          (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

     (vii)any Acquired Corporation Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts substantially similar to the end-user licenses, support agreements, consulting agreements and other Acquired Corporation
          Contracts in the forms previously Made Available by the Company to Parent or Acquired Corporation Contracts or otherwise entered into in the ordinary course of the business of the Acquired Corporations in accordance with customary industry practices;

   (viii) any Acquired Corporation Contract relating to any currency hedging;

     (ix) any Acquired Corporation Contract (A) imposing any confidentiality obligation on any of the Acquired Corporations or (B) containing "standstill" or similar provisions;

     (x) any Acquired Corporation Contract outside of the ordinary course of business consistent with past practice to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations;

     (xi) any Acquired Corporation Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

     (xii)any Acquired Corporation Contract that contemplates or involves the guaranteed payment or delivery of cash or other consideration in an amount or having a value in excess of (Cdn.) $10,000 in the aggregate or the payment of such consideration any time within six months prior to or within six months after the date of this Agreement, or contemplates or involves the performance of services having a value in excess of (Cdn.) $10,000 in the aggregate; and

   (xiii) any Acquired Corporation Contract that is otherwise material to the Company or to the Subsidiaries of the Company taken as a whole, including any Contract that could reasonably be expected to have a material effect on the ability of the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by, this Agreement.

The Company has Made Available to Parent an accurate and complete copy of each Acquired Corporation Contract that constitutes a Material Contract and that has been specifically identified (rather than generally described) in Parts 2.8, 2.9 or 2.10 of the Disclosure Schedule, and the copies of all other Acquired Corporation Contracts that have been Made Available to Parent are accurate and complete.

     (b) Each Acquired Corporation Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) None of the Acquired Corporations has violated or breached in any material respect, or committed any default in any material respect under, any Acquired Corporation Contract where any such violation, breach or default (either individually or when considered collectively with all other such violations, breaches or defaults) would be material to the Company or to the Subsidiaries of the Company taken as a whole and, to the knowledge of the Company, no other Person has violated or breached in any material respect, or committed any default in any material respect under, any Acquired Corporation Contract where any such violation, breach or default (either individually or when considered collectively with all other such violations, breaches or defaults) would be material to the Company or to the Subsidiaries of the Company taken as a whole. Except as set forth in Part 2.10(c) of the Disclosure Schedule, to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to
          (A) result in a violation or breach in any material respect of any of the provisions of any material Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, (D) result in the disclosure, release or delivery of any Acquired Corporation Source Code, or (E) give any Person the right to cancel, terminate or modify any material Acquired Corporation Contract. Except as disclosed in Part 2.10(c) of the Disclosure Schedule, since January 1, 2000, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any material Acquired Corporation Contract (other than doubtful accounts for which allowances have been made by the Company).

     (d) There are no, and the Company has no knowledge of any, material threatened disputes or disagreements with respect to any Acquired Corporation Contract except as disclosed in Part 2.10(d) of the Disclosure Schedule.

     (e) The Acquired Corporation Contracts which constitute licenses of goods, services or rights from third parties that are incorporated in any products, services or rights which the Acquired Corporations sublicense to their customers are sublicensable in the manner in which such third party products, services or rights have been or are currently sublicensed by the Acquired Corporations without any further payment to any Person, except as identified in Part 2.10(e) of the Disclosure Schedule. Except as disclosed in Part 2.10(e) of the
          Disclosure Schedule, no royalties, fees, honoraria, volume-based, milestone or other payments are payable by any Acquired Corporation to any Person by reason of the ownership, use, sale, licensing, distribution or other exploitation of any third party Proprietary Asset relating to the conduct or operation of the business of the Acquired Corporations as they are currently conducted or the delivery or provision of any products, services or rights delivered or provided thereby or thereunder, except for obligations relating solely to end-user operating systems and application software, the license of which is obtained with the acquisition or license thereof.

     (f) Except as may be set forth in Part 2.10(f) of the Disclosure Schedule, none of the Acquired Corporations has granted any other Person any exclusive right to manufacture, have manufactured, assemble, license, sublicense or sell any products or proposed products of the business of the Acquired Corporations or to provide the services or proposed services of the business of the Acquired Corporations.

     2.11 Sale of Products; Performance of Services

     (a) Each product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations to any Person: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; (ii)
          contained no defects, nonconformities with specifications or associated user documentation or malfunctions which would materially affect the functioning of such item or any other associated such item, provided, however, that any defect or nonconformity with specifications shall not be deemed to be so for purposes of this
          Section 2.11(a) if it was intended to be addressed in the next planned upgrade or maintenance release of the item and is described in Part 2.11(a)(i) of the Disclosure Schedule; (iii) was fully interoperable with the hardware and operating platforms, if any, specified in any accompanying user documentation, provided that it was used in accordance with the applicable  user  documentation;  (iv)  was  free of any  timer,  copy protection  device,  disabling code, clock,  counter or other limiting design or routing which was designed to cause such item (or any portion thereof) to become erased, inoperable, impaired, or otherwise incapable of being used in the full manner for which it was designed; and (v) was free of any bug, virus, design defect or other defect or deficiency at the time it was sold or otherwise made available, other than any immaterial bug or similar defect that has not had and would not have an adverse effect, in any material respect, on such product, system, program, Acquired Corporation Proprietary Asset or other asset (or the operation or performance thereof). An accurate and complete copy of the most recent "bug list" with respect to each product, system, program or software module of each of the Acquired Corporations has been provided by the Company to Parent.

     (b) All installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in conformity in all material respects with (i) the terms and requirements of all applicable warranties, (ii) other Contracts of which the Acquired Corporation had knowledge and with which it was required to comply, and (iii) all applicable Legal Requirements.

     (c) Except as disclosed in Part 2.11(c) of the Disclosure Schedule, since January 1, 2000, no customer or other Person has asserted or, to the knowledge of the Company, threatened to assert any material claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, or (ii) based upon any services performed by any of the Acquired Corporations.

     2.12 Liabilities. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since October 31, 2001 in the ordinary course of business and consistent with past practices; and (c) liabilities described in Part 2.12 of the Disclosure Schedule.

     2.13 Compliance with Legal Requirements. Each of the Acquired Corporations is, and has at all times since January 1, 2000 been, in compliance in all material respects with all applicable Legal Requirements. Since January 1, 2000, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or other
          Person regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

     2.14 Certain Business Practices. None of the Acquired Corporations, and (to the knowledge of the Company) no director, officer, agent or employee of any of the Acquired Corporations, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or any equivalent legislation in any Canadian province, or
          (iii) made any other  unlawful  payment.  Except as  disclosed in Part
          2.14 of the Disclosure Schedule, there is no Acquired Corporation Contract, judgment, injunction, order or decree binding upon any of the Acquired Corporations that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of any of the Acquired Corporations, any acquisition of property by any of the Acquired Corporations or the conduct of business by any of the Acquired Corporations as currently conducted.

     2.15 Governmental Authorizations.

     (a) The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since January 1, 2000 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Since January 1, 2000, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. No Governmental Body has at any time challenged in writing the right of any of the Acquired Corporations to design, manufacture, offer or sell any of its respective products or services.

     (b) Part 2.15(b) of the Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any Canadian (federal or provincial), U.S. (federal or state) or foreign Governmental Body or otherwise. Each of the Acquired Corporations is in full compliance with all of the material terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.15(b) of the Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Arrangement or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any material grant, incentive or subsidy identified or required to be identified in
          Part 2.15(b) of the Disclosure Schedule.

     2.16 Tax Matters.

     (a) Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), except where the failure to do so would not be material to the Company or to the Subsidiaries of the Company taken as a whole, and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements and will be true and correct in all material respects. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the earlier of the applicable due date or the Closing Date. All Taxes required to be withheld or collected have been and will continue to be withheld and paid or remitted on or before the applicable due date up to and before the Closing Date.

     (b) The Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through October 31, 2001 in accordance with Canadian generally accepted accounting principles. Each Acquired Corporation will establish, in the ordinary course of business and consistent with past practices, reserves adequate for the payment of all Taxes for the period from October 31, 2001 through the Closing Date.

     (c) Except as disclosed in Part 2.16(c) of the Disclosure Schedule, no Acquired Corporation Return has ever been audited or to the best of the knowledge of the Company, examined by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

     (d) Except as disclosed in Part 2.16(d) of the Disclosure Schedule, no claim, Legal Proceeding adjustment, assessment or reassessment is pending or, to the best of the knowledge of the Company, has been threatened, either formally or informally, against or with respect to any Acquired Corporation in respect of any Tax. There are no unsatisfied liabilities for Taxes (including related expenses) with respect to any notice of assessment or reassessment or similar document received by any Acquired Corporation with respect to any Tax (other than liabilities for Taxes asserted under any such notice of assessment or reassessment or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens for Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to any Tax laws that are comparable or similar to
          Section 341(f) of the IRC. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to any Tax laws that are comparable or similar to Section 481 or 263A of the IRC as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. None of the Acquired Corporations has made any distribution of stock of any controlled corporation, as that term is defined in Section 355(a)(1) of the IRC.

     (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the IRC (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     (f) Each Acquired Corporation is in full compliance with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement or order of any Governmental Body and the consummation of the Arrangement will have no adverse effect on the continued validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

     (g) None of the Acquired Corporations has deducted any amount in computing its income in a taxation year which may be included in a subsequent taxation year under section 78 of the Income Tax Act (Canada).

     (h)  No   circumstances   exist  which  would  make  any  of  the  Acquired
          Corporations subject to the application of any of sections 79 to 80.04 of the Income Tax Act (Canada).

     (i) None of the Acquired Corporations has acquired property or services from, or disposed of property or provided services to, a person with whom it does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) for an amount that is other than the fair market value of such property or services, or has been deemed to have done so for purposes of the Income Tax Act (Canada).

     (j) The paid-up capital of the Common Shares for purposes of the Income Tax Act (Canada) is no less than (Cdn.) $160,000,000.

     2.17 Employee and Labor Matters; Benefit Plans.

     (a) Part 2.17(a) of the Disclosure Schedule identifies each material salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement and each other employee benefit plan or arrangement (collectively, the "Employee Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations. The Company has Made Available to Parent accurate and complete copies of the Employee Plans currently in force and all amendments thereto together with, as applicable, accurate and complete copies of all funding agreements and any Contracts relating to such Employee Plans (including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements), all summary descriptions of the Employee Plans provided to past or present participants therein, the two most recent actuarial reports, any annual information returns required to be filed under a Legal Requirement, the financial statements, if any, and evidence of any registration in respect thereof.

     (b) None of the Acquired Corporations has any knowledge of any fact, condition or circumstance since the date of the documents provided in accordance with section 2.17(a) above which would materially affect the information contained therein and, in particular, and without limiting the generality of the foregoing, no promises or commitments have been made by any of the Acquired Corporations and no plans exist to amend any Employee Plan or to provide increased benefits thereunder to any employee, except as required by a Legal Requirement.

     (c) All of the Employee Plans are, and have been since their establishment, duly registered where required by Legal Requirement (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status and where such exemption or benefit would be material to the Acquired Corporation) and, in all material respects, are in good standing under, and in compliance with, all Legal Requirements.

     (d) None of the Acquired Corporations has ever sponsored, maintained, contributed to or has been required to contribute to a pension plan registered under the Income Tax Act (Canada).

     (e) All Employee Plans have been administered in accordance with their terms in all material respects, there are no outstanding material defaults or violations by any of the Acquired Corporations of any obligation required to be performed by it in connection with any Employee Plan and no order has been made or notice given pursuant to any Legal Requirements requiring (or proposing to require) any of the Acquired Corporations to take (or refrain from taking) any action in respect of any Employee Plan.

     (f) Except where the failure to do so would individually or in the aggregate not be material to the Company or to the Subsidiaries of the Company taken as a whole , all returns, filings, reports and disclosures relating to the Employee Plans required pursuant to the terms of the Employee Plans, Legal Requirements or any regulatory authority, have been filed or distributed in accordance with all requirements, all filing fees and levies imposed on the Employee Plans by the regulatory authorities or Legal Requirements have been made on a timely basis and the funds of the Employee Plans are not exposed to any late filing fees that have not been remitted.

     (g) There are no actions, suits, claims, trials, demands, investigations, arbitrations or other proceedings pending or, to the best of the knowledge of the Company threatened with respect to the Employee Plans against any of the Acquired Corporations, the funding agent, the insurers or the fund of such Employee Plans, other than claims for benefits in the ordinary course.

     (h) No event has occurred and no condition or circumstance exists that has resulted or, could reasonably result in any Employee Plan being ordered or required to be terminated or wound-up in whole or in part or having its registration under any Legal Requirements being refused or revoked or being placed under the administration of any trustee or receiver or any regulatory authority or being required to pay any material taxes or penalties under any Legal Requirements;

     (i) No event has occurred and there has been no failure to act on the part of any of the Acquired Corporations or any administrator of any of the Employee Plans that could subject any of the Acquired Corporations to the imposition of any tax, penalty or other disability with respect to any Employee Plans, whether by way of indemnity or otherwise.

     (j)  None of the Employee Plans are multi-employer benefit plans.

     (k) No Employee Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Acquired Corporations after any termination of service of such employee or director.

     (l) Except as set forth in Part 2.17(l) of the Disclosure Schedule or as otherwise provided in Section 5.10, neither the execution, delivery or performance of this Agreement, nor the consummation of the Arrangement or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the Acquired Corporations (whether or not under any Employee Plan), or materially increase the benefits payable or provided under any Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits. Without limiting the generality of the foregoing, except as set forth in Part 2.17(l) of the Disclosure Schedule, the consummation of the Arrangement will not result in the acceleration of vesting of any unvested Company Options.

     (m) Part 2.17(m) of the Disclosure Schedule contains a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their names (where not prohibited under applicable privacy laws), their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. None of the Acquired Corporations is a party to any collective bargaining agreement with a trade union or council of trade unions. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Acquired Corporations employees by way of certification, interim certification, voluntary recognition, designation or successor rights, has applied (at any time) to be certified as a bargaining agent of any of the Acquired Corporations' employees or has applied to have any of the Acquired Corporations declared a related employer pursuant to the Labour Relations Act (Ontario). Except as set forth in Part 2.17(m) of the Disclosure Schedule, all of the employees of the Acquired Corporations are employed for an indefinite term and the employment of such employees may be terminated on reasonable notice or payment in lieu thereof.

     (n) Part 2.17(n) of the Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the reason for such leave and the anticipated date of return to full service.

     (o) There are no agreements for the payment of any pension, bonus, share of profits, retirement allowance, insurance, hospitalization or other benefits for any of the employees of the Acquired Corporations except as set out in Part 2.17(a) of the Disclosure Schedule.

     (p) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Acquired Corporation Contracts relating to employment, employment standards, employment practices, wages, bonuses, benefits and terms and conditions of employment, including employee compensation matters except where the failure to so comply, individually or in the aggregate, would not be material to the Company or to the Subsidiaries of the Company taken as a whole.

     (q) There are no actual or to the best of the knowledge of the Company, threatened material complaints or proceedings (nor, to the best of the knowledge of the Company, any facts or circumstances that could reasonably lead to a complaint or proceeding) involving any of the Acquired Corporations under the Labour Relations Act (Ontario) or any other similar statute and there are no proceedings involving any of the Acquired Corporations under the Human Rights Act (Ontario), the Employment Standards Act (Ontario), the Pay Equity Act (Ontario), the Occupational Health and Safety Act (Ontario), the Workplace Safety and Insurance Act (Ontario), the Employee Health Tax Act (Ontario), the Canada Pension Plan or the Employment Insurance Act (Canada) or any other similar statute.

     (r) There are no material orders or assessments outstanding or issued by the Occupational Safety and Health Branch of the Ontario Ministry of Labour which have not been complied with or any material outstanding orders, assessments or proceedings involving any of the Acquired
          Corporations' employees before the Ontario Workplace Safety and Insurance Board or any other similar tribunal or body.

     (s) Each of the Acquired Corporations has good employee relations, and the Company has no knowledge of any facts indicating that the consummation of the Arrangement or any of the other transactions contemplated by this Agreement (other than any terminations of employment resulting therefrom) will have a material adverse effect on employee relations of any of the Acquired Corporations.

     (t)  All  amounts  owing  in  respect  of  employee   payroll   withholding
          obligations, remittances, premiums, contributions and assessments under provincial or federal statutes or employee benefit plans have been fully accrued in the books and records of the Acquired
          Corporations and wages, vacation pay, holiday pay and employee benefits of the employees of the Acquired Corporations have been fully accrued in the Corporations' books and records and reflected as such in the Corporations' financial statements.

     (u) Each employee of any of the Acquired Corporations who participated in the Accelio Stock Allocation Program has executed one or more of the forms of ASAP documents previously Made Available by the Company to Parent or Parent's Representatives. Except as disclosed in Part 2.17(u) of the Disclosure Schedule, each employee terminated as part of the terminations which occurred on or between March 1, 2001 and May 31, 2001, on or about October 24, 2001 and on or about November 8, 2001 has also executed a General Release, substantially in the form delivered to Parent or Parent's Representatives and the related termination agreement letter, substantially in the form Made Available to Parent or Parent's Representatives.

     2.18 Environmental Matters. Each of the Acquired Corporations (i) is in compliance in all material respects with all applicable Environmental Laws, and (ii) possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and is in compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future. To the knowledge of the Company, (a) all property that is leased to, controlled by or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Materials of Environmental Concern at levels which contravene, or which would require investigatory, corrective or remedial action to be taken under, Environmental Laws and any material environmental contamination of any nature, (b) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any aboveground or underground storage tanks, asbestos, equipment using PCBs, underground injection wells, or associated works, and (c) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed of. No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable
          Environmental Law, (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site. (For purposes of this Section 2.18: (A) "Environmental Law" means any federal, provincial, state, local, municipal or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (B) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes (including liquid, industrial and hazardous waste), hazardous material, toxic substances, dangerous substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.19 Insurance. The Company has Made Available to Parent a copy of all material insurance policies and all material self-insurance programs and materials relating to the business, assets and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. Since January 1, 2000, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material increase in the amount of the premiums payable with respect to any insurance policy. There is no material pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations.

     2.20 Transactions  with  Affiliates.  Except  as set  forth in the  Company
          Securities Commission Documents filed prior to the date of this Agreement, between the date of the Company's last proxy statement filed with the Canadian Securities Commissions and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 8 of Form 30 prescribed pursuant to
          Section 176 of the Regulation under the Securities Act (Ontario). Part
          2.20 of the Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

     2.21 Legal Proceedings; Orders.

     (a) Except as disclosed in Part 2.21(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and to the best of the knowledge of the Company, no Person has threatened to commence any material Legal
          Proceeding: (i) that involves any of the Acquired Corporations or any of the material assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Arrangement or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such material Legal Proceeding.

     (b) Except as disclosed in Part 2.21(b) of the Disclosure Schedule, there is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the knowledge of the
          Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

     2.22 Authority; Binding Nature of Agreement; Inapplicability of Anti-takeover Statutes. The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement. Each of (a) the Special Committee, and (b) the board of directors of the Company (at meetings duly called and held) has
          (a) unanimously determined that the Arrangement is advisable and fair to the Company Shareholders and in the best interests of the Company,
          (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Arrangement, and (c) unanimously determined to recommend the approval of this Agreement and the Arrangement by the holders of Common Shares and directed that this Agreement and the Arrangement be submitted for consideration by the Company Shareholders at the Company Shareholders' Meeting (as defined in Section 5.1). This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and any similar law relating to creditors' rights, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No takeover statute or similar Legal Requirement applies or purports to apply to the Arrangement, this Agreement or any of the transactions contemplated hereby.

     2.23 No Discussions. None of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged or has (from and after January 31, 2002 engaged), directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

     2.24 Vote Required. Subject to the terms and conditions of the Interim Order, the approval of this Agreement and the Arrangement by two-thirds of the votes cast at the Company Shareholders' Meeting (the "Required Company Shareholder Vote") is the only vote of the holders of any class or series of the Company's capital and securities necessary to approve the Arrangement and to otherwise consummate the transactions contemplated by this Agreement.

     2.25 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement, nor (2) the consummation by the Company of the Arrangement or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

     (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles or certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the shareholders, the board of directors or any committee (including the Special Committee) of the board of directors of any of the Acquired Corporations;

     (b)  subject  to   obtaining   the  Consents  set  forth  in  Section  6.8,
          contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

     (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

     (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Acquired Corporation Contract (or Acquired Corporation Contracts of
          substantially the same form and that are collectively material), or give any Person the right to (i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (iii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iv) cancel, terminate or modify any term of such Acquired Corporation Contract;

     (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

     (f) result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of any Acquired Corporation Source Code, or the transfer of any material asset of any of the Acquired Corporations to any Person.

The Company, together with its affiliates (as that term is defined in the Competition Act (Canada)) did not have: (i) assets in Canada that exceeded (Cdn.) $150 million in aggregate value, determined as of April 30, 2001 and in such manner as is prescribed for purposes of the Competition Act (Canada); and
(ii) gross revenues from sales in, from or into Canada, determined for the year ended April 30, 2001 and in such manner as is prescribed for purposes of the Competition Act (Canada), that exceeded (Cdn.) $150 million in aggregate value.

Except as may be required by the Interim Order, the Final Order, Canadian Securities Laws, the CBCA, the Competition Act (Canada), the Investment Canada Act, the HSR Act, any other foreign antitrust law or regulation or the TSE Rules and Bylaws, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement by the Company, or (y) the consummation by the Company of the Arrangement or any of the other transactions contemplated by this Agreement.

     2.26 Fairness Opinion. The Special Committee and the Company's board of directors have received the written opinion of CIBC World Markets, financial advisor to the Company, dated the date of the Original Agreement and dated the date of this Agreement, to the effect that the consideration being received by the Company Shareholders pursuant to the Arrangement is fair to the Company Shareholders from a financial point of view as of each of such dates. The Company has furnished an accurate and complete copy of said written opinion to Parent.

     2.27 Financial Advisor. Except for CIBC World Markets, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The total of all fees, commissions and other amounts that have been paid by the Company to CIBC World Markets and all fees, commissions and other amounts that may become payable to CIBC World Markets by the Company if the Arrangement is consummated (excluding any payments which may be required in the future under the indemnification provisions attached as Schedule A to that certain letter agreement between the Company and CIBC World Markets dated December 18, 2001) will not exceed an amount equal to (i) (Cdn.) $2,600,000; plus (ii) (Cdn.) $100,000 as payment of expenses. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to may become payable and all indemnification and other agreements related to the engagement of CIBC World Markets.

     2.28 Reporting Issuer Status. The Company is a "reporting issuer" or has equivalent status in each of the provinces of Canada which have such equivalent status and the Common Shares are listed on the TSE, the PSE and the Nasdaq National Market, and the Company has not been notified of any default or alleged default by the Company of any requirement of securities and corporate laws, regulations, orders, notices and policies.

     2.29 Registration Rights. No holder of securities issued by any of the Acquired Corporations has any right to compel such Acquired Corporation to register or otherwise qualify such securities for public sale in Canada or the United States.

     2.30 Company Rights Plan. The Company Rights Plan has been amended or waived (or its provisions have been effectively waived to the extent necessary) so as to (i) render the Company Rights Plan inapplicable to the Arrangement and the other transactions contemplated by this Agreement and the Shareholder Support Agreements, (ii) ensure that (x) neither Parent nor Purchaser nor any of their affiliates shall be deemed to have become an Acquiring Person (as defined in the Company Rights Plan) pursuant to the Company Rights Plan by virtue of the execution of this Agreement or the Shareholder Support Agreements or the consummation of the transactions contemplated hereby or thereby and (y) a Separation Time (as such term is defined in the Company Rights Plan) or similar event does not occur by reason of the execution of this Agreement or the Shareholder Support Agreements or the consummation of the transactions contemplated hereby or thereby,
          (iii) provide that the exercise of rights under the Company Rights Plan shall expire immediately prior to the Effective Time, and (iv) that such amendment may not be further amended by the Company without the prior consent of Parent in its sole discretion.

     2.31 Personal Information. Except as disclosed in Part 2.31 of the Disclosure Schedule:

     (a) Each of the Acquired Corporations has been and is now in material compliance with all applicable Legal Requirements which govern the collection, use and disclosure of Personal Information;

     (b) Each of the Acquired Corporations, to the extent required by applicable Legal Requirements, has a written privacy policy which governs its collection, use and disclosure of Personal Information, and each of the Acquired Corporations has been and is now is in substantial compliance with such privacy policy and any other industry privacy code or privacy procedures to which such Acquired Corporation subscribes or is bound (collectively, "Privacy Practices"), and the transactions contemplated by this Agreement are not in breach of any such Privacy Practices; and

     (c) there is no complaint to or audit, proceeding, investigation or claim existing or (to the knowledge of the Company) threatened against any of the Acquired Corporations by the Office of the Privacy Commission of Canada or any other Governmental Authority, or by any Person in respect of the collection, use or disclosure of Personal Information by any of the Acquired Corporations.

     2.32 Full Disclosure; Circular Disclosure.

     (a) This Agreement (including the Disclosure Schedule) does not, and the certificate referred to in Section 6.5(d) will not, (i) contain any representation, warranty or information with respect to the Acquired Corporations or their respective businesses that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     (b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Management Proxy Circular or any amendment thereto (including any information referred to therein or incorporated therein by reference) will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Management Proxy Circular will comply as to form in all material respects with the provisions of the Canadian Securities Laws, the CBCA and the regulations promulgated thereunder, the Rules and Bylaws of the TSE, the rules and bylaws of the PSE, the rules and bylaws of the Nasdaq National Market and the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

     3.   Representations and Warranties of Parent and Purchaser

     Parent and Purchaser represent and warrant to the Company as follows:

     3.1 Due Organization; Subsidiaries. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands. Each of Parent and Purchaser has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and
          (c) to perform its obligations under all Contracts by which it is bound.

     3.2 Capitalization. The authorized capital stock of Parent consists of 900,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock of Parent. As of February 6, 2002, 236,855,447 shares of Parent Common Stock were issued and outstanding. As of the date of this Agreement, no shares of preferred stock of Parent are outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of February 6, 2002, 31,120,188 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding stock options and Parent's 1997 Employee Stock Purchase Plan, as amended.

     3.3  SEC Filings; Financial Statements.

     (a) Parent has Made Available to the Company, through their posting on EDGAR or otherwise, accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1999 (the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b)  The  consolidated  financial  statements  contained  in the Parent SEC
          Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby.

     3.4 Authority; Binding Nature of Agreement. Parent and Purchaser have the requisite corporate power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Purchaser of this Agreement have been duly authorized by all necessary action on the part of Parent and Purchaser and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Purchaser, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.5 No Vote Required. No vote of the holders of Parent Common Stock is required to authorize the Arrangement.

     3.6 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Purchaser nor the consummation by Parent or Purchaser of the Arrangement will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the partnership agreement of Purchaser, (b) result in a default by Parent or Purchaser under any Contract to which Parent or Purchaser is a party, except for any default that has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Purchaser of any order, writ, injunction, judgment, decree or other Legal Requirement to which Parent or
          Purchaser is subject, except for any violation that has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Interim Order, the Final Order, the Securities Act, the Canadian Securities Laws, the Investment Canada Act, the Competition Act (Canada), the Exchange Act, state securities or "blue sky" laws, the DGCL, the HSR Act, any foreign antitrust law or regulation and the NASD Bylaws (as they may relate to the Management Proxy Circular), Parent and Purchaser are not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Arrangement.

Parent, together with its affiliates (as that term is defined in the Competition Act (Canada)) did not have: (i) assets in Canada that exceeded (Cdn.) $150 million in aggregate value, determined as of November 30, 2001 and in such manner as is prescribed for purposes of the Competition Act (Canada); and (ii) gross revenues from sales in, from or into Canada, determined for the year ended November 30, 2001 and in such manner as is prescribed for purposes of the Competition Act (Canada), that exceeded (Cdn.) $150 million in aggregate value.

     3.7 Valid Delivery. The Parent Common Stock to be delivered in the Arrangement will, when delivered in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. Parent has authorized and reserved a sufficient number of shares of Parent Common Stock to satisfy the obligations of Purchaser to deliver Parent Common Stock upon closing of the Arrangement.

     3.8  Full Disclosure; Circular Disclosure.

     (a) This Agreement does not, and the certificate referred to in Section 7.4(b) will not, (i) contain any representation, warranty or information with respect to Parent or its business that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     (b) None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Management Proxy Circular or any amendment thereto (including any information referred to therein or incorporated therein by reference) will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     3.9 Legal Proceedings; Orders. There is no pending Legal Proceeding, and to the best of the knowledge of Parent, no Person has threatened to commence any material Legal Proceeding: (i) that involves Parent or any of the material assets owned or used by Parent; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Arrangement or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such material Legal Proceeding.

     4.   Certain Covenants of the Company

     4.1  Access and Investigation.

     (a) During the period from the date of this Agreement through the earlier of (A) the Effective Time and (B) the termination of this Agreement pursuant to the terms of Section 8.1 (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (1) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (2) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request, provided that such reasonable access and copy requests do not cause unreasonable disruptions to the Company's business or operations during the Pre-Closing Period. Notwithstanding the foregoing, the Company shall be under no obligation to provide Parent or Parent's Representatives with access to Acquired Corporation Source Code during the Pre-Closing Period. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

     (i) all material operating and financial reports prepared by the Acquired Corporations for the Company's senior management, including (A) copies of the unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, statements of shareholders' equity and statements of cash flows and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company's senior management;

     (ii) any written materials or communications sent by or on behalf of the Company to its shareholders;

     (iii)any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any
          Acquired Corporation Contract or sent to any of the Acquired Corporations by any party to any Acquired Corporation Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Corporation and the other party to any such Acquired Corporation Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

     (iv) any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Arrangement or any of the other transactions contemplated by this Agreement; and

     (v) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

     (b) Parent and the Company agree that the Confidentiality Agreement shall apply to all documents and information provided to Parent pursuant to
          Section 4.1(a) to the extent covered by the Confidentiality Agreement.

     4.2  Operation of the Business of the Acquired Corporations.

     (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Acquired Corporation Contracts that constitute Material Contracts; (ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in
          Section 2.19 or otherwise currently in force, provided that the Company may substitute for any such insurance a policy or policies of equivalent coverage; (iv) the Company shall cause to be provided all notices, assurances and support required by any Acquired Corporation Contract relating to any Proprietary Asset in order to ensure that no condition under such Acquired Corporation Contract occurs that could result in, or could increase the likelihood of, (A) any transfer or disclosure by any Acquired Corporation of any Acquired Corporation Source Code, or (B) a release from any escrow of any Acquired Corporation Source Code that has been deposited or is required to be deposited in escrow under the terms of such Acquired Corporation Contract; (v) the Company shall promptly notify Parent of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced, or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting any of the Acquired Corporations that relates to the consummation of the transactions contemplated by this Agreement; and (vi) the Company shall (to the extent requested by Parent) cause its officers and the officers of its Subsidiaries to report regularly to Parent concerning the status of the Company's business.

     (b) During the Pre-Closing Period, the Company shall not and shall not permit any of the other Acquired Corporations to (except with the prior written consent of Parent):

     (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any Common Shares or other shares of capital stock, or, except as otherwise required by the express terms of this Agreement or the Plan of Arrangement, repurchase, redeem or otherwise reacquire any Common Shares or other shares of capital stock or other securities;

     (ii) sell, issue, grant or authorize the issuance or grant of (A) any Common Shares or other shares of capital stock or other security, (B) any option, call, warrant or right to acquire any Common Shares or other shares of capital stock or other security, or (C) any instrument convertible into or exchangeable for any Common Shares or other shares of capital stock or other security (except that the Company may issue Common Shares (x) upon the valid exercise of Company Options outstanding as of the date of this Agreement in accordance with their respective terms, and (y) pursuant to the terms of the Company ESPP as in effect as of the date of this Agreement);

     (iii)except as otherwise required by the express terms of this Agreement or the Plan of Arrangement, establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, fail to implement or enforce the terms of any salary reduction plan, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

     (iv) except as otherwise required by the express terms of this Agreement or the Plan of Arrangement, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Option Plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

     (v) except as otherwise required by the express terms of this Agreement or the Plan of Arrangement, amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, arrangement, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

     (vi) except as set forth in Part 2.1(a) of the Disclosure Schedule, form any Subsidiary or acquire any equity interest or other interest in any other Entity;

     (vii)make any capital expenditure (except that the Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations, do not exceed (Cdn.) $250,000 monthly in the aggregate);

   (viii) except as otherwise required by the express terms of this Agreement or the Plan of Arrangement, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, (A) any Material Contract which relate to (1) the transfer, development, sharing or license of any of the Acquired Corporation Source Code, (2) any distribution arrangements, (3) any Proprietary Asset which is material to the respective businesses of the Company or of the Subsidiaries of the Company taken as a whole,
          (4) the license of any Proprietary Asset by any of the Acquired Corporations to any Person on an exclusive basis or (5) a third party's ability to consent to any the transactions contemplated by this Agreement, or (B) any Material Contract not otherwise described in clause "(A)," other than in the ordinary course of business and consistent with past practices;

     (ix) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

     (x) lend money to any Person, or incur or guarantee any indebtedness (except that the Company may make routine borrowings in the ordinary course of business and consistent with past practices under its current line of credit with Royal Bank of Canada), but not to exceed an aggregate amount of (Cdn.)$50,000;

     (xi) hire any employee at the level of director or manager or above or with an annual base salary in excess of (Cdn.) $50,000, or promote any employee except in order to fill a position vacated after the date of this Agreement;

     (xii)change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect;

   (xiii) make any material Tax election;

     (xiv)except as otherwise required by the express terms of this Agreement, commence any Legal Proceeding (other than (A) for the routine collection of amounts owing to any of the Acquired Corporations or (B) in respect of a breach of this Agreement) or settle any Legal Proceeding or any dispute or other matter with any Governmental Body (including with respect to the assessment or payment of any Tax);

     (xv) undertake any transaction which would reduce the paid up capital of the Common Shares for purposes of the Income Tax Act (Canada);

     (xvi)except as otherwise required by the express terms of this Agreement, enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

   (xvii) except as otherwise required by the express terms of this Agreement, agree or commit to take any of the actions described in clauses "(i)" through "(xvi)" of this Section 4.2(b).

     (c) During the Pre-Closing Period, each of Parent and the Company (the "Notifying Party") shall promptly notify the other party in writing of: (i) the discovery by the Notifying Party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Notifying Party in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Notifying Party in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;
          (iii) any material breach of any covenant or obligation of the Notifying Party; (iv) where the Company is the Notifying Party, any event, condition, fact or circumstance, either individually or in the aggregate, that would make the timely satisfaction by the Company of any of the conditions set forth in Section 6 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Company; and (v) where Parent is the Notifying Party, any event, condition, fact or circumstance, either individually or in the aggregate, that would make the timely satisfaction by Parent of any of the conditions set forth in Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on Parent. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent or the Company pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the other party contained in this Agreement.

     4.3  No Solicitation.

     (a) The Company shall not directly or indirectly, and shall not permit any of the other Acquired Corporations or any officer, director, attorney, accountant or advisor of any of the Acquired Corporations directly or indirectly to, and shall not authorize any employee or other agent or representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal (including by amending, or granting any waiver under, the Company Rights Plan) or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) subject to Section 5.1(c), approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval of the Arrangement by the Required Company Shareholder Vote, this Section 4.3(a) shall not prohibit the Company from entering into a confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company and containing customary "standstill"
          provisions (a "Standard Confidentiality Agreement"), furnishing information regarding the Acquired Corporations to, or entering into discussions or negotiations with, any Person in response to a Superior Offer that is submitted to the Company by such Person (and not withdrawn) or subject to Section 5.1(c), endorsing or recommending a Superior Offer if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have breached or taken any action inconsistent with any of the provisions set forth in this
          Section 4.3, (2) the board of directors of the Company concludes in good faith, after considering the written advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company Shareholders under applicable law, (3) prior to or concurrently with furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person (subject to Parent agreeing to such confidentiality requirements as such Person may reasonably request) and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed Standard Confidentiality Agreement and (4) at the same time as it furnishes any such information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The parties agree that for purposes of the preceding sentence (but for no other purpose), an offer which is conditioned upon completion of due diligence shall be deemed to constitute a "Superior Offer" if such offer otherwise meets the definition of "Superior Offer" as set forth in Exhibit A hereto. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action inconsistent with any of the provisions set forth in the preceding sentence by any officer, director, attorney or accountant of any of the Acquired Corporations or by its financial advisor, CIBC World Markets, whether or not CIBC World Markets or such officer, director, attorney or accountant is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3(a) by the Company. Nothing in this Section 4.3(a) shall prohibit the Company from complying with the requirements of Section 99 of the Securities Act (Ontario) and corresponding provisions of applicable Canadian Securities Laws in response to an unsolicited take-over bid for the Company.

     (b) The Company shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, the amendment of any Acquisition Proposal previously received, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal) advise Parent orally and in writing of any Acquisition Proposal (or amendment thereto) or any request for nonpublic information relating to any of the Acquired Corporations in connection with an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal (subject to Parent agreeing to such confidentiality requirements as such Person may reasonably request) and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

     (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

     (d) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will promptly request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return, or certify the destruction of, all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

     5.   Additional Covenants of the Parties

     5.1  Company Shareholders' Meeting

     (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of all Company Shareholders to vote on the approval of this Agreement and the Arrangement (the "Company Shareholders' Meeting"). The Company Shareholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the date of this Agreement. The Company shall ensure that all proxies solicited in connection with the Company Shareholders' Meeting are solicited in compliance with all applicable Legal Requirements.

     (b) Subject to Section 5.1(c): (i) the Management Proxy Circular shall include a statement to the effect that the board of directors of the Company unanimously recommends that the Company Shareholders vote to approve this Agreement and the Arrangement at the Company Shareholders' Meeting (the unanimous recommendation of the Company's board of directors that the Company Shareholders vote to approve this Agreement and the Arrangement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board

          Recommendation in a manner adverse to Parent shall be adopted or proposed. For purposes of this Agreement, the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if the Company Board Recommendation is no longer unanimous.

     (c) Notwithstanding Section 4.3(a)(iv) and Section 5.1(b), at any time prior to the approval of this Agreement by the Required Company Shareholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent, and the Company's board of directors may endorse or recommend, but may not accept or enter into any Contract (other than a Standard Confidentiality Agreement pursuant to and in accordance with the terms of Section 4.3(a)) with respect to, a Superior Offer (such withdrawal or modification of the Company Board Recommendation or endorsement or recommendation of a Superior Offer in accordance with this Section 5.1(c) is hereinafter referred to as a "Company Board Recommendation Withdrawal"), if: (i) the Company provides Parent with at least two business days' prior notice of any meeting of the Special Committee or the Company's board of directors at which the Special Committee or such board of directors will consider a Company Board Recommendation Withdrawal; (ii) any offer that is causing the Special Committee or the Company's board of directors to consider a Company Board Recommendation Withdrawal is an unsolicited, bona fide written offer made by a third party and not withdrawn and is one which the Special Committee or the Company's board of directors determines in good faith (after considering the written advice of an independent financial advisor of nationally recognized reputation) that such offer constitutes a Superior Offer;
          (iii) the Company's board of directors determines in good faith, after having considered the written advice of the Company's outside legal counsel, that, the Company Board Recommendation Withdrawal is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company Shareholders under applicable law; (iv) the Company Board Recommendation Withdrawal does not occur at any time within three business days after Parent receives written notice from the Company confirming that the Company's board of directors has determined that such Company Board Recommendation Withdrawal is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company Shareholders under applicable law; and (v) neither the Company nor any of its Representatives shall have breached or taken any action inconsistent with any of the provisions set forth in Section 4.3.

     (d) The Company's obligation to call, give notice of and hold the Company Shareholders' Meeting in accordance with Section 5.1(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement, submission, endorsement or recommendation of any Superior Offer or other Acquisition Proposal by any Person (including the board of directors of the Company), or by any withdrawal or modification of the Company Board Recommendation.

     (e) If (i) prior to the time of the Company Shareholders' Meeting, a Person shall have publicly disclosed, announced, commenced, submitted or made an Acquisition Proposal or an Acquisition Proposal shall have otherwise become generally known to the Company Shareholders, and (ii) such Acquisition Proposal is publicly and definitively withdrawn on a date (the "Acquisition Proposal Withdrawn Date") between the 30th day prior to and the day prior to the date of the Company Shareholders' Meeting, then, at the request of Parent, in its sole discretion, the Company shall cause the Company Shareholders' Meeting to be adjourned or postponed (as determined by Parent in its sole discretion) for no more than 30 days after the Acquisition Proposal Withdrawn Date.

     5.2 Regulatory Approvals. Each party shall use all commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Arrangement and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the Investment Canada Act, the Competition Act (Canada), the HSR Act and
          any other applicable foreign antitrust laws or regulations in connection with the Arrangement, if applicable. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the (a) Director of Investments, Industry Canada, concerning any filing made under the Investment Canada Act,
          (b) the United States Federal Trade Commission or (c) the Antitrust Division of the United States Department of Justice for additional information or documentary material or any other request for documents or information and (ii) any inquiries or requests received from any state attorney general, the Commissioner of Competition or other representative of the Competition Bureau (Canada), foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the

          Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Arrangement or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any communication to or from the Director of Investments, the Competition Bureau, the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Arrangement. Except as may be prohibited by any Governmental Body or by any Legal Requirement, (a) the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the Competition Act (Canada), the HSR Act or any other foreign, federal or state antitrust or fair trade law, and (b) in connection with any such Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding. At the request of Parent, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to its or its Subsidiaries' ability to operate or retain any of the businesses, product lines or assets of the Company or any of its Subsidiaries, provided that any such action is required by a Governmental Body in order to obtain a required Consent related to the Arrangement and is conditioned upon the consummation of the Arrangement.

     5.3  Company Options; ESPP.

     (a) Parent will not assume any Company Options, or any of the obligations of any of the Acquired Corporations with respect thereto, in connection with the Arrangement. Accordingly, no Company Options will, at the Effective Time or at any other time, be converted into or become options to purchase Parent Common Stock. Each outstanding Company Option shall terminate at the Option Termination Time, and the Company hereby covenants and agrees to take all actions necessary or appropriate to effectuate such termination, and to provide all notices required to be delivered to the holders of such Company Options necessary or appropriate (under the plans and option agreements pursuant to which Company Options are outstanding and otherwise) in connection therewith, including such notices as may be necessary to enable such holders to exercise such Company Options on a timely basis prior to the Effective Time (it being understood that the Company shall not permit any holder of a Company Option to exercise such option after the Effective Time except pursuant to this Section 5.3).

     (b) Except as otherwise provided in Sections 5.3(c) and 5.3(d), in connection with the termination in accordance with Section 5.3(a) of each Company Option, the Company shall be permitted, based on the election of, or failure to elect by, the holder thereof to receive, effective as of the Option Termination Time, cash or Common Shares, either to (i) pay (and in the event of an election by the holder thereof to receive cash the Company shall pay) to the holder thereof, in cash, the Permitted Option Repurchase Amount (if any) applicable to such Company Option or (ii) issue (and in the event of either an election by the holder thereof to receive Common Shares or of no election by the holder thereof the Company shall issue) to the holder thereof Common Shares equal in value to the Permitted Option Repurchase Amount, rounded down to the nearest whole share. The number of Common Shares issuable to each holder of a Company Option under clause "(ii)" of the preceding sentence shall be equal to such optionholder's Permitted Option Repurchase Amount divided by the Exchange Ratio and further divided by the Parent Average Stock Price.


     (c) The parties hereby acknowledge that the Company has granted certain contractual rights which are inconsistent with the Company's rights of termination under the Company's 1995 Stock Option Plan, which contractual rights were granted in respect of those Company Options identified on Schedule 5.3(c). The Company has obtained the consent of the holders thereof to the termination of such Company Options. In connection with the termination in accordance with Section 5.3(a) of each Company Option described on Schedule 5.3(c) and in order to induce the holders thereof to agree to such termination, the Company shall be permitted to pay (and shall pay) to the holder thereof effective as of the Option Termination Time, in cash, the amount set forth opposite such holder's name on Schedule 5.3(c), and shall not pay to all such holders in the aggregate to purchase all such options an amount in excess of the aggregate amount set forth on Schedule 5.3(c).

     (d) In connection with the termination in accordance with Section 5.3(a) of each Underwriter Support Option described on Schedule 5.3(d), the Company shall be permitted to pay (and shall pay) to the holder thereof, in cash, the amount set forth opposite such holder's name on
          Schedule 5.3(d), and shall not pay to all such holders in the aggregate to purchase all of the Underwriter Support Options an amount in excess of the aggregate amount set forth on Schedule 5.3(d).

     (e) Prior to the Effective Time, the Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this
          Section 5.3 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.3.

     (f) The Company ESPP shall be terminated by not later than February 28, 2002. The rights of participants in the Company ESPP with respect to any offering period then underway under the Company ESPP shall be determined by treating February 28, 2002 as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the Company ESPP. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the Company ESPP) that are necessary to give effect to the transactions contemplated by this Section 5.3(f).

     5.4  Employee Benefits.

     (a) Parent agrees that all employees of the Acquired Corporations who continue employment with Parent or the Acquired Corporations after the Effective Time ("Continuing Employees") shall be eligible to continue to participate in either Parent's or the Acquired Corporations' health and welfare benefit plans, at the election of Parent; provided, however, that (i) nothing in this Section 5.4 or elsewhere in this Agreement shall limit the right of Parent or any of the Acquired Corporations to amend or terminate any such health or welfare benefit plan at any time, and (ii) if Parent or any of the Acquired Corporations terminates any such health or welfare benefit plan, then (upon expiration of any appropriate transition period), the Continuing Employees shall be eligible to participate in Parent's health and welfare benefit plans, to substantially the same extent as similarly situated employees of Parent. The Continuing Employees shall be given, to the extent consistent with Parent's health and welfare benefit plans and with applicable law, service credit under Parent's health and welfare benefit plans, for purposes of eligibility and vesting, equal to the service credit currently provided to such Continuing Employees under the Company's comparable employee health and welfare benefit plans. The compensation paid and benefits provided to each employee who continues employment with either Parent or the Company after the Closing Date shall be paid or provided in accordance with Parent's compensation and benefits policies. Nothing in this Section
          5.4 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, any of the Acquired Corporations or any other Subsidiary or other Affiliate of Parent or any of the Acquired Corporations.

     (b) At the request of Parent, the Company agrees to take (or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the Effective Time, any employee benefit plan sponsored by any of the Acquired Corporations (or in which any of the Acquired Corporations participate) that contains a cash or deferred arrangement intended to qualify under section 401(k) of the IRC (or any comparable provision of state or foreign Tax laws).

     (c) At the request of Parent, the Company agrees to take (or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the Effective Time, any other Employee Plan(s) sponsored, maintained or contributed to by any of the Acquired
          Corporations   (or  in  which   any  of  the   Acquired   Corporations
          participate).

     (d) The Company shall assist Parent in identifying the key employees of the Company (the "Key Employees") and shall use commercially reasonable efforts to retain the Key Employees, including offering the Key Employees retention bonuses in amounts to be designated by Parent and payable by the Company promptly following the Effective Time as an incentive to such Key Employees to remain employed by the Company through the Effective Time.

     5.5  Indemnification of Officers and Directors.

     (a) All rights to indemnification existing in favor of those Persons who are directors and officers of any of the Acquired Corporations as of the date of this Agreement (the "Indemnified Managers") for their acts and omissions occurring prior to the Effective Time, as provided in the indemnification agreements between the Company and said Indemnified Managers (as in effect as of the date of this Agreement) in the forms disclosed by the Company to Parent prior to the date of this Agreement shall survive the Arrangement and shall be the obligation of the Company until the expiration of the applicable limitations period with respect to any claims against the Indemnified Managers arising out of such acts or omissions.

     (b) From the Effective Time until the third anniversary of the Effective Time, Parent or the Company shall maintain in effect, for the benefit of the Indemnified Managers with respect to their acts and omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (the "Existing Policy"), to the extent that directors' and officers' liability insurance coverage is commercially available; provided, however, that (i) Parent or the Company, as the case may be, may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) Parent or the Company, as the case may be, shall not be required to pay annual premiums for the Existing Policy (or for any substitute policies) in excess of the current annual premium payable for the Existing Policy as of the date of this Agreement (the "Current Premium"). In the event any future annual premiums for the Existing Policy (or any substitute policies) exceeds the Current Premium, Parent or the Company shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to the Current Premium.

     (c) Notwithstanding anything in this Agreement to the contrary and expressly in addition to any rights of indemnification provided to any such person pursuant to this Agreement, the by-laws of the Company as amended, the CBCA, any other applicable legislation or any other agreement to which any Indemnified Manager is party, Parent hereby agrees to indemnify, from and after the Effective Time, each Indemnified Manager to the fullest extent that the Company would be permitted by applicable law to indemnify the Indemnified Managers with respect to (i) any and all judgments, damages, liabilities, losses, penalties, fines and amounts paid in settlement (collectively, "Indemnified Liabilities") and (ii) any and all reasonable attorneys' fees, disbursements and retainers, other fees, costs and expenses relating (directly or indirectly) to the Indemnified Liabilities including, without limitation, court costs, fees or experts' fees and any other disbursements and expenses relating thereto (collectively, "Indemnified Expenses") to the extent such Indemnified Liabilities and/or Indemnified Expenses arise (directly or indirectly) from the transactions specifically set forth in Section 2.02 of the Plan of Arrangement; provided, however, that Parent shall not be required to indemnify any Indemnified Manager for any Indemnified Liability or any Indemnified Expense to the extent that such Indemnified Liability or Indemnified Expense, as the case may be, arises out of any of the information regarding the Company supplied for inclusion or incorporation by reference in the Management Proxy Circular or any amendment thereto (including any such information referred to therein or incorporated therein by reference) or out of the omission to state a material fact regarding the Company required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading..

     5.6  Additional Agreements.

     (a) Subject to Section 5.6(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Arrangement and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.6(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Arrangement and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Arrangement or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Arrangement. Each of Parent and the Company shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by it during the Pre-Closing Period.

     (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; or (vi) to contest any Legal Proceeding relating to the Arrangement if Parent determines in good faith that contesting such Legal Proceeding might not be advisable.

     (c) Parent and the Purchaser hereby waive compliance by the Company and the other Acquired Corporations with the laws governing bulk sales (to the extent such laws are applicable to the transactions contemplated by this Agreement). The Company agrees to execute and deliver or cause to be executed and delivered to Parent and the Purchaser, at or prior to the Closing, any further documents or affidavits pursuant to the Bulk Sales Act (Ontario) as may be requested by Parent or the Purchaser.

     5.7 Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Arrangement or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither Parent nor the Company shall, and neither Parent nor the Company shall permit any of its Subsidiaries or Representatives to, make any disclosure regarding the Arrangement or any of the other transactions contemplated by this Agreement unless
          (a) the other parties  hereto shall have  approved such  disclosure or
          (b) the party making the disclosure shall have been advised by its outside legal counsel that such disclosure is required by applicable law or stock exchange requirements (it being understood that the party making such disclosure shall give notice to the other parties as far in advance of such disclosure as is reasonably practicable and will in good faith consult with the other party and consider the other party's suggestions concerning the nature, scope and manner of disclosure).

     5.8 Affiliate Agreements. The Company shall use all reasonable efforts to cause each Person identified in Part 2.20 of the Disclosure Schedule and each other Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities
          Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Management Proxy Circular to the Company Shareholders, an Affiliate Agreement in the form of Exhibit B.

     5.9 Listing. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock being issued in connection with the Arrangement to be approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     5.10 Employee Terminations.

     (a) Each of the Company and the Parent agree and covenant that, in the event of the involuntary termination of any employee of an Acquired Corporation (other than for Cause) during the period commencing with the Effective Time and ending on the date six months after the Effective Time, the Company shall offer severance to each such employee equal to one month of salary for each full year of service of each such employee to any Acquired Corporation, up to a maximum of the greater of (a) twelve months' salary, or (b) the amount required to be paid under applicable law.

     (b) The salary used for the purposes of determining the amount of the foregoing payment shall be the employee's base salary in effect prior to the company-wide salary reductions implemented by the Acquired Corporations in November, 2001, excluding bonuses, commissions and other benefits, or, if the employee was not employed by an Acquired Corporation prior to November, 2001, the employee's base salary in effect at the time of such employee's termination, excluding bonuses, commissions and other benefits.

     (c) For the avoidance of doubt, (i) where any employee is entitled at law or by contract to a greater severance payment than the severance payment provided by Section 5.10(a), the Company shall make such greater payment (in substitution for and not in addition to the severance provided by Section 5.10(a)), and (ii) where any employee is entitled at law or by contract to a lesser severance payment than the severance payment provided by Section 5.10(a), the severance payment provided by Section 5.10(a) will be in substitution for, and not in addition to, any such lesser payment.

     6.   Conditions Precedent to Obligations of Parent and Purchaser

     The obligations of Parent and Purchaser to effect the Arrangement and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 Accuracy of Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Agreement shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except (i) for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all material respects as of such particular time and (ii) as such representations and warranties (as modified by any part of the Disclosure Schedule that expressly qualifies or otherwise delimits such representations and warranties) may be affected by transactions expressly required or permitted (and not otherwise in conflict with this Agreement) pursuant to this Agreement or pursuant to the written consent of Parent); provided, however, that, for purposes of determining the accuracy of such representations and warranties, (A) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

     6.2 Performance of Covenants. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3  Shareholder Approval; Exercise of Dissenters' Rights.

     (a) This Agreement and the Arrangement shall have been duly approved by the Required Company Shareholder Vote, and holders of not more than ten percent (10%) of the Common Shares issued and outstanding immediately prior to the Effective Time shall have exercised their Dissenters' Rights (and not withdrawn such exercise) or otherwise preserved such Dissenters' Rights in connection with the Arrangement.

     (b) The Arrangement shall have been duly approved by the Required Company Shareholder Vote in accordance with any conditions in addition to those set forth in Section 6.3(a) which may be imposed by the Interim Order and which are satisfactory to Parent, acting reasonably.

     6.4 Consents. The Consents identified in Part 6.4 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

     6.5 Agreements and Documents. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

     (a) Affiliate Agreements in the form of Exhibit B executed by each Person who is or could reasonably be deemed to be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company (except AGF Funds, Inc., in respect of which the Company shall use its commercially reasonable efforts to obtain its execution and delivery of an Affiliate Agreement, but in respect of whom this condition shall not apply);

     (b) Noncompetition and Nonsolicitation Agreements in the form of Exhibit C, executed by those individuals identified on Schedule 6.5(b) (collectively, the "Key Executives");

     (c) the Plan of Arrangement certified as effective through the issuance of a Certificate of Arrangement relating to Articles of Arrangement issued by the Director;

     (d) a certificate executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.6 and 6.11 have been duly satisfied; and

     (e) the written resignations of all officers and directors of each of the Acquired Corporations, effective as of the Effective Time (such resignations to be without prejudice to any applicable contractual rights associated with the termination of the applicable officer's employment by the Company).

     6.6 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, effect, event or circumstance that, in combination with any other changes, effects, events or circumstances, has resulted in or would reasonably be expected to result in a Material Adverse Effect on the Company.

     6.7  Regulatory Approvals.

     (a) Parent, Purchaser and the Company shall have obtained (1) exemption orders from the Canadian Securities Commissions from the registration and prospectus requirements with respect to the transactions contemplated by this Agreement and (2) all other Consents by all
          Governmental Bodies that are necessary in connection with the Arrangement (other than, with respect to the Consents contemplated by this clause "(2)," Consents where the failure to obtain such Consents would not adversely impact in any material respect the ability of Parent or any of its Subsidiaries or Affiliates (including the Acquired Corporations) to conduct their respective businesses), and each such Consent shall be on terms and conditions reasonably satisfactory to Parent, and in any event:

     (i) the Commissioner of Competition or other representative of the Competition Bureau (Canada) (the "Commissioner") shall not have made an application for an order under section 100 of the Competition Act (Canada) in respect of the transactions contemplated herein (or if made, that such order shall have been rescinded on terms and conditions acceptable to Parent);

     (ii) to the knowledge of Parent, the Commissioner shall not have commenced an inquiry in respect of the transactions contemplated herein under section 10 of the Competition Act (or if commenced, that such inquiry shall have been terminated and any action required to be taken shall be acceptable to the Parent); and

     (iii)to the knowledge of Parent, no application under section 9 of the Competition Act shall have been made to the Commissioner in respect of the transactions contemplated herein (or if made, that any resulting inquiry shall have been terminated and any action required to be taken shall be acceptable to the Parent).

     (b)  The  waiting   period  under  the  HSR  Act,  if   applicable  to  the
          consummation of the Arrangement, shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which Parent or the Company has agreed not to consummate the Arrangement for any period of time; any similar waiting period under any applicable foreign antitrust law or regulation or other similar Legal Requirement shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation or other Legal Requirement shall have been obtained.

     6.8 Court Orders. The Interim Order and the Final Order shall each have been obtained in a form and on terms reasonably satisfactory to Parent and shall not have been set aside or modified (on appeal or otherwise) in a manner unacceptable to Parent (acting reasonably).

     6.9  Listing.

     (a) The shares of Parent Common Stock to be issued in connection with the Arrangement shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     (b) The Common Shares shall continue to be listed on the TSE at the Effective Time.

     6.10 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Arrangement that makes consummation of the Arrangement illegal.

     6.11 No Governmental or Other Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and there shall not be pending any Legal Proceeding in which any other Person is a party or is otherwise involved and which would reasonably be expected to have a Material Adverse Effect on the Company or a Material Adverse Effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Arrangement or any of the other transactions contemplated by this Agreement; (b) relating to the Arrangement and seeking to obtain from Parent or any of the Acquired Corporations, any damages or other relief that may be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent's or Purchaser's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; (d) that could materially and adversely affect the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Arrangement or any of the other transactions contemplated by this Agreement.

     6.12 Compliance with Section 3(a)(10) of the Securities Act. All applicable requirements of Section 3(a)(10) of the Securities Act shall have been satisfied with respect to the issuance of Parent Common Stock pursuant to the Arrangement.

     6.13 Asset Transfer Agreement. The Company shall have executed and delivered to Parent any asset transfer agreements and related documents and instruments referred to in Section 1.1(f) providing for the transfer to Parent of the Adobe Assets and shall have executed and delivered to the Purchaser any asset transfer agreements and related documents and instruments referred to in Section 1.1(f) providing for the transfer to the Purchaser of the Purchaser Assets, and each of such agreements shall remain in full force and effect, and the Company shall have taken all actions and fulfilled all responsibilities required of the Company thereunder.

     7.   Conditions Precedent to Obligation of the Company

     The obligation of the Company to effect the Arrangement and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 Accuracy of Representations and Warranties. The representations and warranties of Parent contained in Section 3 of this Agreement shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except (i) for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all material respects as of such particular time and (ii) as such representations and warranties may be affected by transactions expressly required or permitted (and not otherwise in conflict with this Agreement) pursuant to this Agreement or pursuant to the written consent of the Company); provided, however, that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

     7.2 Performance of Covenants. All of the covenants and obligations that Parent and Purchaser are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3  Shareholder Approval.

     (a) The Arrangement shall have been duly approved by the Required Company Shareholder Vote.

     (b) The Arrangement shall have been duly approved by the Required Company Shareholder Vote in accordance with any conditions in addition to those set forth in Section 7.3(a) which may be imposed by the Interim Order and which are satisfactory to the Company, acting reasonably.

     7.4  Documents. The Company shall have received the following documents:

     (a)  the Plan of Arrangement; and

     (b) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that the conditions set forth in Sections 7.1 and
          7.2 have been duly satisfied.

     7.5  Regulatory Approvals.

     (a) Parent, Purchaser and the Company shall have obtained all Consents by all Governmental Bodies that are necessary in connection with the Arrangement (other than Consents where the failure to obtain such Consents would not adversely impact in any material respect the ability of Parent or any of its Subsidiaries or Affiliates (including the Acquired Corporations) to conduct their respective businesses), and each such Consent shall be on terms and conditions reasonably satisfactory to Parent (it being understood that any Consents which would require any of the Acquired Corporations or the directors or officers of the Acquired Corporations to perform an illegal act shall be deemed not to be on terms and conditions reasonably satisfactory to Parent).

     (b)  The  waiting   period  under  the  HSR  Act,  if   applicable  to  the
          consummation of the Arrangement, shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and the Federal Trade Commission or the Department of Justice pursuant to which Parent or the Company has agreed not to consummate the Arrangement for any period of time; any similar waiting period under any applicable foreign antitrust law or regulation or other similar Legal Requirement shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation or other Legal Requirement shall have been obtained.

     7.6 Court Orders. The Interim Order and the Final Order shall each have been obtained in a form and on terms reasonably satisfactory to the Company and shall not have been set aside or modified (on appeal or otherwise) in a manner unacceptable to the Company (acting reasonably).

     7.7 Listing. The shares of Parent Common Stock to be issued in connection with the Arrangement shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     7.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Arrangement by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Arrangement that makes consummation of the Arrangement by the Company illegal.

     7.9 No Governmental Litigation. There shall not be pending any Legal Proceeding in which a Canadian Governmental Body is a party or is otherwise involved challenging or seeking to restrain or prohibit the consummation of the Arrangement or any of the other transactions contemplated by this Agreement.

     7.10 Compliance with Section 3(a)(10) of the Securities Act. All applicable requirements of Section 3(a)(10) of the Securities Act shall have been satisfied with respect to the issuance of Parent Common Stock pursuant to the Arrangement.

     8.   Termination

     8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after the approval of this Agreement and the Arrangement by the Required Company Shareholder Vote):

     (a)  by mutual written consent of Parent and the Company;

     (b) by either Parent or the Company if the Arrangement shall not have been consummated by August 31, 2002;

          provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Arrangement by such date is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time;

     (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Arrangement;

     (d) by either Parent or the Company if (i) the Company Shareholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company Shareholders shall have taken a final vote on a proposal to approve this Agreement and the Arrangement, and (ii) this Agreement and the Arrangement shall not have been approved at the Company Shareholders' Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Shareholder Vote;

     (e) by Parent (at any time prior to the approval of this Agreement and the Arrangement by the Required Company Shareholder Vote) if a Triggering Event shall have occurred;

     (f) by Parent if (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied if tested as of the date of such inaccuracy or (ii) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied if tested as of the date of such breach; provided, however, that if an inaccuracy in any of the Company's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company is cured by the Company within thirty (30) days following delivery by Parent to the Company of written notice of such breach (provided such inaccuracy or breach is curable in such time period and prior to the expiration date specified in
          Section 8.1(b)), then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach; or

     (g) by the Company if (i) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied if tested as of the date of such inaccuracy or (ii) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied if tested as of the date of such breach; provided, however, that if an inaccuracy in any of Parent's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Parent is cured by Parent within thirty (30) days following delivery by the Company to Parent of written notice of such breach (provided such inaccuracy or breach is curable in such time period and prior to the expiration date specified in Section 8.1(b)), then the Company may not terminate this Agreement under this
          Section 8.1(g) on account of such inaccuracy or breach.

     8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2,
          Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the Confidentiality Agreement (except as provided in Section 9.4) shall survive the termination of this Agreement and shall remain in full force and effect, and (iii) the termination of this Agreement shall not relieve any party from any liability for any material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

     8.3  Expenses; Termination Fees.

     (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Arrangement is consummated; provided, however, that:

     (i) Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (A) the filing, printing and mailing of the Management Proxy Circular and any amendments or supplements thereto and (B) the filing by the parties hereto of the notification and report forms relating to the Arrangement under the HSR Act (if applicable) and the filing of any notice or other document under the Investment Canada Act, the Competition Act (Canada) and any other applicable foreign antitrust law or regulation (if applicable);

     (ii) if (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d), and (B) at or prior to the time of the termination of this Agreement, any Person shall have publicly disclosed, announced, commenced, submitted or made an Acquisition Proposal (other than the Open Text Offer) or an Acquisition Proposal (other than the Open Text Offer) shall have otherwise become generally known to the Company Shareholders, then (without limiting any obligation of the Company to pay any fee payable pursuant to Section 8.3(c)), the Company shall make a nonrefundable cash payment to Parent, at the time specified in Section 8.3(b), in an amount equal to $1,250,000 as payment in full of Parent's fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Arrangement, it being understood that the Company shall have no obligation to make a payment to Parent under this Section 8.3(a)(ii) if either Parent or the Company shall have terminated this agreement pursuant to Section 8.1(b) and no Acquisition Proposal described in clause "(B)" above shall have been publicly disclosed, announced, commenced, submitted or made, or shall have otherwise become generally known to the Company Shareholders, that is superior for the Company Shareholders (from a financial point of view) to the Open Text Offer; and

     (iii)if this Agreement is terminated by Parent pursuant to Section 8.1(e), then (without limiting any obligation of the Company to pay any fee payable pursuant to Section 8.3(d)), the Company shall make a nonrefundable cash payment to Parent, at the time specified in Section 8.3(b), in an amount equal to $1,250,000 as payment in full of Parent's fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Arrangement.

     (b) In the case of termination of this Agreement by the Company pursuant to Section 8.1(b) or Section 8.1(d), any nonrefundable payment required to be made pursuant to clause "(ii)" or clause "(iii)" of the proviso to Section 8.3(a) shall be made prior to the time of such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(e), any nonrefundable payment required to be made pursuant to clause "(ii)" or clause "(iii)" of the proviso to Section 8.3(a) shall be made by the Company within two business days after such termination.

     (c) If (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d), and (B) at or prior to the time of the termination of this Agreement, any Person shall have publicly disclosed, announced, commenced, submitted or made an Acquisition Proposal (other than the Open Text Offer) or an Acquisition Proposal (other than the Open Text Offer) shall have otherwise become generally known to the Company Shareholders, then the Company shall pay to Parent, in cash at the time specified in the next sentence (and in addition to the amounts payable pursuant to Section 8.3(a)), a nonrefundable fee in the amount of $2,880,000 (the "Termination Fee"), it being understood that the Company shall have no obligation to make a payment to Parent under this Section 8.3(c) if either Parent or the Company shall have terminated this agreement pursuant to Section 8.1(b) and no Acquisition Proposal described in clause "(B)" above shall have been publicly disclosed, announced, commenced, submitted or made, or shall have otherwise become generally known to the Company Shareholders, that is superior for the Company Shareholders (from a financial point of view) to the Open Text Offer. In the case of termination of this Agreement by the Company pursuant to Section 8.1(b) or Section 8.1(d), the Termination Fee, if it shall have become payable, shall be paid by the Company prior to such termination, and in the case of termination of this Agreement by Parent pursuant to
          Section 8.1(b) or Section 8.1(d), the Termination Fee, if it shall become payable, shall be paid by the Company within two business days after such termination.

     (d) If this Agreement is terminated by Parent pursuant to Section 8.1(e), then the Company shall pay to Parent, in cash at the time specified in the next sentence (and in addition to the amounts payable pursuant to
          Section 8.3(a)), a nonrefundable fee in the amount equal to $2,880,000. The fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination.

     (e) Notwithstanding anything to the contrary contained in this Agreement, if the Company fails to pay when due any amount payable under this
          Section 8.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

     9.   Miscellaneous Provisions

     9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the approval of this Agreement and the Arrangement by the Company Shareholders); provided, however, that after any such approval by the Company Shareholders, no amendment shall be made which by law requires further approval of the Company Shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.2 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Arrangement.

     9.4 Entire Agreement; Counterparts. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof, including without limitation the Original Agreement; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect (it being acknowledged by the parties hereto that the terms of Section 15 of the Confidentiality Agreement are suspended, null and void and of no further force and effect during the term of this Agreement; provided, however, that the terms of Section 15 of the Confidentiality Agreement shall be reinstated and operative following any termination of this Agreement pursuant to Section 8.1 but only with respect to any Acquisition Proposal first initiated by Parent following the date of such termination. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument

     9.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the laws of the Province of Ontario. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement:
          (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with
          Section 9.9.

     9.6 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2 and all other applicable representations and warranties to which the relevancy of such disclosure is readily apparent on its face, but shall not be deemed to relate to or to qualify any other representation or warranty unless an explicit reference to such effect is included in the representation or warranty in question or an explicit cross-reference to another part of the Disclosure Schedule is provided in the applicable part of the Disclosure Schedule.

     9.7 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of Parent's or the Company's rights hereunder may be assigned by Parent or the Company without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights by Parent or the Company, as the case may be, without such consent shall be void and of no effect. Notwithstanding the foregoing, Parent and Purchaser may assign, in their sole discretion, any or all of their respective rights and interests and may delegate any or all of their respective obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent or Purchaser, as the case may be, provided that no such assignment or delegation shall relieve Parent or Purchaser of any of their respective obligations hereunder. Notwithstanding the foregoing, all obligations of Purchaser hereunder or under the Plan of Arrangement may be terminated if Parent assumes such obligations directly. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the provisions of Section 5.5, which are intended for the benefit of the Indemnified Managers.

     9.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

              if to Parent or Purchaser:

                  Adobe Systems Incorporated
                  345 Park Avenue
                  San Jose, CA  95110-2704
                  Attn: General Counsel
                  Fax:  (408) 537-6000

              with a copy to:

                  Cooley Godward LLP
                  5 Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, California  94306-2155
                  Attn:  David A. Lipkin, Esq.
                  Facsimile:  (650) 849-7400
              and with a copy to:

                  Aird & Berlis LLP
                  BCE Place
                  Suite 1800, Box 754
                  181 Bay Street
                  Toronto, Ontario M5J 2T9
                  Attn:  Jay A. Lefton, Esq.
                  Facsimile:  (416) 863-1515

              if to the Company:

                  Accelio Corporation
                  560 Rochester Street
                  Ottawa, Ontario, Canada  K1S 5K2
                  Attn: A. Kevin Francis
                  Fax:  (613) 594-8886

              with a copy to:

                  LaBarge Weinstein
                  Suite 1100
                  333 Preston Street,
                  Ottawa, Ontario   K1S 5N4
                  Attn: Deborah Weinstein
                  Facsimile:  (613) 231-3900

     9.10 Cooperation. Each of Parent and the Company agrees to cooperate fully with the other party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

     9.11 Severability In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     9.12 Currency Unless otherwise specified, all references in this Agreement to sums of money, "dollars" or "$" shall mean United States dollars.

     9.13 Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

     (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.


                             Adobe Systems Incorporated, a Delaware corporation


                             By:    /s/ Bruce Chizen
                                    -----------------------------------------
                             Name:  Bruce Chizen
                                    -----------------------------------------
                             Title: President & Chief Executive Officer
                                    -----------------------------------------



                             Adobe Systems International Limited Partnership, an exempted limited partnership under Cayman Islands law


                             By:    /s/ J.F. Briody
                                    -----------------------------------------
                             Name:  J.F. Briody
                                    -----------------------------------------
                             Title: President, Adobe International, Inc.,
                                    General Partner
                                    Adobe Systems International Limited
                                    Partnership
                                    -----------------------------------------



                             Accelio Corporation, a corporation existing under the laws of Canada


                             By:    /s/ A. Kevin Francis
                                    --------------------------------------------
                             Name:  A. Kevin Francis
                                    --------------------------------------------
                             Title: President & Chief Executive Officer
                                    --------------------------------------------

                                    Exhibit A

                               Certain Definitions

     For purposes of the Agreement (including this Exhibit A):

     Acquired Corporation Contract. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is legally bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

     Acquired Corporation Proprietary Asset. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

     Acquired Corporation Source Code. "Acquired Corporation Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Acquired Corporation Proprietary Asset.

     Acquisition Proposal. "Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.

     Acquisition   Transaction.   "Acquisition   Transaction"   shall  mean  any
transaction or series of transactions, other than the transactions contemplated by the Agreement, involving:

          (a) (i) any merger, arrangement, consolidation, amalgamation, share exchange, business combination, recapitalization, tender offer, exchange offer or other similar transaction involving any of the Acquired Corporations, (ii) any transaction in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial ownership of securities representing more than 20% of the outstanding voting securities of any of the Acquired Corporations, or (iii) any transaction in which any of the Acquired Corporations issues securities representing more than 20% of the outstanding voting securities of any of the Acquired Corporations;

          (b) any sale, lease, exchange, transfer, license, or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of any of the Acquired Corporations; or

          (c)  any   liquidation   or   dissolution   of  any  of  the  Acquired
     Corporations.

     Affiliate. "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, shall mean the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

     Agreement. "Agreement" shall mean the Acquisition Agreement for Plan of Arrangement to which this Exhibit A is attached, as it may be amended from time to time.

     Arrangement. "Arrangement" shall mean an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 9.1 of the Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order.

     Arrangement Resolution. "Arrangement Resolution" shall mean the special resolution to be passed by the Company Shareholders at the Company Shareholders' Meeting.

     Articles of Arrangement. "Articles of Arrangement" shall mean the articles of arrangement of the Company in respect of the Arrangement required by Section 192(6) of the CBCA to be sent to the Director after the Final Order is made.

     CBCA. "CBCA" shall mean the Canada Business Corporations Act as now in effect and as it may be amended from time to time, including the regulations made thereunder.

     Canadian Securities Commissions. "Canadian Securities Commissions" shall mean the securities commissions or other securities regulatory authorities of each of the provinces and territories of Canada.

     Canadian Securities Laws. "Canadian Securities Laws" shall mean the securities acts and comparable Legal Requirements of each of the provinces and territories of Canada.

     Closing Date. "Closing Date" shall mean the date to be designated by Parent and the Company with respect to the consummation of the transactions contemplated by the Agreement (the "Closing"), which in any event shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).

     Common Shares. "Common Shares" shall mean the common shares in the capital of the Company.

     Company Option Plans. "Company Option Plans" shall mean the Company's 1993 Employee Stock Option Plan and the Company's 1995 Stock Option Plan.

     Company Rights Plan. "Company Rights Plan" shall mean the Company's shareholder rights plan as set forth in a shareholder rights plan agreement dated and effective as of June 25, 1998, between the Company and CIBC Mellon Trust Corporation.

     Company Shareholders. "Company Shareholders" shall mean the holders of Common Shares.

     Confidentiality Agreement. "Confidentiality Agreement" shall mean the Master Agreement for Disclosure of Information dated as of January 4, 2002 between Parent and the Company.

     Consent. "Consent" shall mean any approval, consent, order, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Court. "Court" shall mean the Ontario Superior Court of Justice.

     Currently in Use. "Currently in Use" shall mean that an item is currently marketed, distributed, sold, planned, proposed, supported or otherwise in use by any Acquired Corporation.

     Data Room. "Data Room" means the data rooms established by the Company in Ottawa, Ontario at the offices of LaBarge Weinstein in connection with the due diligence conducted by Parent and its Representatives on the Acquired Corporations between January 19, 2002 and 3:00 p.m. Ottawa time on January 25, 2002.

     Depository. "Depository" shall mean CIBC Mellon Trust Company at its principal office in Toronto, Ontario at the address set out in the letter of transmittal and election form in its capacity as a depository for the Common Shares under the Arrangement or such other trust company or other Entity that Parent may, in its reasonable discretion, choose as depository.

     Director. "Director" shall mean the Director appointed pursuant to Section 260 of the CBCA.

     Disclosure Schedule. "Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement and signed by the President of the Company.

     Dissenters' Rights. "Dissenters' Rights" has the meaning ascribed thereto in Section 1.7 of the Agreement.

     Effective Time. "Effective Time" shall mean the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

     Exchange Ratio. "Exchange Ratio" shall mean a fraction whose numerator is the Parent Stock Consideration, and whose denominator is the Fully-Diluted Company Shares.

     Final Order. "Final Order" shall mean the final order of the Court approving the Arrangement as such order may be amended at any time prior to the Effective Time or, if appealed, then (unless such appeal is withdrawn or denied), as affirmed on appeal prior to the Effective Time.

     Fully-Diluted Company Shares. "Fully-Diluted Company Shares" shall mean the sum of (A) the aggregate number of Common Shares that are outstanding immediately prior to the Effective Time, (B) the aggregate number of Common Shares that are purchasable under or otherwise subject to all options and warrants to purchase Common Shares that are outstanding immediately prior to the Effective Time, (C) the aggregate number of Common Shares that are directly or indirectly issuable upon the conversion of all other convertible securities of the Company that are outstanding immediately prior to the Effective Time, and
(D) the aggregate number of Common Shares (if any) which the Company has entered into any commitment or arrangement to issue (or to issue options or warrants with respect to) prior to the Effective Time, but which are not outstanding immediately prior to the Effective Time. Any Common Shares that are purchasable under or otherwise subject to Company Options that are exercised or terminated pursuant to Section 5.3 hereof and at the times specified in Section 2.02 of the Plan of Arrangement shall not be counted for purposes of determining the "Fully Diluted Company Shares."

     Governmental  Authorization.  "Governmental  Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

     HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Interim Order. "Interim Order" shall mean the interim order of the Court in respect of the Arrangement, as contemplated by Section 1.2 of the Agreement.

     IRC. "IRC" shall mean the Internal Revenue Code of 1986, as amended.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, provincial, local, municipal, foreign or other law (including privacy laws), statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market or the TSE).

     Made Available. Documents or other information with respect to the Acquired Corporations or their respective businesses shall be deemed to have been "Made Available" to Parent only if the Company shall have provided Parent or Parent's Representatives with physical access to such documents or other information in a manner that has resulted or would reasonably result in Parent or Parent's Representatives becoming aware of the contents of such documents or such other information. For greater certainty, a document shall be deemed to have been Made Available to Parent hereunder if (i) it was delivered by hand, facsimile transmission, courier, mail or electronic mail by the Company or its Representatives (or, while Representatives of Parent were present in the Company's offices, by such Representatives) to Parent or any of its Representatives, and (ii) it was present in the Data Room at the time at which Parent or its Representatives were provided by Company or its Representatives with access to the Data Room. Documents or other information with respect to Parent or its business shall be deemed to have been "Made Available" to the Company only if Parent shall have provided the Company or the Company's Representatives with physical access to such documents or other information in a manner that has resulted or would reasonably result in the Company or the Company's Representatives becoming aware of the contents of such documents or such other information.

     Management Proxy Circular. "Management Proxy Circular" shall mean the notice of the Company Shareholders' Meeting and accompanying management proxy circular to be sent to the Company Shareholders in connection with the Company Shareholders' Meeting.

     Material Adverse Effect. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties of the Company set forth in the Agreement, disregarding any of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of the Acquired Corporations taken as a whole, (ii) the ability of the Company to consummate the Arrangement or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent's or Purchaser's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the shares of the Acquired Corporations; provided, however, that, for purposes of clause (i) above, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Company: (A) any effect resulting from compliance with the terms and conditions of this Agreement; (B) any effect that results from changes affecting any of the industries in which such entity operates generally or the Canadian economy generally (which changes in each case do not disproportionately affect such entity in any material respect); (C) any effect that results from changes affecting general worldwide economic or capital market conditions (which changes in each case do not disproportionately affect such entity in any material respect); (D) the failure of any Acquired
Corporation to meet published or internal earnings, revenue estimates or projections; or (E) any adverse effect that results from the announcement or pendency of the Arrangement or any of the other transactions contemplated by this Agreement.

An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter had or would reasonably be expected to have a material adverse effect on (1) the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of Parent and its Subsidiaries taken as a whole or (2) the ability of Parent to consummate the Arrangement or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that, for purposes of clause (1) above, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on Parent: (A) any effect resulting from compliance with the terms and conditions of this Agreement; (B) any effect that results from changes affecting any of the industries in which Parent operates generally or the United States economy generally (which changes in each case do not disproportionately affect Parent in any material respect); (C) any effect that results from changes affecting general worldwide economic or capital market conditions (which changes in each case do not disproportionately affect Parent in any material respect);
(D) the failure of Parent to meet published or internal earnings, revenue estimates or projections; or (E) any adverse effect that results from the announcement or pendency of the Arrangement or any of the other transactions contemplated by this Agreement; and provided further, that a change in the market price or trading volume of the Parent Common Stock shall not be deemed, in and of itself, to constitute a Material Adverse Effect on Parent.

     Open Text Offer. "Open Text Offer" means the unsolicited Offer to Purchase for Cash all of the outstanding Common Shares made by Open Text Corporation (through 3977374 Canada Inc.) dated December 20, 2001.

     Option Termination Time. "Option Termination Time" means 2:30 a.m. on the Effective Time, being the time after the completion of the repurchase of Common Shares contemplated in Section 2.02(b)(ii) of the Plan of Arrangement.

     Parent Average Stock Price. "Parent Average Stock Price" shall mean the weighted average sales price of a share of Parent Common Stock as reported on The Nasdaq National Market during the ten (10) consecutive trading days ending on the third trading day immediately prior to the Effective Time (the "Measurement Period"); provided, however, that if, between the first day of the Measurement Period and the Effective Time, the outstanding shares of Parent Common Stock are changed into a different number of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Parent Average Stock Price shall be appropriately adjusted.

     Parent Common Stock. "Parent Common Stock" shall mean the Common Stock, $0.0001 par value per share, of Parent.

     Parent Stock Consideration. "Parent Stock Consideration" shall mean the number of shares of Parent Common Stock equal to the quotient determined by dividing (i) the excess of US $72,000,000 over the aggregate amount of (a) all Permitted Option Repurchase Amounts paid or payable to holders of Company Options pursuant to clause "(i)" of Section 5.3(b), (b) all Permitted Option Repurchase Amounts underlying all Common Shares issued or issuable to holders of Company Options pursuant to clause "(ii)" of Section 5.3(b) and (c) and other amounts (if any) paid or payable in cash to equity holders of the Company pursuant to the Interim Order, the Plan of Arrangement or the Final Order, by
(ii) the Parent Average Stock Price.

     Permitted Liens. "Permitted Liens" shall mean the following types of liens to the extent that individually or in the aggregate they are not material and could not materially affect Parent's or any of the Acquired Corporation's use of the assets of the Acquired Corporations: (i) liens for current Taxes not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings and are disclosed in the Disclosure Schedule or that are otherwise not material; (ii) imperfections or irregularities in title, if any, that have arisen in the ordinary course of business consistent with past practices; and (iii) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens.

     Permitted Option Repurchase Amount. "Permitted Option Repurchase Amount" shall mean, with respect to each Company Option outstanding immediately prior to the Effective Time, an amount equal to the excess (if any) of (1) the product of
(i) the number of Common Shares issuable upon the exercise of such Company Option, multiplied by (ii) the Exchange Ratio, and further multiplied by (iii) the Parent Average Stock Price, over (2) the product of (x) the number of Common Shares issuable upon the exercise of such Company Option, multiplied by (y) the exercise price per share of such Company Option. If, with respect to any Company Option, the amount described in clause (1) above is less than the amount described in clause (2) above, the Permitted Option Repurchase Amount applicable to such Company Option shall be zero. Without limiting the generality of the foregoing, as used herein the term "Permitted Option Repurchase Amount" shall not include (i) the cash value of any Common Shares issued pursuant to clause "(ii)" of Section 5.3(b) or (ii) any amounts paid in respect of Company Options repurchased by the Company pursuant to Section 5.3(c) or Section 5.3(d).

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Personal Information. "Personal Information" shall mean any information in the possession of any of the Acquired Corporations about an identifiable individual other than the name, title or business address or telephone number of an employee.

     Plan of Arrangement. "Plan of Arrangement" shall mean the plan of arrangement substantially in the form of Exhibit D attached to the Agreement and any amendments or variations thereto made in accordance with Section 9.1 of the Agreement or the Plan of Arrangement or made at the direction of the Court in the Final Order.

     Products. "Products" shall mean all source and object code owned by any of the Acquired Corporations, as well as related documentation, and all versions of the foregoing on all platforms, and shall include without limitation Accelio Capture Enterprise Server, Accelio Capture Designer, Accelio Capture Advanced Client, Accelio Capture Standard Client, Accelio Capture Handheld, FormFlow 99, ReachForm, PocketForm, FormFlow Classis, JetForm Filler, JetForm Design, InTempo, EAI Tools, Accelio Integrate Suite 6.0, Accelio Present Central, Accelio Present Output Pak for my SAP.com, Accelio Present Output Pak for Oracle E-Business Suite, Web Output Pak, Accelio Present Output Designer, PeopleSoft Student Administration, PeopleSoft Grants, Web Output Pak for SAP, Accelio Template Designer, Accelio Present Suite, Accelio Portal, Accelio Enterprise Server, Accelio Integrate Suite, and Accelio Capture Clients.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, model, algorithm, formula, compound, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     PSE. "PSE" shall mean the Pacific Stock Exchange.

     Representatives.   "Representatives"   shall  mean   officers,   directors,
employees, agents, attorneys, accountants, advisors and representatives.

     Rights. "Rights" shall mean the Rights issuable under the Company Rights Plan.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" shall mean the United States Securities Act of 1933, as amended.

     Special Committee. "Special Committee" shall mean the special committee of the board of directors of the Company that has approved the Agreement and the Arrangement, and which has recommended that the full board of directors of the Company approve the Agreement and the Arrangement.

     Subsidiary. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

     Superior Offer. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase all of the outstanding Common Shares on terms that the board of directors of the Company determines, in good faith, considering the written advice of an independent financial advisor of nationally recognized reputation, to be more favorable to the Company Shareholders than the terms of the Arrangement; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, capital tax, estimated tax, unemployment or employment tax or insurance premium, national and provincial health insurance tax, Canada Pension Plan amount, excise tax, goods and services tax ("GST") ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, workers' safety or compensation premiums, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Triggering Event. A "Triggering Event" shall be deemed to have occurred if:
(i) the board of directors of the Company shall have failed to unanimously recommend that the Company Shareholders vote to approve the Agreement and the Arrangement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation (it being understood that the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if the Company Board Recommendation is no longer unanimous), or shall have taken any other action which a reasonable Person would believe indicates that the board of directors of the Company does not support the Agreement or the Arrangement or does not believe that the Agreement or the Arrangement is in the best interests of the Company Shareholders; (ii) the Company shall have failed to include in the Management Proxy Circular the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Arrangement is in the best interests of the Company Shareholders; (iii) the board of directors of the Company fails to reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Arrangement is in the best interests of the Company Shareholders, within five business days after Parent requests in writing that such recommendation or determination be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract providing for any Acquisition Proposal (other than a Standard Confidentiality Agreement permitted pursuant to and in accordance with the terms of Section 4.3(a)); (vi) a tender or exchange offer or take-over bid relating to securities of the Company shall have been commenced by a Person other than Parent or any of Parent's Affiliates and the Company shall not have sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to take all reasonable steps to oppose such Acquisition Proposal; or (viii) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have breached in any material respect or taken any action inconsistent in any material respect with any of the provisions set forth in Section 4.3.

     TSE. "TSE" shall mean The Toronto Stock Exchange.

     Unaudited Interim Balance Sheet. "Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of October 31, 2001, included in the Company's Second Quarter Report for the fiscal quarter ended October 31, 2001, as filed with the Ontario Securities Commission prior to the date of this Agreement.

                                   APPENDIX E

                                FAIRNESS OPINION

                     [letterhead of CIBC World Markets Inc.]


March 1, 2002

The Board of Directors
Accelio Corporation
560 Rochester Street
Ottawa, Ontario
K1S 5K2


To the Board of Directors:

We understand that:

(a) Accelio Corporation ("Accelio") is proposing to enter into an amended and restated acquisition agreement and plan of arrangement to be dated the date hereof (the "Acquisition Agreement") with Adobe Systems Incorporated ("Adobe") and Adobe Systems International Limited Partnership (the "Purchaser");

(b) under the Acquisition Agreement, the Purchaser will acquire, by way of a plan of arrangement (the "Arrangement") under the Canada Business Corporations Act, all of the issued and outstanding common shares and stock options of Accelio in exchange for common stock of Adobe;

(c) pursuant to the Arrangement, in effect, each common share of Accelio (other than any share held by a dissenting shareholder) will be exchanged for that fraction of a share of Adobe common stock (the "Consideration") obtained by dividing: (i) the quotient determined by dividing US$72 million (reduced by any amounts paid as a result of the cash-less exercise of in-the-money stock options) by the weighted average trading price of Adobe common stock for each of the ten consecutive trading days ending on the third trading day immediately prior to the Effective Time (as defined in the Acquisition Agreement); by (ii) the aggregate number of common shares of Accelio outstanding immediately prior to the Effective Time of the Arrangement; and

(d) the completion of the Arrangement will be conditional upon, among other things, approval by Accelio's shareholders, at a special meeting to be held as soon as reasonably practicable (the "Special Meeting"), and by all appropriate regulatory authorities.

By letter agreement dated as of December 18, 2001 (the "Engagement Agreement"), Accelio retained CIBC World Markets Inc. ("CIBC World Markets") to, among other things, provide financial advice to Accelio and its board of directors (the "Board of Directors") in connection with the unsolicited offer dated December 20, 2001 made by a wholly-owned subsidiary of Open Text Corporation and any Alternative Transaction (as such term is defined in the Engagement Agreement) that may be proposed or solicited during the term of the Engagement Agreement. Pursuant to the Engagement Agreement, the Board of Directors has requested that we prepare and deliver this opinion (the "Opinion") as to the fairness, from a financial point of view, of the Consideration to be offered by Adobe to the shareholders of Accelio pursuant to the Arrangement.

CIBC World Markets will be paid a fee for rendering this Opinion. In addition, we will be paid fees that are contingent on completion of the Arrangement or any Alternative Transaction on the basis set out in the Engagement Agreement. Accelio has agreed to indemnify CIBC World Markets in respect of certain liabilities that might arise out of its engagement.

Credentials of CIBC World Markets

CIBC World Markets is one of Canada's largest investment banking firms with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading and investment research. The Opinion expressed herein is the opinion of CIBC World Markets and the form and content herein have been approved for release by a committee of its managing directors, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

Scope of Review

In connection with rendering our Opinion, we have reviewed and relied upon, among other things, the following:

i)   the agreement dated January 31, 2002 between Accelio and Adobe;

ii)  the Acquisition Agreement dated March 1, 2002;

iii) a draft dated March 1, 2002 of the Notice of Special Meeting of Shareholders and related Management Proxy Circular of Accelio prepared in connection with the Special Meeting;

iv) the annual reports to shareholders of Accelio and Forms 10-K for the fiscal years ended April 30, 1999, 2000 and 2001;

v) Accelio's proxy circulars for the fiscal years ended April 30, 1999, 2000 and 2001;

vi) the unaudited interim reports of Accelio for the first two quarters of fiscal 2002;

vii) Accelio's internal budget for the third quarter of fiscal 2002;

viii)Accelio's internal financial projections for the fiscal years 2002 to 2007;

ix) published information and analysis prepared by various research analysts for Accelio and other companies in the business forms management industry;

x) certain other internal information prepared and provided to us by Accelio's management, primarily financial in nature, concerning the business, assets, liabilities and prospects of Accelio;

xi) review of the reported price and recent and relevant trading activity of Accelio's common shares and the shares of common stock of Adobe;

xii) certain  publicly  available  financial  and other  information  concerning
     Adobe;

xiii)public  information  and  analysis  on  other  companies,   including  data
     relating to public market trading levels and implied multiples for comparable acquisition transactions;

xiv) such other information, analysis and discussions (including discussions with third parties) as we considered necessary or appropriate in the circumstances; and

xv) a certificate signed by Accelio management attesting to the accuracy and completeness of the information provided.

In addition to the written information described above, CIBC World Markets conducted interviews and discussions with the senior management of Accelio with regard to, among other things, the Arrangement and other potential transactions, as well as Accelio's business, operations, financial position, budgets, key assets and prospects. CIBC World Markets has also participated in discussions with Accelio's legal counsel regarding the Arrangement and other transactions.

Assumptions and Limitations

Our Opinion is subject to the assumptions, explanations and limitations set forth below.

We have not been asked to prepare and have not prepared a formal valuation or appraisal of Accelio or any of its assets and our Opinion should not be construed as such.

With your permission, we have relied upon, and have assumed the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions and representations obtained by us from public sources, or provided to us by Accelio and its advisors or otherwise obtained pursuant to our engagement, and our Opinion is conditional upon such completeness, accuracy and fair presentation. We have not been requested or attempted to verify independently the accuracy, completeness or fairness of presentation of any such information, data, advice, opinions and representations. With respect to operating and financial forecasts and budgets provided to us and relied upon in our analysis, we have assumed that they have been reasonably prepared on bases reflecting the most reasonable assumptions, estimates and judgements of Accelio's management, having regard to the Accelio's plans, financial condition and prospects. We have also assumed that the Arrangement will be completed substantially in accordance with the Acquisition Agreement.

Senior management has represented to us, in a certificate delivered as at the date hereof, amongst other things, that the information, opinions and other materials provided to us by or on behalf of Accelio, including the written information and discussions referred to above under the heading "Scope of Review" (collectively, the "Information") are complete and correct at the date the Information was provided to us and that since the date of the Information, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of Accelio or any of its subsidiaries and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion.

Our Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of Accelio as they are reflected in the Information and as they were represented to us in our discussions with management of Accelio. In our analyses and in connection with the preparation of our Opinion, we made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Arrangement.

The Opinion has been provided to the Board of Directors for its use only and may not be relied upon by any other person without the prior written consent of CIBC World Markets. Our Opinion is not to be construed as a recommendation to any holder of Accelio's common shares as to how to vote at the Special Meeting on the special resolution approving the Arrangement. In addition, we are not expressing any opinion as to the value of the shares of Adobe common stock, if and when issued to the Accelio's shareholders under the Arrangement, or the prices at which such shares will trade after completion of the Arrangement.


The Opinion is given as of the date hereof and, although we reserve the right to change or withdraw the Opinion if we learn that any of the information that we relied upon in preparing the Opinion was inaccurate, incomplete or misleading in any material respect, we disclaim any obligation to change or withdraw the Opinion, to advise any person of any change that may come to our attention or to update the Opinion after today.


Opinion

Based upon and subject to the foregoing and such other matters as we considered relevant, it is our opinion, as of the date hereof, that the Consideration offered pursuant to the Arrangement is fair, from a financial point of view, to the holders of Accelio common shares.



Yours very truly,
(signed)
CIBC World Markets Inc.

                                   APPENDIX F

                        ADOBE ANNUAL REPORT ON FORM 10-K

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM 10-K
                                 ______________
(Mark One)

[X]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended November 30, 2001

                                       OR
[ ]     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
        SECURITIES EXCHANGE ACT OF 1934

          For the transition period from _____________ to ________________

                                     0-15175
                            (Commission file number)
                                 ______________

                           ADOBE SYSTEMS INCORPORATED
             (Exact name of registrant as specified in its charter)
                                 ______________

                   Delaware                                  77-0019522
        (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                   Identification No.)

     345 Park Avenue, San Jose, California                   95110-2704
   (Address of principal executive offices)                  (Zip Code)

                                 (408) 536-6000
              (Registrant's telephone number, including area code)
        Securities registered pursuant to Section 12(b) of the Act: None
    Securities registered pursuant to Section 12(g) of the Act: Common Stock

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No |_|.

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K. [ ]

     The aggregate market value of the common stock held by non-affiliates of the registrant as of January 25, 2002 was $7,941,041,154.

     The number of shares outstanding of the registrant's common stock as of January 25, 2002 was 236,763,372.

                       DOCUMENTS INCORPORATED BY REFERENCE

     Portions of the definitive Proxy Statement to be delivered to stockholders in connection with the Notice of Annual Meeting of Stockholders to be held on April 11, 2002 are incorporated by reference into Part III.


================================================================================

                                TABLE OF CONTENTS

                                                                                Page No.

PART I
Item 1.   Business..............................................................   3
Item 2.   Properties............................................................   17
Item 3.   Legal Proceedings.....................................................   17
Item 4.   Submission of Matters to a Vote of Security Holders...................   18

PART II
Item 5.   Market for Registrant's Common Stock and Related Stockholder Matters..   18
Item 6.   Selected Financial Data...............................................   19
Item 7.   Management's Discussion and Analysis of Financial Condition and
            Results of Operations...............................................   20
Item 7a.  Quantitative and Qualitative Disclosures About Market Risk............   39
Item 8.   Financial Statements and Supplementary Data...........................   42
Item 9    Changes in and Disagreements With Accountants on Accounting
            and Financial Disclosure............................................   43

PART III
Item 10.  Directors and Executive Officers of the Registrant....................   43
Item 11.  Executive Compensation................................................   43
Item 12.  Security Ownership of Certain Beneficial Owners and Management........   43
Item 13.  Certain Relationships and Related Transactions........................   44

PART IV
Item 14.  Exhibits, Financial Statement Schedule, and Reports on Form 8-K.......   45


SIGNATURES......................................................................   49
SUMMARY OF TRADEMARKS...........................................................   50
FINANCIAL STATEMENTS............................................................   51
FINANCIAL STATEMENT SCHEDULE....................................................   87
EXHIBITS

Forward-Looking Statements

     In addition to historical information, this Annual Report on Form 10-K contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors That May Affect Future Results of Operations." You should carefully review the risks described in other documents we file from time to time with the Securities and Exchange Commission, including the Quarterly Reports on Form 10-Q to be filed in 2002. When used in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "targets," "estimates," and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this Annual Report on Form 10-K. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.


PART I

Item 1.   Business

     Founded in 1982, Adobe Systems Incorporated ("Adobe") builds award-winning software solutions for network publishing, including Web, print, ePaper, video, wireless and broadband applications. Its graphic design, imaging, and dynamic media authoring tools enable customers to create, manage, and deliver visually rich, reliable content. We license our technology to major hardware manufacturers, software developers, and service providers, and we offer integrated software solutions to businesses of all sizes. We distribute our products through a network of distributors and dealers, value-added resellers ("VARs"), systems integrators, and original equipment manufacturers ("OEM"); direct to end users through Adobe call centers; and through our own Web site at www.adobe.com. We have operations in the Americas; Europe, Middle East, and Africa ("EMEA"); and Asia. Our software runs on Microsoft Windows, Apple Macintosh, Linux, UNIX, Palm OS, and Pocket PC platforms.

     Adobe was originally incorporated in California in October 1983 and was reincorporated in Delaware in May 1997. We maintain executive offices and principal facilities at 345 Park Avenue, San Jose, California 95110-2704. Our telephone number is 408-536-6000. We maintain a World Wide Web site at www.adobe.com.


                                BUSINESS OVERVIEW

     In 1984, Adobe developed the software that initiated desktop publishing. Today, we continue to be uniquely positioned to make dramatic changes not only to how society creates visually rich information for print and the Web, but also as to how it distributes and accesses that information electronically.

     In the simplest of terms, Adobe helps people communicate better. By delivering powerful graphic design, publishing, and imaging software for print and Web production, we help people express, share, and manage their ideas in imaginative and meaningful new ways.

     Our strategy is to address the needs of graphic designers; professional print, cross-media, and Web publishers; dynamic media artists; communicators and workers within businesses and governments; IS technologists and developers; hobbyists; and consumers. We execute on this strategy by delivering products that support industry standards and that can be deployed on multiple computing environments, including Microsoft Windows, Apple Macintosh, Linux, UNIX, Palm OS, and Pocket PC platforms.

                          PRODUCTS AND MARKETS OVERVIEW

     Due to a change in business strategy and organizational structure, we have realigned our business segments beginning in the first quarter of fiscal year 2002. A newly named Graphics segment will in the future replace the former Web Publishing segment and will include Adobe Illustrator. The Adobe GoLive and Web Collection products will be reported in the Cross-media Publishing segment. For more information on our old and new segment reporting, please refer to Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Note 16 of our Notes to Consolidated Financial Statements.

     Beginning in fiscal 2002, we categorize our products into the four principal business segments as follows:

Graphics

     Graphics Market Opportunity

     The Graphics segment consists of powerful software products used by creative professionals to create visually rich information. These creative professionals are graphic designers, photographers, Web content creators, and multimedia, film, and video producers who work in industries such as advertising, marketing communications, graphic design, printing, publishing, architecture, fine arts, Web design/consulting, and entertainment. They use Adobe's illustration, digital imaging, and digital video software to create visually rich content found in communication media such as books, newspapers, magazines, Web sites, brochures, movies, and television. The digital content they create, which includes graphics, video, photographic images, streaming media, animations, and textual items, are created with our software tools in order to make their work stand out and to differentiate their companies' products and services from their competitors.

     As the use of digital photography and digital video cameras grow, we believe creative professionals throughout the world will continue to require software solutions to edit, enhance, and manage their digital photographs and digital videos. We also believe business and hobbyist users will need digital imaging and digital video software as more people utilize digital cameras and digital camcorders.

     In addition, we anticipate that companies will need easier-to-use methods for dynamically populating printed marketing-related materials and Web pages with information stored in databases or data that changes rapidly and comes from multiple sources.

     We have responded to these market opportunities by delivering several new releases of our Graphics software applications. In January of fiscal 2001, we released Adobe Premiere version 6.0, which is an updated release of our professional digital video editing tool. In April of fiscal 2001, we released version 1.0 of our Adobe Photoshop Elements product, which is a new software tool that offers unique features designed specifically for amateur photographers, hobbyists, and business users who want an easy-to-use, yet powerful, digital imaging solution. Also in April of fiscal 2001, we released version 5.0 of our Adobe After Effects product, which includes enhanced capabilities for creation of motion graphics and visual effects for film, video, multimedia, and the Web.

     In September of fiscal 2001, we introduced a new product called Adobe AlterCast, which is server software that helps companies deliver compelling visual materials on frequently updated printed materials and Web sites by automating the creation and the reuse of images. AlterCast helps reduce the time it takes to reuse the images for use in different media and enables users to reuse existing images by automatically generating variations based on different color modes, sizes, resolutions, and file types.

     In November of fiscal 2001, we released version 10.0 of our Adobe Illustrator product, which includes support for Mac OS X, enhanced creative options, and powerful tools for efficiently publishing artwork on the Web and in print.

     We expect to increase our worldwide presence in illustration, digital imaging, and digital video software markets with new software releases and updates as these markets continue to grow. We have announced plans to introduce new versions of our Adobe Photoshop, Adobe GoLive, Adobe LiveMotion, Adobe Premiere, and Adobe After Effects products in fiscal 2002. We will also strive to continue growing our retail presence for Photoshop Elements in order to gain market share in the growing mid-range digital imaging software market. Finally, we intend to focus on developing products for new and emerging software markets such as digital image management and DVD authoring.

     Graphics Products

     Adobe  After  Effects - software  used to create  sophisticated  animation,
motion  compositing,  and  special  effects  found  in  multimedia,   television
broadcast, film, and the Web.

     Adobe AlterCast - new imaging server software used to maintain digital graphics and images on frequently updated content, such as Web sites and printed catalogs, by automating the creation and the reuse of images; integrates with content management and e-commerce systems, and eliminates the tedious manual tasks of refining and reformatting images for specific purposes.

     Adobe Atmosphere - a new software tool for authoring graphically rich, immersive, three dimensional worlds that viewers on the Web can figuratively enter and interact in; provides a platform for creating realistic and immersive environments that offer a revolutionary approach to content, Web navigation, community, and communication.

     Adobe Dimensions - a 3D rendering tool for life-like modeling and visualization; brings 2D structures into 3D and applies textured surfaces, custom lighting effects and more.

     Adobe Digital Video Collection - suite of four integrated application products that allows users to produce professional-quality video, film, multimedia, and Web projects; includes Adobe After Effects, Adobe Premiere, Adobe Photoshop, and Adobe Illustrator.

     Adobe Illustrator - an illustration design tool used to create compelling graphic artwork for print publications and the Web.

     Adobe LiveMotion - a software tool that allows professional designers to create two-dimensional Web animations; it provides designers with a rich set of content creation tools for creating both vector and raster graphics in one application for increased productivity.

     Adobe PhotoDeluxe - software that allows consumers and small businesses to easily enhance and personalize their photos for a wide variety of applications in print and electronic media.

     Adobe Photoshop - provides photo design enhancement capabilities for print, the Internet, and multi-media; used by graphic designers, Internet content creators, Web designers, video professionals, and digital photographers.

     Adobe Photoshop Elements - offers unique, easy-to-use, powerful image-editing tools designed specifically for amateur photographers, hobbyists, and business users who want to create professional-quality images for print and the Web.

     Adobe Premiere - professional digital video-editing software used to create broadcast-quality movies for video, film, multimedia, and streaming over the Web.

     Adobe Streamline - converts scanned bitmap images and shapes into smooth PostScript line art.

     Adobe SVG Viewer - a plug-in for Web browsers that allows users to view Web graphics created in Scalable Vector Graphics ("SVG") format.

     Cross-media Publishing

     Cross-media Publishing Market Opportunity

     Graphic designers, production artists, technical writers, Web designers, and prepress professionals use Adobe's solutions for professional page layout, Web publishing, business publishing, and printing visually rich information. Our software tools are used to create much of the printed and on-line information people see and read every day, including magazines, newspapers, Web sites, catalogs, advertisements, brochures, product documentation, technical manuals, books, eBooks, memos, reports, and banners.

     We believe that Cross-media Publishing customers have an increased demand for integrated publishing workflows, a need to dynamically deliver personalized content and to deliver the same content to different output mediums and devices, and they therefore must structure and manage their content in formats such as eXtensible Markup Language ("XML"). The need for integrated publishing workflows was the major driver for the change in our business segments beginning in fiscal year 2002.

     We have responded to the needs of our customers by delivering several new releases of our Cross-media Publishing software applications. In January of fiscal 2001, we released a new version of Adobe InDesign for the Japanese market called Adobe InDesign-J. InDesign-J was developed to specifically address the unique requirements of the Japanese professional publishing market. In April of fiscal 2001, we shipped Adobe Content Server 2.0, which enables encryption and distribution of Adobe PDF-based eBooks. In July of fiscal 2001, we shipped version 7.0 of PageMaker, which is our page layout program for business, education, and small-and home-office professionals.

     Finally, in October of fiscal 2001, we announced availability of Adobe Studio, which is a new design network for creative professionals. Adobe Studio consists of a free area offering design-related content and Adobe DesignTeam, a subscription-based collaboration service.

     We expect to maintain and grow our worldwide presence in the professional publishing markets in which we compete and increase our market share in the professional page layout market through licensing and adoption of our InDesign product. We will also work to tightly integrate our products with each other, providing cross-media professionals a complete and creative working environment. We plan to continue to provide solutions that help publishers of printed material reuse and repurpose their information to output formats beyond that of print.

     Cross-media Publishing Products

     Adobe Acrobat InProduction - a new application built for print production professionals that contains professional tools for PDF print production; increases productivity using a tightly integrated toolset that enables you to control preflight, color separations and conversions, and trim/bleed and trapping parameters within Adobe PDF files.

     Adobe Content Server - an easy-to-use, all-in-one system for publishers, distributors, retailers, and individual authors to prepare, secure, and license eBooks.

     Adobe Design Collection - suite of four award-winning application products that allows consumers to create and produce professional images, illustrations, and layouts, and to publish documents across media; includes Adobe InDesign, Adobe Photoshop, Adobe Illustrator, and Adobe Acrobat.

     Adobe Acrobat eBook Reader - software that displays Adobe PDF-based eBooks in full color with the high quality and careful design found in printed books.

     Adobe Font Folio - contains the entire Adobe Type Library of more than 2,750 typefaces on two CD-ROMs, unlocked and ready to use.

     Adobe FrameMaker - an application for authoring and publishing long, structured, content-rich documents including books, documentation, technical manuals, and reports; provides users a way to publish their content to multiple output formats, including print, Adobe Portable Document Format ("PDF"), Hypertext Markup Language ("HTML"), XML, and Microsoft Word.

     Adobe FrameMaker+SGML - integrates all of the capabilities of FrameMaker with additional features designed to simplify the Standard Generalized Markup Language ("SGML") and XML authoring and publishing processes.

     Adobe GoLive - professional Web design and publishing software that provides innovative tools Web authors require to design, layout, and produce cutting-edge Web sites without the need for complex multimedia programming.

     Adobe InCopy - a powerful editorial tool for smooth collaboration between writers, editors, and copy-fitters; InCopy is a companion to Adobe InDesign and is licensed through Adobe's system integrator partners servicing the professional publishing market.

     Adobe InDesign - an innovative page-layout application for publishing professionals; based on a new, open, object-oriented architecture that is highly extensible, it enables Adobe and its industry partners to deliver powerful publishing solutions.

     Adobe PageMaker - software used to create high-quality business documents simply and reliably with robust page layout tools, templates, and stock art.

     Adobe PDF Transit - a Software Development Kit that enables print providers to develop streamlined, reliable, and secure Adobe PDF-based workflows that begins at their customers' desktops and extends across the Internet to a printing device.

     Adobe PressReady - powerful printing software used by professionals and based on Adobe PostScript 3; allow professionals to proof their jobs on inkjet printers.

     Adobe Publishing Collection - suite of four award-winning application products that allows business users to create visually compelling print and online communication; includes Adobe PageMaker, Adobe Photoshop, Adobe Illustrator, and Adobe Acrobat.

     Adobe Studio - a new Web site service that provides a creative design network for Web and print professionals; includes tips, galleries, and online resources, and a set of subscription services that offer a virtual workspace where users manage projects, collaborate online, and share and deliver files in a secure environment that is tightly integrated with Adobe applications.

     Adobe Type Basics - includes Adobe's 65 best-selling typefaces, plus Adobe Type Manager; makes it easy to create beautiful text for print, Web, and video projects.

     Adobe Type Library - offers for individual licensing over 2,500 Roman and almost 100 Japanese high-quality outline typefaces that are used by graphics professionals and Internet content creators worldwide.

     Adobe Type Manager - provides powerful, easy management of all PostScript Type 1, OpenType, and TrueType fonts.

     Adobe Web Collection - a comprehensive, integrated software suite that allows users to design still and interactive Web graphics and animations, optimize graphics for efficient downloading, and build dynamic Web sites that support the latest technology and standards; includes Adobe GoLive, Adobe Illustrator, Adobe LiveMotion, and Adobe Photoshop.

ePaper Solutions

     ePaper Solutions Market Opportunity

     A significant opportunity exists to enable intelligent integration of paper and digital document communications with fidelity and reliability in corporations, governments, and education. Adobe Acrobat software, which contains annotation, collaboration, digital signature, Web capture, and security features, is the cornerstone of Adobe's ePaper Solutions platform. We believe our Acrobat product delivers unique functionality and capabilities that are required in several markets.

     Adobe ePaper Solutions, which also includes Adobe Acrobat Reader and Adobe Portable Document Format ("PDF"), enables users to transition from a paper-based to an electronic workflow. Companies in markets such as aerospace, financial services, government, insurance, legal, and pharmaceutical-those with paper-intensive processes-use Adobe ePaper Solutions to ensure that their electronic documents are delivered reliably and securely and can be viewed by the recipient in the exact form that the originator intended. Companies can reduce paper and storage costs through the use of our ePaper Solutions and can realize productivity and time-to-market gains.

     We have distributed more than 400 million copies of Acrobat Reader. The adoption of the PDF format by many industries and governments worldwide have contributed to its widespread use. We had a significant increase in revenue from Adobe ePaper Solution products in 2001 due to increased licensing of our Adobe Acrobat product.

     Based on the growth of online business processes, the increasing government requirements for paper reduction, and the desire of enterprise customers to lower expenses through the leverage of previous Internet and Intranet investments, Adobe has increased its investment in the ePaper business.

     In April 2001, we released version 5.0 of Adobe Acrobat. The new version includes tighter Web integration, support for industry standard protocols like Open DataBase Connectivity ("ODBC") that connect Adobe PDF forms with back-end databases, and easier data exchange in Adobe PDF files through support for XML.

     We also shipped a new ePaper product called Acrobat Approval in August of fiscal 2001. Approval allows corporate customers, government agencies and solution providers to deploy cost-effective electronic forms solutions based on Adobe PDF. It enables users to easily fill-in, spell-check, digitally sign, save, and submit eForms that have been created using Acrobat software.

     We believe that our ePaper products will help companies integrate legacy paper documents, forms, output from office and database applications, and other paper-based communication devices (such as faxes, letters, air courier shipments, and e-mails) so that companies and governments can use the Internet, intranets, and extranets as safe, secure, and reliable communication and collaboration platforms. In fiscal 2002, we plan to expand our marketing programs, and our enterprise sales, service, and support channels, to meet the needs of our ePaper customers and to grow our ePaper revenue.

     ePaper Solutions Products

     Adobe Acrobat - software that allows users to publish and distribute business documents using corporate e-mail and intranets, the Internet, or CD-ROM. Enables users to easily convert files from almost any application to Adobe PDF, a compact cross-platform electronic format that generally preserves layout, fonts, colors, and images. Adobe Acrobat software includes everything needed to create and distribute rich electronic documents that can be viewed easily within leading Web browsers.

     Adobe Acrobat Approval - a new application that enables business workgroup users to quickly fill in, save, and approve electronic forms, marketing materials, and other documents that have been created as interactive PDF files.

     Adobe Acrobat Capture - enables conversion of legacy paper-based documents into indexable, searchable, platform-independent electronic PDF files for archiving and distribution purposes.

     Adobe Acrobat Distiller Server - server-based software that provides workgroups with a centralized solution for converting PostScript files to Adobe PDF; gives IT and creative professionals the power of increased productivity and the assurance of consistent, high-quality output.

     Adobe Acrobat Messenger - software that works with a scanner or digital copier and is designed for workgroups and departments to transform paper documents into electronic Adobe PDF files and deliver them via e-mail, Web, or fax; allows users to preview their documents on screen, crop or rotate pages, and add electronic annotations.

     Adobe Acrobat Reader - free software for reliably viewing and printing Adobe PDF files on all major computer platforms, including Microsoft Windows, Apple Macintosh, Linux, UNIX, Palm OS and Pocket PC-based devices.

     Adobe Document Server - server-based software that lets users view Adobe PDF files within a Web browser without requiring Adobe Acrobat Reader or other client software; lets you make PDF content accessible to the visually impaired by enabling users to convert Adobe PDF files into HTML text that can be interpreted by conventional screen-reading software.

     Create Adobe PDF Online - a Web-hosted fee-based service that allows users to convert documents from a wide variety of applications into Adobe PDF files.

OEM PostScript and Other

     OEM PostScript and Other Market Opportunity

     Graphics professionals and professional publishers require quality, reliability, and efficiency in production printing, and we believe our printing technology provides advanced functionality to meet the sophisticated requirements of this marketplace. As high-end printing systems evolve and transition to fully digital, composite workflows, Adobe is uniquely positioned to be a supplier of software and technology based on the Adobe PostScript and Adobe PDF standards for use by hardware manufacturers in this industry. Adobe generates revenues by licensing its technology to OEMs that manufacture printers.

     OEM PostScript and Other Products

     Adobe PostScript - a page description language that delivers high quality output, cross-platform compatibility, and top performance for graphically-rich printing output from corporate desktop printers to high-end publishing printers.

     Adobe PostScript 3 - a printing and imaging page description language that is a standard, and is used by publishers, corporations, and government agencies around the world; gives users the power to create and print visually rich documents with total precision; licensed to printing equipment manufacturers for integration into their printing environments.

     Adobe  Extreme - a printing  architecture  for  service  bureaus,  prepress shops, and commercial printers; the fastest, most flexible implementation of Adobe printing technology; provides an integrated workflow that automates prepress tasks, optimizing output speeds and quality by using Adobe PDF and job tickets; offers flexibility while delivering a scalable, reliable, and productive printing environment.

     For  more  information  on  our  market  segments  and  information   about
geographic areas, please refer to Note 16 of our Notes to Consolidated Financial Statements.

                                   COMPETITION

     The markets for Adobe products are characterized by intense competition, evolving industry standards, rapid technology developments, and frequent new product introductions. Our future success will depend on our ability to enhance our existing products, introduce new products on a timely and cost-effective basis, meet changing customer needs, extend our core technology into new applications, and anticipate or respond to emerging standards and other technological changes.

     Graphics

     The graphics software market is a constantly evolving market, characterized by rapid technology developments and frequent new product introductions. The needs of the graphics professionals are rapidly changing to encompass on-line publishing as well as print-based publishing. Adobe's tools in this market, including Adobe Photoshop, Adobe Photoshop Elements, Adobe PhotoDeluxe, Adobe Illustrator, Adobe After Effects, and Adobe Premiere, face significant competition from companies offering similar products and will continue to face competition from emerging products and technologies.

     The mid-range consumer digital imaging software market is characterized by intense competition, price sensitivity, brand awareness, and strength in retail distribution. We face direct and indirect competition in this market from a number of companies, including Jasc Software, Roxio (formerly MGI Software), Microsoft, and Ulead Systems. We believe that we lead in market share and compete favorably with our Adobe Photoshop Elements product due to consumer awareness of our brand in digital imaging, our strong relationships with critical original equipment manufacturers ("OEM") and market influencers, and a strong feature set.

     The professional digital imaging software market is characterized by feature-rich competition, brand awareness, and price sensitivity. We face direct and indirect competition in this market from a number of companies, including Jasc Software and Macromedia. We believe that we lead in market share and compete favorably with our Adobe Photoshop product due to high awareness of the Adobe Photoshop brand in digital imaging, our strong relationships with market influencers, the features and technical capabilities of the product, and our ability to leverage core features from our other established products.

     The dynamic media software market is an increasingly competitive market as professional, enthusiast, and home users migrate away from analog video tools towards the use of digital camcorders and digital video production. Adobe After Effects and Adobe Premiere face increased competition from companies such as Apple Computer, Autodesk, Eyeon, Pinnacle, in-sync Corporation, Media 100, Roxio (formerly MGI Software), Avid, Sonic Foundry, and Ulead Systems. In the professional compositing and special effects editing market, we believe that we lead in market share with Adobe After Effects and compete favorably in this market due to our strong feature set and the integration with our other products to create a broad platform for our customers. In the professional digital video editing market we believe that we lead in market share with Adobe Premiere on the Microsoft Windows platform, and compete favorably in this market due to our strong feature set, our OEM relationships, and the integration with our other products to create a broad platform for our customers. In the professional digital video editing market on the Macintosh platform, we believe we trail in market share to Apple Computer's digital video editing product. We believe that our competition on the Macintosh platform with Adobe Premiere is more difficult, based on Apple's marketing advantage relative to their ownership and control of the Macintosh operating system and hardware platform upon which we compete.

     The drawing and illustration market is characterized by feature-rich competition, brand awareness, and price sensitivity. Adobe Illustrator faces competition from companies such as Corel and Macromedia. We believe that we lead in market share and compete favorably with our product in this market due to high awareness of the features in our Illustrator product, especially the drawing and illustration functionalities, our strong relationships with market influencers, the features and technical capabilities of the product, and our ability to leverage core technologies from our other established products.

     A number of companies currently offer one or more products that compete directly or indirectly with more than one of Adobe's Graphics products. These companies include Corel, Macromedia, and Roxio.

     Cross-media Publishing

     In the Cross-media Publishing market, we offer several products including Adobe GoLive, Adobe InDesign, Adobe PageMaker, Adobe FrameMaker, and Adobe Type Library. We believe these individual products compete favorably on the basis of features and functionality, ease of use, product reliability, and price and performance characteristics. In addition, the products increasingly work well together, providing broader functionality and shortened product learning time for the individual who uses multiple applications to complete a project.

     The Web page layout market is a constantly evolving and highly volatile market that has been impacted by both the recent global economic downturn and the reduction in Web product spending. We believe Adobe GoLive trails in market share and faces significant direct and indirect competition in the Web page layout market from companies such as Macromedia and Microsoft. Although we believe we compete favorably with our product due to the features of Adobe GoLive and our ability to leverage core technologies from our other established products, we believe it will be difficult to take market share away from competitive products in the market due to the entrenched nature of Macromedia's Dreamweaver product within Web design and consultancy businesses, the broad distribution and use of Microsoft's FrontPage as a mid-range Web page layout solution, and the global economic impact on Web-based business in 2001.

     Our Adobe InDesign product faces tough competition in the professional page layout market. The main competitor product, Quark Xpress, has a leading market share in the Roman language markets for professional page layout in the United States and Europe. Quark Xpress also benefits from an established industry infrastructure that has been built around the use of the Xpress product in print shops and service bureaus, and through the development of third party plug-in products. Barriers to the adoption of Adobe InDesign by Quark Xpress customers include this infrastructure, as well as the cost of conversion, training, and software/hardware procurement required in a switch to InDesign. We believe we can gain market share with InDesign software against Xpress due to our strong brand name, our support of Apple's new Mac OS X operating system, new product capabilities, and the recently improved infrastructure support by the industry for our solution. Adobe recently made available version 2.0 of InDesign, which will compete against the new version of Quark Xpress, version 5.0.

     In the technical authoring and publishing market, Adobe FrameMaker products face competition from large-scale electronic publishing systems developed by several companies as listed below. Participants in this market compete based on the quality and features of their products, the level of customization and integration with other publishing system components, the number of hardware platforms supported, service, and price. We believe we can successfully compete in this market based upon the quality and features of the Adobe FrameMaker product, our extensive application programming interface, the large number of platforms supported, and other factors.

     In the business document publishing and authoring market, Adobe PageMaker products face competition from other desktop publishing software products, including Microsoft Publisher. Participants in this market compete based on the quality and features of their products, ease-of-use, printer service support, and price. We believe we have strong market share and can successfully compete in this market based upon the quality and features of the Adobe PageMaker product, its widespread adoption among printer service bureaus, and other factors.

     A number of companies currently offer one or more products that compete directly or indirectly with more than one of Adobe's Cross-media publishing products. These companies include Broadvision, Macromedia, Microsoft, Quark, and Arbortext.

     ePaper Solutions

     In electronic document delivery, exchange, collaboration, and archive markets, the electronic forms market, and the PDF file creation market, our Adobe ePaper product family faces competition from entrenched office applications and increased competition from new emerging products and technologies. Current office applications and Internet content creation/management tools that use Microsoft Word, XML, HTML, and Tagged Information File Format ("TIFF") file formats compete with Adobe PDF and Adobe's ePaper product family. In addition, Microsoft's new Office XP suite targets business users that want improved collaborative document review, scanning/optical character recognition ("OCR"), and security capabilities, in competition with similar features offered by Adobe's ePaper products family.

     In the PDF file creation market, our Adobe ePaper product family faces competition from clone products such as the Jaws product line from Global Graphics (formerly Harlequin), and other smaller PDF creation solutions that can be found for free on the World Wide Web. In the area of electronic forms solutions, we face competition from Cardiff and Microsoft, as well as from Accelio (formerly Jetform) unless and until our proposed acquisition of Accelio is consummated.

     We believe the Adobe ePaper product family competes favorably against these companies and formats in terms of the combined benefits of superior functionality, file compression, visual page fidelity/reliability, transmittal time, and security of documents expressed using Adobe PDF.

     Looking to the future, electronic document systems targeting enterprises that utilize emerging standards such as XML and Microsoft's.NET initiative are being developed and will likely be adopted. Adobe is working to ensure that compatibility and/or migration plans exist between these formats/platforms and the Adobe PDF format, as well as our Acrobat software products and other Adobe applications.

     OEM PostScript and Other

     We believe that the principal competitive factors for OEMs in selecting a page description language or a printing technology are product capabilities, market leadership, reliability, price, support, and engineering development assistance. We believe that our competitive advantages include our technology competency, OEM customer relationships, and intellectual property portfolio. Adobe PostScript and Adobe Extreme software face competition from Hewlett-Packard's proprietary PCL page description language and from developers of page description languages based on the PostScript language standard, including Global Graphics (formerly called Harlequin) and Xionics.

     Although Adobe has numerous OEM customer relationships that license Adobe PostScript technologies, revenues from a small number of the OEMs make up a majority of the revenue in this market segment.

                                   OPERATIONS

Marketing and Sales

     We market and distribute our products through sales channels, which include distributors, retailers, systems integrators, software developers, and value-added resellers ("VARs"), as well as through OEM and hardware bundle customers. We also market and license our products directly using our sales force, Adobe call centers, and through e-commerce methods via our Adobe.com Web site.

     We support our worldwide distribution network and end-user customers with international offices around the world, including locations in Australia, Belgium, Brazil, Canada, China, Denmark, England, Finland, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Korea, Mexico, the Netherlands, Norway, Portugal, Scotland, Singapore, Spain, Sweden, Switzerland, and Taiwan.

     We license our Adobe PostScript software and other printing systems technology to computer and printer manufacturers, who in turn distribute their products worldwide. We derive a significant portion of Adobe PostScript royalties from international sales of printers, imagesetters, and other output devices by our OEMs.

     We also license software with post-contract customer support ("PCS") for two years. An amount equal to the fair value of the PCS is deferred and recognized as revenue ratably over the two-year term. Fair value of the undelivered PCS is determined by the rate charged to customers to renew a two-year PCS arrangement. PCS includes rights to upgrades, when and if available, a limited period of telephone support, updates, and bug fixes.

     For information regarding our significant customers and geographic areas, please refer to Note 16 of our Notes to Consolidated Financial Statements.

Order Fulfillment

     The procurement of the various components of packaged products, including CDs and printed materials, and the assembly of packages for retail and other applications products is controlled by Order Fulfillment operations. We outsource all of our order fulfillment activities to third parties in the United States, Europe, and Asia.

     To date, we have not experienced significant difficulties in obtaining raw materials for the manufacture of our products or in the replication of CDs, printing, and assembly of components, although an interruption in production by a supplier could result in a delay in shipment of Adobe's products. The backlog of orders as of January 25, 2002 was approximately $15.7 million. The backlog of orders as of January 26, 2001 was approximately $22.4 million.

Technical Support and Education

     For application software, a technical support and services staff responds to customer queries received by phone, online, or via e-mail. Free technical phone support is provided to customers who are under warranty for support. For customers in North America and Asia, support is provided up to a maximum of 30 or 90 days beginning upon the customer's first call or for a maximum of one or two support incidents, depending on the product. For customers in Europe, support is provided until our release of the second new full version after the version purchased by the customer. Historically, the majority of support for European customers is provided within the first 90 days. We have invested in improving self-help and on-line technical support capabilities so that customers can find answers to their support questions via Adobe's Web site and through user-to-user forums where users can help other users with technical questions. We have also outsourced our initial levels of technical support to provide a consistent standard for customer support on a worldwide basis. We provide a variety of fee-based options for customers seeking technical and developer support, beyond the initial free support provided.

     We inform customers about our products through on-line informational services on our Web site (www.adobe.com), and through a growing series of how-to books published by Adobe Press pursuant to a joint publishing agreement with Peachpit Press. In addition, we develop tests to certify independent trainers who teach Adobe software classes. We sponsor workshops led by our own graphics design staff, work with professional associations and user groups, and conduct regular beta-testing programs.

Investment in New Markets

     We own limited partnership interests in four venture capital limited partnerships, Adobe Ventures L.P.; Adobe Ventures II, L.P.; Adobe Ventures III, L.P., and Adobe Ventures IV, L.P. (collectively "Adobe Ventures"), that invest in early stage companies with innovative technologies. In addition to the potential for financial returns, our venture activities increase our knowledge of emerging markets and technologies, as well as expand our ecosystem of Adobe products and services. The partnerships are managed by Granite Ventures, an independent venture capital firm and sole general partner of Adobe Ventures.

     The investments in Adobe Ventures are accounted for using the equity method of accounting, and accordingly, the investments are adjusted to reflect our share of Adobe Ventures' investment income (loss) and dividend distributions. Adobe Ventures carry their investments in equity securities at estimated fair market value and unrealized gains and losses are included in investment income
(loss). The stock of a number of technology investments held by the limited partnerships at November 30, 2001 are not publicly traded, and, therefore, there is no established market for their securities. As such, the fair value of these investments are determined by Granite Ventures using the most recent round of financing involving new non-strategic investors or estimates made by Granite Ventures. We also have a policy in place to review the fair value of these investments held by Adobe Ventures on a regular basis to evaluate the carrying value of the investments in these companies. This policy includes, but is not limited to, reviewing each of the companies' cash position, financing needs, earnings/revenue outlook, operational performance, management/ownership changes, and competition. The evaluation process is based on information that we request from these privately-held companies. This information is not subject to the same disclosure regulations as U.S. public companies, and as such, the basis for these evaluations is subject to the timing and the accuracy of the data received from these companies. If we believe that the carrying value of a company is carried at an amount in excess of fair value, it is our policy to record a reserve in addition to our equity method of accounting and the related writedown is recorded as an investment loss on our consolidated statements of income.

     In March 1997, as part of our venture investing program, we established an internal limited partnership, Adobe Incentive Partners, L.P. ("AIP"), which allows certain of Adobe's executive officers to participate in cash or stock distributions from Adobe's venture investments. Assets held by AIP include Adobe's entire interests in Adobe Ventures L.P. and Adobe Ventures II, L.P. and certain equity securities of privately-held companies. Adobe is both the general partner and a limited partner of AIP. Other limited partners are executive officers and former executive officers of Adobe who are or were involved in Adobe's venture investing activities and whose participation was deemed critical to the success of the program. No limited partnership interests were granted in fiscal 2001, 2000, or 1999.

     Adobe's Class A senior limited partnership interest in AIP includes both a liquidation preference and a preference in recovery of the cost basis of each specific investment. The executives' Class B junior limited partnership interest qualifies for partnership distributions only after (a) Adobe has fully recovered the cost basis of its investment in the specific investee company for which a distribution is made; and (b) the participating executive has vested in his or her distribution rights. The distribution rights generally vested on a monthly basis over three years, and were 25% vested after one year, 50% vested after two years and fully vested at the end of three years. As of June 30, 2000, all existing partnership interests were fully vested or ceased vesting. The limited partnership investments are restricted to investments in Adobe Ventures or in companies that were private at the time of the establishment of AIP, or when the investment is made, whichever is later. In fiscal 2001, the participating officers received aggregate distributions with a fair value of $0.6 million, consisting primarily of equity securities. The distributions to the officers represents their share of nonmarketable securities that became marketable as a result of a public offering, as well as their share of cash resulting from investments that were liquidated by AIP. At November 30, 2001, the minority interest held by the participating officers was $0.5 million and is included in accrued expenses on the consolidated balance sheet.

     Our equity investments and Adobe Ventures investments in equity securities at November 30, 2001 consisted of the following companies:

                                                        Private        Public
Adobe Equity Investments
  AvantGo, Inc.                                                         X
  Classmates Online, Inc. (formerly eCircles, Inc.)      X
  Datalogics, Inc.                                       X
  Digimarc Corporation                                                  X
  Digital Think, Inc.                                                   X
  Engage, Inc.                                                          X
  InfoGate, Inc.                                         X
  Liquent, Inc. (formerly ESPS, Inc.)                                   X
  Objectivity, Inc.                                      X
  Salon.com                                                             X
  Tumbleweed Communications Corp.                                       X
  Viewpoint Corporation                                                 X
  Virage, Inc.                                                          X
  Winsoft                                                X




                                                        Private        Public
Adobe Ventures L.P. Equity Investments
  Engage, Inc.                                                          X
  ImageX.com, Inc.                                                      X
  Liquent, Inc. (formerly ESPS, Inc.)                                   X
  Managing Editor Software, Inc.                         X

Adobe Ventures II, L.P. Equity Investments
  Covia Technologies, Inc.                               X
  Digital Think, Inc.                                                   X
  Engage, Inc.                                                          X
  HAHT Software, Inc.                                    X
  ImageX.com, Inc.                                                      X
  PictureIQ Corporation                                  X
  Salon.com                                                             X
  Virage, Inc.                                                          X

Adobe Ventures III, L.P. Equity Investments
  AvantGo, Inc.                                                         X
  Biz 360, Inc.                                          X
  Covalent Technologies, Inc.                            X
  Covia Technologies, Inc.                               X
  Digital Fountain                                       X
  Digital Think, Inc.                                                   X
  Engage, Inc.                                                          X
  NetClerk, Inc.                                         X
  PictureIQ Corporation                                  X
  Sendmail, Inc.                                         X
  Shutterfly.com, Inc.                                   X
  Slam Dunk Networks, Inc.                               X

Adobe Ventures IV, L.P. Equity Investments
  Biz 360, Inc.                                          X
  Cardiff Software, Inc.                                 X
  Covio, Inc.                                            X
  Digital Fountain                                       X
  HAHT Software, Inc.                                    X
  Kinecta Corporation                                    X
  Shutterfly.com, Inc.                                   X

     We  intend  to  continue   investing  in  new  markets,   through   limited
partnerships as well as through direct investments, although we currently do not anticipate investing further through AIP.


                               PRODUCT DEVELOPMENT

     Since the personal computer software industry is characterized by rapid technological change, a continuous high level of expenditures is required for the enhancement of existing products and the development of new products. We primarily develop our software internally. We occasionally acquire products developed by others by purchasing the stock or assets of the business entity that held ownership rights to the technology. In other instances, we have licensed or purchased the intellectual property ownership rights of programs developed by others with license or technology transfer agreements that may obligate us to pay royalties, typically based on a percentage of the revenues generated by those programs.

     During fiscal years ended November 30, 2001, December 1, 2000 and December 3, 1999, our research and development expenses, including costs related to contract development, were $224.1 million, $240.2 million, and $197.5 million, respectively. During the first quarter of fiscal 2002, we acquired Fotiva, Inc. for a total consideration of approximately $5.3 million. Fotiva is a digital photography software company developing solutions to help consumers manage, store, enrich, and share digital photographs. Also during the first quarter of fiscal 2002, we announced a proposed agreement to acquire Ottawa, Canada-based Accelio Corporation ("Accelio"). Accelio is a provider of Web-enabled solutions that help customers manage business processes driven by electronic forms. Under the terms of the agreement, Adobe's common stock valued at $72.0 (US) million on closing will be exchanged for all Accelio equity securities. We expect to record a $12.0-$15.0 million accrual related to the acquisition, which will be added to the purchase price. The proposed acquisition is subject to the execution of customary transaction documents and the satisfaction of customary closing conditions, including the approval of Accelio's shareholders and clearance of the acquisition by U.S. and Canadian regulatory authorities. Initially the transaction was expected to close in March 2002. However, due to certain regulatory and timing requirements, we are now targeting to close in April 2002.

     During fiscal 2000, we acquired Glassbook, Inc. for a total consideration of approximately $28.0 million. Based on an independent appraiser's valuation, $0.5 million was allocated to in-process research and development related to this acquisition. The ongoing project at Glassbook at the time of the purchase included the development of the Glassbook Reader and the Glassbook Content Server products. We released new products that contained the purchased technology in April 2001, with Acrobat eBook Reader 2.1 and Adobe Content Server 2.0.

     During fiscal 1999, we also acquired substantially all of the assets of two software companies, through separate purchase transactions, for an aggregate consideration of approximately $3.6 million, which was allocated to in-process research and development and expensed at the time of acquisition. The ongoing project at Attitude Software at the time of the purchase included the development of the 3D Anarchy authoring product. We are incorporating the purchased technology into one of our products, which has not yet been released. Additionally, we acquired substantially all of the assets, consisting of intellectual property, of Photomerge. This purchased technology was incorporated into our Photoshop Elements product, which we released in April 2001. See Management's Discussion and Analysis for further information.


                               PRODUCT PROTECTION

     We regard our software as proprietary and protect it with copyrights, patents, trademarks, trade secret laws, internal and external nondisclosure precautions, and restrictions on disclosure and transferability that are incorporated into our software license agreements. We protect the source code of our software programs as trade secrets, and make source code available to OEMs only under limited circumstances and specific security and confidentiality constraints.

     Our products are generally licensed to end users on a "right to use" basis pursuant to a license that is nontransferable and restricts the use of the products to the customer's internal purposes on a designated number of printers or computers. We also rely on copyright laws and on "shrink wrap" and electronic licenses that are not signed by the end user. Copyright protection may be unavailable under the laws of certain countries. The enforceability of "shrink wrap" and electronic licenses has not been conclusively determined. We have obtained many patents and have registered numerous copyrights, trademarks, domain names, and logos in the United States and foreign countries.

     Policing unauthorized use of computer software is difficult, and software piracy is a persistent problem for the software industry. This problem is particularly acute in international markets. We conduct vigorous anti-piracy programs. However, our products do not currently contain copy protection or network copy-detection features.

     We believe that, because computer software technology changes and develops rapidly, patent, trade secret, and copyright protection are less significant than factors such as the knowledge, ability, and experience of our personnel, brand recognition, contractual relationships, and ongoing product development.


                                    EMPLOYEES

     As of January 25, 2002, we employed 3,029 people, none of whom are represented by a labor union. We have not experienced work stoppages and believe our employee relations are good. Competition in recruiting personnel in the software industry, especially highly skilled engineers, is intense. We believe our future success will depend in part on our continued ability to recruit and retain highly skilled technical, management and marketing personnel.


                               EXECUTIVE OFFICERS

     Adobe's executive officers as of January 25, 2002 are as follows:


     Name                                     Age     Positions
     -------------------------------------   -------  ------------------------------------------------------
     Bruce R. Chizen                           46     President, Chief Executive Officer and Director

     Shantanu Narayen                          38     Executive Vice President, Worldwide Product
                                                      Marketing and Development

     Murray J. Demo                            40     Senior Vice President and
                                                      Chief Financial Officer

     Jim Stephens                              44     Senior Vice President, Worldwide Sales, Customer
                                                      Care and Field Marketing


     A biography, including the principal occupations for the past five years of each of the executive officers, is provided below.

     Mr. Chizen joined Adobe upon the closing of the acquisition of Aldus in August 1994 as Vice President and General Manager, Consumer Products Division. In December 1997, he was promoted to Senior Vice President and General Manager, Graphic Products Division and in August 1998, Mr. Chizen was promoted to Executive Vice President, Products and Marketing. In April 2000, Mr. Chizen was promoted to President of Adobe and in December 2000, he also became Adobe's Chief Executive Officer. Prior to joining Adobe, Mr. Chizen was Vice President and General Manager, Consumer Division of Aldus Corporation from February 1994 to August 1994, and from November 1992 to February 1994, he was Vice President and General Manager, Claris Clear Choice for Claris Corp., a wholly owned subsidiary of Apple Computer, Inc., a manufacturer of computers and software. Mr. Chizen is a member of the Boards of Directors of Viewpoint Corporation and Synopsis, Inc.

     Mr. Narayen joined Adobe in January 1998 as Vice President of Engineering and has held various other positions as vice president and general manager of Adobe's engineering technology group. He was promoted to Senior Vice President, Worldwide Product Development in January 1999 and Executive Vice President,
Worldwide Product Marketing and Development in March 2001. Prior to joining Adobe, Mr. Narayen co-founded Pictra Inc., a software internet company, in 1996. He was Director of Desktop and Collaboration products at Silicon Graphics Inc. and held various senior manager positions at Apple Computer Inc. before founding Pictra.

     Mr. Demo joined Adobe in August 1996 as the Director of Operations Finance. In July 1998 he was promoted to Corporate Controller. In October 1999, he was promoted to Vice President and Corporate Controller and in June 2000 was promoted to Senior Vice President and Chief Financial Officer. Prior to
joining Adobe, Mr. Demo was the Director of Finance for Miller Freeman, Inc, a division of United News & Media, London, England from June 1993 to July 1996. Prior to Miller Freeman, Inc., Mr. Demo held a variety of senior finance and business development positions at First Financial Management, Visionary Corporate Technologies, and Hughes Electronics.

     Mr. Stephens joined Adobe in February 1990 and held various senior management positions in sales and marketing for Adobe's Printing System's Division before joining the executive team in November 1997 as Vice President of Change Management. In June 1998, he was promoted to Vice President, Investor Relations and in April 1999, Mr. Stephens was promoted to Vice President, Corporate Development. In September 2000, Mr. Stephens was promoted to Senior Vice President, E-business Development, and in October 2001, Mr. Stephens was promoted to Senior Vice President, Worldwide Sales, Customer Care and Field Marketing. For ten years prior to joining Adobe, Mr. Stephens held sales and marketing management positions at Dataproducts Corporation and Texas Instruments.

Item 2. Properties

     The following table sets forth the location, approximate square footage, and use of each of the principal properties used by Adobe. We lease or sublease all of these properties. Such leases expire at various times through January 2025. The annual base rent expense for all facilities (including operating expenses, property taxes, and assessments) is currently approximately $22.0 million and is subject to annual adjustment.


                                                      Approximate
                                                        Square
                             Location                   Footage                           Use
    ------------------------------------------    --------------------   ------------------------------------

    North America:                                     360,000          Research, product development, sales,
    345 Park Avenue                                                     marketing and administration
    San Jose, California, USA

    321 Park Avenue                                    280,000          Research, product development, sales,
    San Jose, California, USA                                           marketing and administration

    801 N. 34th Street-Waterfront                      254,328          Product development, sales, marketing,
    Seattle, WA 98103-88                                                technical support, and administration

    Japan:                                             37,531           Product development, sales, marketing,
    Gate City Ohsaki East Tower                                         and administration
    1-11-2 Ohsaki, Shinagawa-ku
    Tokyo 141-0032 Japan

    Ireland:                                           11,148           Administration
    National Digital Park, Citywest Business Campus
    Unit 3100, Block 3096-3100
    Dublin, Ireland 24


     In general, all facilities are in good condition and are operating at capacities that range from 65% to 100%.

     We also lease office space in the United States and various other countries under operating leases.

     We have one leased office building in San Jose, California that was vacated in connection with the restructuring program implemented in the third quarter of fiscal 1998. We have subleased the building but still have a commitment under this lease agreement until 2007.

Item 3. Legal Proceedings

     On August 10, 2000, Adobe filed suit in the U.S. District Court of Delaware against Macromedia, Inc. ("Macromedia") for infringement of U.S. Patent No. 5,546,528 relating to Adobe's tabbed palette patent. On September 18, 2000, Adobe amended its complaint to include an additional claim of infringement of U.S. Patent No. 6,084,597 relating to a method of rasterizing and rendering complex layered compositions in a movie. The complaint seeks a declaratory and injunctive relief as well as actual and treble damages. Macromedia denies it infringes Adobe's patents in its answer to Adobe's amended complaint.

     On September 27, 2000, Macromedia filed counterclaims in the U.S. District Court of Delaware for infringement of U.S. Patent No. 5,467,443, relating to changing of blended elements and U.S. Patent Nos. 5,151,998 and 5,204,969, which relates to visual editing of sound waveforms. We believe that the allegations against Adobe are without merit and intend to vigorously defend ourselves and pursue our original complaint. The counterclaim seeks a declaratory and injunctive relief as well as actual and treble damages. This case is currently in the discovery phase. The court has set a trial date for April 29, 2002. Adobe has denied Macromedia's counterclaims in its answer to Macromedia's counterclaims.

     On October 19, 2001, Macromedia filed suit in the U.S. District Court for the Northern District of California against Adobe for infringement of U.S. Patent Nos. 5,845,299, relating to draw-based editors for web pages, and
5,911,145, relating to hierarchical structure editors for websites. The complaint seeks declaratory and injunctive relief as well as actual and treble damages. Adobe denied Macromedia's claims in its answer and asserted affirmative defenses.

     Management believes that the ultimate resolution of these matters will not have a material impact on our financial position or results of operations.

Item 4. Submission of Matters to a Vote of Security Holders

     Not applicable.


                                     PART II

Item 5. Market for Registrant's Common Stock and Related Stockholder Matters

     Our common stock is traded on The Nasdaq National Market under the symbol "ADBE." On January 25, 2002, there were 1,728 holders of record of our common stock. Because many of such shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders. The following table sets forth the high and low sales price per share of our common stock and the cash dividends paid per share, for the periods indicated, all of which are adjusted for the two-for-one stock split in the form of a stock dividend effected October 2000.


                                                                        Price Range            Cash
                                                                 --------------------------  Dividend
                                                                      High         Low       Per Share
                                                                 ------------- ------------ ------------

Fiscal 2001:
   First Quarter.........................................        $   77.56     $  26.25      $0.0125
   Second Quarter........................................            48.80        24.56       0.0125
   Third Quarter.........................................            48.13        31.22       0.0125
   Fourth Quarter........................................            34.99        22.20       0.0125
   Fiscal Year...........................................            77.56        22.20         0.05

Fiscal 2000:
   First Quarter.........................................        $   53.31     $  26.72      $0.0125
   Second Quarter........................................            65.50        38.50       0.0125
   Third Quarter.........................................            71.66        51.50       0.0125
   Fourth Quarter........................................            87.31        60.75       0.0125
   Fiscal Year...........................................            87.31        26.72         0.05


     We have paid cash dividends on our common stock each quarter since the second quarter of 1988. In March 1997, we established the venture stock dividend program under which we may, from time to time, distribute as a dividend-in-kind shares of our equity holdings in investee companies to our stockholders.

     Under the terms of our line of credit agreement, corporate headquarters lease agreements, and real estate financing agreement, we may pay cash dividends unless an event of default has occurred or we do not meet certain financial ratios. The declaration of future dividends, whether in cash or in-kind, is within the discretion of Adobe's Board of Directors and will depend upon business conditions, our results of operations, our financial condition, and other factors.

Equity Compensation Plans

     The following table summarizes our equity compensation plans as of November 30, 2001:


                                                               Equity Compensation Plan Information
                                         ---------------------------------------------------------------------------------------
                                                                                                  Number of securities remaining
                                          Number of securities to be     Weighted average         available for future issuance
                                           issued upon exercise of       exercise price of       under equity compensation plans
                                            outstanding options,         outstanding options,    (excluding securities reflected
                                            warrants and rights         warrants and rights                in column (a))
Plan Category                                      (a)                         (b)                               (c)
-------------                            -----------------------------  -----------------------  -------------------------------

Equity compensation plans approved by
security holders.......................         19,026,713                   $ 27.18                    26,811,909

Equity compensation plans not approved
by security holders*....................        35,257,604                   $ 41.76                    4,304,938
                                                ----------                                              ----------
Total                                           54,284,317                   $ 36.65                    31,116,847


     *Please see Note 10 of our Notes to Consolidated Financial Statements for a description of our 1999 Nonstatutory Stock Option Plan, which does not require the approval of and has not been approved by our stockholders.

Item 6. Selected Financial Data

     The following selected consolidated financial data (presented in thousands, except per share amounts and employee data) are derived from Adobe's consolidated financial statements. This data should be read in conjunction with the consolidated financial statements and notes thereto, and with Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations.

                                                                                   Years Ended
                                                      ----------------------------------------------------------------------
                                                        Nov. 30,         Dec. 1,       Dec. 3,       Nov. 27,       Nov. 28,
                                                          2001            2000          1999          1998           1997
                                                      -------------   -------------  ------------- -------------  -----------
Operations:
   Revenue.....................................       $  1,229,720    $  1,266,378   $ 1,015,434   $  894,791     $  911,894
   Income before income taxes..................            306,931         443,739       374,427      167,694        296,090
   Net income(1)...............................            205,644         287,808       237,751      105,144        186,837
   Net income per share(1)
     Basic.....................................               0.86            1.21          0.98         0.40           0.65
     Diluted...................................               0.83            1.13          0.92         0.39           0.63
   Cash dividends declared per common share....               0.05            0.05          0.05         0.05           0.05

Financial position:
   Cash and short-term investments.............            581,613         679,853       498,716      272,547        502,956
   Working capital.............................            453,713         563,307       355,386      204,979        454,299
   Total assets................................            930,623       1,069,416       803,859      767,331        940,071
   Stockholders' equity........................            616,972         752,544       512,209      516,365        715,424

Additional data:
   Worldwide employees.........................              3,043           2,947         2,745        2,664          2,654
______________
       All share and per  share  amounts  referred  to in the  above  table  have  been  adjusted  to  reflect  the two-for-one stock splits in the form of stock dividends effected October 24, 2000 and October 26, 1999.

  (1)  In 2001,  includes investment loss of $93.4 million,  restructuring and other charges of $12.1 million,  and amortization of goodwill and purchased  intangibles of $14.3 million.  In 2000, includes investment gains of
       $14.3 million,  one-time gains from the sale of assets of $2.7 million,  restructuring  and other charges of
       $5.6  million,  in-process  research and  development  of $0.5  million,  and  amortization  of goodwill and purchased  intangibles of $7.0 million. In 1999, includes investment gains of $88.9 million,  one-time gains from the sale of  assets of $5.7  million,  restructuring  and  other  charges  of $23.0  million,  acquired
       in-process  research  and  development  of  $3.6  million,   and  amortization  of  goodwill  and  purchased
       intangibles of $4.8 million. In 1998,  includes  investment gains of $15.0 million,  restructuring and other charges of $38.2 million,  and amortization of goodwill and purchased  intangibles of $7.7 million. In 1997, includes  investment gains of $34.3 million,  other nonrecurring gains of $0.6 million,  acquired in-process research and development of $6.0 million,  and  amortization  of goodwill and purchased  intangibles of $2.6 million.


Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

     The following discussion (presented in millions, except per share amounts) should be read in conjunction with the consolidated financial statements and notes thereto.

     In addition to historical information, this Annual Report on Form 10-K contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Factors That May Affect Future Results of Operations." You should carefully review the risks described in other documents we file from time to time with the Securities and Exchange Commission, including the Quarterly Reports on Form 10-Q to be filed in 2002. When used in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "targets," "estimates," "looks for," "looks to," and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Annual Report on Form 10-K. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

                              RESULTS OF OPERATIONS

Overview

     Founded in 1982, Adobe Systems Incorporated ("Adobe") builds award-winning software solutions for network publishing, including Web, ePaper, print, video, wireless and broadband applications. Its graphic design, imaging, dynamic media and authoring tools enable customers to create, manage, and deliver visually-rich, reliable content. We license our technology to major hardware manufacturers, software developers, and service providers, and we offer integrated software solutions to businesses of all sizes. We distribute our products through a network of distributors and dealers, VARs, systems integrators, and OEMs; direct to end users through Adobe call centers; and through our own Web site at www.adobe.com. We have operations in the Americas; Europe, Middle East, and Africa ("EMEA"); and Asia.

Revenue

                                         2001       Change          2000       Change          1999
                                     ----------- -------------   ----------- -----------  -----------
Revenue...........................   $ 1,229.7       (3)%        $ 1,266.4       25%       $ 1,015.4


     Revenue is categorized into four major operating segments: Web Publishing, Cross-media Publishing, ePaper Solutions, and OEM PostScript and Other. The Web Publishing, Cross-media Publishing, and ePaper Solutions segments include application products revenue that is derived predominantly from shipments of application software programs marketed through retail, VAR, and OEM distribution channels, as well as direct to end users through Adobe call centers and our Web site. The OEM PostScript and Other segment includes licensing revenue, which is made up of royalties received from OEM customers who ship products containing Adobe's PostScript technology.

     Beginning in the first quarter of fiscal year 2002, we have realigned our business segments. A newly named Graphics segment will in the future replace the former Web Publishing segment and will include revenues and direct expenses related to Adobe Illustrator. The Adobe GoLive and Web Collection products will be reported in the Cross-media Publishing segment. The management's discussion and analysis that follows is based on our old segment reporting that was in effect throughout fiscal 2001, 2000, and 1999. For more information on both our old and new segment reporting, please refer to Note 16 of our Notes to Consolidated Financial Statements.

     Revenue from our Web Publishing segment is derived primarily from the licensing of the following application products: Photoshop, Adobe Premiere, Photoshop Elements, Web Collection, After Effects, AlterCast, GoLive, Digital Video Collection, Adobe PhotoDeluxe, Streamline, Atmosphere, Adobe Dimensions, Adobe Viewer, and LiveMotion. Cross-media Publishing revenue comes primarily from the licensing of the following application products: Illustrator, Design Collection, Adobe Publishing Collection, PageMaker, FrameMaker, Adobe Type products, InDesign, Adobe Acrobat InProduction, Adobe Content Server, Adobe PDF Transit, Adobe Studio, eBooks, and PressReady. The ePaper Solutions segment is derived from the licensing of Adobe Acrobat software and other Acrobat related technologies.

     During fiscal 2001, overall revenue decreased 3%, or $36.7 million, compared to fiscal 2000, primarily due to adverse economic conditions, especially in the US, and a decline in revenue from our Web Publishing, Cross-media Publishing, and OEM PostScript and Other segments. Revenue from our Web Publishing segment decreased 10%, or $54.1 million, from $536.6 million in fiscal 2000 to $482.5 million in fiscal 2001. The decrease in revenue from this segment was primarily due to severe economic pressure on the creative publishing professional market, which resulted in a decline in revenue from our Photoshop product. Also contributing to the decrease in revenue in this segment in fiscal 2001 compared to fiscal 2000 were the following factors: decreased revenue from our GoLive and Web Collection products, due to declines in the web layout and web animation products market; decreased revenue from our PhotoDeluxe product due to product lifecycle timing; and decreased revenue from our LiveMotion product due to competitive factors and product lifecycle timing. Our After Effects product also experienced a decline in revenue despite its new version release in the second quarter of fiscal 2001. The decrease in revenue in this segment was partially offset by an increase in revenue from the following products: Photoshop Elements, which was first released in April of fiscal 2001; Digital Video Collection, due to the growth of the digital video market; and Adobe Premiere, due to the new version release of Adobe Premiere 6.0 in January 2001.

     Revenue from our Cross-media Publishing segment decreased 10%, or $40.0 million, from $390.5 million in fiscal 2000 to $350.5 million in fiscal 2001. The decrease was partially due to a decline in revenue from our Illustrator and Publishing Collections products throughout fiscal year 2001 due to product lifecycle timings, which more than offset the revenue from their new version releases in the fourth quarter of fiscal 2001. There were also decreases in revenue from our FrameMaker and InDesign products, due to product lifecycle timing, and our Type product, due to decreased marketing activities. Lastly, we experienced a decline in revenue from our PageMaker product in the first half of fiscal 2001, which more than offset the revenue from the new version release of PageMaker 7.0 in the third quarter of fiscal 2001. The decrease in revenue from this segment was partially offset by an increase in revenue from our Adobe Design Collection product due to increased marketing and promotional activities throughout the year.

     Revenue from our OEM PostScript and Other segment decreased 20%, or $26.7 million, from $131.5 million in fiscal 2000 to $104.8 million in fiscal 2001, due to the following factors: continued weakness in the print business, customer transition from paper-based processes to electronic workflows, renegotiated pricing with certain OEM customers, and the outsourcing of certain OEM accounts to a third party solution provider.

     The decrease in revenue from the above mentioned segments in fiscal 2001 compared to fiscal 2000 was partially offset by an increase of 40%, or $84.1 million, in our ePaper Solutions segment, as it increased from $207.8 million in fiscal 2000 to $291.9 million in fiscal 2001, due to the release of Acrobat 5.0 in the second quarter of fiscal 2001, as well as the continuing movement from paper-based processes to electronic workflows adopted by enterprises and government agencies.

     During fiscal 2000, overall revenue increased 25% compared to fiscal 1999, driven primarily by increased licensing of products in our Web Publishing, ePaper Solutions, and Cross-media Publishing segments. Our Web Publishing segment provided the majority of the revenue growth in fiscal 2000, as it grew 36% from $394.1 million in fiscal 1999 to $536.6 million in fiscal 2000. The increase in revenue from this segment was primarily driven by the strength of our Photoshop 5.5 product during the first three quarters of fiscal 2000 and the release of our Photoshop 6.0 product in the fourth quarter of fiscal 2000. Also contributing to the growth in this segment in fiscal 2000 compared to fiscal 1999 was the increased revenue from our Web and Dynamic Media Collection products, which were first introduced in the fourth quarter of fiscal 1999, and increased licensing of our LiveMotion, Adobe Premiere, After Effects, GoLive, and ActiveShare products. The increase in revenue in this segment was partially offset by a decline in revenue from our PageMill and PhotoDeluxe products, due to product lifecycle timing and reduced pricing.

     Revenue from our ePaper Solutions segment increased 61% from $129.3 million in fiscal 1999 to $207.8 million in fiscal 2000 due to the continuing penetration of Acrobat and its related technologies into major industry sectors and various government agencies.

     Revenue from our Cross-media Publishing segment increased 10% from $353.9 million in fiscal 1999 to $390.5 million in fiscal 2000. This $36.6 million increase was primarily due to the new release of Illustrator 9.0 in the third quarter of fiscal 2000. This segment also benefited from the new release of FrameMaker 6.0 in the second quarter of fiscal 2000, as well as increased revenue from our Adobe Design Collection, Adobe Type Manager, Acrobat InProduction, and PressReady products. The increase in revenue from this segment was partially offset by a decline in revenue from our Adobe Publishing Collection product, primarily due to the introduction of our new Adobe Web, Dynamic Media, and Design Collection products, and a decline in revenue in both our InDesign product, due to slower adoption of this product in fiscal 2000 compared to the adoption rate upon the initial release of this product in fiscal 1999, and our PageMaker products, due to product lifecycle timing.

     The increase in revenue from the above mentioned segments in fiscal 2000 compared to fiscal 1999 was partially offset by a 5% decline in revenue from our OEM PostScript and Other segment, as it decreased from $138.2 million in fiscal 1999 to $131.5 million in fiscal 2000. Revenue from this segment decreased in fiscal 2000 compared to fiscal 1999 due to lower royalty rates paid by our OEMs and the ongoing weakness in the monochrome laser printer market as a result of the following factors: loss of royalty revenue from Hewlett-Packard Company's ("HP") desktop monochrome laser printer division, which has been incorporating a clone version of Adobe PostScript software into its products since the fall of 1997; a decline in the average selling price of monochrome laser printers; and an increase in the use of inkjet printers, resulting in weakness in the monochrome laser printer market.

     We categorize our geographic results into three major market regions: the Americas, EMEA, and Asia. In fiscal 2001, revenue generated in the Americas, EMEA, and Asia represented 48%, 27%, and 25% of total revenue, respectively, compared to 52%, 26%, and 22% of total revenue, respectively generated in both fiscal 2000 and fiscal 1999.

     Overall, revenue from our application products on the Windows platform increased 9% in fiscal 2001 compared to fiscal 2000, and revenue from our application products on the Macintosh platform decreased by 21% in fiscal 2001 over fiscal 2000. In fiscal 2000 compared to fiscal 1999, revenue from our application products on the Windows platform increased 39%, and revenue from our application products on the Macintosh platform increased 15% during the same period. In fiscal 2001, the Windows and Macintosh platforms accounted for 70% and 30%, respectively, of application products revenue, excluding platform-independent and UNIX products, compared to 63% and 37%, respectively, in fiscal 2000, and 58% and 42%, respectively, in fiscal 1999. We expect the trend towards the Windows platform to continue in the foreseeable future.

Direct Costs

                                                    2001         Change         2000        Change       1999
                                                --------------  ---------   -------------  ---------  -----------
Direct costs.................................   $    81.5         (7 )%      $  87.3         (8)%     $  94.5
Percentage of total revenue..................         6.6%                       6.9%                     9.3%


     Direct costs include product packaging, third-party royalties, excess and obsolete inventory, amortization related to localization costs and acquired technologies, hosted server costs, and the costs associated with the manufacturing of our products.

     Direct costs decreased in absolute dollars and as a percentage of revenue in fiscal 2001 compared to fiscal 2000, primarily due to lower third-party royalties, mainly associated with our PostScript and Type products revenue. In addition, direct costs also decreased in fiscal 2001 compared to fiscal 2000 due to lower material costs. The decrease in direct costs in fiscal 2001 compared to fiscal 2000 was partially offset by an increase in hosted server costs, due to the launch of Adobe Studio in the fourth quarter of fiscal 2001. Direct costs also decreased in absolute dollars and as a percentage of revenue in fiscal 2000 compared to fiscal 1999, primarily due to lower localization and royalty costs, as well as a reduction in material costs as a result of our ongoing cost improvement program.

     For fiscal 2002, we anticipate that gross margin will be approximately 92% of revenue after the proposed acquisition of Accelio Corporation (" Accelio").

Operating Expenses

Research and Development

                                                       2001          Change         2000         Change        1999
                                                   --------------   ---------   --------------  ---------  -----------
Research and development........................     $   224.1         (7)%     $    240.2         22%     $   197.5
Percentage of total revenue.....................          18.2%                       19.0%                     19.4%


     Research and development expenses consist principally of salary and benefit expenses for software developers, contracted development efforts, related facilities costs, and expenses associated with computer equipment used in software development.

     Research and development expenses decreased $16.1 million, or 7%, in fiscal 2001 compared to fiscal 2000, primarily due to decreased incentive compensation expenses and lower company bonuses. In addition, research and development expenses also decreased due to lower contractor and professional fees as less development work was performed through outside sources. These decreases were partially offset by increased salary and benefit expenses related to headcount growth to support product development efforts.

     Research and development expenses increased $42.7 million, or 22%, in fiscal 2000 compared to fiscal 1999, primarily due to higher incentive compensation expenses associated with the improvement in our financial performance in fiscal 2000 over fiscal 1999 and higher salary and benefit expenses as a result of headcount growth.

     We believe that investments in research and development, including the recruiting and hiring of software developers, are critical to remain competitive in the marketplace and are directly related to continued timely development of new and enhanced products. We will continue to focus on long-term opportunities available in the new Network Publishing economy and make significant investments in the development of our application software products, including those targeted for the growing digital imaging and digital video franchises. We expect research and development expenses to increase in absolute dollars in fiscal 2002. As communicated on December 13, 2001, we are targeting research and development expenses in the first quarter of fiscal 2002 to be 20-21% of revenue. For fiscal year 2002, we are targeting such expenditures also to be 20-21% of revenue.

Sales and Marketing

                                                        2001         Change         2000         Change        1999
                                                    --------------  ---------   --------------  ---------  ------------
Sales and marketing..............................   $   403.7         0.6%      $   401.2          22%     $   328.5
Percentage of total revenue......................        32.8%                       31.7%                      32.3%


     Sales and marketing expenses include salary and benefit expenses, bonuses, sales commissions, travel expenses, and related facilities costs for our sales, marketing, customer support, and distribution personnel. Sales and marketing expenses also include the costs of programs aimed at increasing revenue, such as advertising, trade shows, public relations, and other market development programs.

     Sales and marketing expenses increased $2.5 million, or 0.6%, in fiscal 2001 compared to fiscal 2000, as a result of higher salary and benefit expenses related to headcount growth and increased investments in product-specific marketing activities. These increases were offset by a decrease in incentive compensation expenses and company bonuses.

     Sales and marketing expenses increased $72.7 million, or 22%, in fiscal 2000 compared to fiscal 1999 as a result of higher incentive compensation expenses and higher outsourced technical support and order management fees. In addition, sales and marketing expenses increased in fiscal 2000 compared to fiscal 1999 due to our focus on general corporate brand advertising, as well as higher marketing, public relations, and trade show activities associated with new product releases.

     We expect sales and marketing expenses to increase in absolute dollars in fiscal 2002 to support investments in certain areas including digital imaging, digital video, and ePaper-based businesses. As communicated on December 13, 2001, for the first quarter of fiscal 2002, our sales and marketing expense target is approximately 34-35% of revenue. For fiscal year 2002, we are targeting such expenditures also to be approximately 34-35% of revenue.

General and Administrative

                                                    2001         Change            2000         Change          1999
                                                ------------- -------------   ---------------- ---------   ---------------
General and administrative..................... $   115.6        (0.8)%       $    116.5          12%      $   103.6
Percentage of total revenue....................       9.4%                           9.2%                       10.2%


     General and administrative expenses consist principally of salary and benefit expenses, travel expenses, and related facilities costs for the finance, human resources, legal, information services, and executive personnel of Adobe. General and administrative expenses also include outside legal and accounting fees, provision for bad debts, and expenses associated with computer equipment and software used in the administration of the business.

     General and administrative expenses decreased $0.9 million, or 0.8%, in fiscal 2001 compared to fiscal 2000, due to decreased incentive compensation expenses and lower bad debt expense. The decrease was partially offset by an increase in salary and benefit expenses as a result of increased headcount.

     General and administrative expenses increased $13.0 million, or 12%, in fiscal 2000 compared to fiscal 1999, primarily due to higher salary and benefit expenses as a result of increased headcount, and higher bad debt expense and legal fees. The increase was partially offset by decreases in professional fees and depreciation expense.

     We expect that general and administrative spending will increase in absolute dollars in fiscal 2002. As communicated on December 13, 2001, for the first quarter of fiscal 2002, our general and administrative expense target is approximately 10-11% of revenue. For fiscal year 2002, we are targeting such expenditures to be approximately 9-10% of revenue.

Restructuring and Other Charges

                                                     2001          Change           2000        Change         1999
                                                ---------------  -----------   --------------- ----------  --------------
Restructuring and other charges................ $    12.1            114%      $    5.6            (76)%   $   23.0
Percentage of total revenue....................       1.0%                          0.4%                        2.3%


     In the fourth quarter of fiscal 2001, we implemented a restructuring plan to realign our workforce to our future strategic goals and to align our resources with our fiscal year 2002 revenue targets. We believe this restructuring will enable us to increase our investment in digital imaging, digital video, and ePaper-based businesses in fiscal 2002. As part of the restructuring program, we implemented a reduction in force of 247 positions, affecting organizations throughout the company. The reductions came predominantly from sales and marketing and in our North American operations, and as of November 30, 2001, the majority of these terminations were completed. The total restructuring and other charges was $12.1 million, which was all related to severance and related charges associated with the reduction in force. Of the $12.1 million in charges, $9.6 million remained accrued at November 30, 2001. The majority of these severance payments will be paid in early 2002. For more information, see Note 7 of our Notes to Consolidated Financial Statements.

     In fiscal 2000, restructuring and other charges consisted of $6.3 million of other charges relating to the disposal of certain equipment and one-time litigation related expenses, and a credit of $0.7 million related to the fiscal 1999 and fiscal 1998 restructuring programs.

     The $0.7 million credit was recorded in the first quarter of fiscal 2000, as we revised our estimates of the total costs associated with the fiscal 1999 and 1998 restructuring programs. The credit primarily reflected lower than estimated severance and related charges attributable to employees whose positions were eliminated as a result of the restructurings but who were able to find alternative employment within Adobe. The remaining credit was due to lower than expected charges related to vacating leased facilities. (For detailed information, see Note 7 of our Notes to Consolidated Financial Statements).

     During fiscal 1999 we implemented two different restructuring programs. These separate restructuring programs were directly focused on improving our competitive position as well as enhancing Adobe's allocation of resources.

     The two fiscal 1999 restructuring programs resulted in total charges of approximately $19.7 million, which included severance and related charges associated with the reduction in force and charges for vacating leased facilities. During fiscal 1999, we revised our estimate of the total costs associated with the restructuring programs implemented during the year, resulting in an adjustment to the restructuring accrual of approximately $3.2 million. The adjustment was due to lower than estimated severance and related charges attributable to employees whose positions were eliminated as a result of the restructurings but who were able to find alternative employment within Adobe, and lower than expected charges related to vacating leased facilities. In addition, we recorded adjustments during fiscal 1999 related to prior year restructuring programs in the amount of $1.9 million. The $1.9 million adjustment was primarily due to both our success in terminating a lease agreement earlier than the contract term specified and the expiration of other lease termination costs for two facilities.

     Other charges recorded in fiscal 1999 of $8.4 million included $2.0 million associated with the cancellation of a contract and $2.2 million for accelerated depreciation related to the adjustment of the useful life of certain assets as a result of decisions made by management as part of the restructuring program. Additionally, we incurred a nonrecurring compensation charge totaling $2.6 million for a terminated employee and incurred consulting fees of $1.6 million to assist in the restructuring of our operations.

     As of November 30, 2001 no obligations existed related to the fiscal 1999 and 1998 restructuring programs.


Acquired In-Process Research and Development

                                                          2001          Change         2000         Change        1999
                                                      --------------   ---------   --------------  ----------   ---------
Acquired in-process research and development.......   $     -            (100)%    $    0.5           (87)%     $  3.6
Percentage of total revenue........................         -%                           -%                        0.4%


     In fiscal 2000, we recorded $0.5 million of acquired in-process research and development related to our acquisition of Glassbook, Inc. ("Glassbook"). The acquisition was accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 ("APB 16"). Based on an independent appraiser's valuation, $0.5 million of the total $28.0 million purchase price was allocated to in-process research and development due to the state of the development and the uncertainty of the technology. The ongoing project at Glassbook at the time of the purchase included the development of the Glassbook Reader and the Glassbook Content Server products. We released new products that contained the purchased technology in April 2001, with Acrobat eBook Reader 2.1 and Adobe Content Server 2.0.

     Acquired in-process research and development of $3.6 million in fiscal 1999 included $3.0 million and $0.6 million associated with the acquisitions of Attitude Software, LLC ("Attitude Software") and Photomerge Technology ("Photomerge"), respectively. The following is a summary of the projects acquired in the acquisitions and the assumptions used in determining the value of the in-process research and development costs.

     During the fourth quarter of fiscal 1999, we acquired substantially all of the assets, consisting of intellectual property, of Attitude Software. The acquisition was accounted for using the purchase method of accounting in accordance with APB 16, and substantially all of the purchase price of $3.0 million cash was allocated to in-process research and development and expensed at the time of acquisition. The ongoing project at Attitude Software at the time of the purchase included the development of the 3D Anarchy authoring product. We purchased this technology to incorporate it into future versions of our existing Adobe products to further enhance the feature sets and user interface contained within the products. We are incorporating the purchased technology into one of our products, which has not yet been released. At the date we acquired Attitude Software, it was estimated that 50% of the development effort had been completed and that the remaining 50% of the development effort would take approximately 18 months to complete and would cost $1.8 million. The efforts required to complete the development of the technology primarily related to additional design efforts to integrate the technology into several of Adobe's products, finalization of coding, and completion testing. The value of the in-process technology was determined by estimating the projected net cash flows related to products the technology would be integrated into, including costs to complete the development of the technology and the future net revenues that may be earned from the products, excluding the value attributed to the existing technology with the products prior to the integration of the purchased technology. These cash flows were discounted back to their net present value using a discount rate of 20%, exclusive of the value attributable to the use of the in-process technologies in future products.

     Additionally, during the fourth quarter of fiscal 1999, we acquired substantially all of the assets, consisting of intellectual property, of Photomerge. In connection with the acquisition of Photomerge, 100% of the purchase price, or $0.6 million cash, was allocated to in-process research and development due to the early stage of development and the uncertainty of the technology. This purchased technology was incorporated into our Photoshop Elements product, which we released in April 2001.

Amortization of Goodwill and Purchased Intangibles

                                                        2001         Change         2000         Change       1999
                                                    --------------  ---------   --------------  ---------  -----------
Amortization of goodwill and purchased
 intangibles.....................................   $   14.3           104%     $    7.0            45%    $  4.8
Percentage of total revenue......................        1.2%                        0.6%                     0.5%


     Amortization of goodwill and purchased intangibles increased $7.3 million, or 104%, in fiscal 2001 compared to fiscal 2000, due to a full year of amortization of Glassbook goodwill and purchased intangibles.

     Amortization of goodwill and purchased intangibles in fiscal 2000 and 1999 primarily related to the acquisition of substantially all of the assets of GoLive Systems, Inc. and a related partnership (together "GoLive Systems") in December 1998. Amortization of goodwill and purchased intangibles was higher in fiscal 2000 compared to fiscal 1999 primarily due to the additional amortization related to the acquisition of Glassbook in September 2000. (For further information, see Note 2 of our Notes to Consolidated Financial Statements.)

Nonoperating Income (Loss)

     Investment Gain (Loss)

                                                     2001          Change           2000         Change        1999
                                                 --------------   ----------    --------------  ---------  --------------
Investment gain (loss).......................... $   (93.4)          (751)%     $   14.3           (84)%   $   88.9
Percentage of total revenue.....................      (7.6)%                         1.1%                       8.8%


     Investment gain (loss) consists principally of realized gains or losses from the sale of marketable equity investments, other-than-temporary declines in the value of marketable equity securities, and equity method gains and losses of Adobe Ventures.

     During fiscal 2001, investment losses consisted of other-than-temporary writedowns related to our short-term investments in Tumbleweed Communications Corp. ("Tumbleweed"), Salon.com, Engage, Inc., Liquent, Inc. (formerly ESPS, Inc.), Avantgo, Inc., Viewpoint Corp., and Virage, Inc. of $53.1 million. These losses were partially offset by gains from the sale of our marketable equity securities totaling $20.1 million, of which $0.6 million of premiums were recorded in interest and other income. We also recorded net investment losses related to investments in Adobe Ventures and our cost method investments totaling $59.8 million. As of November 30, 2001, our short-term investments included marketable equity securities of $37.8 million and our long-term investments included investments in Adobe Ventures and other cost method investments of $31.7 million. These securities are inherently risky and we may experience further deterioration in fair value in the future.

     During fiscal 2000, we recorded investment gains related to the sale of a portion of our investment in Tumbleweed Communications Corp. ("Tumbleweed") and Digimarc Corporation for $10.4 million and $2.2 million, respectively. Additionally, we recorded investment gains related to the mark-to-market valuation adjustment for AvantGo, Inc. totaling $13.0 million and other net gains related to various other Adobe Ventures investments activities totaling approximately $15.0 million. These gains were partially offset by investment losses related to the writedown of our investments in Engage, Inc.; Classmates Online, Inc. (formerly eCircles, Inc.); Salon.com; and Impresse Corporation, totaling approximately $26.3 million.

     In fiscal 1999, we recorded a realized gain of $58.4 million related to the sale of our investment in Vignette Corporation. We also recorded investment gains from mark-to-market adjustments totaling $17.8 million, $10.4 million, and $7.0 million related to investments in ESPS, Inc.; DigitalThink, Inc.; and Tumbleweed, respectively. These gains were partially offset by an investment loss of $5.2 million related to the acquisition of PointCast, Inc., a former investee of Adobe, by idealab!'s Launchpad Technologies, Inc. ("idealab!"). In connection with the acquisition, we exchanged our shares of PointCast, Inc. for approximately 542,000 shares of idealab! (which has since become InfoGate, Inc.). Additionally, we recorded a net gain totaling $0.5 million related to mark-to-market adjustments of various other Adobe Ventures investments.

     We are uncertain of future investment gains or losses as they are primarily dependent upon the operations of the underlying investee companies and market valuations.

     Interest and Other Income

                                                        2001         Change         2000         Change       1999
                                                    --------------  ----------  --------------  ---------  -----------
Interest and other income........................   $   21.9            3%      $   21.3            (17)%  $   25.7
Percentage of total revenue......................        1.8%                        1.7%                       2.5%


     Interest and other income consists principally of interest earned on cash, cash equivalents, and short-term investments, as well as foreign exchange transaction gains and losses and realized gains or losses on the disposal of assets.

     Interest and other income increased $0.6 million, or 3%, in fiscal 2001 compared to fiscal 2000 primarily due to realized gains resulting from the sale of fixed income investments. Interest and other income also increased in fiscal 2001 compared to fiscal 2000 due to higher average cash balances. The increase in interest and other income in fiscal 2001 compared to fiscal 2000 was partially offset by foreign currency losses. These foreign currency losses resulted from the implementation of Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" and subsequent recording of the cost of hedging foreign currency exposures in interest and other income.

     Interest and other income decreased $4.4 million, or 17%, in fiscal 2000 compared to fiscal 1999 as a result of more investments being made in tax-exempt securities, resulting in lower interest income on a comparative pretax basis. In fiscal 2000, we also recorded foreign exchange transaction losses compared to foreign exchange transaction gains in fiscal 1999. In addition, other income was lower in fiscal 2000, as fiscal 1999 included a $5.7 million gain related to the sale of a corporate facility in Edinburgh, Scotland, in connection with the restructuring program announced in the second quarter of fiscal 1999.

     We expect interest and other income to decrease slightly to approximately $3.0-$4.0 million per quarter in fiscal 2002 due to a lower interest rate environment. We also believe that any increases in interest income may be offset by the cost of foreign currency purchased options as well as market price volatility under our implementation of SFAS 133. Further, we believe that our cash balances could also be reduced in fiscal 2002 due to the strategic purchase of companies, products, or technologies and our ongoing stock repurchase programs.

Income Tax Provision

                                                           2001         Change         2000         Change       1999
                                                        -----------    ---------   -------------   ----------  ----------
Income tax provision.................................   $  101.3         (35)%     $   155.9           14%     $ 136.7
Percentage of total revenue..........................        8.2%                       12.3%                     13.5%
Effective tax rate...................................       33.0%                       35.1%                     36.5%


     Our effective  tax rate  decreased in fiscal 2001 from fiscal 2000 and from
fiscal  1999  to  fiscal  2000,  due  to  tax  benefits   associated   with  the
restructuring of our international operations.

     As communicated on December 13, 2001, we have targeted our effective tax rate to decrease in fiscal 2002 to approximately 32%.

Factors That May Affect Future Results of Operations

We believe that in the future our results of operations could be affected by various factors, including:

     o adverse changes in general economic conditions in any of the countries in which we do business, including the recent slow-down affecting the
          U.S.,  Europe,   Japan,  and  potentially  other  geographic  areas

     o continuing adverse economic impact of the recent national tragedy on September 11, 2001

     o delays in shipment of our new products and major new versions of existing products

     o corporate reductions in marketing expenditures which may result in lower demand for professional content creation and layout products

     o    lack of market acceptance of new products and upgrades

     o    introduction of new products by major competitors

     o    weakness in demand for application software and printers

     o lack of growth in worldwide personal computer and printer sales and downward sales price adjustments

     o    renegotiation of royalty arrangements

     o    consolidation in the OEM printer business

     o    ongoing weakness in our printing business due to product transitions

     o    industry transitions to new business and information delivery models

     o market risks associated with our equity investments (as discussed later under "Quantitative and Qualitative Disclosures about Market Risk")

     On December 13, 2001, we stated that we are targeting our revenue for the first quarter of fiscal 2002 to be in the range of $265 to $280 million. On that day, we also stated the following operating model targets for the first quarter of fiscal 2002: gross margin of 92-93%, pro forma operating profit margin of 25-28%, research and development expenses of 20-21% of revenue, sales and marketing expenses of 34-35% of revenue, and general and administrative expenses of 10-11% of revenue. We further stated on December 13, 2001, that we expect our share count to be between 245 to 246 million shares, which collectively results in a pro forma earnings per share target range of $0.20 to $0.22, in the first quarter of fiscal 2002. On January 31, 2002, we reiterated our revenue and earnings per share targets for the first quarter of fiscal 2002 of $265 to $280 million and $0.20 to $0.22, respectively. The reaffirmation of these targets assumes that the third month of the quarter will be a typical seasonally strong February.

     Also on December 13, 2001, we reiterated our annual revenue target of $1.3 billion, gross margin target of 93%, and our pre-tax pro forma operating profit margin target of 28% for fiscal year 2002 and a pro forma earnings per share target of approximately $1.03. Additionally, we have stated, the following operating model targets for fiscal 2002: research and development expenses of 20-21% of revenue, sales and marketing expenses of 34-35% of revenue, and general and administrative expenses of 9-10% of revenue. We have stated an effective tax rate target of 32%. We have also previously stated that we are targeting other income to be approximately $4.0 million per quarter. Due to the current interest rate environment, however, we have stated a revised target for interest and other income of approximately $3.0-$4.0 million per quarter in fiscal 2002.

     On February 1, 2002, we announced a proposed agreement to acquire Accelio Corporation. Based on an anticipated close date of March 2002, we are targeting incremental revenue associated with this acquisition of approximately $30.0-$35.0 million. In addition, with the acquisition of Accelio, we have lowered our gross margin target from 93% to 92%, and our pro forma operating profit margin target from 28% to 27%. Furthermore, we indicated that the acquisition would be dilutive to pro forma earnings per share of $0.02 per share in fiscal year 2002. The proposed acquisition is subject to the execution of customary transaction documents and the satisfaction of customary closing conditions, including the approval of Accelio's shareholders and clearance of the acquisition by U.S. and Canadian regulatory authorities. If these conditions are not satisfied, we may not complete the acquisition. Initially the transaction was expected to close in March 2002. However, due to certain regulatory and timing requirements, we are now targeting to close in April 2002.

     In connection with this proposed acquisition, we may not be successful in integrating Accelio or developing products based on Accelio's technology or expertise. We also may not be successful in integrating its distribution channels with ours. Additionally, we may face unanticipated expenses relating to the integration of Accelio personnel and its products, distribution channels, and administrative functions.

     We use these targets to assist us in making decisions about our allocation of resources and investments, not as predictions of future results. The targets reflect a number of assumptions, including assumptions about:

     o    product pricing and demand

     o    manufacturing costs and volumes

     o the mix of application products and licensing revenue, full and upgrade products, distribution channels, and geographic distribution

     o    headcount increases

     These and many other factors described in this report affect our financial performance and may cause our future results, including results for the current quarter, to vary materially from these targets. In particular, the recent slow-down in some geographic areas, primarily in the U.S., Europe, and Japan, has affected all of our product segments and may adversely affect our ability to achieve our revenue targets. We attribute this slow-down, which is affecting all of our product segments, to weakening economic conditions. These adverse economic conditions in the U.S., Europe, Japan, and potentially other geographic markets may continue in the short term, and they may continue to adversely affect our revenue and earnings. Although there were also adverse conditions in other countries, the countries affected represent a much smaller portion of our revenue and thus have less impact on our operational results. Furthermore, if the economic slow-down worsens or spreads to other geographic areas where we do business, it would likely cause our future results, including results for the first quarter of fiscal 2002, to vary materially from our targets.

     We plan to recruit key talent for our future growth. These plans to continue to invest in certain areas will require us to continue to hire additional employees. Competition for high-quality personnel, especially highly skilled engineers, is extremely intense. Our ability to effectively manage this growth will require us to continue to improve our operational and financial controls and information management systems, and to attract, retain, motivate, and manage employees effectively; otherwise our business could be seriously harmed.

     Our ability to develop and market products, including upgrades of current products that successfully adapt to changing customer needs, may also have an impact on our results of operations. Our ability to extend our core technologies into new applications and to anticipate or respond to technological changes could affect our ability to develop these products. A portion of our future revenue will come from these new applications. Delays in product or upgrade introductions could cause a decline in our revenue, earnings, or stock price. We cannot determine the ultimate effect that these new products or upgrades will have on our revenue or results of operations.

     We hold equity investments that have recently experienced significant declines in market value. We also have investments, and may continue to make future investments, in several privately held companies, many of which can still be considered in the start-up or development stages. These investments are inherently risky, as the market for the technologies or products they have under development is typically in the early stages and may never materialize. Our investment activities can impact our net income. For fiscal 2001, we recorded pre-tax losses from marketable securities and other investments in privately held companies of $93.4 million, compared to pre-tax gains in fiscal 2000 of $14.3 million. These amounts reflect realized gains or losses from the sale of marketable equity investments, other-than-temporary declines in the value of marketable equity securities, and equity method gains and losses of Adobe Ventures. In fiscal 2001, decreases in the market prices of these securities resulted in a significant reduction in our pre-tax income, and future price fluctuations in these securities and any significant long-term declines in value could reduce our net income in future periods. We are uncertain of future investment gains and losses, as they are primarily dependent upon the operations of the underlying investee companies.

     The market for our graphics and ePaper applications is intensely and increasingly competitive and is significantly affected by product introductions and market activities of industry competitors. Additionally, Microsoft has increased its presence in the low-end consumer digital imaging/graphics market and the electronic document sharing markets. We believe that, due to Microsoft's market dominance, any new Microsoft products in these markets will be highly competitive with our products. If competing new products achieve widespread acceptance, our operating results would suffer.

     In addition, we continue to expand into third-party distribution channels, including VARs and systems integrators, in our effort to further broaden our customer base. As a result, the financial health of these third parties and our continuing relationships with them are becoming more important to our success. Some of these companies are thinly capitalized and may be unable to withstand changes in business conditions. Our business could be seriously harmed if the financial condition of some of these third parties substantially weakens or if our relationships with them deteriorate. Also, as we seek to further broaden our customer base in the enterprise, corporate business and consumer markets, we may not successfully adapt our application software distribution channels, which could cause our operating results to suffer. As we currently have limited experience in these markets, we believe we will need to recruit, train, and retain personnel with experience in these markets, and our failure to do so may harm our ability to penetrate these markets. We could experience decreases in average selling prices and some transitions in our distribution channels that could seriously harm our business.

     In some markets and for some products, we have adopted a strategy aiming to increase our market share and therefore may receive significantly less revenue from certain licensing arrangements than we otherwise would receive for licensing these products. Therefore, increased market penetration may in fact lead to lower revenue growth in these areas. While we believe that this potential market share increase will ultimately benefit us, this strategy could instead harm our business through reduced revenue growth.

     We generally offer our application-based products on Macintosh, Windows, and UNIX platforms, and we generally offer our server-based products on the Linux platform as well as these three platforms. To the extent that there is a slow-down of customer purchases of personal computers on either the Windows or Macintosh platform or in general, our business could be harmed.

     We distribute our application products primarily through distributors, resellers, and retailers (collectively referred to as "distributors"). A significant amount of our revenue for application products is from two distributors. One of these distributors recently restructured its operations, reducing the number of facilities it operates, including those handling Adobe products, which may harm our operating results. In addition, we have revised our channel program to reduce the overall number of our distributors worldwide and focus our channel efforts on larger distributors. This revision of the channel program has resulted in an increase in our dependence on a smaller number of distributors selling through a larger amount of our products. Additionally, one of our goals is to increase our direct distribution of our products to end users through our online store located on our Web site at www.adobe.com. Any such increase in our direct revenue efforts will place us in increased competition with our channel distributors and with newer types of distribution of our products by online, Internet-based resellers of our products. While we anticipate that the restructuring and streamlining of our product distribution channels and the increase in the scope of our direct sales efforts will eventually improve our business by decreasing discounts or rebate programs provided to distributors, decreasing product returns, and shortening inventory cycles, these changes could instead seriously harm our business.

     We currently rely on five turnkey assemblers of our products, located in each major region we serve. If any turnkey assembler terminates its relationship with us, or if our supply from any turnkey is interrupted or terminated for any other reason, we may not have enough time or be able to replace the supply of products manufactured by that turnkey assembler to avoid serious harm to our business.

     Revenue from our OEM PostScript and Other segment experienced a 20% decline in fiscal 2001 compared to fiscal 2000, primarily as a result of a decline in the print business. We expect this segment to continue to decline in fiscal 2002 relative to fiscal 2001, which may harm our business if the magnitude of the decline significantly exceeds our expectations. The continuing weakness in the economy is contributing to the decrease in revenue for the monochrome laser printers market in addition to the decline in average selling prices of monochrome laser printers and the increasing use of inkjet printers. In addition, customer transition from paper-based processes to electronic workflows, renegotiated pricing with certain OEM customers, and the outsourcing of certain OEM accounts to a third party solution provider contributed to the decline in revenue in this segment. If another major customer also decided to incorporate a clone version instead of Adobe PostScript technology, it could seriously harm our business. Further, OEM partners on occasion seek to renegotiate their royalty arrangements. We evaluate these requests on a case-by-case basis. If an agreement is not reached, a customer may decide to pursue other options, which could result in lower licensing revenue for us.

     The Internet market is rapidly evolving and is characterized by an increasing number of market entrants that have introduced or developed products addressing authoring and communication over the Internet. As is typical in the case of a new and evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The software industry addressing authoring and communications over the Internet is still developing. Standards defining Web graphics have not yet been fully adopted. In addition, new models for licensing software will be needed to accommodate new information delivery practices. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, ease of use and access, cost, and quality of service) remain unresolved and may affect the growth of Internet use, together with the software standards and electronic media employed in such markets.

     We intend to increase our investment in e-business and enhanced marketing activities in an effort to achieve revenue growth, but we can provide no assurance that increased investment in this new market will result in increased revenue.

     We derive a significant portion of our revenue and operating income from our customers located in Europe, Japan, Asia Pacific, and Latin America. We generally experience lower revenue from our European operations in the third quarter because many customers reduce their purchasing activities in the summer months. Additionally, we are uncertain whether the recent weakness experienced in Europe, Asia Pacific and Latin America markets will continue in the foreseeable future due to possible currency devaluation and liquidity problems in these regions. While most of the revenue of our European subsidiaries had in the past been denominated in U.S. dollars, we now denominate revenue in euros in certain European countries. In addition, the majority of our revenue derived from Japan is denominated in yen, and the majority of all our subsidiaries' operating expenses are denominated in their local currencies. As a result, our operating results are subject to fluctuations in foreign currency exchange rates. To date, the financial impact of such fluctuations has not been significant. Our hedging policy attempts to mitigate some of these risks, based on our best judgment of the appropriate trade-offs among risk, opportunity, and expense. We have established a hedging program to hedge our exposure to foreign currency exchange rate fluctuations, primarily of the Japanese yen and the euro. We regularly review our hedging program and will make adjustments based on our best judgment. Our hedging activities may not offset more than a portion of the adverse financial impact resulting from unfavorable movement in foreign currency exchange rates.

     In connection with the enforcement of our own intellectual property rights or in connection with disputes relating to the validity or alleged infringement of third-party rights, we have been, are currently, and may in the future be subject to complex, protracted litigation as part of our policy to vigorously defend our intellectual property rights. Intellectual property litigation is typically very costly and can be disruptive to our business operations by diverting the attention and energies of management and key technical personnel. Although we have successfully defended or resolved past litigation, we may not prevail in any ongoing or future litigation. Adverse decisions in such litigation could have negative results, including subjecting us to significant liabilities, requiring us to seek licenses from others, preventing us from manufacturing or licensing certain of our products, or causing severe disruptions to our operations or the markets in which we compete, any one of which could seriously harm our business.

     We prepare our financial statements in conformity with accounting principles generally accepted in the United States of America. These principles are subject to interpretation by the American Institute of Certified Public Accountants (the "AICPA"), the Securities and Exchange Commission (the "SEC"), and various bodies formed to interpret and create appropriate accounting policies. A change in these policies can have a significant effect on our reported results and may even affect the reporting of transactions completed before a change is announced. Our accounting policies that may be affected by changes in the accounting rules are as follows:

     o    rules relating to software revenue recognition

     o    accounting for business combinations

     o    the valuation of in-process research and development

     o    employee stock purchase plans

     o    stock option grants

     o    goodwill and other intangible assets accounting

     Changes to these rules or the questioning of current practices may have a significant adverse effect on our reported financial results or in the way in which we conduct our business. See the discussion under "Critical Accounting Policies" below for additional information about our critical accounting policies and some risks associated with these policies.

     New FASB guidelines relating to accounting for goodwill could make our acquisition-related charges less predictable in any given reporting period. On July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets" that establishes a new standard for accounting for goodwill acquired in a business combination. This Statement requires that goodwill and other intangibles with an indefinite useful life not be amortized, but be tested for impairment at least annually. It would continue to require recognition of goodwill as an asset but would not permit amortization of goodwill as previously required by APB Opinion No. 17, "Intangible Assets." Under SFAS 142, goodwill will be separately tested for impairment using a fair-value-based approach. Any required goodwill impairment charges will be presented as a separate line item within the operating section of the income statement. The shift from an amortization approach to an impairment approach would apply to previously recorded goodwill as well as goodwill arising from acquisitions completed after June 30, 2001. We are currently evaluating the impact of this Statement on our financial position and are planning to adopt this standard beginning in fiscal year 2003, as required. It is possible that in the future, we may incur less frequent, but larger, impairment charges related to the goodwill already recorded, as well as goodwill arising out of potential future acquisitions.

     Due to the factors noted above, our future earnings and stock price may be subject to significant volatility, particularly on a quarterly basis. Any shortfall in revenue or earnings, or any delay in the release of any product or upgrade, compared to analysts' or investors' expectations could cause, and has caused in the past, an immediate and significant decline in the trading price of our common stock. Additionally, we may not learn of such shortfalls or delays until late in the fiscal quarter, which could result in an even more immediate and greater decline in the trading price of our common stock. Finally, we participate in a highly dynamic industry. In addition to factors specific to us, changes in analysts' earnings estimates for us or our industry and factors affecting the corporate environment, our industry, or the securities markets in general will often result in significant volatility of our common stock price.

Critical Accounting Policies

     We have identified the following as critical accounting policies to our company: revenue recognition, accounting for our marketable and non-marketable fixed income and equity securities, and accounting for leases of property and equipment.

     Revenue Recognition

     We recognize application products revenue upon shipment, net of estimated returns, provided that collection is determined to be probable and no significant obligations remain. Application product revenue from distributors is subject to agreements allowing limited rights of return, rebates, and price protection. Accordingly, we reduce revenue recognized for estimated future returns, price protection when given, and rebates at the time the related revenue is recorded. The estimates for returns are adjusted periodically based upon historical rates of returns, inventory levels in the distribution channel, and other related factors. The estimates and reserves for rebates and price protection are based on historical rates. While management believes it can make reliable estimates for these matters, nevertheless unsold products in these distribution channels are exposed to rapid changes in consumer preferences or technological obsolescence due to new operating environments, product updates or competing products. Accordingly, it is possible that these estimates will change in the near future or that the actual amounts could vary materially from our estimates and that the amounts of such changes could seriously harm our business.

     We provide free technical phone support to customers who are under warranty for support. We accrue the estimated cost of free technical phone support upon shipment of software and amortize the accrued internal and external cost of telephone support to sales and marketing expense.

     We also license software with post-contract customer support ("PCS") for two years. PCS includes rights to upgrades, when and if available, a limited period of telephone support, updates, and bug fixes. Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition," as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair value of the elements. The arrangement fee for multiple-element arrangements is allocated to each element of the arrangement, such as maintenance and support services, based on the relative fair values of the elements. We determine the fair value of each element in multi-element arrangements based on vendor-specific objective evidence ("VSOE"). VSOE for each element is based on the price charged when the same element is sold separately. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue. Revenue allocated to maintenance and support is recognized ratably over the maintenance term (typically two years).

     We record OEM licensing revenue, primarily royalties, when OEM partners ship products incorporating Adobe software, provided collection of such revenue is deemed probable. We have no remaining obligations in relation to such licensing revenue.

     We also recognize revenue under a subscription-based model for our Adobe Studio website, which we launched in the fourth quarter of fiscal 2001. Revenue is recognized on a monthly basis from fees received that month for providing software subscriptions for our hosted application.


     Deferred revenue includes customer advances under OEM licensing agreements and maintenance revenue for application products. We recognize deferred maintenance revenue ratably over the term of the contract, generally twenty-four months. In cases where we will provide a specified free upgrade to an existing product, we defer revenue until the future obligation is fulfilled.

     We perform ongoing credit evaluations of our customers' financial condition and generally do not require collateral. We maintain allowances for potential credit losses and such losses have been within our expectations.


     Accounting for our Marketable and Non-marketable Fixed Income and Equity Securities

     We classify all of our cash equivalents and short-term investments that are free of trading restrictions, or become free of trading restrictions within one year, as "available-for-sale." We carry these investments at fair value, based on quoted market prices, and unrealized gains and losses, net of taxes, are included in accumulated other comprehensive income, which is reflected as a separate component of stockholders' equity. Realized gains and losses are recognized when realized in our consolidated statements of income. We have a policy in place to review our equity holdings on a regular basis to evaluate whether or not each security has experienced an other-than-temporary decline in fair value. Our policy includes, but is not limited to, reviewing each of the companies' cash position, earnings/revenue outlook, stock price performance over the past six months, liquidity and management/ownership. If we believe that an other-than-temporary decline exists in one of our marketable equity securities, it is our policy to write down these equity investments to the market value and record the related writedown as an investment loss on our consolidated statements of income. For more information on our cash, cash equivalents, and short-term investments, please refer to Note 3 of our Notes to Consolidated Financial Statements.

     Our long-term investments include direct investments and indirect investments in privately-held companies. We own limited partnership interests in four venture capital limited partnerships, Adobe Ventures L.P.; Adobe Ventures II, L.P.; Adobe Ventures III, L.P., and Adobe Ventures IV, L.P. (collectively "Adobe Ventures"), that invest in early stage companies with innovative technologies. In addition to the potential for financial returns, our venture activities increase our knowledge of emerging markets and technologies, as well as expand our ecosystem of Adobe products and services. The partnerships are managed by Granite Ventures, an independent venture capital firm and sole general partner of Adobe Ventures.

     The investments in Adobe Ventures are accounted for using the equity method of accounting, and accordingly, the investments are adjusted to reflect our share of Adobe Ventures' investment income (loss) and dividend distributions. Adobe Ventures carry their investments in equity securities at estimated fair market value and unrealized gains and losses are included in investment income
(loss). The stock of a number of technology investments held by the limited partnerships at November 30, 2001 are not publicly traded, and, therefore, there is no established market for their securities. As such, the fair value of these investments are determined by Granite Ventures using the most recent round of financing involving new non-strategic investors, or estimates made by Granite Ventures. We have a policy in place to review the fair value of these investments held by Adobe Ventures on a regular basis to evaluate the carrying value of the investments in these companies. This policy includes, but is not limited to, reviewing each of the companies' cash position, financing needs, earnings/revenue outlook, operational performance, management/ownership changes, and competition. The evaluation process is based on information that we request from these privately-held companies. This information is not subject to the same disclosure regulations as U.S. public companies, and as such, the basis for these evaluations is subject to the timing and the accuracy of the data received from these companies. If we believe that the carrying value of a company is carried at an amount in excess of fair value, it is our policy to record a reserve in addition to our equity method of accounting and the related writedown is recorded as an investment loss on our consolidated statements of income. Estimating the fair value of non-marketable equity investments in early-stage technology companies is inherently subjective and may contribute to significant volatility in our reported results of operations.

     We recognize realized gains and losses upon sale or maturity of these investments using the specific identification method. For further information on our long-term investments, please refer to Note 5 of our Notes to Consolidated Financial Statements.

     Accounting for Leases of Property and Equipment

     We entered into two operating lease agreements in 1999 and 2001 related to our headquarter office buildings in San Jose, CA. The agreements qualify for operating lease accounting treatment under SFAS 13, "Accounting for Leases," and, as such, the buildings are not included on our balance sheet. These agreements are subject to standard covenants, including liquidity, leverage, and profitability ratios that are reported to the lessors quarterly. We believe we will be able to meet our obligations under the agreements, but if we default on our commitments and are unable to remedy the default quickly enough, the lessors may terminate all remaining commitments, demand payment equal to the lessor's investment, or require us to purchase, facilitate the sale of the buildings to a third party, or surrender the buildings. If we are required to purchase the buildings, this will decrease our cash available for working capital and require us to add the value of the buildings to our balance sheet. If we facilitate the sale or surrender the buildings, this could require us to find alternate facilities on terms that may not be as favorable as the current arrangement. As of November 30, 2001, we were in compliance with all covenants. For further information on these leases, please refer to our "Commitments" section under "Liquidity and Capital Resources" and Note 13 of our Notes to Consolidated Financial Statements.

We Disclose Pro Forma Financial Information

     We prepare and release quarterly unaudited financial statements prepared in accordance with generally accepted accounting principles ("GAAP"). We also disclose and discuss certain pro forma financial information in the related earnings release and investor conference call. Our pro forma financial information does not include unusual or non-recurring events or transactions, amortization of goodwill and purchased intangibles, or gains and losses on investments in equity securities. We believe the disclosure of the pro forma financial information helps investors more meaningfully evaluate the results of our ongoing operations. However, we urge investors to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K, and our quarterly earnings releases and compare that GAAP financial information with the pro forma financial results disclosed in our quarterly earnings releases and investor calls.

     The following table shows the Company's pro forma results reconciled to the GAAP Consolidated Statement of Income for the fiscal year ended November 30, 2001. Our pro forma results for fiscal year 2001 exclude restructuring and other charges, amortization of goodwill and purchased intangibles, and investment loss.

                                                                  Year ended
                                                                  November 30,
                                                                     2001
                                                               -----------------
    GAAP income before income taxes                            $         306,931

     Restructuring and other charges                                      12,063

     Amortization of goodwill and purchased intangibles                   14,281
     Investment loss                                                      93,414
                                                               -----------------
       Pro forma income before income taxes                              426,689
    Income tax provision                                                 140,807
                                                               -----------------
    Pro forma net income                                                 285,882

    Basic pro forma net income per share                       $            1.20
                                                               =================

    Shares used in computing basic net income per share                  238,461
                                                               =================

    Diluted net income per share                               $           1.15
                                                               =================

    Shares used in computing diluted net income per share                249,145
                                                               =================

Pro Forma Fair Value Disclosures on Employee Stock Plans

     We account for our employee stock plans, consisting of fixed stock option plans, an employee stock purchase plan, and a performance and restricted stock plan, using the intrinsic value method. Please see our Note 10 of the Notes to Consolidated Financial Statements for the pro forma amounts of net income and net income per share that would have resulted if we accounted for our employee stock plans under the fair value recognition provisions of SFAS 123, "Accounting for Stock-Based Compensation."

Recent Accounting Pronouncements

     During July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations". This Statement requires all business combinations to be accounted for using the purchase method of accounting and redefines goodwill and other intangibles that should be recognized separate from goodwill. SFAS 141 is effective for all business combinations initiated after June 30, 2001.

     During July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets". This Statement requires that goodwill and other intangibles with an indefinite useful life not be amortized, but be tested for impairment at least annually. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, for new business combinations that occur after June 30, 2001, SFAS 142 is effective for those transactions. We will adopt SFAS 142 beginning in our fiscal year 2003. We are currently evaluating the impact of SFAS 142 on our financial statements and related disclosures.

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations". This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, or normal use of the asset. As used in this Statement, a legal obligation results from existing law, statute, ordinance, written or oral contract, or by legal construction of a contract under the doctrine of promissory estoppel. SFAS 143 is effective for fiscal years beginning after June 15, 2002. We do not expect the adoption of SFAS 143 to have a material impact on our financial position or results of operations.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets". This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." SFAS 144 is effective for fiscal years beginning after December 15, 2001. We will adopt SFAS 144 beginning in our fiscal year 2003. We do not expect the adoption of SFAS 144 to have a material impact on our financial position or results of operations.

     In November 2001, the Emerging Issues Task Force ("EITF") reached a consensus on EITF No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products." EITF No. 01-09 addresses the accounting for consideration given by a vendor to a customer and is a codification of EITF No. 00-14, "Accounting for Certain Sales Incentives," EITF No. 00-22, "Accounting for 'Points' and Certain Other Time-Based or Volume-Based Sales Incentives Offers and Offers for Free Products or Services to be Delivered in the Future" and EITF No. 00-25, "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products." We are evaluating the impact of EITF No. 01-09 and do not believe the adoption will have a material impact on our financial statements.

                         LIQUIDITY AND CAPITAL RESOURCES

                                                               2001       Change        2000       Change        1999
                                                            -----------  ---------   ------------ ---------   ------------
Cash, cash equivalents, and short-term investments......    $  581.6       (14)%     $   679.9        36%     $   498.7
Working capital.........................................    $  453.7       (19)%     $   563.3        59%     $   355.4
Stockholders' equity....................................    $  617.0       (18)%     $   752.5        47%     $   512.2


     Our cash, cash equivalents, and short-term investments consist principally of money market funds, municipal bonds, and marketable equity securities. All of our short-term investments are classified as available-for-sale under the provisions of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities." The securities are carried at fair market value with the unrealized gains and losses, net of tax, included in accumulated other comprehensive income, which is reflected as a separate component of stockholders' equity. Realized gains and losses are recognized when realized in our consolidated statements of income.

     Our cash, cash equivalents, and short-term investments decreased $98.3 million, or 14%, from December 1, 2000, primarily due to the purchase of treasury stock in the amount of $485.1 million, the purchase of long-term investments and other assets for $32.0 million, capital expenditures of $46.6 million, and the payment of dividends totaling $12.0 million. In addition, our short-term investments decreased due to the writedown of certain short-term marketable equity investments totaling $53.1 million and the sale of marketable equity investments with a cost basis of $7.8 million.

     These decreases were partially offset by cash generated from operations of $418.7 million and proceeds from the issuance of treasury stock related to the exercise of stock options under our stock option plans and sale of stock under the Employee Stock Purchase Plan of $87.5 million. Another source of cash included proceeds from the sale of equity securities of $31.5 million.

     Our existing cash, cash equivalent and investment balances may decline further during fiscal 2002, although we believe that our existing balances together with our anticipated cash flows from operations will be sufficient to meet our working capital and operating resource expenditure requirements for the next 12 months. If the global economy weakens further, the decline in cash, cash equivalents and investments balances may be greater than presently anticipated.

     We expect to continue our investing activities, including expenditures for computer systems for research and development, sales and marketing, product support, and administrative staff. Furthermore, cash reserves may be used to purchase treasury stock and strategically acquire companies, products, or technologies.

     Adobe's Board of Directors approved two separate two-for-one stock splits in the form of stock dividends of our common stock to stockholders effected October 24, 2000 and October 26, 1999. All share and per share amounts referred to in the consolidated financial statements have been adjusted to reflect these stock splits.


     We have paid cash dividends on our common stock each quarter since the second quarter of 1988. Adobe's Board of Directors declared a cash dividend on our common stock of $0.0125 per common share for each of the four quarters in fiscal 2001, 2000, and 1999. The declaration of future dividends, whether in cash or in-kind, is within the discretion of Adobe's Board of Directors and will depend on business conditions, our results of operations and financial condition, and other factors.


     Stock Repurchase Program I - On-going Dilution Coverage

     To facilitate our stock repurchase program, which is designed to minimize dilution from employee stock plans, we sold put warrants to independent third parties in fiscal 2001, 2000, and 1999. Each put warrant entitles the holder to sell one share of Adobe's common stock to Adobe at a specified price for cash or stock at Adobe's option. Approximately 5.6 million, 7.0 million, and 10.3 million put warrants were written in fiscal 2001, 2000, and 1999, respectively. At November 30, 2001, approximately 3.8 million put warrants were outstanding that expire through July 2002, with an average exercise price of $22.28 per share, resulting in a total potential cash outlay of approximately $84.0 million in fiscal 2002 if all puts warrants are exercised.

     In addition, in fiscal 2001, 2000, and 1999, we purchased call options from independent third parties that entitled us to buy 3.9 million, 4.2 million, and
4.9 million shares, respectively, of our common stock on certain dates at specified prices. At November 30, 2001, approximately 2.6 million call options were outstanding that expire on various dates through July 2002 with an average exercise price of $24.09 per share, resulting in a total potential cash outlay of approximately $63.3 million in fiscal 2002 if all calls options are exercised.

     Currently, all put warrants have a corresponding call option with an identical expiry date. Consequently, either the call option or put warrant, but not both, will be exercised.

     We repurchased approximately 5.9 million, 7.2 million, and 22.4 million shares in fiscal 2001, 2000, and 1999, respectively, at a cost of $319.9 million, $255.5 million, and $448.7 million, respectively.

     Stock Repurchase Program II - Additional Authorization above Dilution Coverage

     In September 1997, Adobe's Board of Directors authorized, subject to certain business and market conditions, the purchase of up to 60.0 million shares of our common stock over a two-year period. This program was completed in the first quarter of fiscal 1999. Under this program, we repurchased approximately 3.3 million shares in fiscal 1999 at a cost of $30.5 million.

     In April 1999, the Board authorized a 5.0 million share repurchase program, which allows us to purchase shares in the open market and enter into contracts to repurchase shares during future quarters by selling put warrants and buying call options. During fiscal 2001, approximately 4.9 million put warrants were written and 3.5 million call options were purchased at prices ranging from $32.60 to $39.58. As of November 30, 2001, there were no put warrants or options outstanding in this program. During fiscal 2001, we repurchased approximately
4.7 million shares at a cost of $165.2 million. We did not repurchase any shares under this program in fiscal 2000.

     In addition to the April 1999 5.0 million share repurchase program, our Board of Directors authorized in March 2001, subject to certain business and market conditions, the purchase of up to an additional 5.0 million shares of our common stock over a two-year period. We have not made any purchases under this
5.0 million share repurchase program.

     Combined Programs

     Our put and call option contracts provide that we, at our option, can settle with physical delivery or net shares equal to the difference between the exercise price and the value of the option as determined by the contract.

     For more information on our puts and calls, please see Note 1 of our Notes to Consolidated Financial Statements.

Commitments

     Our principal commitments as of November 30, 2001 consist of obligations under operating leases, a line of credit agreement, a real estate financing agreement, venture investing activities, royalty agreements, and various service agreements. We expect to fulfill all of the below commitments from our working capital.


     Lease Commitments

     We lease certain of our facilities and some of our equipment under noncancelable operating lease arrangements that expire at various dates through 2025. Rent expense, net of sublease income, for these leases aggregated $22.0 million, $25.6 million, and $29.4 million during fiscal 2001, 2000, and 1999, respectively. As of November 30, 2001, future minimum lease payments under noncancelable operating leases, net of sublease income, are as follows:
2002--$29.6  million;  2003--$32.3  million;  2004--$35.7  million;  2005--$28.5 million; 2006--$17.0 million; and $33.2 million thereafter.

     In September 2001, we entered into a real estate development agreement for the construction of an office building in downtown San Jose, California. Under the agreement, the lessor will finance up to $117.0 million over a two-year period, toward the construction and associated costs of the building. As part of the agreement, we entered into a five-year lease beginning upon completion of the building. We have an option to purchase the building at any time during the term for an amount equal to the total investment of the lessor. The agreement and lease are subject to standard covenants including liquidity, leverage and profitability ratios that are reported to the lessor quarterly. As of November 30, 2001, we were in compliance with all covenants. In case of a default, the lessor may terminate all remaining commitments, demand payment equal to the lessor's investment, or require that we purchase, facilitate the sale of the building to a third party, or surrender the building. The agreement qualifies for operating lease accounting treatment under SFAS 13, and, as such, the building and the related obligation are not included on our balance sheet, but the lease payments are reflected in the schedule of future minimum lease payments. At the end of the lease term, we can either purchase the building for an amount equal to the lessor's investment, which will be approximately $117.0 million, request to extend the maturity date of the lease or remarket the building. If we elect to remarket the building, we are obligated to arrange the sale of the building to an unrelated party and will be required to pay the lessor any shortfall between the net remarketing proceeds and the lessor's investment, up to a maximum recourse amount as set forth in the lease. The lessor is a multi-asset leasing company with a substantive net worth, not a special purpose entity.

     In August 1999, Adobe entered into a five-year lease agreement for our corporate headquarters office buildings in San Jose, California. Under the agreement, we have an option to purchase the buildings at any time during the lease term for $142.5 million, which is the total investment of the lessor. The lease is subject to standard covenants including liquidity, leverage and profitability ratios that are reported to the lessor quarterly. As of November 30, 2001, we were in compliance with all covenants. In case of a default, the lessor may demand payment equal to the lessor's investment or that we surrender the buildings. The agreement qualifies for operating lease accounting treatment under SFAS 13 and, as such, the buildings and the related obligation are not included on our balance sheet, but the lease payments are reflected in the schedule of future minimum lease payments. At the end of the lease term, we can either purchase the buildings for an amount equal to the lessor's investment, which is approximately $142.5 million, or terminate the lease. If we elect to terminate, we are obligated to use our best efforts to arrange the sale of the buildings to an unrelated party and will be required to pay the lessor any shortfall between the net remarketing proceeds and the lessor's investment, up to a maximum guaranteed residual amount as set forth in the lease. The lessor is a multi-asset leasing company with a substantive net worth, not a special purpose entity.

     Line of Credit

     In August 1999, Adobe entered into two unsecured revolving credit facilities of $100.0 million each, with a group of banks, for general corporate purposes, subject to certain financial covenants. One of the facilities expired in August 2001 and was not renewed, and the other $100.0 million facility expires in August 2002. Outstanding balances would accrue interest at London Interbank Offered Rate ("LIBOR") plus a margin that is based on our financial ratios. There were no outstanding balances on the credit facility as of November 30, 2001. In addition, as of November 30, 2001, we were in compliance with all financial covenants.

     We believe that if our line of credit is canceled or amounts are not available under the line, our financial results, liquidity, or capital resources would not be adversely impacted.

     Under the terms of our line of credit agreement, corporate headquarters lease agreements, and real estate financing agreement, we may pay cash dividends unless an event of default has occurred or we do not meet certain financial ratios.

     Royalties

     We have certain royalty commitments associated with the shipment and licensing of certain products. Royalty expense is generally based on a dollar amount per unit shipped or a percentage of the underlying revenue. Royalty expense was approximately $14.1 million, $20.8 million, and $24.5 million in fiscal 2001, 2000, and 1999, respectively.

     Adobe Ventures

     We have commitments to the Adobe Venture limited partnerships. The following table shows the capital commitments and the capital contributed as of November 30, 2001:

                                     Capital Commitment      Capital Contributed
                                     ------------------      -------------------
      Adobe Ventures L.P.               $ 40,000,000             $ 40,475,757
      Adobe Ventures II, L.P.           $ 40,000,000             $ 36,947,363
      Adobe Ventures III, L.P.          $ 60,000,000             $ 56,162,222
      Adobe Ventures IV, L.P.           $100,000,000             $ 18,292,333

     The capital commitment is the amount that Adobe has agreed to contribute to the Partnership. The capital commitment amount is contributed over the term of each Partnership, which is ten years. We can cease funding at any time after the earlier of: a) two years after the effective date of the Partnership or b) the date on which the Company has made capital contributions to the Partnership in an amount in excess of $10.0 million, $10.0 million, $20.0 million, and $33.0 million for Adobe Ventures L.P., Adobe Ventures II, L.P., Adobe Ventures III, L.P., and Adobe Ventures IV, L.P., respectively.

     In addition to these venture partnerships, we have direct investments in public and privately-held companies. In total, as of November 30, 2001, we have invested $194.9 million through our venture partnerships and direct investments. As of November 30, 2001, net returns were $354.3 million, including stock dividends and net gains in market value of investments.

     Legal Actions

     We are engaged in certain legal actions arising in the ordinary course of business. We believe that we have adequate legal defenses and that the ultimate outcome of these actions will not have a material adverse effect on our financial position and results of operations.

Derivatives and Financial Instruments
(Item 7a. Quantitative and Qualitative Disclosures About Market Risk)

     Foreign Currency Hedging Instruments

     We transact business in various foreign currencies, primarily in certain European countries and Japan. Accordingly, we are subject to exposure from movements in foreign currency exchange rates. This exposure is primarily related to yen denominated licenses in Japan, and beginning in fiscal 2001, euro denominated licenses in certain European countries.

     Our Japanese operating expenses are in yen, and our European operating expenses are in euro, which mitigates a portion of the exposure related to yen and euro denominated licenses. In addition, we hedge firmly committed transactions using forward contracts. We also hedge a percentage of forecasted international revenue with forward and purchased option contracts. At November 30, 2001, total outstanding contracts included $98.3 million in foreign currency forward exchange contracts and purchased put option contracts with a notional value of $82.3 million. All contracts expire at various times through May 2002. Our hedging policy is designed to reduce the impact of foreign currency exchange rate movements, and we expect any gain or loss in the hedging portfolio to be offset by a corresponding gain or loss in the underlying exposure being hedged. These contracts do subject us to risk of accounting gains and losses; however, the gains and losses on these contracts offset gains and losses on the assets, liabilities, and transactions being hedged. The bank counterparties in these contracts expose us to credit-related losses in the event of their nonperformance. However, to mitigate that risk we only contract with high quality counterparties with specific minimum rating requirements. In addition, our hedging policy establishes maximum limits for each counterparty.

     Economic Hedging - Hedges of Forecasted Transactions

     We use option and forward foreign exchange contracts to hedge certain operational ("cash flow") exposures resulting from changes in foreign currency exchange rates. These foreign exchange contracts, carried at fair value, have a duration between three to twelve months. Such cash flow exposures result from portions of our forecasted revenues denominated in currencies other than the U.S. dollar ("USD"), primarily the Japanese yen and the euro. We enter into these foreign exchange contracts to hedge forecasted product licensing revenue in the normal course of business, and accordingly, they are not speculative in nature.

     We record changes in the fair value of these cash flow hedges in accumulated other comprehensive income (loss), until the forecasted transaction occurs. When the forecasted transaction occurs, we reclassify the related gain or loss on the cash flow hedge to revenue. In the event the underlying forecasted transaction does not occur, or it becomes probable that it will not occur, we reclassify the gain or loss on the related cash flow hedge from accumulated other comprehensive income (loss) to interest and other income
(loss) on the consolidated statement of income at that time. For the fiscal year ended November 30, 2001, there were no such net gains or losses recognized in other income relating to hedges of forecasted transactions that did not occur.

     The critical terms of the cash flow hedging instruments are the same as the underlying forecasted transactions. The changes in fair value of the derivatives are intended to offset changes in the expected cash flows from the forecasted transactions. We record any ineffective portion of the hedging instruments in other income on the consolidated statement of income. The time value of purchased derivative instruments is deemed to be ineffective and is recorded in other income over the life of the contract.


     Balance Sheet Hedging - Hedging of Foreign Currency Assets and Liabilities

     We hedge our net recognized foreign currency assets and liabilities with forward foreign exchange contracts to reduce the risk that our earnings and cash flows will be adversely affected by changes in foreign currency exchange rates. These derivative instruments hedge assets and liabilities that are denominated in foreign currencies and are carried at fair value with changes in the fair value recorded as other income (loss). These derivative instruments do not subject us to material balance sheet risk due to exchange rate movements because gains and losses on these derivatives offset gains and losses on the assets and liabilities being hedged. At November 30, 2001, the outstanding balance sheet hedging derivatives had maturities of 60 days or less.

     A sensitivity analysis was performed on all of our foreign exchange derivatives as of November 30, 2001. This sensitivity analysis was based on a modeling technique that measures the hypothetical market value resulting from a 10% and 15% shift in the value of exchange rates relative to the U.S. dollar. A 10% and 15% increase in the value of the U.S. dollar (and a corresponding decrease in the value of the hedged foreign currency asset) would lead to an increase in the fair value of our financial hedging instruments by $16.0 million and $23.9 million, respectively. Conversely, a 10% and 15% decrease in the value of the U.S. dollar would result in a decrease in the fair value of these financial instruments by $12.5 million and $18.1 million, respectively.

     We do not use derivative financial instruments for speculative trading purposes, nor do we hedge our foreign currency exposure in a manner that entirely offsets the effects of changes in foreign exchange rates.

     As a general rule, we do not use financial instruments to hedge local currency denominated operating expenses in countries where a natural hedge exists. For example, in many countries the local currency product licenses substantially offsets the local currency denominated operating expenses. We assess the need to utilize financial instruments to hedge currency exposures, primarily related to operating expenses, on an ongoing basis.

     We regularly review our hedging program and may as part of this review determine at any time to change our hedging program.

     Equity Investments

     We are exposed to equity price risk on our portfolio of marketable equity securities. As of November 30, 2001, our total equity holdings in publicly traded companies were valued at $37.8 million compared to $90.2 million at December 1, 2000, a decrease of 58%. We believe that it is reasonably possible that the fair values of these securities could experience further adverse changes in the near term. We have a policy in place to review our equity holdings on a regular basis to evaluate whether or not each security has experienced an other-than-temporary decline in fair value. Our policy includes, but is not limited to, reviewing each of the companies' cash position, earnings/revenue outlook, stock price performance over the past six months, liquidity and management/ownership. If we believe that an other-than-temporary decline exists in one of our marketable equity securities, it is our policy to write down these equity investments to the market value and record the related writedown in our consolidated statements of income.

     The following table represents the potential decrease in fair values of our marketable equity securities that are sensitive to changes in the stock market. Fair value deteriorations of minus 50%, 35%, and 15% were selected based on the probability of their occurrence.


-------------------------------------------------------------------------------------------------------------

   Potential decrease to the value of securities given X% decrease in each stock's price
-------------------------------------------------------------------------------------------------------------
                                                                                         Fair Value as of
                                    (50%)             (35%)             (15%)            November 30, 2001
-------------------------------------------------------------------------------------------------------------
Marketable equity securities      $ (18.9)           $ (13.2)           $ (5.7)                 $37.8
-------------------------------------------------------------------------------------------------------------


     Equity Forward Contracts

     We also have a policy to hedge a certain portion of our equity holdings in publicly traded companies. From time to time, we have entered into forward contracts to sell portions of our equity holdings in future periods. We account for these forward contracts as "Fair Value Hedges," in accordance with SFAS 133 and mark them to market at the end of each period, offsetting changes in the fair market value of the equities being hedged. An increase (decrease) in the market value of the underlying equities will result in a corresponding decrease (increase) in the value of the forward contract. We have no outstanding forward contracts hedging marketable equity securities remaining as of November 30, 2001. As of December 1, 2000, the value of our forward contracts hedging equity securities was $10.7 million.

     Fixed Income Investments

     At November 30, 2001, we had an investment portfolio of fixed income securities, including those classified as cash equivalents, of $404.1 million compared to $369.7 million at December 1, 2000, an increase of 9%. These securities are subject to interest rate fluctuations. Changes in interest rates could adversely affect the market value of our fixed income investments.

     A sensitivity analysis was performed on our investment portfolio as of November 30, 2001. This sensitivity analysis was based on a modeling technique that measures the hypothetical market value changes that would result from a parallel shift in the yield curve of plus 50, 100, or 150 basis points over six-month and twelve-month time horizons.


   Potential decrease to the value of fixed income securities given X% increase in interest rates.
-------------------------------------------------------------------------------------------------------
                                        0.5%                   1.0%                    1.5%
-------------------------------------------------------------------------------------------------------
6 - month horizon                     $  (2.3)                $  (4.5)                 $  (6.8)
-------------------------------------------------------------------------------------------------------
12 - month horizon                    $  (2.1)                $  (4.1)                 $  (6.2)
-------------------------------------------------------------------------------------------------------



     We do not currently have any derivative financial instruments outstanding to manage interest rate risks. However, we have established policies and procedures to allow entering into derivative financial instruments to hedge interest rate risk if appropriate. We also limit our exposure to interest rate and credit risk by establishing and strictly monitoring clear policies and guidelines for our fixed income portfolios. At the present time, the maximum duration of all portfolios is limited to 2.3 years. The guidelines also establish credit quality standards, limits on exposure to any one security issue, limits on exposure to any one issuer, and limits on exposure to the type of instrument. Due to the limited duration and credit risk criteria established in our guidelines, we do not expect the exposure to interest rate risk and credit risk to be material.

     Privately Held Investments

     We have direct investments, as well as indirect investments through Adobe Ventures, in several privately held companies, many of which can still be considered in the start-up or development stages. These investments are inherently risky, as the technologies or products they have under development are typically in the early stages and may never materialize, and we could lose a substantial part of our entire initial investment in these companies.

     We have a policy in place to review privately-held investments on a regular basis to evaluate the carrying amount and economic viability of these companies. This policy includes, but is not limited to, reviewing each of the companies' cash position, financing needs, earnings/revenue outlook, operational performance, management/ownership changes, and competition. The evaluation process is based on information that we request from these privately-held companies. This information is not subject to the same disclosure regulations as U.S. public companies, and as such, the basis for these evaluations is subject to the timing and the accuracy of the data received from these companies. If we believe that the carrying value of an investment is carried at an amount in excess of fair value, it is our policy to record a reserve in addition to our equity method of accounting and the related writedown is recorded as an investment loss on our consolidated statements of income.

     Facility Leases

     We are exposed to interest rate risk associated with leases of our facilities whose payments are tied to the LIBOR and have evaluated the hypothetical changes in lease obligations arising from selected hypothetical changes in LIBOR. Market changes reflected immediate hypothetical parallel increases in the LIBOR curve of plus or minus 50, 100, and 150 basis points for a twelve-month period. Based on this analysis, such charges would not be material to our results of operations or financial position.

Item 8. Financial Statements and Supplementary Data


                              FINANCIAL STATEMENTS

     Our financial statements required by this item are submitted as a separate section of this Form 10-K. See Item 14 (a)(1) for a listing of financial statements provided in the section titled "FINANCIAL STATEMENTS".


                               SUPPLEMENTARY DATA

     The following tables (presented in thousands, except per share amounts) set forth quarterly supplementary data for each of the years in the two-year period ended November 30, 2001. All share and per share amounts referred to in the table below have been adjusted to reflect the two-for-one stock split in the form of a stock dividend of our common stock effected October 24, 2000.

                                                                                 2001
                                               ---------------------------------------------------------------------------
                                                                     Quarter Ended
                                               -----------------------------------------------------------   Year Ended
                                                  Mar. 2         June 1          Aug. 31        Nov. 30        Nov. 30
                                               -------------  --------------  --------------  ------------  --------------
Revenue.................................       $   328,969    $    344,093    $    292,118    $  264,540    $  1,229,720
Gross profit............................           308,953         321,734         272,077       245,505       1,148,269
Income before income taxes..............           104,113          91,500          60,140        51,178         306,931
Net income (1)..........................            69,756          61,305          40,294        34,289         205,644
Basic net income per share (1)..........              0.29            0.26            0.17          0.15            0.86
Shares used in computing basic net income
   per share............................           240,078         238,163         238,051       236,361         238,461
Diluted net income per share............              0.28            0.25            0.16          0.14            0.83
Shares used in computing diluted net
   income per share.....................           253,609         250,127         248,566       243,411         249,145


                                      F-42


                                                                                  2000
                                               ---------------------------------------------------------------------------
                                                                     Quarter Ended
                                               -----------------------------------------------------------   Year Ended
                                                  Mar. 3         June 2          Sep. 1         Dec. 1         Dec. 1
                                               -------------  --------------  --------------  ------------  --------------
Revenue.................................       $   282,232    $    300,085    $    328,867    $   355,194   $  1,266,378
Gross profit............................           261,510         279,481         305,199        332,933      1,179,123
Income before income taxes .............            99,331         101,195         120,429        122,785        443,739
Net income (2)..........................            64,565          65,777          78,270         79,196        287,808
Basic net income per share (2)..........              0.27            0.28            0.33           0.33           1.21
Shares used in computing basic net income
   per share............................           237,256         237,516         238,464        239,640        238,292
Diluted net income per share............              0.26            0.26            0.31           0.31           1.13
Shares used in computing diluted net
   income per share.....................           252,978         255,348         255,828        257,294        255,774

(1)      In 2001,  net income and net income per share includes the following:  first quarter  includes  investment loss of $17.0 million and amortization of goodwill and purchased  intangibles of $3.6 million;  the second quarter includes  investment loss of $31.0 million and amortization of goodwill and purchased  intangibles of $3.6  million;  the third  quarter  includes  investment  loss of $39.4  million  and  amortization  of goodwill and purchased  intangibles of $3.6 million;  the fourth quarter includes  investment loss of $5.9 million,  restructuring  and other charges of $12.1 million,  and  amortization  of goodwill and purchased intangibles of $3.6 million.

(2)      In 2000,  net  income  and net  income  per share  includes  the  following:  the first  quarter  includes investment  gain of $4.7 million,  one-time  gain from the sale of assets of $2.7  million,  gain from the reversal of a previous  restructuring  charge of $0.7 million,  and amortization of goodwill and purchased intangibles of $1.2 million;  the second quarter includes  investment gain of $7.7 million,  restructuring and other  charges of $6.3  million,  and  amortization  of goodwill  and  purchased  intangibles  of $1.2 million;  the third quarter  includes  investment  gain of $9.4 million and  amortization  of goodwill and purchased  intangibles  of $1.2 million;  the fourth  quarter  includes  investment  loss of $7.4 million, acquired in-process  research and development of $0.5 million,  and amortization of goodwill and purchased intangibles of $3.4 million.


Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

     Not applicable.


                                    PART III

Item 10. Directors and Executive Officers of the Registrant

     For information regarding our Directors and compliance with Section 16(a) of the Securities Exchange Act of 1934, we direct you to the sections entitled "Proposal 1 - Election of Directors," and "Section 16(a) Beneficial Ownership Reporting Compliance," respectively, in the Proxy Statement we will deliver to our stockholders in connection with our Annual Meeting of Stockholders to be held on April 11, 2002. Information regarding our Executive Officers is contained in Item 1 Business of this report.

     We are incorporating the information contained in those sections of our Proxy Statement here by reference.

Item 11. Executive Compensation

     For information regarding our Executive Compensation, we direct you to the section entitled "Executive Compensation" in the Proxy Statement we will deliver to our stockholders in connection with our Annual Meeting of Stockholders to be held on April 11, 2002.

     We are incorporating the information contained in that section of our Proxy Statement here by reference.

Item 12. Security Ownership of Certain Beneficial Owners and Management

     You will find this information in the section captioned "Security Ownership of Certain Beneficial Owners and Management," which will appear in the Proxy Statement we will deliver to our stockholders in connection with our Annual Meeting of Stockholders to be held on April 11, 2002. We are incorporating that information here by reference.

Item 13. Certain Relationships and Related Transactions

     During fiscal 1999, we entered into two separate loan agreements with Graham Freeman, an executive officer, to assist with his relocation to San Jose, California. The first loan in the amount of $550,000, with an interest rate of 8.25% per annum, was repaid on December 31, 1999. The second loan, in the amount of $1.0 million, is interest-free and is secured by Mr. Freeman's principal residence. Under the terms of the agreement, Mr. Freeman is required to repay this loan at $200,000 per year over the five years beginning December 2000. His second payment was made in December 2001, leaving a balance of $600,000 as of January 25, 2002. The loan was amended in November 2001 in connection with Mr. Freeman's resignation from the Company to include an agreement by the Company that it would not exercise its right to accelerate the payment of unpaid principal because of Mr. Freeman's termination of employment. The Company reserved the right to accelerate payment for any other reason authorized by the agreement.

     Also in connection with Mr. Freeman's resignation from his employment with us, which was effective November 30, 2001, we entered into an agreement with him to: (i) pay him a lump sum equal to his total target compensation (base pay and management incentive plan bonuses) for twelve (12) months, (ii) pay for his COBRA premiums until the earlier of November 1, 2002 or the date he receives coverage under another group health insurance plan, and (iii) allow him to keep his laptop computer. We also amended his loan agreement with us, as described in the previous paragraph. In addition, he remained eligible for any bonuses earned through his resignation date, although no bonuses were earned or paid.

     Adobe has entered into indemnity agreements with certain officers and directors which provide, among other things, that Adobe will indemnify such officer or director, under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, and settlements he or she may be required to pay in actions or proceedings which he or she is or may be a party to by reason of his or her position as director, officer, or other agent of Adobe, and otherwise to the full extent permitted under Delaware law and Adobe's Bylaws.

                                     PART IV

Item 14.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K

    (a)   Documents filed as part of this report

          1.   Financial statements

               o   Management's Report

               o   Independent Auditors' Report

               o   Consolidated Balance Sheets
                   November 30, 2001 and December 1, 2000

               o   Consolidated Statements of Income
                   Years Ended November 30, 2001, December 1, 2000, and December 3, 1999

               o Consolidated Statements of Stockholders' Equity and Other Comprehensive Income
                   Years Ended November 30, 2001, December 1, 2000, and December 3, 1999

               o   Consolidated Statements of Cash Flows
                   Years Ended November 30, 2001, December 1, 2000, and December 3, 1999

               o   Notes to Consolidated Financial Statements

          2.   Financial statement schedule

               o   Schedule II-Valuation and Qualifying Accounts

          3.   Exhibits

Index to Exhibits

     Exhibit                                                     Incorporated by Reference              Filed
     Number         Exhibit Description                            Form       Date         Number      Herewith


     3.2.11         Amended and Restated Bylaws as currently in     10-Q      7/16/01      3.2.11
                    effect
      3.4           Agreement and Plan of Merger effective          10-Q      05/30/97       2.1
                    5/30/97 (by virtue of a reincorporation),
                    by and between Adobe Systems Incorporated,
                    a California corporation and Adobe Systems
                    (Delaware) Incorporated, a Delaware
                    corporation
      3.6           Restated Certificate of Incorporation, as       10-Q      7/16/01        3.6
                    filed with the Secretary of State of the
                    State of Delaware on 5/22/01
      4.2           Fourth Amended and Restated Agreement           8-K        7/3/00         1
                    between the Company and Computershare
                    Investor Services, LLC
     10.1.6         1984 Stock Option Plan, as amended*             10-Q      07/02/93     10.1.6
    10.21.3         Revised Bonus Plan*                             10-Q      02/28/97     10.21.3
     10.23          Amended 1994 Performance and Restricted         10-Q      05/29/98     10.24.2
                    Stock Plan*
     10.24          1994 Stock Option Plan*                         10-Q      5/27/94      10.1.7
     10.25          1994 Stock Option Plan, as amended*             S-8       05/30/97      10.40
     10.26          1997 Employee Stock Purchase Plan, as           10-K      12/1/00       10.70
                    amended*
     10.27          Amended 1997 Employee Stock Purchase Plan*      S-8       6/21/99       10.51
     10.28          1996 Outside Directors Stock Option Plan*       10-Q      05/31/96      10.36
     10.29          1996 Outside Directors' Stock Option Plan,      S-8       6/16/00        4.7
                    as amended*
     10.30          Forms of Stock Option Agreements used in        S-8       6/16/00        4.8
                    connection with the 1996 Outside Directors'
                    Stock Option Plan*
     10.31          1996 Outside Directors Stock Option Plan,       10-Q      7/16/01       10.75
                    as amended*
     10.32          1999 Nonstatutory Stock Option Plan*            S-8       9/15/99        4.6
     10.33          1999 Nonstatutory Stock Option Plan,            S-8       12/22/00       4.6
                    as amended*
     10.34          1999 Nonstatutory Stock Option Plan, as         S-8       3/15/01        4.7
                    amended*
     10.35          1999 Nonstatutory Stock Option Plan, as         S-8       10/29/01       4.6
                    amended*
     10.40          Form of Indemnity Agreement*                    10-K      11/30/90     10.17.2
     10.41          Form of Indemnity Agreement*                    10-Q      05/30/97     10.25.1
     10.42          Amended and Restated Limited                    10-Q      8/28/98       10.42
                    Partnership Agreement of Adobe Incentive
                    Partners, L.P.*
     10.43          Amendment to Limited Partnership Agreement      10-Q       6/4/99       10.52
                    of Adobe Incentive Partners, L.P.*
     10.44          Forms of Retention Agreement*                   10-K      11/28/97      10.44
     10.48          Letter of Release and Waiver*                   10-K      11/27/98      10.48


                                      F-46



    Exhibit                                                      Incorporated by reference                  Filed
     Number         Exhibit Description                             Form        Date          Number      Herewith
     10.53          Amended, Restated and Consolidated Master       10-Q        9/3/99        10.53
                    Lease of Land and Improvements by and
                    between Sumitomo Bank Leasing and Finance,
                    Inc. and Adobe Systems Incorporated
     10.54          Credit Agreement among Adobe Systems            10-Q        9/3/99        10.54
                    Incorporated, Lenders named therein and ABN
                    AMRO Bank N.V., as Administrative Agent,
                    with certain related Credit Documents
     10.56          Note Secured by Deed of Trust and               10-K        12/3/99       10.56
                    Promissory Note*
     10.66          Credit Agreement among Adobe Systems            10-Q        9/1/00        10.66
                    Incorporated, Lenders Named therein and ABN
                    Amro Bank N.V., as Administrative Agent,
                    with Certain Related Credit Documents
     10.67          Amendment No. 1 to 1999 Credit Agreement        10-Q        9/1/00        10.67
                    among Adobe Systems Incorporated, Lenders
                    Named Therein and ABN Amro Bank N.V., as
                    Administrative Agent, with Certain Related
                    Credit Documents
     10.68          Amendment No. 1 to Amended, Restated and        10-Q        7/16/01       10.68
                    Consolidated Master Lease of Land and
                    Improvements between Adobe Systems
                    Incorporated and Sumitomo Bank Leasing and
                    Finance, Inc.
     10.69          Amendment No. 2 to Amended, Restated, and       10-Q        9/1/00        10.68
                    Consolidated Master Lease of Land and
                    Improvements between Adobe Systems
                    Incorporated and Sumitomo Bank Leasing and
                    Finance, Inc.
     10.77          Lease agreement between Adobe Systems and                                                 X
                    Selco Service Corporation
     10.78          Participation agreement among Adobe                                                       X
                    Systems, Selco Service Corporation, et al.
     10.79          Confidential Resignation Agreement*                                                       X
     10.80          Executive Severance Plan in the Event of a                                                X
                    Change of Control*
       21           Subsidiaries of the Registrant                                                            X
       23           Consent of KPMG LLP                                                                       X


______________
    *  Compensatory plan or arrangement

     We will furnish any exhibit listed above that is not included here. You must specifically request the exhibit you would like to receive and pay our reasonable expenses in furnishing it to you. You should call or write:

                          Investor Relations Department
                                 345 Park Avenue
                             San Jose, CA 95110-2704
                                  408-536-4416
                                Fax 408-537-4034
                              E-mail: ir@adobe.com

     Many of the above exhibits are also available through our EDGAR filings at www.sec.gov.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                           ADOBE SYSTEMS INCORPORATED



                           By:  /s/ Murray J. Demo
                               -----------------------
                               Murray J. Demo,
                               Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)


     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 19th day of February, 2002.

Signature                                 Title


/s/ John E. Warnock
--------------------------
John E. Warnock                           Chairman of the Board of Directors

/s/ Charles M. Geschke
--------------------------
Charles M. Geschke                        Chairman of the Board of Directors

/s/ Bruce R. Chizen
--------------------------
Bruce R. Chizen                          Director, President and Chief Executive
                                         Officer (Principal Executive Officer)
/s/ Carol Mills Baldwin
--------------------------
Carol Mills Baldwin                      Director

/s/ James Daley
--------------------------
James Daley                              Director

/s/ Antonio Perez
--------------------------
Antonio Perez                            Director

/s/ Colleen M. Pouliot
--------------------------
Colleen M. Pouliot                       Director and Senior Vice President

/s/ Robert Sedgewick
--------------------------
Robert Sedgewick                         Director

/s/ Delbert W. Yocam
--------------------------
Delbert W. Yocam                         Director

/s/ Murray J. Demo
--------------------------
Murray J. Demo                           Senior Vice President and Chief
                                         Financial Officer (Principal Financial
                                         and Accounting Officer)

                              SUMMARY OF TRADEMARKS

     The following trademarks of Adobe Systems Incorporated or its subsidiaries, which may be registered in certain jurisdictions, are referenced in this Form 10-K:

       Adobe
       Acrobat
       Acrobat Capture
       Acrobat eBook Reader
       Acrobat Reader
       Acrobat Messenger
       ActiveShare
       Adobe Dimensions
       Adobe Font Folio
       Adobe PhotoDeluxe
       Adobe Premiere
       Adobe Studio
       Adobe Type Manager
       After Effects
       AlterCast
       Atmosphere
       Distiller
       ePaper
       Extreme
       FrameMaker
       GoLive
       Illustrator
       InCopy
       InDesign
       InProduction
       LiveMotion
       PageMaker
       PageMill
       PDF Transit
       Photomerge
       Photoshop
       PostScript
       PostScript 3
       PressReady
       Streamline


All other brand or product names are trademarks or registered trademarks of their respective holders.

                              FINANCIAL STATEMENTS

     As required under Item 8. Financial Statements and Supplementary Data, Adobe's consolidated financial statements are provided in this separate section. The consolidated financial statements included in this section are as follows:


                                                                            Page

       o     Management's Report...........................................   52
       o     Independent Auditors' Report..................................   53
       o     Consolidated Balance Sheets
               November 30, 2001 and December 1, 2000......................   54
       o     Consolidated Statements of Income
               Years Ended November 30, 2001, December 1, 2000, and
               December 3, 1999............................................   55
       o Consolidated Statements of Stockholders' Equity and Other Comprehensive Income
               Years Ended November 30, 2001, December 1, 2000, and
               December 3, 1999............................................   56
       o     Consolidated Statements of Cash Flows
               Years Ended November 30, 2001, December 1, 2000, and
               December 3, 1999............................................   58
       o     Notes to Consolidated Financial Statements....................   60

                               MANAGEMENT'S REPORT

     Management is responsible for all the information and representations contained in the consolidated financial statements and other sections of this Form 10-K. Management believes that the consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America appropriate in the circumstances to reflect, in all material respects, the substance of events and transactions that should be included, and that the other information in this Form 10-K is consistent with those statements. In preparing the consolidated financial statements, management makes informed judgments and estimates of the expected effects of events and transactions that are currently being accounted for.

     In meeting its responsibility for the reliability of the consolidated financial statements, management depends on the Company's system of internal accounting controls. This system is designed to provide reasonable assurance that assets are safeguarded and transactions are executed in accordance with management's authorization, and are recorded properly to permit the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. In designing control procedures, management recognizes that errors or irregularities may nevertheless occur. Also, estimates and judgments are required to assess and balance the relative cost and expected benefits of the controls. Management believes that the Company's accounting controls provide reasonable assurance that errors or irregularities that could be material to the consolidated financial statements are prevented or would be detected within a timely period by employees in the normal course of performing their assigned functions.

     The Board of Directors pursues its oversight role for these consolidated financial statements through the Audit Committee, which is comprised solely of Directors who are not officers or employees of the Company. The Audit Committee meets with management periodically to review their work and to monitor the discharge of each of their responsibilities. The Audit Committee also meets periodically with KPMG LLP, the independent auditors, who have free access to the Audit Committee or the Board of Directors, without management present, to discuss internal accounting control, auditing, and financial reporting matters.

     KPMG LLP is engaged to express an opinion on our consolidated financial statements. Their opinion is based on procedures believed by them to be sufficient to provide reasonable assurance that the consolidated financial statements are not materially misleading and do not contain material errors.


December 11, 2001               By: /s/ Murray J. Demo
                                    --------------------
                                    Murray J. Demo,
                                    Senior Vice President and
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Adobe Systems Incorporated:

     We have audited the accompanying consolidated financial statements of Adobe Systems Incorporated and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the accompanying financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Adobe Systems Incorporated and subsidiaries as of November 30, 2001 and December 1, 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended November 30, 2001, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



KPMG LLP
Mountain View, California
December 11, 2001

                           ADOBE SYSTEMS INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, except per share data)

                                                                                     November 30,       December 1,
                                                                                        2001               2000
                                                                                     ------------      --------------


                                        ASSETS
Current assets:
   Cash and cash equivalents....................................................     $  218,662         $  236,866
   Short-term investments.......................................................        362,951            442,987
   Trade receivables, net of allowances for
     doubtful accounts of $10,099 and $8,788, respectively......................        124,106            140,514
   Other receivables...........................................................          18,299             19,599
   Deferred income taxes........................................................         22,726             23,460
   Other current assets.........................................................         20,620             14,486
                                                                                         ------             ------
     Total current assets.......................................................        767,364            877,912
Property and equipment, net.....................................................         80,993             64,268
Other assets....................................................................         70,672            127,236
Deferred income taxes, long-term................................................         11,594                 --
                                                                                         ------             ------
                                                                                     $  930,623         $1,069,416
                                                                                     ==========         ==========
                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Trade and other payables.....................................................     $   30,891         $   40,280
   Accrued expenses.............................................................        119,258            181,861
   Accrued restructuring charges................................................          9,573               --
   Income taxes payable.........................................................        132,228             74,768
   Deferred revenue.............................................................         21,701             17,696
                                                                                       --------             ------
     Total current liabilities..................................................        313,651            314,605
                                                                                       --------            -------


Deferred income taxes...........................................................             --              2,267
                                                                                       --------            -------


Stockholders' equity:
   Preferred stock, $0.0001 par value; 2,000 shares authorized; none issued.....              --                --
   Common stock, $0.0001 par value; Authorized: 900,000 shares; Issued: 295,764
     shares in 2001 and 2000; and additional paid-in capital....................        625,386            530,801
   Retained earnings............................................................      1,366,205          1,172,504
   Accumulated other comprehensive income (loss)................................          3,918               (698)
   Treasury stock, at cost (59,745 and 54,818 shares in 2001 and 2000,
     respectively), net of reissuances..........................................     (1,378,537)          (950,063)
                                                                                     -----------         ----------
     Total stockholders' equity.................................................        616,972            752,544
                                                                                     -----------         ----------
                                                                                     $   930,623       $ 1,069,416
                                                                                     ===========       ===========


          See accompanying Notes to Consolidated Financial Statements.

                                            ADOBE SYSTEMS INCORPORATED
                                         CONSOLIDATED STATEMENTS OF INCOME
                                       (In thousands, except per share data)

                                                                                             Years Ended
                                                                  --------------------------------------------------
                                                                   November 30,     December 1,      December 3,
                                                                       2001            2000              1999
                                                                  --------------- ---------------- -----------------

Revenue..........................................................    $ 1,229,720     $  1,266,378      $  1,015,434
Direct costs.....................................................         81,451           87,255            94,540
                                                                     ------------    ------------      ------------
Gross profit.....................................................      1,148,269        1,179,123           920,894
                                                                     -----------     ------------      ------------

Operating expenses:
   Research and development......................................        224,122          240,212           197,476
   Sales and marketing...........................................        403,720          401,188           328,505
   General and administrative....................................        115,626          116,528           103,622
   Restructuring and other charges...............................         12,063            5,629            23,028
   Amortization of goodwill and purchased intangibles............         14,281            7,013             4,830
   Acquired in-process research and development..................             --              470             3,580
                                                                     -----------     ------------      ------------

Total operating expenses.........................................        769,812          771,040           661,041
                                                                     -----------     ------------      ------------


Operating income.................................................        378,457          408,083           259,853
                                                                     -----------     ------------      ------------


Nonoperating income (loss), net:
   Investment gain (loss), net...................................        (93,414)          14,345            88,891
   Interest and other income.....................................         21,888           21,311            25,683
                                                                     -----------     ------------      ------------

Total nonoperating income (loss), net............................        (71,526)          35,656           114,574
                                                                     -----------     ------------      ------------

Income before income taxes.......................................        306,931          443,739           374,427
Income tax provision.............................................        101,287          155,931           136,676
                                                                     -----------     ------------      ------------
Net income.......................................................    $   205,644     $    287,808      $    237,751
                                                                     ===========     =============     =============

Basic net income per share......................................     $      0.86     $       1.21      $       0.98
                                                                     ===========     ============      =============


Shares used in computing basic net income per share..............        238,461          238,292           241,572
                                                                     ===========     ============      =============

Diluted net income per share.....................................    $      0.83     $       1.13       $      0.92
                                                                     ===========     ============      =============

Shares used in computing diluted net income per share............        249,145          255,774           258,410
                                                                     ===========     ============      =============

         See accompanying Notes to Consolidated Financial Statements.

                                      F-55

                           ADOBE SYSTEMS INCORPORATED
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                         AND OTHER COMPREHENSIVE INCOME
                                 (In thousands)


                                  Common Stock and
                                  Additional Paid-in                               Accumulated
                                      Capital                                          Other        Treasury Stock
                                  ------------------    Retained     Comprehensive Comprehensive  --------------------
                                  Shares    Amount      Earnings        Income      Income(Loss)     Shares   Amount         Total
                                  ------    ------      --------     ------------- -------------  ----------- --------     ---------
Balances as of November 27,
   1998........................  295,764    $ 306,859    $ 732,730            --        (1,879)     (52,200) $(521,345)    $516,365
Comprehensive income:
   Net income..................       --           --      237,751    $  237,751            --            --         --     237,751
   Other comprehensive income,
     net of tax:
   Net unrealized gain on
     investments...............       --           --           --       128,076       128,076            --         --     128,076
   Reclassification adjustment.       --           --           --       (58,570)      (58,570)           --         --     (58,570)
   Tax provision  on above.....       --           --           --       (26,698)      (26,698)           --         --     (26,698)
   Foreign currency
     translation adjustments...       --           --           --          (597)         (597)           --         --        (597)
                                                                      -----------
   Other comprehensive income..       --           --           --        42,211            --            --         --          --
                                                                      -----------
Comprehensive income, net of          --           --           --    $  279,962            --            --         --          --
tax............................                                       ===========
Tax benefit from employee             --       58,478           --            --            --            --         --      58,478
   stock option plans..........
Stock compensation expense.....       --        2,742           --            --            --           278      2,530       5,272
Dividends declared.............       --           --      (12,623)           --            --            --         --     (12,623)
Purchase of treasury stock.....       --           --           --            --            --       (26,212)  (479,161)   (479,161)
Reissuance of treasury stock
   under employee stock and
   stock option plans..........       --           --      (61,619)           --            --        19,448    204,557     142,938
Proceeds from sale of put
   warrants....................       --          978           --            --            --            --         --         978
                                 -------    ---------    ---------      --------       -------       -------- ---------    ---------
Balances as of December 3, 1999  295,764    $ 369,057    $ 896,239            --        40,332       (58,686) $(793,419)   $512,209
Comprehensive income:
   Net income..................       --           --      287,808       287,808            --            --         --     287,808
   Other comprehensive income,
     net of tax:
   Net unrealized loss on
     investments...............       --           --           --       (66,840)      (66,840)           --         --     (66,840)
   Reclassification adjustment.       --           --           --         4,282         4,282            --         --       4,282
   Tax provision on  above.....       --           --           --        24,073        24,073            --         --      24,073
   Foreign currency
     translation adjustments...       --           --           --        (2,545)       (2,545)           --         --      (2,545)
                                                                      ----------
   Other comprehensive loss....       --           --         --         (41,030)           --            --         --          --
                                                                      ----------
Comprehensive income, net of          --           --         --     $  246,778             --            --         --          --
tax............................                                       ==========
Tax benefit from employee             --      124,922        --              --             --            --         --     124,922
   stock option plans..........
Stock compensation expense.....       --       10,896        --              --             --           569      5,603      16,499
Dividends declared.............       --           --   (11,543)             --             --            --         --     (11,543)
Purchase of treasury stock.....       --           --        --              --             --        (7,184)  (255,456)   (255,456)
Reissuance of treasury stock
   under employee stock and
   stock option plans..........       --       25,926                        --             --        10,483     93,209     119,135
                                 --------  ---------- ---------- -------------- --------------     ---------   --------
Balances as of December 1, 2000  295,764    $ 530,801 $1,172,504             --  $        (698)      (54,818) $(950,063)   $752,544
                                 ========  ========== ==========                ==============     =========  =========   =========


          See accompanying Notes to Consolidated Financial Statements.

                           ADOBE SYSTEMS INCORPORATED
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                         AND OTHER COMPREHENSIVE INCOME
                                 (In thousands)
                                   (Continued)





                                  Common Stock and
                                  Additional Paid-in                               Accumulated
                                      Capital                                          Other        Treasury Stock
                                  ------------------     Retained     Comprehensive Comprehensive  --------------------
                                  Shares    Amount       Earnings        Income      Income(Loss)     Shares   Amount         Total
                                  ------    ------       --------     ------------- -------------  ----------- --------    ---------

Balances as of December 1, 2000  295,764   $530,801     $1,172,504            --  $    (698)        (54,818)  $(950,063)   $752,544
Comprehensive income:
   Net income..................       --         --        205,644     $ 205,644         --              --          --     205,644
   Other comprehensive income,
     net of tax:
   Net unrealized loss on
     investments...............       --         --            --        (28,884)    (28,884)            --          --     (28,884)
   Reclassification adjustment.       --         --            --         33,571      33,571             --          --      33,571
   Tax provision on above......       --         --            --         (1,759)     (1,759)            --          --      (1,759)
   Foreign currency translation
     adjustments...............       --         --            --           (894)       (894)            --          --        (894)
   Net gain on derivative
     instruments, net of taxes.       --         --            --          2,582       2,582             --          --       2,582
                                                                         -------
   Other comprehensive income..       --         --            --          4,616          --             --          --          --
                                                                        --------
Comprehensive income, net of tax      --         --            --      $ 210,260          --             --          --          --
                                                                       =========
Tax benefit from employee stock       --     45,692           --              --          --             --          --      45,692
   option plans................
Stock compensation expense.....       --     13,494           --              --          --            458       4,503      17,997
Dividends declared.............       --         --     (11,943)              --          --             --          --     (11,943)
Purchase of treasury stock.....       --         --           --              --          --        (10,598)    (485,115)  (485,115)
Reissuance of treasury stock
   under employee stock and
   stock option plans..........       --     35,399                           --          --          5,213       52,138     87,537
                                 -------  ---------  -----------    -------------- ----------      --------- -----------   --------
Balances as of November 30, 2001 295,764  $ 625,386  $1,366,205               --   $   3,918        (59,745) $(1,378,537)  $616,972
                                 =======  =========  ===========                   ==========      ========= ===========   ========


          See accompanying Notes to Consolidated Financial Statements.

                                            ADOBE SYSTEMS INCORPORATED
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (In thousands)

                                                                                         Years Ended
                                                                               --------------------------------------
                                                                               November 30,  December 1,  December 3,
                                                                                   2001         2000        1999
                                                                               ------------  -----------  -----------
Cash flows from operating activities:
   Net income.......................................................            $ 205,644    $287,808     $237,751
   Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...................................               56,645      43,275       50,770
     Stock compensation expense.....................................               17,997      16,499        5,272
     Deferred income taxes..........................................              (17,600)      1,398          694
     Provision for losses on receivables............................                1,435       7,140       (3,319)
     Tax benefit from employee stock option plans...................               45,692     124,922       58,478
     Equity method (gains) loss of Adobe Ventures and cost method
       investments..................................................               59,873     (33,258)     (30,600)
     Loss on other-than-temporary declines of equity securities.....               53,068      26,342           --
     Gains on sales of equity securities............................              (20,054)    (12,660)     (59,377)
     Gain on sale of buildings......................................                   --      (1,052)      (5,729)
     Noncash restructuring and other charges........................                   --       1,011       14,379
     Changes in operating assets and liabilities:
       Receivables..................................................               16,273     (88,487)      65,733
       Other current assets.........................................               (3,552)     (5,407)         842
       Trade and other payables.....................................               (9,389)      4,588      (12,989)
       Accrued expenses.............................................              (61,083)     46,760       21,265
       Accrued restructuring charges................................                9,573      (8,003)     (14,571)
       Income taxes payable.........................................               60,175      31,730        1,257
       Deferred revenue.............................................                4,005       2,020        4,343
                                                                                ---------     -------      -------
Net cash provided by operating activities...........................              418,702     444,626      334,199
                                                                                ---------     -------      -------
Cash flows from investing activities:
   Purchases of short-term investments..............................             (817,173)   (443,875)    (270,960)
   Maturities and sales of short-term investments...................              837,755     305,950      232,973
   Proceeds from the release of restricted funds....................                  --           --      130,260
   Acquisitions of property and equipment...........................              (46,556)    (29,836)     (42,206)
   Purchases of long-term investments and other assets..............              (31,956)    (59,059)     (43,474)
   Acquisitions, net of cash acquired...............................                   --     (24,448)     (36,932)
   Proceeds from sales of buildings.................................                   --       5,420       40,613
   Proceeds from sales of equity securities.........................               31,505      17,788       63,876
                                                                                ----------   ---------     -------
   Net cash provided by (used for) investing activities.............              (26,425)   (228,060)      74,150
                                                                                ----------   ---------     -------



          See accompanying Notes to Consolidated Financial Statements.

                           ADOBE SYSTEMS INCORPORATED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Continued)


                                                                                         Years Ended
                                                                          -----------------------------------------------
                                                                              November 30,    December 1,   December 3,
                                                                                   2001         2000            1999
                                                                          ----------------- ------------- ---------------
Cash flows from financing activities:
   Purchase of treasury stock.......................................            (485,115)        (255,456)       (479,161)
   Proceeds from reissuance of treasury stock.......................              87,536          119,135         142,938
   Proceeds from sale of put warrants...............................                  --               --             978
   Payment of dividends.............................................             (12,007)         (11,979)        (12,233)
                                                                          --------------- ---------------- ---------------
Net cash used for financing activities..............................            (409,586)        (148,300)       (347,478)
Effect of foreign currency exchange rates on cash and cash equivalents              (895)          (2,545)           (597)
                                                                          --------------- ---------------- ---------------
Net increase (decrease) in cash and cash equivalents................             (18,204)          65,721          60,274
Cash and cash equivalents at beginning of year......................             236,866          171,145         110,871
                                                                          --------------- ---------------- ---------------
Cash and cash equivalents at end of year............................      $      218,662  $     236,866    $     171,145
                                                                          =============== ================ ===============
Supplemental disclosures:
   Cash paid during the year for income taxes.......................      $       16,862  $      13,195    $      68,770
                                                                          =============== ================ ===============
   Noncash investing and financing activities:
     Cash dividends declared but not paid...........................      $        2,952  $       3,016    $       3,452
                                                                          =============== ================ ===============
       Unrealized gains (losses) on available-for-sale securities, net    $        2,928  $     (38,485)   $      42,808
       of taxes.....................................................
                                                                          =============== ================ ===============


          See accompanying Notes to Consolidated Financial Statements.

                           ADOBE SYSTEMS INCORPORATED
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except share and per share data)

Note 1.   Significant Accounting Policies

     Operations

     Founded in 1982, Adobe Systems Incorporated ("Adobe") builds award-winning software solutions for Network Publishing, including Web, print, video, wireless and broadband applications. Its graphic design, imaging, dynamic media and authoring tools enable customers to create, manage, and deliver visually-rich, reliable content. We license our technology to major hardware manufacturers, software developers, and service providers, and we offer integrated software solutions to businesses of all sizes. We distribute our products through a network of distributors and dealers, value-added resellers ("VARs"), systems integrators, and original equipment manufacturers ("OEMs"); direct to end users through Adobe call centers; and through our own Web site at www.adobe.com. We have operations in the Americas; Europe, Middle East, and Africa ("EMEA"); and Asia.

     Fiscal Year

     Our fiscal year is a 52/53-week year ending on the Friday closest to November 30.

     Basis of Consolidation

     The accompanying consolidated financial statements include those of Adobe and our subsidiaries, after elimination of all intercompany accounts and transactions.

     The accompanying consolidated financial statements also include those of Adobe Incentive Partners, L.P. ("AIP"). AIP holds limited partnership interests in Adobe Ventures L.P. and Adobe Ventures II, L.P., which are accounted for using the equity method of accounting.

     Use of Estimates

     In the preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, we must make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities, at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash Equivalents and Short-term Investments

     Cash equivalents consist of instruments with maturities of three months or less at the time of purchase.

     We classify all of our cash equivalents and short-term investments that are free of trading restrictions or become free of trading restrictions within one year as "available-for-sale." We carry these investments at fair value, based on quoted market prices, and unrealized gains and losses, net of taxes, are included in accumulated other comprehensive income, which is reflected as a separate component of stockholders' equity. Realized gains and losses are recognized when realized in our consolidated statements of income. We have a policy in place to review our equity holdings on a regular basis to evaluate whether or not each security has experienced an other-than-temporary decline in fair value. Our policy includes, but is not limited to, reviewing each of the companies' cash position, earnings/revenue outlook, stock price performance over the past six months, liquidity and management/ownership. If we believe that an other-than-temporary decline exists in one of our marketable equity securities, it is our policy to write down these equity investments to the market value and record the related writedown as an investment loss on our consolidated statements of income.

     Foreign Currency Translation

     We translate assets and liabilities of foreign subsidiaries, whose functional currency is the local currency, at exchange rates in effect at the balance sheet date. We translate revenues and expenses at the monthly average rates of exchange prevailing during the year. We include the adjustment resulting from translating the financial statements of such foreign subsidiaries in accumulated other comprehensive income, which is reflected as a separate component of stockholders' equity. Foreign currency transaction gains or losses are reported in interest and other income. For the years ended November 30, 2001 and December 1, 2000, we reported foreign exchange transaction losses of $3.2 million and $1.6 million, respectively.

We also reported net gains on our foreign currency hedges of these transactions of $3.2 million and $0.5 million for fiscal years 2001 and 2000, respectively.

     Property and Equipment

     We record property and equipment at cost. Depreciation and amortization are calculated using the straight-line method over the shorter of the estimated useful lives (thirty-five years for buildings; two to seven years for furniture and equipment) or lease terms (five to ten years for leasehold improvements) of the respective assets. We also capitalize certain costs related to our website development in accordance with Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Amortization on a straight-line basis begins once the website is ready for its intended use.

     Other Assets

     Other  assets  includes  goodwill,  purchased  technology,   certain  other
intangible assets, and long-term investments.

     Goodwill, purchased technology, and certain other intangible assets are stated at cost less accumulated amortization. We record amortization utilizing the straight-line method over the estimated useful lives of the respective assets, generally up to thirteen years. Capitalization of computer software development costs, when material, begins upon the establishment of technological feasibility, which is generally the completion of a working prototype that has been certified as having no critical bugs and is a release candidate. To date, software development costs incurred between completion of a working prototype and general availability of the related product have not been material.

     Our long-term investments include direct investments and indirect investments in privately-held companies. We own limited partnership interests in four venture capital limited partnerships, Adobe Ventures L.P.; Adobe Ventures II, L.P.; Adobe Ventures III, L.P., and Adobe Ventures IV, L.P. (collectively "Adobe Ventures"), that invest in early stage companies with innovative technologies. In addition to the potential for financial returns, our venture activities increase our knowledge of emerging markets and technologies, as well as expand our ecosystem of Adobe products and services. The partnerships are managed by Granite Ventures, an independent venture capital firm and sole general partner of Adobe Ventures.

     The investments in Adobe Ventures are accounted for using the equity method of accounting, and accordingly, the investments are adjusted to reflect our share of Adobe Ventures' investment income (loss) and dividend distributions. Adobe Ventures carry their investments in equity securities at estimated fair market value and unrealized gains and losses are included in investment income
(loss). The stock of a number of technology investments held by the limited partnerships at November 30, 2001 are not publicly traded, and, therefore, there is no established market for their securities. As such, the fair value of these investments are determined by Granite Ventures using the most recent round of financing involving new non-strategic investors or estimates made by Granite
Ventures. We have a policy in place to review the fair value of these investments held by Adobe Ventures on a regular basis to evaluate the carrying value of the investments in these companies. This policy includes, but is not limited to, reviewing each of the companies' cash position, financing needs, earnings/revenue outlook, operational performance, management/ownership changes, and competition. The evaluation process is based on information that we request from these privately-held companies. This information is not subject to the same disclosure regulations as U.S. public companies, and as such, the basis for these evaluations is subject to the timing and the accuracy of the data received from these companies. If we believe that the carrying value of a company is carried at an amount in excess of fair value, it is our policy to record a reserve in addition to our equity method of accounting and the related writedown is recorded as an investment loss on our consolidated statements of income.

     We recognize realized gains and losses upon sale or maturity of these investments using the specific identification method.



     Impairment of Long-lived Assets

     We currently evaluate our long-lived assets, including goodwill and certain identifiable intangibles, in accordance with the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. We consider factors such as significant changes in the business climate and projected discounted cash flows from the respective asset. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds its fair value. In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets." SFAS 142 requires goodwill to be tested for impairment at least annually, and written off when impaired, rather than being amortized as previous standards required. We will adopt SFAS 142 beginning in our fiscal year 2003. We are currently assessing the impact of SFAS 142 on our operating results and financial condition. In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business". We will adopt SFAS 144 beginning in our fiscal year 2003. We do not expect the adoption of SFAS 144 to have a material impact on our financial position or results of operations.

     Stock Splits

     Adobe's Board of Directors approved two separate two-for-one stock splits in the form of stock dividends of our common stock to stockholders effected October 24, 2000 and October 26, 1999. All share and per share amounts referred to in the consolidated financial statements have been adjusted to reflect these stock splits.

     Employee Stock Plans

     We account for our employee stock plans, which consist of fixed stock option plans, an employee stock purchase plan, and a performance and restricted stock plan, using the intrinsic value method.

     Revenue Recognition

     In fiscal 2000, we adopted Statement of Position No. 98-9 ("SOP 98-9"), "Modifications of SOP 97-2, Software Revenue Recognition, With Respect to
Certain Transactions." The adoption of SOP 98-9 did not have a significant impact on our financial position or results of operations.

     We recognize application products revenue upon shipment, net of estimated returns, provided that collection is determined to be probable and no significant obligations remain. Application product revenue from distributors is subject to agreements allowing limited rights of return, rebates, and price protection. Accordingly, we reduce revenue recognized for estimated future returns, price protection when given, and rebates at the time the related revenue is recorded. The estimates for returns are adjusted periodically based upon historical rates of returns, inventory levels in the distribution channel, and other related factors. The estimates and reserves for rebates and price protection are based on historical rates.

     We provide free technical phone support to customers who are under warranty for support. We accrue the estimated cost of free technical phone support upon shipment of software and amortize the accrued internal and external cost of telephone support to sales and marketing expense.

     We also license software with post-contract customer support ("PCS") for two years. PCS includes rights to upgrades, when and if available, a limited period of telephone support, updates, and bug fixes. Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition," as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair value of the elements. The arrangement fee for multiple-element arrangements is allocated to each element of the arrangement, such as maintenance and support services, based on the relative fair values of the elements. We determine the fair value of each element in multi-element arrangements based on vendor-specific objective evidence ("VSOE"). VSOE for each element is based on the price charged when the same element is sold separately. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue. Revenue allocated to maintenance and support is recognized ratably over the maintenance term (typically two years).

     We record OEM licensing revenue, primarily royalties, when OEM partners ship products incorporating Adobe software, provided collection of such revenue is deemed probable. We have no remaining obligations in relation to such licensing revenue.

     We also recognize revenue under a subscription-based model for our Adobe Studio website, which we launched in the fourth quarter of fiscal 2001. Revenue is recognized on a monthly basis from fees received that month for providing software subscriptions for our hosted application.

     Deferred revenue includes customer advances under OEM licensing agreements and maintenance revenue for application products. We recognize deferred maintenance revenue ratably over the term of the contract, generally twenty-four months. In cases where we will provide a specified free upgrade to an existing product, we defer revenue until the future obligation is fulfilled.

     We perform ongoing credit evaluations of our customers' financial condition and generally do not require collateral. We maintain allowances for potential credit losses and such losses have been within our expectations.

     Direct Costs

     Direct costs include the costs associated with the manufacturing of our products, product packaging, third-party royalties, excess and obsolete inventory, amortization related to localization costs and acquired technologies, and hosted server costs.

     Advertising Costs

     We expense all advertising costs as incurred and classify these costs under sales and marketing expense.

     Advertising costs for fiscal years 2001, 2000, and 1999 were $30.5 million, $32.9 million, and $22.4 million, respectively.

     Income Taxes

     We use the asset and liability method of accounting for income taxes. Under the asset and liability method, we recognize deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. We record a valuation allowance to reduce deferred tax assets to an amount whose realization is more likely than not.

     Foreign Currency and Other Hedging Instruments

     On December 2, 2000, we adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging
Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments and hedging activities and requires us to recognize these as either assets or liabilities on the balance sheet and measure them at fair value. As described in Note 15, gains and losses resulting from changes in fair value are accounted for depending on the use of the derivative and whether it is designated and qualifies for hedge accounting. The adoption of this accounting standard did not have a material impact on our financial position or results of operations.

     Prior to our adoption of SFAS 133, we accounted for our derivatives under SFAS 52, "Foreign Currency Translation."

     Put Warrants and Call Options

     We utilize put warrants and call options ("puts and calls") to facilitate the repurchase of our common stock. Our put and call option contracts provide that we, at our option, can settle with physical delivery or net shares equal to the difference between the exercise price and the value of the option as determined by the contract. Accordingly, these investments are initially measured at fair value and reported in stockholders' equity as additional paid-in-capital. Subsequent changes in fair value are not recognized. If these instruments are settled through the payment or receipt of cash, additional paid-in-capital is adjusted.

     Comprehensive Income

     Statement of Financial Accounting Standards No. 130 "(SFAS 130"), "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Items of comprehensive income (loss) that we currently report are unrealized gains and losses on marketable securities categorized as available-for-sale, foreign currency translation adjustments, and gains and losses on derivative instruments qualifying as cash flow hedges, such as (i) hedging a forecasted transaction, (ii) the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow hedge"), or (iii) a foreign currency cash-flow hedge. We display comprehensive income and its components on our Consolidated Statements of Stockholders' Equity and Other Comprehensive Income.

     Recent Accounting Pronouncements

     In July 2001, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations." This Statement requires all business combinations to be accounted for using the purchase method of accounting and redefines goodwill and other intangibles that should be recognized separate from goodwill. SFAS 141 is effective for all business combinations initiated after June 30, 2001.

     In July 2001, the FASB issued SFAS 142. This Statement requires that goodwill and other intangibles with an indefinite useful life not be amortized, but be tested for impairment at least annually. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, for new business combinations that occur after June 30, 2001, SFAS 142 is effective for those transactions. We will adopt SFAS 142 beginning in our fiscal year 2003. We are currently evaluating the impact of SFAS 142 on our financial statements and related disclosures.

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations." This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, or normal use of the asset. As used in this Statement, a legal obligation results from existing law, statute, ordinance, written or oral contract, or by legal construction of a contract under the doctrine of promissory estoppel. SFAS 143 is effective for fiscal years beginning after June 15, 2002. We do not expect the adoption of SFAS 143 to have a material impact on our financial position or results of operations.

     In August 2001, the FASB issued SFAS 144. This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." SFAS 144 is effective for fiscal years beginning after December 15, 2001. We will adopt SFAS 144 beginning in our fiscal year 2003. We do not expect the adoption of SFAS 144 to have a material impact on our financial position or results of operations.

     In November 2001, the Emerging Issues Task Force ("EITF") reached a consensus on EITF No. 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products." EITF No. 01-9 addresses the accounting for consideration given by a vendor to a customer and is a codification of EITF No. 00-14, "Accounting for Certain Sales Incentives," EITF No. 00-22, "Accounting for 'Points' and Certain Other Time-Based or Volume-Based Sales Incentives Offers and Offers for Free Products or Services to be Delivered in the Future," and EITF No. 00-25, "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products." We are evaluating the impact of EITF No. 01-09 and do not believe the adoption will have a material impact on our financial statements.

Reclassifications

     We made certain reclassifications to our fiscal 2000 presentation of other assets by reclassifying certain intangible assets from purchased technology and licensing agreements to intangibles and other assets, to conform to the fiscal 2001 presentation. These reclassifications did not impact total assets in fiscal 2000.

     We made certain reclassifications to our fiscal 2000 and 1999 reporting of our Comprehensive Income on our Consolidated Statements of Stockholder's Equity and Other Comprehensive Income to comply with SFAS 130. These reclassifications did not impact our total stockholder's equity in fiscal 2000 or 1999.

Note 2.   Acquisitions

     During the fourth quarter of fiscal 2000, we acquired Boston, Massachusetts-based Glassbook, Inc. ("Glassbook"). Glassbook is a developer of consumer and commercial software for the eBook market, automating the supply chain for publishers, booksellers, distributors, and libraries. The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16 ("APB 16"), "Business Combinations." The purchase price of the acquisition was approximately $24.4 million cash plus additional liabilities assumed of approximately $3.6 million. Based on an independent appraiser's valuation, $0.5 million of the purchase price was allocated to in-process research and development due to the state of the development and the uncertainty of the technology and expensed upon acquisition. The remaining $27.5 million was allocated $26.9 million to goodwill, $0.4 million to intangible assets, and $0.2 million to other assets. The goodwill and intangible assets are amortized on a straight-line basis over a three-year period. The ongoing project at Glassbook at the time of the purchase included the development of the Glassbook Reader and the Glassbook Content Server products. We released new products that contained the purchased technology in April 2001, with Acrobat eBook Reader 2.1 and Adobe Content Server 2.0.

     During the fourth quarter of fiscal 1999, we acquired substantially all of the assets, consisting of intellectual property, of Attitude Software, LLC ("Attitude Software"). The acquisition was accounted for using the purchase method of accounting in accordance with APB 16, and substantially all of the purchase price of $3.0 million cash was allocated to in-process research and development and expensed at the time of acquisition. The ongoing project at Attitude Software at the time of the purchase included the development of the 3D Anarchy authoring product. We purchased this technology to incorporate it into future versions of existing Adobe products to further enhance the feature sets and user interface contained within the products. We are incorporating the purchased technology into one of our products, which has not yet been released. At the date we acquired Attitude Software, it was estimated that 50% of the development effort had been completed and that the remaining 50% of the development effort would take approximately eighteen months to complete and would cost $1.8 million. The efforts required to complete the development of the technology primarily related to additional design efforts to integrate the technology into several of our products, finalization of coding, and completion testing. The value of the in-process technology was determined by estimating the projected net cash flows related to products the technology will be integrated into, including costs to complete the development of the technology and the future net revenues that may be earned from the products, excluding the value attributed to the existing technology with the products prior to the integration of the purchased technology. These cash flows were discounted back to their net present value using a discount rate of 20%, exclusive of the value attributable to the use of the in-process technologies in future products.

     Additionally,  during  the  fourth  quarter  of fiscal  1999,  we  acquired substantially all of the assets, consisting of intellectual property, of Photomerge Technology. In connection with the acquisition of Photomerge Technology, 100% of the purchase price, or $0.6 million cash, was allocated to in-process research and development, due to the state of completion and the uncertainty of the technology. The purchased technology was incorporated into our Photoshop Elements product, which we released in April 2001.

     On December 22, 1998, we acquired substantially all of the assets, consisting of intellectual property and a minimal amount of fixed assets, of both GoLive Systems, Inc., a Delaware corporation, and GoLive Systems GmbH and Co. KG, a German limited partnership (together "GoLive Systems"). GoLive Systems creates Web site development software, which enables users to effectively use the Internet for professional publishing and communication. The acquisition was accounted for under the purchase method of accounting in accordance with APB 16. The initial purchase price of the acquisition was approximately $31.0 million cash, plus additional contingency payments of up to $8.0 million based on achieving certain technical and employment milestones. We determined that certain milestones had been reached as of March 5, 1999, and as such, $4.0 million in contingent payments were recorded as additional purchase price and paid throughout fiscal 1999. Approximately $11.4 million of the purchase price was allocated to the developed technology, and the remaining $23.6 million was allocated to trademark, the value of the assembled workforce, and goodwill. These are amortized on a straight-line basis over a five-year period.

Note 3.   Cash, cash equivalents, and short-term investments

          Cash, cash equivalents, and short-term investments consisted of the following:


                                                                                    As of November 30, 2001
                                                                      ----------------------------------------------------
                                                                       Carrying    Unrealized   Unrealized     Estimated
                                                                         Value       Gains        Losses      Fair Value
                                                                      ------------ -----------  ------------  ------------

Classified as current assets:
   Cash........................................................       $   22,039   $       --   $        --    $   22,039
                                                                      ------------ -----------  ------------   ----------
   Cash equivalents:
     Money market mutual funds.................................          120,699           --           --        120,699
     State and municipal bonds and notes.......................           75,910           14                      75,924
                                                                      ------------ -----------  ------------   ----------
        Total cash equivalents..................................         196,609           14            --       196,623
                                                                      ------------ -----------  ------------   ----------
       Total cash and cash equivalents...........................        218,648           14            --       218,662
                                                                      ------------ -----------  ------------   ----------
   Short-term investments:
     State and municipal bonds.................................          319,392        2,947           (253)     322,086
     United States Treasury Notes..............................            3,079            8             --        3,087
     Other marketable equity securities, including
       equity hedging instruments*.............................           26,339       11,439             --       37,778
                                                                      ------------ -----------  ------------  -----------
       Total short-term investments............................          348,810       14,394           (253)     362,951
                                                                      ------------ -----------  ------------  -----------
Total cash, cash equivalents, and                                     $  567,458   $   14,408   $       (253)  $  581,613
     short-term investments....................................       ============ ===========  ============  ===========


                                                                                    As of December 1, 2000
                                                                      ----------------------------------------------------
                                                                       Carrying    Unrealized   Unrealized     Estimated
                                                                         Value       Gains        Losses      Fair Value
                                                                      ------------ -----------  ------------  ------------
Classified as current assets:
   Cash........................................................       $   11,997   $        --   $        --  $     11,997
                                                                      ------------ -----------  ------------ -------------
   Cash equivalents:
     Money market mutual funds.................................          198,629            --            --       198,629
     State and municipal bonds and notes.......................           26,240            --            --        26,240
                                                                      ------------ -----------  ------------ -------------
       Total cash equivalents..................................          224,869            --            --       224,869
                                                                      ------------ -----------  ------------ -------------
     Total cash and cash equivalents...........................          236,866            --            --       236,866

   Short-term investments:
     State and municipal bonds.................................           340,091          536          (589)      340,038
     Other marketable equity securities, including
       equity hedging instruments*.............................            92,527       31,629       (23,211)      100,945
     Corporate notes...........................................             1,994           10            --         2,004
                                                                      ------------ -----------  ------------ -------------
         Total short-term investments............................         434,612       32,175       (23,800)      442,987
                                                                      ------------ -----------  ------------ -------------
 Total cash, cash equivalents, and                                     $  671,478   $   32,175   $   (23,800) $   679,853
     short-term investments....................................       ============ ===========  ============ =============


*    The  carrying  value  of  other  marketable  equity   securities   includes
     other-than-temporary declines in the fair value of these securities.

     Approximately $196.6 million and $224.9 million in investments are classified as cash equivalents as of November 30, 2001 and December 1, 2000, respectively. Unrealized gains (losses) on securities, net of taxes, are included in accumulated other comprehensive income, which is a separate component of stockholders' equity, and totaled $8.1 million and $5.1 million as of November 30, 2001 and December 1, 2000, respectively.

     We recorded net realized gains (losses) from the sale of fixed income investments for the year ended November 30, 2001 and December 1, 2000 of $5.8 million and $(70,000), respectively. We also recorded net realized gains from the sale of our short-term equity investments for the years ended November 30, 2001 and December 1, 2000 of $19.5 million and $12.7 million, respectively. In addition, we recorded losses related to other-than-temporary declines in the fair value of our marketable equity securities totaling $53.1 million for the year ended November 30, 2001 and $16.9 million for the year ended December 1, 2000. (See Note 1 for our policy on recording other-than- temporary declines in our marketable equity securities.) All of the above gains and losses were included in investment gain
(loss) on our consolidated statements of income.

     As of November 30, 2001, the cost and estimated fair value of current debt securities and money market mutual funds with a maturity of one year or less were $287.9 million and $288.8 million, respectively, and the cost and estimated fair value of current debt securities with maturities ranging from one to five years was $225.9 million and $227.8 million, respectively. These securities are classified as current assets based on the Company's intent and ability to use these securities as necessary to satisfy significant short-term liquidity requirements that may arise.

Note 4.   Property and Equipment

     Property and equipment consisted of the following:

                                                   November 30,     December 1,
                                                      2001             2000
                                                   ------------     ------------

Land.............................................. $  3,382          $     --
Equipment.........................................  139,850           140,205
Furniture and fixtures............................   25,150            24,824
Capital projects in-progress......................   12,593             7,915
Leasehold improvements............................   38,384            27,013
                                                   --------          --------
                                                    219,359           199,957
Less accumulated depreciation and amortization....  138,366           135,689
                                                   $ 80,993          $ 64,268
                                                   ========          ========

     We capitalize certain costs related to our website development in accordance with SOP 98-1. We amortize on a straight-line basis over eighteen to thirty-six months once the website is ready for its intended use. We launched Adobe Studio in fiscal 2001, and subsequently recorded amortization expense of $0.9 million. As of November 30, 2001, the amount of unamortized website development cost was $8.5 million.

     Depreciation, which includes the amortization for website development cost, for the years ended November 30, 2001, December 1, 2000, and December 3, 1999 was $29.8 million, $29.3 million, and $32.6 million, respectively.


Note 5.   Other Assets

     Other assets consisted of the following:


                                                     November 30,   December 1,
                                                         2001          2000
                                                     ------------  -------------
Investments........................................   $   31,703    $     72,490
Goodwill...........................................       53,679          53,679
Purchased technology and licensing agreements......       16,754          16,703
Intangibles and other assets.......................       13,603           7,719
                                                     ------------  -------------
                                                         115,739         150,591
Less accumulated amortization......................       45,067          23,355
                                                     ------------  -------------
                                                      $   70,672    $    127,236
                                                     ============  =============

     We own a minority interest in certain companies and limited partnership interests in Adobe Ventures. The limited partnership investments are accounted for under the equity method, as contractually the partnerships are controlled by Granite Ventures, an independent venture capital firm and sole general partner of Adobe Ventures.

     In March 1997, as part of our venture investing program, we established an internal limited partnership, Adobe Incentive Partners, L.P. ("AIP"), which allows certain of Adobe's executive officers to participate in cash or stock distributions from Adobe's venture investments. Assets held by AIP include Adobe's entire interests in Adobe Ventures L.P. and Adobe Ventures II, L.P. and certain equity securities of privately-held companies. Adobe is both the general partner and a limited partner of AIP. Other limited partners are executive officers and former executive officers of Adobe who are or were involved in Adobe's venture investing activities and whose participation was deemed critical to the success of the program.

     The investments in Adobe Ventures L.P.; Adobe Ventures II, L.P.; Adobe Ventures III, L.P.; and Adobe Ventures IV, L.P., which were established to invest in emerging technology companies strategic to Adobe's software business, totaled $4.2 million, $7.8 million, $12.8 million, and $11.7 million, respectively, as of November 30, 2001, and totaled $4.8 million, $15.7 million, $44.2 million, and $4.1 million, respectively, as of December 1, 2000. Our investments in the limited partnerships are adjusted to reflect our equity interest in Adobe Ventures L.P.; Adobe Ventures II, L.P.; Adobe Ventures III, L.P.; and Adobe Ventures IV, L.P.'s investment income (loss) and dividend distributions, which totaled $(49.2) million, $0.4 million, and $12.4 million in fiscal years 2001, 2000, and 1999, respectively.

     We have commitments to the Adobe Venture limited partnerships. The following table shows the capital commitments and the capital contributed as of November 30, 2001:

                              Capital Commitment          Capital Contributed
                              ------------------          -------------------
   Adobe Ventures L.P.           $ 40,000,000                $ 40,475,757
   Adobe Ventures II, L.P.       $ 40,000,000                $ 36,947,363
   Adobe Ventures III, L.P.      $ 60,000,000                $ 56,162,222
   Adobe Ventures IV, L.P.       $ 100,000,000               $ 18,292,333

     The capital commitment is the amount that Adobe has agreed to contribute to the Partnership. The capital commitment amount is contributed over the term of each Partnership, which is ten years. We can cease funding at any time after the earlier of: a) two years after the effective date of the Partnership or b) the date on which the Company has made capital contributions to the Partnership in an amount in excess of $10.0 million, $10.0 million, $20.0 million, and $33.0 million for Adobe Ventures L.P., Adobe Ventures II, L.P., Adobe Ventures III, L.P., and Adobe Ventures IV, L.P., respectively.

     In addition to these venture partnerships, we have direct investments in public and privately-held companies. In total, as of November 30, 2001, we have invested $194.9 million through our venture partnerships and direct investments. And as of November 30, 2001, net returns were $354.3 million, including stock dividends and net gains in market value of investments.

     The investments in Adobe Ventures are accounted for using the equity method of accounting, and accordingly, the investments are adjusted to reflect our share of Adobe Ventures' investment income (loss) and dividend distributions. Adobe Ventures carry their investments in equity securities at estimated fair market value and unrealized gains and losses are included in investment income
(loss). The stock of a number of technology investments held by the limited partnerships at November 30, 2001 are not publicly traded, and, therefore, there is no established market for their securities. As such, the fair value of these investments are determined by Granite Ventures using the most recent round of financing involving new non-strategic investors or estimates made by Granite
Ventures. We have a policy in place to review the fair value of these investments held by Adobe Ventures on a regular basis to evaluate the carrying value of the investments in these companies. This policy includes, but is not limited to, reviewing each of the companies' cash position, financing needs, earnings/revenue outlook, operational performance, management/ownership changes, and competition. The evaluation process is based on information that we request from these privately-held companies. This information is not subject to the same disclosure regulations as U.S. public companies, and as such, the basis for these evaluations is subject to the timing and the accuracy of the data received from these companies. If we believe that the carrying value of a company is carried at an amount in excess of fair value, it is our policy to record a reserve in addition to our equity method of accounting and the related writedown is recorded as an investment loss on our consolidated statements of income.

     We own minority interests in certain technology companies totaling $0.7 million and $3.8 million as of November 30, 2001 and December 1, 2000, respectively.

     As of November 30, 2001, our portfolio of investments included in Other Assets had an estimated fair market value of $31.7 million.

     As of November 30, 2001, intangibles and other assets consisted primarily of capitalized localization costs of $9.1 million and other intangible assets of $4.5 million. As of December 1, 2000, intangibles and other assets consist primarily of capitalized localization costs of $4.5 million and other intangible assets of $3.2 million. Amortization expense related to goodwill, purchased technology, capitalized localization, and other intangible assets was $26.8 million and $14.0 million in fiscal 2001 and 2000, respectively.


Note 6.   Accrued Expenses

     Accrued expenses consisted of the following:


                                                 November 30,     December 1,
                                                    2001             2000
                                                --------------  ---------------

                                                --------------  ---------------

Accrued compensation and benefits......        $       44,555    $      96,162
Sales and marketing allowances.........                 4,956            6,435
Minority interest......................                   544            1,999
Other..................................                69,203           77,265
                                                ---------------  -------------
                                                $     119,258    $     181,861
                                                ===============  =============

Note 7.   Restructuring and Other Charges

     Fiscal 2001 restructuring program

     In the fourth quarter of fiscal 2001, we implemented a restructuring plan to realign our workforce to our future strategic goals and to align our resources with our fiscal 2002 revenue targets. We believe this restructuring will enable us to increase our investment in digital imaging, digital video, and ePaper-based businesses in fiscal 2002. As part of the restructuring program, we implemented a reduction in force of 247 positions, affecting organizations throughout the company. The reductions came predominantly from sales and marketing and in our North American operations, and as of November 30, 2001, the majority of these terminations were completed. Total restructuring and other charges was $12.1 million, of which all related to severance and related charges associated with the reduction in force. Of the $12.1 million in charges, $9.6 million remains accrued at November 30, 2001. The majority of these severance payments will be paid in early 2002.

     The following table depicts the restructuring and other charges at November 30, 2001:


                                                Accrual Balance                                         Accrued Balance
                                                       at             Total Charges                           at
                                                December 1, 2000        (Credits)          Cash         November 30, 2001
                                                -----------------   ------------------   ------------   -----------------
Severance and related charges.................. $             --     $         12,063     $    (2,490)   $         9,573
                                                =================   ==================   =============  =================



     During fiscal 1999 and 1998, we implemented three different restructuring programs. These separate restructuring programs were directly focused on improving our competitive position as well as enhancing our allocation of resources.

     During the second quarter of fiscal 2000, we paid our remaining obligations, totaling $8.0 million, related to the three fiscal 1999 and fiscal 1998 restructuring programs. In addition to the cash payments made, we revised our estimate of the total costs associated with the restructuring programs, resulting in an adjustment of approximately $0.7 million. The adjustment primarily reflected lower than estimated severance and related charges attributable to employees whose positions were eliminated as a result of the restructurings but who were able to find alternative employment within Adobe. The remaining adjustment was due to lower than expected charges related to vacating leased facilities. As of December 1, 2000, there was no restructuring liability remaining for our fiscal 1999 and 1998 restructuring programs. The tables below show the breakdown of the cash payments and adjustments made in fiscal 2000 for the three separate restructuring programs.

     Fiscal 1999 restructuring programs

     The fourth quarter 1999 restructuring program was implemented to enhance our worldwide customer support activity and to streamline the product distribution and warehouse operations in North America. This restructuring program included a reduction in force of 86 positions and the closure of the North American distribution warehouse as a result of our decision to outsource our North American distribution operation and the majority of our customer support services. The reduction in force primarily affected employees in Seattle, Washington and Santa Clara, California. We incurred $2.1 million in total charges in the fourth quarter of fiscal 1999 as a result of the restructuring, which included severance and related charges associated with the reduction in force and charges related to vacating leased facilities. During fiscal 2000, we paid our remaining obligation, and as of December 1, 2000, no restructuring liability existed.

     The following table depicts the activity for the 1999 fourth-quarter restructuring program through December 1, 2000:


                                                         Accrued Balance at                                  Accrued Balance at
                                                          December 3, 1999           Cash Payments           December 1, 2000
                                                        ---------------------   -----------------------    --------------------
Severance and related charges...................        $          1,953        $       (1,953)                  $  --
Lease termination costs.........................                     103                  (103)                     --
                                                        ---------------------   ------------------------   --------------------
                                                        $          2,056        $       (2,056)                  $  --
                                                        =====================   ========================   ====================


     The 1999 restructuring program that we implemented throughout the second and third quarters of fiscal 1999 was directly related to the centralization of our worldwide sales and administrative organizations and the realignment of our Printing Solutions business. This program included a reduction in force of 198 positions, two of which were executive positions. The reduction in force primarily affected our European headquarters in Edinburgh, Scotland and our North American headquarters in San Jose, California. In addition to severance and related charges associated with the reduction in force, the restructuring program included charges for vacating leased facilities. These restructuring actions in the second and third quarters of fiscal 1999 resulted in total charges of $17.6 million, of which approximately $0.1 million were noncash charges. During fiscal 2000, we paid our remaining obligation related to this restructuring program, and as of December 1, 2000, no restructuring liability existed.

     The following table depicts the activity for the 1999 second-quarter restructuring program through December 1, 2000:


                                                             Accrued                                         Accrued
                                                            Balance at                                      Balance at
                                                            December 3,       Cash                          December 1,
                                                               1999         Payments      Adjustments          2000
                                                          ---------------  ------------  ---------------   --------------

Severance and related charges......................       $      5,207     $   (4,787)    $      (420)      $     --
Lease termination costs............................                435           (426)             (9)            --
Other charges......................................                205           (205)              --            --
                                                          ---------------  ------------  ---------------   --------------
                                                          $      5,847     $   (5,418)    $       (429)     $     --
                                                          ===============  ============  ===============   ==============

     Fiscal 1998 restructuring program

     The 1998 restructuring program was implemented to refocus our product development efforts and to eliminate management redundancies in our organization. This program consisted of severance and related charges for 364 positions, four of which were executive positions. In addition, we divested two business units, canceled certain contracts, and vacated leased facilities. These restructuring actions in fiscal 1998 resulted in total charges of $38.2 million, of which approximately $9.1 million were noncash charges. During fiscal 2000, we paid our remaining obligation related to this restructuring program, and as of December 1, 2000, no restructuring liability existed.


                                                              Accrued                                        Accrued
                                                            Balance at                                      Balance at
                                                            December 3,      Cash                           December 1,
                                                               1999         Payments      Adjustments          2000
                                                          ---------------- ------------  ---------------   --------------
Severance and related charges......................       $        259     $    (87)     $      (172)      $        --
Lease termination costs............................                 78           (7)             (71)               --
Other charges......................................                435         (435)              --                --
                                                          ---------------- ------------  ---------------   --------------
                                                          $        772     $   (529)  $         (243)       $       --
                                                          ================ ============  ===============   ==============

     Other Charges

     During the second quarter of fiscal 2000, we recorded other charges of approximately $6.3 million that were unusual in nature. These charges related to the disposal of certain equipment and one-time litigation-related expenses.

     During the third and fourth quarters of fiscal 1999, we recorded other charges of approximately $8.4 million that were unusual in nature. These charges included $2.0 million associated with the cancellation of a contract and $2.2 million for accelerated depreciation related to the adjustment of the useful life of certain assets as a result of decisions made by our management as part of the restructuring program. We also incurred a nonrecurring compensation charge of $2.6 million for a terminated employee and consulting fees of $1.6 million to assist in the restructuring of our operations.

     As of November 30, 2001 no obligations existed related to the fiscal 1999 and 1998 restructuring programs.

Note 8.  Income Taxes

     Income before income taxes includes net income from foreign operations of approximately $90.0 million, $39.0 million, and $23.1 million for the years ended November 30, 2001; December 1, 2000; and December 3, 1999, respectively.

     The provision for income taxes consisted of the following:

                                                                                        Years Ended
                                                                      ------------------------------------------------
                                                                       November 30,      December 1,      December 3,
                                                                          2001             2000             1999
                                                                      --------------   --------------   --------------
Current:
   United States federal.........................................     $      52,355     $     13,096     $     54,097
   Foreign.......................................................            16,087           11,452           11,346
   State and local...............................................             4,753            5,063           12,061
                                                                      --------------   --------------   --------------
 Total current....................................................           73,195           29,611           77,504
                                                                      --------------   --------------   --------------
 Deferred:
   United States federal.........................................           (14,494)          (1,569)            (569)
   Foreign.......................................................              (767)           3,568            1,810
   State and local...............................................            (2,339)            (601)            (547)
                                                                      --------------   --------------   --------------
  Total deferred.................................................           (17,600)           1,398              694
                                                                      --------------   --------------   --------------
  Charge in lieu of taxes attributable to employee stock plans...            45,692          124,922           58,478
                                                                      --------------   --------------   --------------
                                                                        $   101,287     $    155,931      $   136,676
                                                                      ==============   ==============   ==============

     Total income tax expense differs from the expected tax expense (computed by multiplying the United States federal statutory rate of 35% for fiscal year 2001, 2000, and 1999 by income before income taxes) as a result of the following:

                                                                                            Years Ended
                                                                          ------------------------------------------------
                                                                              November 30,     December 1,    December 3,
                                                                                 2001             2000            1999
                                                                         -----------------  --------------  -------------
Computed "expected" tax expense..................................         $     107,426   $     155,309    $     131,050
State tax expense, net of federal benefit........................                 6,983          12,403           14,419
Nondeductible goodwill...........................................                 3,178             958               --
Tax-exempt income................................................                (4,496)         (3,868)          (2,650)
Tax credits......................................................                (8,000)         (8,000)          (2,450)
Foreign tax rate differential....................................                (2,653)           (571)              --
Other, net.......................................................                (1,151)           (300)          (3,693)
                                                                          --------------  --------------   ---------------
                                                                          $     101,287   $     155,931    $     136,676
                                                                          ==============  ==============   ===============


     The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities as of fiscal 2001 and 2000 are presented below:


                                              November 30,  December 1,
                                                  2001         2000
                                              ------------  -----------
Deferred tax assets:
   Acquired technology...................... $    12,980   $     11,920
   Reserves and deferred revenue............      28,738         29,625
   Unrealized losses on investments.........       1,886              -
   Other..........................                     -            608
                                              ----------   ------------

     Total gross deferred tax assets.........     43,604         42,153
     Deferred tax asset valuation allowance..       (525)          (525)
                                              ----------   ------------

     Total deferred tax assets...............     43,079         41,628
                                              ----------   ------------

Deferred tax liabilities:
   Depreciation and amortization.............     (6,041)        (5,164)
   Unrealized gains on investments...........         --        (14,379)
   Other.....................................     (2,718)          (892)
                                              ----------   ------------
     Total deferred tax liabilities..........     (8,759)       (20,435)
                                              ----------  -------------
Net deferred tax assets......................  $  34,320   $     21,193
                                              =========== =============

     We  provide   United  States  income  taxes  on  the  earnings  of  foreign subsidiaries unless the subsidiaries' earnings are considered permanently reinvested outside the United States.

     For financial reporting purposes, a valuation allowance has been established for certain deferred assets related to the writedown of investments. Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the net deferred tax assets.

Note 9.   Benefit Plans

     Pretax Savings Plan

     In 1987, we adopted an Employee Investment Plan, qualified under Section 401(k) of the Internal Revenue Code, which is a pretax savings plan covering substantially all of our United States employees. Under the plan, eligible employees may contribute up to 18% of their pretax salary, subject to the Internal Revenue Service annual contribution limits. In fiscal 2001, we matched 50% of the first 6% of the employee's contribution. We contributed approximately $5.8 million, $4.5 million, and $2.2 million in fiscal 2001, 2000, and 1999, respectively. We can terminate matching contributions at our discretion.

     Profit Sharing Plan

     We have a profit sharing plan that provides for profit sharing payments to all eligible employees following each quarter in which we achieve at least 80% of our budgeted earnings for the quarter. The plan, as well as the annual operating budget on which the plan is based, is approved by our Board of Directors. We contributed approximately $10.3 million, $21.4 million, and $23.2 million to the plan in fiscal 2001, 2000, and 1999, respectively.

     Adobe Incentive Partners

     In March 1997, as part of our venture investing program, we established an internal limited partnership, Adobe Incentive Partners, L.P. ("AIP"), which allows certain of our executive officers to participate in cash or stock distributions from Adobe's venture investments. Adobe is both the general partner and a limited partner of AIP. Other limited partners are executive officers and former executive officers of Adobe who are or were involved in Adobe's venture investing activities and whose participation was deemed critical to the success of the program. No limited partnership interests were granted in fiscal 2001, 2000, or 1999.

     Adobe's Class A senior limited partnership interest includes both a liquidation preference and a preference in recovery of the cost basis of each specific investment. The executives' Class B junior limited partnership interest qualifies for partnership distributions only after (a) Adobe has fully recovered the cost basis of our investment in the specific investee company for which a distribution is made, and (b) the participating executive has vested in his or her distribution rights. The distribution rights generally vested on a monthly basis over three years, such that the rights were 25% vested after one year, 50% vested after two years, and fully vested at the end of three years. As of June 30, 2000, all existing partnership interests had fully vested or ceased vesting. The limited partnership investments are restricted to investments in companies that are private at the time of the establishment of AIP or when the investment is made, whichever is later. Class B interests may not exceed a maximum of 20% of the venture investments included in AIP.

     Assets held by AIP include Adobe's entire interests in Adobe Ventures L.P. and Adobe Ventures II, L.P., as well as securities of certain privately held companies. At November 30, 2001, the cost basis and recorded fair value of all investments included in AIP were $24.9 million and $12.7 million, respectively. In fiscal 2001, AIP recorded net loss of $30.1 million. In fiscal 2001, the participating officers received aggregate distributions of $0.6 million, consisting primarily of equity securities. The distribution to the officers represents their share of nonmarketable securities that become marketable as a result of a public offering, as well as their share of cash resulting from investments that were liquidated by AIP. At November 30, 2001, the minority interest held by the participating officers was $0.5 million and is included in accrued expenses on the Consolidated Balance Sheet.

Note 10.  Employee Stock Plans

     Stock Option Plans

     As of November 30, 2001, we had reserved 176.2 million shares of common stock for issuance, under the 1983 Stock Option Plan, 1984 Stock Option Plan, as amended, 1984 Restated Stock Option Plan, 1994 Stock Option Plan (the "1994
Plan"), and the 1999 Nonstatutory Stock Option Plan (the "1999 Plan") (collectively, the "Option Plans"), for employees. The Option Plans provide for the granting of stock options to employees and officers at the fair market value of our common stock at the grant date. Currently, we grant options only from the 1994 Plan and the 1999 Plan. Initial options and some subsequent options granted under the Option Plans, except for the 1984 Restated Stock Option Plan, generally vest 25% after the first year and ratably thereafter such that 50% and 100% are vested after the second and third year, respectively; the remaining subsequent options granted under the Option Plans generally vest ratably over the entire term such that 50% and 100% are vested after the second and third year, respectively. Options in the 1984 Restated Stock Option Plan have a five year vest and 20% vest after the first year and monthly thereafter. Outstanding option terms under the Option Plans range from five to ten years. The 1999 Plan generally has option terms under existing options of eight years. A limited number of the options granted in fiscal 2000 under the 1999 Plan had a vesting acceleration feature so that they would vest in full in November 2000 if certain milestones were met by Adobe; if the milestones were not met, the options would have vested in full in September 2002 (the milestones were met). Those options expire in September 2003. As of November 30, 2001, approximately 53.6 million shares are reserved for issuance upon exercise of outstanding options and approximately 11.6 million shares are available for grant under the Option Plans. The Company's 1999 Plan has not been approved by the Company's stockholders.

     As of November 30, 2001, we had reserved 2.9 million shares of common stock for issuance under our 1996 Outside Directors Stock Option Plan, as amended (the "1996 Plan") and the 1987 Restricted Stock Option Plan (collectively, the "Outside Directors Plans"). The Outside Directors Plans provide for the granting of nonqualified stock options to nonemployee directors. Currently, we grant options only from the 1996 Plan. Option grants are limited to 40,000 shares per person in each fiscal year, except for a new non-employee director, who is granted 60,000 shares upon election as a director. All options are exercisable as vested within a ten-year term. Options generally vest over three years: 25% on the day preceding each of Adobe's next two annual meetings of stockholders and 50% on the day preceding Adobe's third annual meeting of stockholders after the grant of the option. The exercise price of the options that are issued is equal to the fair value on the date of grant. In fiscal 2001, we granted options for an aggregate of 200,000 shares with an exercise price of $41.06 to existing directors. In fiscal 2000, we granted options for an aggregate of 160,000 shares with an exercise price of $61.72 to existing directors and an option for 60,000 shares to a new director with an exercise price of $78.88. In fiscal 1999, we granted options for an aggregate of 80,000 shares with an exercise price of $14.86 to existing directors. As of November 30, 2001, approximately 0.6 million shares are reserved for issuance upon exercise of outstanding options under the Outside Directors Plans and approximately 0.5 million shares are available for grant under the 1996 Plan.

     Stock option activity for fiscal 2001, 2000, and 1999 is presented below:


                                                                           Years Ended
                                      --------------------------------------------------------------------------------------
                                           November 30, 2001           December 1, 2000               December 3, 1999
                                      --------------------------------------------------------------------------------------
                                                       Weighted                   Weighted                         Weighted
                                                        Average                   Average                           Average
                                        Number of      Exercise      Number of    Exercise       Number of         Exercise
                                          Shares         Price        Shares       Price           Shares           Price
                                      --------------- --------------------------------------- -----------------  --------------

Outstanding, beginning of year...        45,017,400   $    38.26      38,149,038  $   18.56        41,763,280   $       7.92
Granted..........................        19,177,315        28.38      19,669,375      60.90        18,588,080          29.68
Exercised........................        (4,826,823)       12.55      (8,724,580)     11.17       (17,042,800)          7.50
Canceled.........................        (5,083,575)       44.89      (4,076,433)     21.15        (5,159,522)          9.06
                                     ---------------             ----------------            -----------------
Outstanding, end of year.........        54,284,317        36.66      45,017,400      38.26        38,149,038          18.56
                                     ===============             ================            =================

Exercisable, end of year.........        20,844,567        29.27      11,478,693      18.53         9,799,482           7.92
                                     ===============             ================            =================

Weighted average fair value of                       $     15.20                 $    29.89                     $      11.66
   options granted during
   the year......................


     Information regarding the stock options outstanding at November 30, 2001 is summarized below:

                                                 Options Outstanding                             Options Exercisable
                                ------------------------------------------------------ ----------------------------------------
                                                     Weighted Average     Weighted
                                    Shares             Remaining          Average           Shares           Weighted Average
  Range of Exercise Prices        Outstanding       Contractual Life   Exercise Price     Exercisable         Exercise Price
------------------------------  -----------------  ------------------- --------------- ------------------   -------------------
$2.56--$3.66...............            135,368         0.87 years      $    3.62            135,368          $      3.62
$4.06--$5.97...............             43,810         1.69 years           5.04             43,810                 5.04
$6.22--$8.44...............          1,372,986         3.55 years           7.66          1,370,751                 7.66
$8.45.....................          5,794,010         4.49 years           8.45           5,774,608                 8.45
$9.66--$14.09..............          1,193,142         5.24 years          11.62          1,026,050                11.49
$14.86--$21.34.............            774,346         5.64 years          17.85            506,370                17.62
$24.11--$26.16.............            399,326         6.48 years          24.83            146,091                24.75
$26.95.....................          7,144,750         7.91 years          26.95                   0                    0
$27.14--$27.69.............          9,341,105         7.24 years          27.68          1,538,033                27.69
$27.94--$41.78.............         11,029,903         6.11 years          35.55          4,664,443                35.48
$44.05--$65.81.............         15,595,038         6.56 years          60.24          5,223,815                59.14
$66.63--$83.19.............          1,460,533         6.95 years          74.86            415,228                75.96
                                --------------                                         --------------
                                    54,284,317         6.42 years      $   36.66         20,844,567           $    29.27
                                ==============                                         ==============

Performance and Restricted Stock Plan

     The Performance and Restricted Stock Plan ("the Plan") provides for the granting of restricted stock and/or performance awards to officers and key employees. As of November 30, 2001, we had reserved 8.0 million shares of our common stock for issuance under the Plan.

     Restricted shares issued under the Plan generally vest annually between two to three years but are considered outstanding at the time of grant, as the stockholders are entitled to dividends and voting rights. As of November 30, 2001, 316,474 shares were outstanding and not yet vested. In fiscal 2001, 2000, and 1999, we granted 56,146, 453,885, and 1,047,920 shares of restricted stock, respectively, and the weighted average fair value of the shares was $39.44, $58.66, and $22.71, respectively. Additionally, we charged $18.0 million, $16.5 million, and $5.3 million to expense associated with restricted stock in fiscal 2001, 2000, and 1999, respectively. As of November 30, 2001, approximately 2.8 million shares are available for grant under this Plan.

     Performance awards issued under the Plan entitle the recipient to receive, at our discretion, shares or cash upon completion of the performance period subject to attaining identified performance goals. Performance awards are generally measured over a three-year period and cliff vest at the end of the three-year period. We accrue the projected value of these awards and charge this amount to expense over the three-year performance period. We did not grant performance awards in fiscal 2001, 2000 or 1999. As of November 30, 2001 and December 1, 2000, there were no performance awards outstanding. As of December 3, 1999, performance awards for 640,720 shares were outstanding and $0.4 million was credited to expense in fiscal 1999.

     Employee Stock Purchase Plan

     Our Employee Stock Purchase Plan allows eligible employee participants to purchase shares of our common stock at a discount through payroll deductions. For offerings commencing before September 2000, the plan consisted of twelve-month offerings with two six-month purchase periods in each offering period; in September 2000, the plan was amended to increase the offering periods for offerings commencing after that date to twenty-four-month offering periods with four six-month purchase periods in each offering period. As of January 1, 2001, all employees participating in the plan have twenty-four-month offering periods. Employees purchase shares at 85% of the market value at either the beginning of the offering period or the end of the purchase period, whichever price is lower. As of November 30, 2001, we had reserved 38.0 million shares of our common stock for issuance under this plan, and approximately 16.3 million shares remain available for future issuance.

     The weighted average fair value of the purchase rights granted in fiscal 2001, 2000, and 1999 were $22.91, $21.34, and $5.19, respectively.

     Cash Incentive Awards

     We grant Cash Incentive Awards ("CIAs"), a form of phantom stock, to designated key employees to reward them based on their contributions to a project. The cash value of the CIA is structured to mirror our Restricted Stock Plan. We grant CIAs to designated employees that generally vest annually over a three-year period. Upon each vest date, the employee is paid the market value of the stock on the date of vest multiplied by the number of vested shares. In fiscal 2001, due to the reduction of market value of our stock, CIA expense was approximately ($2.5) million. We charged approximately $12.8 million and $7.9 million to expense for shares vested in fiscal 2000 and 1999, respectively. We currently do not intend to grant cash incentive awards in the future.

     Stock Appreciation Rights

     In fiscal 2000 and 1999, we granted Stock Appreciation Rights ("SARs"), a form of phantom stock, to designated key employees based on their performance. Additionally, we grant SARs to employees in certain countries outside of the U.S. in lieu of stock options, generally with similar vesting schedules to our option-vesting schedule; these SARs generally expire eight years after the grant date. The performance-based SARs generally vest four years from the date of grant but contain an acceleration feature that allows for a two-year vesting period based on Adobe achieving predetermined performance goals. These performance-based SARs expire five years from the date of grant. Under our SAR plan, designated employees are awarded rights that are equal to one share of Adobe's common stock for each right awarded with an exercise price based on the fair market value on the grant date. When the award vests, employees generally have the right to exercise the award and receive the then-current value in cash of the appreciation from the exercise price of the exercised number of rights of our common stock. We did not award any stock appreciation rights in fiscal 2001. We awarded 800 rights in fiscal 2000 with an exercise price of $50.19 and 28,200 rights in fiscal 1999 with an exercise price of $35.69. We charged $0.5 million,

$23.2 million, and $9.8 million to expense in fiscal 2001, 2000 and 1999, respectively. We currently do not intend to grant stock appreciation rights in the future, except to certain employees outside of the U.S in lieu of stock options.

     Pro Forma Fair Value Disclosures

     We account for our employee stock plans, consisting of fixed stock option plans, an employee stock purchase plan, and a performance and restricted stock plan, using the intrinsic value method. The following table sets forth the pro forma amounts of net income and net income per share that would have resulted if we accounted for our employee stock plans under the fair value recognition provisions of SFAS 123, "Accounting for Stock-Based Compensation."

                                                   Years Ended
                                 -----------------------------------------------
                                  November 30,      December 1,      December 3,
                                     2001             2000             1999
                                 --------------   --------------   -------------

Net income:
   As reported..............     $  205,644        $  287,808       $  237,751
   Pro forma................     $   30,225        $  196,153       $  198,787

Net income per share:
   As reported:
     Basic..................     $     0.86        $     1.21       $     0.98
     Diluted................     $     0.83        $     1.13       $     0.92

   Pro forma:
     Basic..................     $     0.13        $     0.82       $     0.82
     Diluted................     $     0.12        $     0.77       $     0.78


     For purposes of computing pro forma net income, we estimate the fair value of each option grant, restricted stock grant, and Employee Stock Purchase Plan purchase right on the date of grant using the Black-Scholes option pricing model. The assumptions used to value the option grants and purchase rights are stated as follows:

                                                                   Years Ended
                                                 ------------------------------------------------
                                                  November 30,      December 1,      December 3,
                                                     2001             2000             1999
                                                 --------------   --------------   --------------

Expected life of options..................             3 years          3 years          3 years
Expected life of restricted stock.........             3 years          3 years          3 years
Expected life of purchase rights..........          1.23 years       0.75 years       0.75 years
Volatility................................                  80%              68%              51%
Risk-free interest rate...................            2.9--5.3%        5.7--6.8%        4.5--5.9%
Dividend yield............................               0.125%           0.125%           0.125%


     Options and restricted stock grants vest over several years, and new option and restricted stock grants are generally made each year. Because of this, the pro forma amounts shown above may not be representative of the pro forma effect on reported net income in future years.

Note 11.  Stockholders' Equity

     Stockholder Rights Plan

     Our Stockholder Rights Plan is intended to protect stockholders from unfair or coercive takeover practices. In accordance with this plan, the Board of Directors declared a dividend distribution of one common stock purchase right on each outstanding share of our common stock held as of July 24, 1990 and on each share of common stock issued by Adobe thereafter. In July 2000, the Stockholder Rights Plan was amended to extend it for ten years so that each right entitles the holder to purchase one unit of Series A Preferred Stock, which is equal to 1/1000 share of Series A Preferred Stock, par value $0.0001 per share, at a price of $700 per unit. As adjusted for our 2000 stock split in the form of a dividend, each share of common stock now entitles the holder to one-half of such a purchase right. Each whole right still entitles the registered holder to purchase from Adobe a unit of preferred stock at $700. The rights become exercisable in certain circumstances, including upon an entity acquiring or announcing the intention to acquire beneficial ownership of 15% or more of our common stock without the approval of the Board of Directors or upon us being acquired by any person in a merger or business combination transaction. The rights are redeemable by Adobe prior to exercise at $0.01 per right and expire on July 23, 2010.

     Stock Repurchase Program I - On-going Dilution Coverage

     To facilitate our stock repurchase program, which is designed to minimize dilution from employee stock plans, we sold put warrants to independent third parties in fiscal 2001, 2000, and 1999. Each put warrant entitles the holder to sell one share of Adobe's common stock to Adobe at a specified price for cash or stock at Adobe's option. Approximately 5.6 million, 7.0 million, and 10.3 million put warrants were written in fiscal 2001, 2000, and 1999, respectively. At November 30, 2001, approximately 3.8 million put warrants were outstanding that expire through July 2002, with an average exercise price of $22.28 per share, resulting in a total potential cash outlay of approximately $84.0 million in fiscal 2002 if all put warrants are exercised.

     In addition, in fiscal 2001, 2000, and 1999, we purchased call options from independent third parties that entitled us to buy 3.9 million, 4.2 million, and
4.9 million shares, respectively, of our common stock on certain dates at specified prices. At November 30, 2001, approximately 2.6 million call options were outstanding that expire on various dates through July 2002 with an average exercise price of $24.09 per share, resulting in a total potential cash outlay of approximately $63.3 million in fiscal 2002 if all call options are exercised.

     Currently, all put warrants have a corresponding call option with an identical expiry date. Consequently, either the call option or put warrant, but not both, will be exercised.

     We repurchased approximately 5.9 million, 7.2 million, and 22.4 million shares in fiscal 2001, 2000, and 1999, respectively, at a cost of $319.9 million, $255.5 million, and $448.7 million, respectively.

     Stock Repurchase Program II - Additional Authorization above Dilution Coverage.

     In September 1997, Adobe's Board of Directors authorized, subject to certain business and market conditions, the purchase of up to 60.0 million shares of our common stock over a two-year period. This program was completed in the first quarter of fiscal 1999. Under this program, we repurchased approximately 3.3 million shares in fiscal 1999 at a cost of $30.5 million.

     In April 1999, the Board authorized a 5.0 million share repurchase program, which allows us to purchase shares in the open market and enter into contracts to repurchase shares during future quarters by selling put warrants and buying call options. During fiscal 2001, approximately 4.9 million put warrants were written and 3.5 million call options were purchased at prices ranging from $32.60 to $39.58. As of November 30, 2001, there were no put warrants or options outstanding in this program. During fiscal 2001, we repurchased approximately
4.7 million shares at a cost of $165.2 million. We did not repurchase any shares under this program in fiscal 2000.

     In addition to the April 1999 5.0 million share repurchase program, our Board of Directors authorized in March 2001, subject to certain business and market conditions, the purchase of up to an additional 5.0 million shares of our common stock over a two-year period. We have not made any purchases under this
5.0 million share repurchase program.

     Combined Programs

     Our put and call option contracts provide that we, at our option, can settle with physical delivery or net shares equal to the difference between the exercise price and the value of the option as determined by the contract.

Note 12.  Net Income Per Share

     Basic net income per share is computed using the weighted average number of common shares outstanding for the period, excluding unvested restricted stock. Diluted net income per share is based upon the weighted average common shares outstanding for the period plus dilutive common equivalent shares, including unvested restricted common stock, stock options using the treasury stock method, and put warrants using the reverse treasury stock method.


                                                                                         Years Ended
                                                                               --------------------------------------
                                                                                November 30,    December 1,     December 3,
                                                                                    2001           2000            1999
                                                                                ------------    -----------    -----------
                                                                                  (in thousands except per share data)
Net income.........................................................             $   205,644   $    287,808     $   237,751
                                                                                ==========================================

Shares used to compute basic net income per share (weighted average shares outstanding during the period, excluding unvested restricted
   stock)..........................................................                 238,461        238,292         241,572
Dilutive common equivalent shares:
   Unvested restricted stock.......................................                     318            930           1,130
   Stock options...................................................                  10,366         16,539          15,636
   Put warrants....................................................                      --             13              72
                                                                                ------------------------------------------
Shares used to compute diluted net income per share................                 249,145        255,774         258,410
                                                                                ==========================================
Basic net income per share.........................................             $      0.86   $       1.21     $      0.98
                                                                                ==========================================
Diluted net income per share.......................................             $      0.83   $       1.13     $      0.92
                                                                                ==========================================

     For the years ended November 30, 2001, December 1, 2000, and December 3, 1999, options to purchase approximately 17.7 million, 12.1 million, and 7.2 million shares, respectively, of common stock with exercise prices greater than the average fair market value of our stock for the period of $39.57, $56.63, and $39.75, respectively, were not included in the calculation because the effect would have been antidilutive.

Note 13.  Commitments and Contingencies

     Lease Commitments

     We lease certain of our facilities and some of our equipment under noncancelable operating lease arrangements that expire at various dates through 2025. Rent expense, net of sublease income, for these leases aggregated $22.0 million, $25.6 million, and $29.4 million during fiscal 2001, 2000, and 1999, respectively. As of November 30, 2001, future minimum lease payments under noncancelable operating leases, net of sublease income, are as follows:
2002-$29.6 million;  2003-$32.3 million; 2004-$35.7 million; 2005-$28.5 million;
2006-$17.0 million; and $33.2 million thereafter.

     In September 2001, we entered into a real estate development agreement for the construction of an office building in downtown San Jose, California. Under the agreement the lessor will finance up to $117.0 million over a two-year period, toward the construction and associated costs of the building. As part of the agreement, we entered into a five-year lease beginning upon completion of the building. We have an option to purchase the building at any time during the term for an amount equal to the total investment of the lessor. The agreement and lease are subject to standard covenants including liquidity, leverage and profitability ratios that are reported to the lessor quarterly. As of November 30, 2001, we were in compliance with all covenants. In case of a default, the lessor may terminate all remaining commitments, demand payment equal to the lessor's investment, or require that we purchase, facilitate the sale of the building to a third party, or surrender the building. The agreement qualifies for operating lease accounting treatment under SFAS 13, "Accounting for Leases," and, as such, the building and the related obligation are not included on our balance sheet, but the future minimum lease payments are reflected in the schedule of future minimum lease payments. At the end of the lease term, we can either purchase the building for an amount equal to the lessor's investment, which will be approximately $117.0 million, request to extend the maturity date of the lease or remarket the building. If we elect to remarket the building, we are obligated to arrange the sale of the building to an unrelated party and will be required to pay the lessor any shortfall between the net remarketing proceeds and the lessor's investment, up to a maximum recourse amount as set forth in the lease. The lessor is a multi-asset leasing company with a substantive net worth, not a special purpose entity.

     In August 1999, Adobe entered into a five-year lease agreement for our corporate headquarters office buildings in San Jose, California. Under the agreement, we have an option to purchase the buildings at any time during the lease term for $142.5 million, which is the total investment of the lessor. The lease is subject to standard covenants including liquidity, leverage and profitability ratios that are reported to the lessor quarterly. As of November 30, 2001, we were in compliance with all covenants. In case of a default, the lessor may demand payment equal to the lessor's investment or require that we surrender the buildings. The agreement qualifies for operating lease accounting treatment under SFAS 13 and, as such, the buildings and the related obligation is not included on our balance sheet, but the future minimum lease payments are reflected in the schedule of future minimum lease payments. At the end of the lease term, we can either purchase the buildings for an amount equal to the lessor's investment, which is approximately $142.5 million, or terminate the lease. If we elect to terminate, we are obligated to use our best efforts to arrange the sale of the buildings to an unrelated party and will be required to pay the lessor any shortfall between the net remarketing proceeds and the lessor's investment, up to a maximum guaranteed residual amount as set forth in the lease. The lessor is a multi-asset leasing company with a substantive net worth, not a special purpose entity.

     Line of Credit

     In August 1999, Adobe entered into two unsecured revolving credit facilities of $100.0 million each, with a group of banks, for general corporate purposes, subject to certain financial covenants. One of the facilities expired in August 2001 and was not renewed, and the other $100.0 million facility expires in August 2002. Outstanding balances accrue interest at London Interbank Offered Rate ("LIBOR") plus a margin that is based on our financial ratios. There were no outstanding balances on the credit facility as of November 30, 2001. In addition, as of November 30, 2001, we were in compliance with all financial covenants.

     Royalties

     We have certain royalty commitments associated with the shipment and licensing of certain products. Royalty expense is generally based on a dollar amount per unit shipped or a percentage of the underlying revenue. Royalty expense was approximately $14.1 million, $20.8 million, and $24.5 million in fiscal 2001, 2000, and 1999, respectively.

     Adobe Ventures

     We have commitments to the Adobe Venture limited partnerships. The following table shows the capital commitments and the capital contributed as of November 30, 2001:

                                       Capital Commitment    Capital Contributed
                                       ------------------    -------------------
      Adobe Ventures L.P.                $ 40,000,000           $ 40,475,757
      Adobe Ventures II, L.P.            $ 40,000,000           $ 36,947,363
      Adobe Ventures III, L.P.           $ 60,000,000           $ 56,162,222
      Adobe Ventures IV, L.P.            $100,000,000           $ 18,292,333

     The capital commitment is the amount that Adobe has agreed to contribute to the Partnership. The capital commitment amount is contributed over the term of each Partnership, which is ten years. We can cease funding at any time after the earlier of: a) two years after the effective date of the Partnership or b) the date on which the Company has made capital contributions to the Partnership in an amount in excess of $10.0 million, $10.0 million, $20.0 million, and $33.0 million for Adobe Ventures L.P., Adobe Ventures II, L.P., Adobe Ventures III, L.P., and Adobe Ventures IV, L.P., respectively.

     In addition to these venture partnerships, we have direct investments in public and privately-held companies. In total, as of November 30, 2001, we have invested $194.9 million through our venture partnerships and direct investments. And as of November 30, 2001, net returns were $354.3 million, including stock dividends to stockholders and net gains in market value of investments.

     Legal Actions

     We are engaged in certain legal actions arising in the ordinary course of business. We believe that we have adequate legal defenses and that the ultimate outcome of these actions will not have a material adverse effect on our financial position and results of operations.

Note 14.  Related Party Transactions

     During fiscal 1999, we entered into two separate loan agreements with an executive officer to assist with his relocation to San Jose, California. The first loan in the amount of $550,000, with an interest rate of 8.25% per annum, was repaid on December 31, 1999. The second loan, in the amount of $1.0 million, is interest-free and is secured by his principal residence. Under the terms of the agreement, he is required to repay this loan at $200,000 per year over the five years beginning December 2000. His second payment was made in December 2001, leaving a balance of $600,000 as of January 25, 2002.

The loan was amended in November 2001 in connection with his resignation from the Company to include an agreement by the Company that it would not exercise its right to accelerate the payment of unpaid principal because of his termination of employment. The Company reserved the right to accelerate payment for any other reason authorized by the agreement.

     Also in connection with his resignation from his employment with us, which was effective November 30, 2001, we entered into an agreement with him to: (i) pay him a lump sum equal to his total target compensation (base pay and management incentive plan bonuses) for twelve (12) months, (ii) pay for his COBRA premiums until the earlier of November 1, 2002 or the date he receives coverage under another group health insurance plan, and (iii) allow him to keep his laptop computer. We also amended his loan agreement with us, as described in the previous paragraph. In addition, he remained eligible for any bonuses earned through his resignation date, although no bonuses were earned or paid.

Note 15.  Financial Instruments

     Fair Value of Financial Instruments

     Our cash equivalents, short-term investments, and marketable equity securities, are carried at fair value, based on quoted market prices for these or similar investments. Our total cash equivalents, short-term investments, and marketable equity securities had a cost basis of $567.5 million and a fair market value of $581.6 million. Our portfolio of marketable equity securities included in our short-term investments had a cost basis of $26.3 million and a fair market value of $37.8 million. (For further information, see Note 3.)

     Our portfolio of investments included in Other Assets at November 30, 2001, which includes our direct investments, as well as indirect investments through Adobe Ventures, had an estimated fair market value of $31.7 million. (For further information, see Note 5.)

     Foreign Currency Hedging Instruments

     We enter into forward exchange contracts to hedge foreign currency exposures on a continuing basis for periods consistent with our committed exposures. These transactions do subject us to risk of accounting gains and losses; however, the gains and losses on these contracts offset gains and losses on the assets, liabilities, and transactions being hedged. The bank counterparties in these contracts expose us to credit-related losses in the event of their nonperformance. However, to mitigate that risk we only contract with high quality counterparties with specific minimum rating requirements. In addition, our hedging policy establishes maximum limits for each counterparty. As of November 30, 2001 and December 1, 2000, we held $98.3 million and $23.2 million, respectively, of aggregate foreign currency forward exchange contracts. As of November 30, 2001 and December 1, 2000, we held $82.3 million and $43.3 million, respectively, in foreign currency option contracts.

     Economic Hedging - Hedges of Forecasted Transactions

     We use option and forward foreign exchange contracts to hedge certain operational ("cash flow") exposures resulting from changes in foreign currency exchange rates. These foreign exchange contracts, carried at fair value, have a duration between three to twelve months. Such cash flow exposures result from portions of our forecasted revenues denominated in currencies other than the U.S. dollar ("USD"), primarily the Japanese yen and the euro. We enter into these foreign exchange contracts to hedge forecasted product licensing revenue in the normal course of business, and accordingly, they are not speculative in nature.

     We record changes in the fair value of these cash flow hedges in accumulated other comprehensive income (loss), until the forecasted transaction occurs. When the forecasted transaction occurs, we reclassify the related gain or loss on the cash flow hedge to revenue. In the event the underlying forecasted transaction does not occur, or it becomes probable that it will not occur, we reclassify the gain or loss on the related cash flow hedge from accumulated other comprehensive income (loss) to interest and other income
(loss) on the consolidated statement of income at that time. For the fiscal year ended November 30, 2001, there were no such net gains or losses recognized in other income relating to hedges of forecasted transactions that did not occur.

     The critical terms of the cash flow hedging instruments are the same as the underlying forecasted transactions. The changes in fair value of the derivatives are intended to offset changes in the expected cash flows from the forecasted transactions. We record any ineffective portion of the hedging instruments in other income on the consolidated statement of income. The time value of purchased derivative instruments is deemed to be ineffective and is recorded in other income over the life of the contract.

     The following table depicts the activity for the fiscal year ended November 30, 2001.

Gain (Loss) on Hedges of Forecasted Transactions:



                                                     Balance Sheet             Income Statement
                                                -------------------------  --------------------------
                                                         As of                    Year ended
                                                   November 30, 2001          November 30, 2001
                                                -------------------------  --------------------------
                                                  Other Comprehensive                  Other Income
                                                         Income             Revenue        (Loss)
                                                -------------------------  ----------  --------------
Realized - Closed Transactions:
Realized net gain reclassified from other
    comprehensive income to revenue                $           --          $ 7,848        $    --
Realized net loss from ineffective portion of
    hedges and time value degradation                          --               --         (4,786)
Recognized but Unrealized - Open Transactions:
Unrealized gain remaining in other
    comprehensive income                                    2,582               --             --
Unrealized loss from ineffective portion of
    hedges and time value degradation                          --               --           (730)
                                                   --------------          ---------      --------
                                                   $        2,582          $ 7,848        $(5,516)
                                                   ==============          =========      ========

     As of November 30, 2001, $2.6 million in other comprehensive income represents the total intrinsic value of our economic hedges on forecasted revenue.

     During the fiscal year ended November 30, 2001, $7.8 million was recognized in revenue relating to hedged transactions which occurred; total loss recognized in other income was $5.5 million, which consisted of a $4.8 million realized net loss related to the cost of matured purchased options, and a $0.7 million unrealized loss that was recognized for the ineffective portion relating to hedges for forecasted transactions and the time value degradation of outstanding purchased options.

     Balance Sheet Hedging - Hedging of Foreign Currency Assets and Liabilities

     We hedge our net recognized foreign currency assets and liabilities with forward foreign exchange contracts to reduce the risk that our earnings and cash flows will be adversely affected by changes in foreign currency exchange rates. These derivative instruments hedge assets and liabilities that are denominated in foreign currencies and are carried at fair value with changes in the fair value recorded as other income (loss). These derivative instruments do not subject us to material balance sheet risk due to exchange rate movements because gains and losses on these derivatives offset gains and losses on the assets and liabilities being hedged. At November 30, 2001, the outstanding balance sheet hedging derivatives had maturities of 60 days or less.

Net Gain (Loss) Recognized in Other Income Relating to Balance Sheet Hedging:


                                                                        Year ended         Year ended
                                                                     November 30, 2001   December 1, 2000
                                                                     ------------------  ----------------
Loss on foreign currency assets and liabilities:
    Realized net gain (loss) recognized in other income              $     (3,288)       $        240
    Unrealized net gain (loss) recognized in other income                     109              (1,803)
                                                                     -------------       -------------
                                                                           (3,179)             (1,563)
Gain on hedges of foreign currency assets and liabilities:
    Realized net gain recognized in other income                            3,834                  33
    Unrealized net gain (loss) recognized in other income                    (622)                491
                                                                     -------------       -------------
                                                                            3,212                 524
                                                                     -------------       -------------
      Net gain (loss) recognized in other income                     $         33        $     (1,039)
                                                                     =============       =============


     Equity Hedging Instruments

     We also hedge market value fluctuations of certain equity holdings in publicly traded companies with forward contracts. These are accounted for as "Fair Value Hedges" in accordance with SFAS 133. The difference between the cost and market value of the equity investments prior to entering into fair value hedges remains in other comprehensive income until the hedge contract is settled; at which time it is reclassified to investment gain (loss). Subsequent gains and losses on the forward contract and the equity securities being hedged are recorded in investment gain (loss) on the consolidated statement of income. We have no outstanding forward contracts hedging equity investments remaining as of November 30, 2001.

     Concentration of Risk

     Financial instruments that potentially subject us to concentrations of credit risk are primarily cash, cash equivalents, short-term investments, and accounts receivable.

     Our investment portfolio consists of investment-grade securities diversified among security types, industries, and issuers. Our investments are managed by recognized financial institutions that follow Adobe's investment policy. Our policy limits the amount of credit exposure to any one security issue or issuer, and we believe no significant concentration of credit risk exists with respect to these investments.

     Credit risk in receivables is limited to OEM partners and to dealers and distributors of hardware and software products to the retail market. We adopt credit policies and standards to keep pace with the evolving software industry. Management believes that any risk of accounting loss is significantly reduced due to the diversity of our products, end users, and geographic sales areas. We perform ongoing credit evaluations of our customers' financial condition and require letters of credit or other guarantees, whenever deemed necessary. For discussion of significant customers as of November 30, 2001, see Note 16.

     We distribute our application products primarily through distributors, resellers, and retailers (collectively referred to as "distributors"). A significant amount of our revenue for application products is from two distributors. One of these distributors recently restructured its operations, reducing the number of facilities it operates, including those handling Adobe products, which may harm our operating results. In addition, we have revised our channel program to reduce the overall number of our distributors worldwide and focus our channel efforts on larger distributors. This revision of the channel program has resulted in an increase in our dependence on a smaller number of distributors selling through a larger amount of our products. Additionally, one of our goals is to increase our direct distribution of our products to end users through our online store located on our Web site at www.adobe.com. Any such increase in our direct revenue efforts will place us in increased competition with our channel distributors and with newer types of distribution of our products by online, Internet-based resellers of our products. While we anticipate that the restructuring and streamlining of our product distribution channels and the increase in the scope of our direct sales efforts will eventually improve our business by decreasing discounts or rebate programs provided to distributors, decreasing product returns, and shortening inventory cycles, these changes could instead seriously harm our business.

     We derive a significant portion of our OEM PostScript and Other licensing revenue from a small number of OEM partners. Our OEM partners on occasion seek to renegotiate their royalty arrangements. We evaluate these requests on a case-by-case basis. If an agreement is not reached, a customer may decide to pursue other options, which could result in lower licensing revenue for us.

Note 16.  Industry Segment and Geographic Information

     Beginning in fiscal 2002, we have realigned our business segments to reflect the way we will manage our business. Please see Item 1 of our business section for details on our new segments. During fiscal 2001, we evaluated our business using our old segments.

     During fiscal 2001, 2000, and 1999, we had four reportable segments that offered different product lines: Web Publishing, Cross-media Publishing, ePaper Solutions, and OEM PostScript and Other. The Web Publishing segment provides users with software for creating Web page layouts and Web animations and editing and enhancing digital images, photographs, and video. The Cross-media Publishing segment provides software for professional page layout, illustration, business publishing, and printing. The ePaper Solutions segment provides software that allows users to speed the distribution of information with documents that can be viewed, approved and printed across a broad range of hardware and software platforms. The OEM PostScript and Other segment includes printing technology to create and print simple or visually rich documents with precision.

     During and prior to fiscal 2000, we evaluated our business based on the contribution margins of each of our four segments. During fiscal year 2001, our executive management team changed the way it evaluates the performance of our business and revised their focus on evaluating the gross margins of each of our segments. Our prior period segment disclosures have been revised here to reflect that change. In addition, we reclassified certain direct costs between our operating segments in fiscal year 2000 to conform to the fiscal year 2001 presentation.

     The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies. We do not identify or allocate our assets by operating segments. As such, segment asset information is not disclosed.

     During the second quarter of fiscal 2001, we reclassified our eBook business-related revenue and related expenses from our ePaper Solutions segment to our Cross-media segment in order to better align our eBooks business goals with our Cross-media segment strategy. These reclassifications did not impact total gross profit.

     The following results are broken out by our old operating segments for the fiscal years 2001, 2000, and 1999:


                                                                                                    OEM
                                                                  Cross-media      ePaper       PostScript
                                               Web Publishing      Publishing     Solutions      and Other          Total
                                               ----------------  -------------  -------------- --------------  ----------------
Fiscal 2001
   Revenue..................................   $       482,535   $    350,477   $    291,917   $    104,791    $     1,229,720
   Direct costs.............................            34,859         25,519         15,847          5,226            81,451
                                               ----------------  -------------  -------------- --------------  ----------------
   Gross profit.............................   $       447,676   $    324,958   $    276,070   $     99,565    $     1,148,269
                                               ================  =============  ============== ==============  ================
                                                            93%            93%             95%           95%               93%
Fiscal 2000
   Revenue..................................   $       536,614   $    390,497   $    207,780   $    131,487    $     1,266,378
   Direct costs.............................            35,870         30,239         12,860          8,286            87,255
                                               ----------------  -------------  -------------- --------------  ----------------
   Gross profit.............................   $       500,744   $    360,258   $    194,920   $    123,201    $     1,179,123
                                               ================  =============  ============== ==============  ================
                                                            93%            92%             94%           94%               93%
Fiscal 1999
   Revenue..................................   $       394,073   $    353,863   $    129,333   $    138,165    $     1,015,434
   Direct costs.............................            33,505         33,792         14,533         12,710            94,540
                                               ----------------  -------------  -------------- --------------  ----------------
   Gross profit.............................   $       360,568   $    320,071   $    114,800   $    125,455    $       920,894
                                               ================  =============  ============== ==============  ================
                                                            91%            90%             89%           91%               91%


     A reconciliation of the totals reported for the operating segments to the applicable line items in the consolidated financial statements for the fiscal years 2001, 2000, and 1999 is as follows:

                                                                                            Years Ended
                                                                    ----------------------------------------------
                                                                     November 30,      December 1,     December 3,
                                                                        2001             2000             1999
                                                                    --------------   --------------   ------------
Total gross profit from operating segments above...........          $ 1,148,269     $  1,179,123     $   920,894
Total operating expenses (a) ..............................              769,812          771,040         661,041
                                                                     -------------   ------------     -----------
Total operating income.....................................              378,457          408,083         259,853
Non-operating income (loss)................................              (71,526)          35,656         114,574
                                                                     -------------   ------------     -----------

Income before taxes........................................           $   306,931    $    443,739    $    374,427
                                                                     =============  =============    ============

______________
  (a) Total operating expenses include research and development, sales and marketing, general and administrative, restructuring and other charges, amortization of goodwill and purchased intangibles, and acquired in-process research and development expenses.

     Beginning in the first quarter of fiscal year 2002, we realigned our business segments to reflect the way we will manage our business. A newly named Graphics segment will in the future replace the former Web Publishing segment and will include Adobe Illustrator. The Adobe GoLive and Web Collection products will be reported in the Cross-media Publishing segment. For more information on our new segments, please see Item 1 of our business section.

     The following results are broken out by our new operating segments for the fiscal years 2001, 2000, and 1999.

New Segments                                                                                        OEM
                                                                 Cross-media       ePaper       PostScript
                                                  Graphics        Publishing      Solutions      and Other          Total
                                               ----------------  -------------  -------------- --------------  ----------------
Fiscal 2001
   Revenue..................................   $       543,419   $    289,624   $    291,886   $    104,791    $     1,229,720
   Direct costs.............................            33,366         27,024         15,835          5,226            81,451
                                               ----------------  -------------  -------------- --------------  ----------------
   Gross profit.............................   $       510,053   $    262,600   $    276,051   $     99,565    $     1,148,269
                                               ================  =============  ============== ==============  ================
                                                            94%            91%             95%            95%               93%
Fiscal 2000
   Revenue..................................   $       602,101   $    325,162   $    207,628   $    131,487    $     1,266,378
   Direct costs.............................            36,400         29,539         12,445          8,871            87,255
                                               ----------------  -------------  -------------- --------------  ----------------
   Gross profit.............................   $       565,701   $    295,623   $    195,183   $    122,616    $     1,179,123
                                               ================  =============  ============== ==============  ================
                                                            94%            91%             94%            93%               93%
Fiscal 1999
   Revenue..................................   $       442,220   $    305,716   $     129,333   $    138,165    $     1,015,434
   Direct costs.............................            37,810         31,364          12,883         12,483            94,540
                                               ----------------  -------------  -------------- --------------  ----------------
   Gross profit.............................   $       404,410   $    274,352   $     116,450   $    125,682    $       920,894
                                               ================  =============  ============== ==============  ================
                                                            91%            90%             90%            91%               91%


     We categorize our geographic information into three major market regions: the Americas, EMEA, and Asia. The Americas region includes the U.S., Canada, Latin America, and Central America. The EMEA region includes Europe, Middle East, and Africa. The Asia region includes Japan and the Asian Pacific countries.

     Revenue and long-lived asset information by geographic areas for each of the years in the three-year period ended November 30, 2001 is presented below:

 Revenue
                                                        Years Ended
                                      -----------------------------------------------------
                                          November 30,      December 1,       December 3,
                                              2001             2000               1999
                                      -----------------  ------------------  --------------
Americas:
   United States.................      $      547,630    $      616,733    $       497,842
   Other.........................              43,878            42,334             32,311
                                     ----------------  ----------------   ----------------
        Total Americas...........             591,508           659,067            530,153
                                     ----------------  ----------------   ----------------

EMEA.............................             326,499           323,037            265,981
                                      ---------------  ----------------   ----------------
Asia:
   Japan.........................             228,744           224,326            175,122
   Other.........................              82,969            59,948             44,178
                                      ---------------  ----------------   ----------------
      Total Asia..................            311,713           284,274            219,300
                                      ---------------  ----------------   ----------------

Total revenue                         $     1,229,720    $    1,266,378    $     1,015,434
                                      ===============  ================   ================


Long-Lived Assets
                                                           Years Ended
                                      -----------------------------------------------------
                                       November 30,        December 1,        December 3,
                                           2001               2000               1999
                                      ---------------- -----------------   ----------------
Americas:
   United States.................     $        67,303   $        56,894     $        53,890
                                      ---------------- -----------------   ----------------
     Total Americas..............              67,303            56,894              53,890

EMEA.............................               6,470             3,182               8,706
                                      ---------------- -----------------   ----------------
 Asia:
     Japan.......................               1,796             2,868               4,616
     India.......................               4,828               876               1,096
     Other.......................                 596               448                 830
                                      ---------------- -----------------   -----------------
          Total Asia.............               7,220             4,192               6,542
                                      ---------------- -----------------   -----------------

Total long-lived assets               $        80,993   $        64,268     $        69,138
                                      ================ =================   =================


     In fiscal 2001, licenses of application products to Ingram Micro, Inc. ("Ingram") and Tech Data Corporation ("Tech Data"), including their respective affiliates, accounted for 24% and 15%, respectively, of our total revenue. In fiscal 2000, licenses of application products to Ingram and Tech Data accounted for 30% and 14%, respectively, of our total revenue, and in 1999 licenses of application products to Ingram accounted for 27% of our total revenue.

     Receivables from Ingram and Tech Data accounted for 31% and 21%, respectively, of our total receivables at November 30, 2001. As of December 1, 2000, receivables from Ingram and Tech Data accounted for 32% and 18%, respectively, of our total receivables, and in fiscal 1999 receivables from Tech Data accounted for 11% of our total receivables.

Note 17. Subsequent Events (Unaudited)

     During  the  first  quarter  of  fiscal  2002,  we  acquired   Santa  Rosa,
California-based Fotiva, Inc. ("Fotiva"). Fotiva is a digital photography software company developing solutions to help consumers manage, store, enrich, and share digital photographs. The acquisition was accounted for using the purchase method of accounting. The cash purchase price of the acquisition was approximately $5.3 million.

     Also  during the first  quarter of fiscal  2002,  we  announced  a proposed agreement to acquire Ottawa, Canada-based Accelio Corporation ("Accelio"). Accelio is a provider of Web-enabled solutions that help customers manage business processes driven by electronic forms. Under the terms of the agreement, Adobe's common stock valued at $72.0 (US) million on closing will be exchanged for all Accelio equity securities. The Accelio business will be integrated into our operations. We expect to record a $12.0-$15.0 million accrual related to the acquisition, which will be added to the purchase price. The proposed acquisition is subject to the execution of customary transaction documents and the satisfaction of customary closing conditions, including the approval of Accelio's shareholders and clearance of the acquisition by U.S. and Canadian regulatory authorities. Initially the transaction was expected to close in March 2002. However, due to certain regulatory and timing requirements, we are now targeting to close in April 2002.

                          FINANCIAL STATEMENT SCHEDULE

     As required under Item 8, Financial Statements and Supplementary Data, Adobe's financial statement schedule is provided in this separate section. The financial statement schedule included in this section is as follows:

          Schedule
           Number            Financial Statement Schedule Description
          ---------          ----------------------------------------
          Schedule II        Valuation and Qualifying Accounts

                           ADOBE SYSTEMS INCORPORATED

                                   SCHEDULE II

                        VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)

           Valuation and Qualifying Accounts which are Deducted in the Balance Sheet from the Assets to which They Apply

                                                            Balance at     Charged to
                                                            Beginning      Operating       Charged to                  Balance at
                                                            of Period      Expenses        Revenue      Deductions*    End of Period
                                                            -----------    ------------    ----------   -----------    -------------
Allowance for doubtful accounts:
   Year Ended:
     November 30, 2001...............................       $    8,788     $    1,435      $      --    $       124    $     10,099
     December 1, 2000................................       $    5,170     $    7,140      $      --    $     3,522    $      8,788
     December 3, 1999................................       $    6,399     $   (3,319)     $   2,090    $        --    $      5,170

______________

* Deductions related to the allowance for doubtful accounts represent amounts written off against the allowance.

     In fiscal 2001, the increase in the allowance for doubtful accounts was due to the overall deterioration in the economic environment globally, resulting in higher estimated bad debt write-offs. The decreased charge to operating expenses in fiscal 2001 as compared to the charge in fiscal 2000 reflects the results of enhanced global credit evaluation, on-going risk mitigation efforts (e.g. letters of credit, guarantees, and credit insurance) in Asia, and improved collections of our Royalty accounts.

     In fiscal 2000, the charge to operating expenses related primarily to two separate bankruptcy filings, one involving a U.S. and the other a European distributor, an insolvent royalty customer, and higher potential bad debt expense as a result of higher accounts receivable balances at the end of fiscal 2000. The deductions represent amounts written off against the allowance.

     In fiscal 1999, the overall reserve decreased due to reduced credit risks, mainly in Asia. In addition, we invoiced certain royalty customers whose accounts were deemed potentially uncollectible. Consequently, we recorded an increase to the allowance for doubtful accounts and recorded a charge to revenue. As such we did not recognize revenue associated with these accounts.

                                    EXHIBITS

     As required under Item 14. Exhibits, Financial Statement Schedules and Reports on Form 8-K, the exhibits filed as part of this report are provided in this separate section. The exhibits included in this section are as follows:

 Exhibit
 Number    Description
-------    -----------
  10.77    Lease agreement between Adobe Systems and Selco Service Corporation
  10.78 Participation agreement among Adobe Systems, Selco Service Corporation, et al.
  10.79    Confidential Resignation Agreement
  10.80    Executive Severance Plan in the Event of a Change of Control
  21       Subsidiaries of the Registrant
  23       Consent of KPMG LLP

                           ADOBE SYSTEMS INCORPORATED
                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary Legal Name                                 Jurisdiction of Incorporation/Formation
---------------------                                 ---------------------------------------
The Americas:
   Adobe Incentive Partners, L.P.                         California
   Adobe International, Inc.                              Delaware
   Adobe Systems Brasil Limitada                          Brazil
   Adobe Systems FSC, Inc.                                Territory of Guam
   Adobe Systems International Limited Partnership        Cayman Islands
   Glassbook, Inc.                                        Delaware
   Fotiva, Inc.                                           Delaware

Europe:
   Adobe Systems Benelux BV                               The Netherlands
   Adobe Systems Danmark ApS                              Denmark
   Adobe Systems Direct Ltd.                              Scotland
   Adobe Systems Engineering GmbH                         Federal Republic of Germany
   Adobe Systems Europe Ltd.                              Scotland
   Adobe Systems France SARL                              France
   Adobe Systems GmbH                                     Federal Republic of Germany
   Adobe Systems (Schweiz) GmbH                           Federal Republic of Switzerland
   Adobe Systems Iberica SL                               Spain
   Adobe Systems Italia SRL                               Italy
   Adobe Systems Nordic AB                                Sweden
   Adobe Systems Norge AS                                 Norway
   Adobe Systems Software Ireland Limited                 Ireland
   Frame Technology International Limited                 Ireland

Asia:
   Adobe Systems Company Ltd.                             Japan
   Adobe Systems India Pvt. Ltd.                          India
   Adobe Systems Korea Ltd.                               Korea
   Adobe Systems Pte. Ltd.                                Singapore
   Adobe Systems Pty. Ltd.                                Australia


     All subsidiaries of the registrant are wholly owned, directly or indirectly by Adobe, and do business under their legal names (although Adobe Systems Benelux BV also does business as Adobe Direct).

                           ADOBE SYSTEMS INCORPORATED

                                   EXHIBIT 23

                               CONSENT OF KPMG LLP

To the Board of Directors and Stockholders of Adobe Systems Incorporated:

We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No. 33-38387,
No. 33-48210,  No.  33-63518,  No. 33-78506,  No.  33-83030,  No. 33-83502,  No.
33-83504,  No. 33-84396, No. 33-86482, No. 33-59335, No. 33-63849, No. 33-63851,
No. 333-28195,  No. 333-28203,  No. 333-28207, No. 333-57589, No. 333-81191, No.
333-87165,  No. 333-39524,  No. 333-52214,  No. 333-57074, and No. 333-72424) on
Form S-8 of Adobe Systems Incorporated of our report dated December 11, 2001, relating to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of November 30, 2001 and December 1, 2000, and the related consolidated statements of income, stockholders' equity and other comprehensive income, and cash flows for each of the years in the three-year period ended November 30, 2001, and related schedule, appearing elsewhere on this Form 10-K.


KPMG LLP
Mountain View, California
February 19, 2002

                                   APPENDIX G


                        ADOBE DEFINITIVE PROXY STATEMENT

                           Adobe Systems Incorporated

                                 345 Park Avenue
                         San Jose, California 95110-2704

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held April 11, 2002


Dear Stockholders:

     You are cordially invited to attend our 2002 Annual Meeting of the Stockholders to be held on April 11, 2002 at 3:30 p.m. at Adobe's headquarters located at 321 Park Avenue, San Jose, California 95110 in the East Tower. At the meeting we will:

     1. Elect four (4) Class I members of the Board of Directors to serve for a two-year term;

     2. Approve an amendment to the Company's 1996 Outside Directors' Stock Option Plan (the "1996 Plan") to increase the share reserve by 750,000 shares;

     3. Ratify the appointment of KPMG LLP as Adobe's independent auditors for the current fiscal year which ends on November 29, 2002; and

     4.   Transact any other business that may properly come before the meeting.

     Stockholders who owned Adobe stock at the close of business on Tuesday, February 19, 2002 may attend and vote at the meeting. If you cannot attend the meeting, you may vote by telephone or by using the Internet as instructed on the enclosed Proxy Card or by mailing the Proxy Card in the enclosed postage-paid envelope. Any stockholder attending the meeting may vote in person, even if you have already returned a Proxy Card. A list of stockholders eligible to vote at the meeting will be available for review during Adobe's regular business hours at our headquarters in San Jose ten days prior to the meeting for any purpose related to the meeting.

     We look forward to seeing you at the meeting.

                              Sincerely,

                              Karen O. Cottle
                              Senior Vice President, General Counsel & Secretary



San Jose, California March 5, 2002

Please vote by telephone or by using the Internet as instructed on the enclosed Proxy Card or complete, sign and date the Proxy Card as promptly as possible and return it in the enclosed envelope.

                           ADOBE SYSTEMS INCORPORATED


                                 Proxy Statement
                                       for
                         Annual Meeting of Stockholders
                            To Be Held April 11, 2002

                                TABLE OF CONTENTS

                                                                            Page

Information Concerning Solicitation and Voting..............................   1
Proposal 1--Election of Directors...........................................   4
Proposal 2--Approval of an Amendment to Increase Share
  Reserve Under the 1996 Outside Directors' Stock Option Plan...............   8
Proposal 3--Ratification of Appointment of Auditors.........................  12
Report of the Audit Committee...............................................  13
Security Ownership of Certain Beneficial Owners and Management..............  14
Executive Compensation......................................................  16
Report of the Executive Compensation Committee..............................  22
Director Compensation.......................................................  26
Certain Transactions........................................................  26
Performance Graph...........................................................  28
Other Business..............................................................  29
Stockholder Proposals to be Presented at Next Annual Meeting................  29

                                   ___________

                           ADOBE SYSTEMS INCORPORATED
                                   ___________

                                 PROXY STATEMENT
                                   ___________

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

     Voting materials, which include the Proxy Statement, Proxy Card and 2001 Annual Report to Stockholders, will be mailed to stockholders on or about March 5, 2002. Our principal executive offices are located at 345 Park Avenue, San Jose, California 95110. Our telephone number is (408) 536-6000.

     Adobe will pay the costs of soliciting proxies from stockholders. We have hired Innisfree M&A, Incorporated to help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Innisfree a fee of $7,500 for its services and will reimburse Innisfree for reasonable out-of-pocket estimated at about $12,500. Directors, officers and regular employees may solicit proxies, either personally or by telephone, on behalf of Adobe, without additional compensation.

                              Questions and Answers

Q:   Who may vote at the meeting?
A: The Board set February 19, 2002 as the record date for the meeting. All stockholders who owned Adobe Common Stock at the close of business on February 19, 2002 may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held on all matters to be voted on, other than the election of Directors. On February 19, 2002, approximately 236,987,442 shares of Adobe Common Stock were outstanding.
Q:   How many votes do you need at the meeting?
A: A majority of Adobe's outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.
     Shares are  counted as present at the  meeting if you:
     - are present and vote in person at the meeting; or
     - have properly submitted a Proxy Card or voted by telephone or using the Internet.
Q:   What proposals will be voted on at the meeting?
A:   There are three board proposals scheduled to be voted on at the meeting:
     - Election of the Class I members of the Board of Directors
     - Approval of the Amendment to Adobe's 1996 Outside Directors' Stock Option Plan
     - Ratification of KPMG LLP as Adobe's independent auditors
Q:   What is the voting requirement to approve each of the proposals?
A: For the election of the Class I Directors, those four nominees who receive "FOR" votes from a majority of the shares voting at the meeting will be elected. You may give each candidate one vote for each share of Common Stock you hold. To be passed, Proposals 2 and 3 require the affirmative "FOR" vote of a majority of the shares cast at the meeting and entitled to vote.
Q:   How are votes counted?
A: In the election of Directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposals. If you abstain from voting on Proposal 1, the election of Class I directors, it has no effect on Proposals 2 or 3, which are the approval of the amendment to the 1996 Outside Directors' Stock Option Plan and the ratification of the appointment of KPMG LLP, respectively. If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote "FOR" each Director and "FOR" both the approval of the amendment to the 1996 Outside Directors' Stock Option Plan and the ratification of KPMG LLP as Adobe's independent public accountants. If you do not vote and you hold your shares in a brokerage account in your broker's name (this is called "street name"), your broker will have discretionary authority to vote your shares "FOR" each director or to withhold votes for each or every director. Your broker will also have the discretionary authority to vote your shares "FOR" or "AGAINST" Proposals 2 and 3, the approval of the amendment to the 1996 Outside Directors' Stock Option Plan and the ratification of the appointment of KPMG LLP, respectively. These shares, however, will be counted for the purpose of establishing a quorum for the meeting. Voting results are tabulated and certified by our transfer agent, Computershare Investor Services, LLC.

Q:   How may I vote my shares in person at the meeting?
A: Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed Proxy Card or proof of identification for entrance to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.
Q:   How can I vote my shares without attending the meeting?
A: Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, using the Internet or by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.
     BY TELEPHONE OR THE INTERNET - If you have telephone or Internet access, you may submit your proxy from anywhere in the world by following the instructions on the Proxy Card.
     BY MAIL - You may submit your proxy by mail by signing your Proxy Card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.
Q:   How can I change my vote after I return my Proxy Card?
A: You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing and submitting a new Proxy Card with a later date, voting by telephone or using the Internet as instructed above (your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person (as described above). Attending the meeting will not revoke your proxy unless you specifically request it.
Q:   What is Adobe's voting recommendation?
A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" both the approval of the amendment to Adobe's 1996 Outside Directors' Stock Option Plan and the ratification of KPMG LLP as Adobe's independent auditors for fiscal 2002.
Q:   Where can I find the voting results of the meeting?
A: The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2002.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

General

     We currently have nine (9) members on our Board of Directors, which is divided into two classes (Class I and Class II) with alternating two-year terms. Proxy holders will vote for the four (4) Class I nominees listed below to serve a two-year term ending in 2004. Antonio M. Perez, a current Class I director, is not seeking re-election; the Board may elect to reduce the size of the Board effective after Mr. Perez's term ends, rather than appoint a director to fill the vacancy. Those members of the Board who are Class II Directors will be up for election in 2003.

     If any nominee is unable or declines to serve as a Director, the current Board may designate a nominee to fill the vacancy. The term of each person elected as a Class I Director will continue until the 2004 Annual Meeting or until his or her successor has been elected and qualified.

     The following tables set forth the name and age of each nominee and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years, and the year each began serving as a director of the Company:


         Nominees for Election as Class I Directors for a Term Expiring in 2004:

Name                   Principal Occupation During Last Five Years                  Age   Director Since

Bruce R. Chizen....... In April 2000, Mr. Chizen  was  named  President  and  in     47        2000
                       December  2000,  he  was  also   named   Chief  Executive
                       Officer of the  Company.  Mr.  Chizen  joined the Company
                       upon the  closing of the  acquisition  of Aldus in August
                       1994 as Vice  President  and  General  Manager,  Consumer
                       Products Division. From December 1997 to August 1998, Mr.
                       Chizen  served  as  Senior  Vice  President  and  General
                       Manager,  Graphic Products Division, and from August 1998
                       to April 2000,  he served as  Executive  Vice  President,
                       Products and Marketing. Prior to joining the Company, Mr.
                       Chizen was Vice President and General  Manager,  Consumer
                       Division  of  Aldus  Corporation  from  February  1994 to
                       August 1994,  and from November 1992 to February 1994, he
                       was Vice  President  and General  Manager,  Claris  Clear
                       Choice for Claris  Corp.,  a wholly owned  subsidiary  of
                       Apple  Computer,  Inc., a  manufacturer  of computers and
                       software.  Mr.  Chizen  also  serves  as  a  director  of
                       Viewpoint  Corporation  and Synopsys,  Inc. He holds a BS
                       from Brooklyn College, City University of New York.
James E. Daley........ Mr. Daley has been  Executive  Vice  President  and Chief     60        2001
                       Financial Officer of Electronic Data Systems  Corporation
                       (EDS) since March 1999.  Before  joining EDS, he had been
                       with Price Waterhouse,  L.L.P. from 1963 to 1998, when he
                       retired  from the firm.  During the  period  from 1988 to
                       1998,     Mr.     Daley     served    as    the    firm's
                       Cochairman--Operations and  Vice-chairman--International.
                       He was also a  member  of the  firm's  Policy  Board  and
                       Management  Committee  and a member of the  World  Firm's
                       Policy Board and Management Committee.  Mr. Daley is also
                       a director of The Guardian Life Insurance  Company in New
                       York City. He holds a BBA from Ohio University.
Charles M. Geschke.... Dr. Geschke was a founder of the Company and has been its     63        1983
                       Chairman of the Board since September 1997,  sharing that
                       office  with  John E.  Warnock.  He was  Chief  Operating
                       Officer  of the  Company  from  December  1986 until July
                       1994.  He served as  President  of the Company from April
                       1989 until his retirement in April 2000. He is a director
                       of  Rambus  Incorporated.  Dr.  Geschke  holds  a PhD  in
                       computer science from Carnegie Mellon University.
Delbert W. Yocam...... Mr.  Yocam is an  independent  consultant.  Mr. Yocam was     59        1991
                       Chairman  of the  Board and Chief  Executive  Officer  of
                       Inprise  Corporation,   formerly  Borland  International,
                       Inc.,  from December  1996 through  April 1999.  Prior to
                       joining Inprise, Mr. Yocam was an independent  consultant
                       from November 1994 through  November 1996. From September
                       1992 until  November  1994,  he served as  President  and
                       Chief  Operating  Officer and as a director of Tektronix,
                       Inc.   Mr.   Yocam  is  also  a   director   of   several
                       privately-held  technology  companies.  He  holds  a  MBA
                       degree from California State University, Long Beach,  and


                                      G-6




                       a BA  degree in  Business Administration from  California
                       State University, Fullerton.

                                      G-7

           Incumbent Class II Directors with a Term Expiring in 2003:

Name                   Principal Occupation During the Past Five Years              Age        Year
Carol Mills Baldwin... Ms. Baldwin is the President and Chief Executive  Officer     49        1998
                       of Acta Technology, Inc., a privately held company. Prior
                       to joining Acta in July 1998, Ms. Baldwin was the General
                       Manager   in   the   Enterprise   Systems   Division   of
                       Hewlett-Packard  since  1992.  From  1981  to  1992,  Ms.
                       Baldwin  held  several  other  general   management   and
                       marketing  management  positions at Hewlett-Packard.  She
                       holds  a MBA  degree  from  Harvard  University  and a BA
                       degree from Smith College.
Colleen M. Pouliot.... Ms.  Pouliot joined the Company in July 1988 as Associate     43        2001
                       General  Counsel and became the  Corporate  Secretary  in
                       April 1989. In December 1990, she was promoted to General
                       Counsel.  In  December  1992,  she was  promoted  to Vice
                       President and in December 1997, to Senior Vice President.
                       Ms.  Pouliot was an  associate  at the law firm of Ware &
                       Freidenrich  from  November  1983  until she  joined  the
                       Company.  Effective  December  2001, she retired from her
                       position as General  Counsel,  but she continues to serve
                       as a Senior Vice  President  during the transition to her
                       successor.  Ms.  Pouliot  holds a JD from  University  of
                       California,  Davis  School  of Law and a BS in  Economics
                       from Santa Clara University.
Robert Sedgewick...... Since  1985,  Dr.  Sedgewick  has  been  a  Professor  of     56        1990
                       Computer  Science at Princeton  University,  where he was
                       the  founding  Chairman  of the  Department  of  Computer
                       Science  from 1985 to 1994.  He is the author of a widely
                       used series of textbooks  on  algorithms.  Dr.  Sedgewick
                       holds a PhD in computer science from Stanford University.
John E. Warnock....... Dr. Warnock was a founder of the Company and has been its     62        1982
                       Chairman of the Board since April 1989.  Since  September
                       1997, he has shared the position of Chairman of the Board
                       with  Charles M.  Geschke.  Dr.  Warnock  served as Chief
                       Executive  Officer  of  the  Company  from  1982  through
                       December 2000. From December 2000 until his retirement in
                       March  2001,  Dr.  Warnock  served  as  Chief   Technical
                       Officer. Dr. Warnock is a director of Knight Ridder, Inc.
                       and  Salon.com.  Dr.  Warnock  holds a PhD in  electrical
                       engineering from the University of Utah.

Board and Committees Meetings

     The Board held 22 meetings in fiscal 2001. Each Director during fiscal 2001 attended at least 75% of the meetings of the Board and respective Committees of each member held during the year except for Mr. Perez who attended 46% of the aggregate number of the meetings of the Board and Audit Committee. The Board has an Audit Committee, Executive Compensation Committee, Investment Committee, and Employee Grant Committee. Adobe does not have a nominating committee nor any committee performing such functions.

     The following table sets forth the current Committees of the Board of Directors, the members of each Committee during fiscal 2001 and the number of meetings held by the Board and the Committees, including meetings held by telephone:

                                Membership Roster

                                                                  Executive                     Employee
Name                                          Board    Audit     Compensation     Investment      Grant
Ms. Baldwin..................................     X                         X              X
Mr. Chizen(1)................................     X                                                    X
Mr. Daley(2).................................     X        X
Dr. Geschke(3)...............................     X                                        X
Mr. Perez....................................     X        X
Ms. Pouliot(4)...............................     X                                        X
Dr. Sedgewick................................     X        X                X              X
Dr. Warnock..................................     X
Mr. Yocam....................................     X        X                X              X
Number of meetings held in fiscal 2001.......     7        6                5              4           *

___________

(1) Mr. Chizen became a director and was appointed the sole member of the Employee Grant Committee on December 13, 2000. Dr. Warnock served on the Employee Grant Committee until December 13, 2000.

(2) Mr. Daley became a director and joined the Audit Committee on December 18, 2001.

(3)  Dr. Geschke joined the Investment Committee on April 12, 2001.

(4) Ms. Pouliot became a director and joined the Investment Committee on November 29, 2001.

* The Employee Grant Committee held no meetings during fiscal 2001. All actions taken by the Employee Grant Committee were taken by Unanimous Written Consent.

     The Audit Committee meets with the Company's independent auditors quarterly and reviews the scope of the audit performed by KPMG LLP as Adobe's independent auditors. The Audit Committee and KPMG review Adobe's accounting principles and internal accounting controls. See "Report of the Audit Committee" contained in this proxy statement. The members of the Audit Committee are all non-employee directors.

     The Executive Compensation Committee sets and administers the policies governing the annual compensation of executive officers, including cash compensation and stock ownership programs. See "Report on the Executive
Compensation Committee" contained in this proxy statement. The members of the Executive Compensation Committee are all non-employee directors.

     The Investment Committee evaluates the advisability of Adobe's investing in outside-managed venture capital funds and direct investments by Adobe, focusing on startup companies in businesses strategically related to Adobe's markets and technology. The Investment Committee monitors the performance of Adobe's investments. The Investment Committee reviews and approves any transaction in excess of $1 million between Adobe and any entity in which Adobe, directly or indirectly, owns an equity interest. The Investment Committee also reviews and approves any investment in excess of $3 million by Adobe in any investee company in the first two of its outside-managed funds, Adobe Ventures L.P. and Adobe Ventures II L.P., any investment in excess of $5 million in any investee company in the third fund, Adobe Ventures III L.P., and any investment in excess of $6 million in any investee company in the fourth fund, Adobe Ventures IV L.P.

     The Employee Grant Committee reviews and approves grants of stock options and restricted stock to non-officer employees under Adobe's 1994 Stock Option Plan, 1999 Nonstatutory Stock Option Plan and Amended 1994 Performance and Restricted Stock Plan.

                                   PROPOSAL 2

                                 APPROVAL OF AN
                       AMENDMENT TO INCREASE SHARE RESERVE
               UNDER THE 1996 OUTSIDE DIRECTORS' STOCK OPTION PLAN

     The Board of Directors and the stockholders approved the adoption of the 1996 Outside Directors' Stock Option Plan (the "1996 Plan") in December 1995 and April 1996, respectively. The Board subsequently amended the 1996 Plan in December 1999 increasing the 1996 Plan's share reserve and the stockholders approved such amendment in April 2000. In April 2001, the Board made a further amendment to the 1996 Plan removing certain automatic adjustment provisions. No stockholder approval was required for the April 2001 amendment.

     As of February 19, 2002, an aggregate of 1,102,500 shares of our Common Stock remain reserved for issuance under the 1996 Plan. The Board believes that the availability of an adequate number of shares in the share reserve of the 1996 Plan is an important factor in attracting, motivating and retaining qualified non-employee directors essential to the success of the Company.

     On February 12, 2002, subject to stockholder approval, the Board increased the share reserve under the 1996 Plan by 750,000 shares to a total of 3,250,000 shares in contemplation of using these shares to grant options over the next few years. In light of historical usage and expected future grants, we expect that the increase will be adequate to meet these foreseeable requirements.

     We intend to register the 750,000 share increase on a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as is practicable after receiving stockholder approval.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

Summary of the 1996 Outside Directors' Stock Option Plan Terms

     The following summary of the 1996 Plan is qualified in its entirety by the specific language of the 1996 Plan, a copy of which will be available to any stockholder upon written request.

General. The 1996 Plan will continue until terminated by the Board, or until all of the shares reserved under the 1996 Plan have been issued, whichever occurs first. Options granted under the 1996 Plan terminate and cease to be exercisable on the date ten years after the date of grant unless earlier terminated pursuant to the terms of the 1996 Plan or the option agreement.

Eligibility. Only non-employee directors of Adobe are eligible to receive options to purchase shares of our Common Stock under the 1996 Plan. All options granted under the 1996 Plan are nonqualified stock options. Upon joining the Board, a new non-employee director is granted an initial option to purchase 60,000 shares. On the date following our annual meeting of stockholders, each non-employee director who has not received an initial grant since the last annual meeting of stockholders, is automatically granted an option to purchase 40,000 shares. However, the Board may also exercise its discretion with respect to the number of shares to be granted under any initial option or under the annual option. As of February 15, 2002, seven non-employee directors were eligible to participate in the 1996 Plan. Consultants are not eligible to participate in the 1996 Plan although they may be granted options pursuant to the Company's 1994 Stock Option Plan.

     As of February 19, 2002, 2,097,500 option shares have been granted under the 1996 Plan of which 700,000 option shares remain unexercised. Options for an aggregate of 402,500 shares remain available for grant under the 1996 Plan. The closing market price for the Company's Common Stock on February 19, 2002 was $34.56.

Vesting and Change-in-Control or Capitalization. The shares are exercisable and vest (i) 25% on the day immediately preceding each of the first and second annual meetings of stockholders following the date of grant; and (ii) the remaining 50% on the day immediately preceding the third annual meeting of stockholders following the date of grant. In the event of any merger, reorganization, or sale of substantially all of the Company's assets, in which there is a change-in-control of the Company, all Outside Directors' option shares shall be immediately and fully vested. If an Outside Director becomes an employee of the Company, the shares shall continue to vest on the schedule listed above during the recipient's employment. Appropriate adjustments are made to any outstanding options in the event of a stock dividend, stock split, or other change in the capital structure of the Company; however, no adjustments will be made in the number and class of shares subject to future initial option or annual option grants.

Administration. The 1996 Plan is administered by the Board of Directors or a committee duly appointed by the Board.

Amendments. The Board may at any time amend or terminate the 1996 Plan, except that stockholder approval is required to increase the number of shares authorized for issuance under the 1996 Plan, or to expand the class of persons eligible to receive an option grant under the 1996 Plan. In addition, the rights of a recipient of a grant under the 1996 Plan prior to any such action by the Board may not be impaired without the recipient's consent.

Summary of Federal Income Tax Consequences of the 1996 Outside Directors' Stock Option Plan

     The following summary is intended only as a general guide as to the federal income tax consequences under current law of options granted pursuant to the 1996 Plan and does not attempt to describe all potential tax consequences. Furthermore, the tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

     Options granted pursuant to the 1996 Plan are nonqualified stock options. Nonqualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income on the excess of the fair market value on the date of exercise over the option exercise price. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as a capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than twelve months. In the event of a same-day sale of the option, the optionee recognizes ordinary income on the difference between the option exercise price and the sale price. No tax deduction is available to the Company with respect to the grant of the option or the sale of stock acquired upon exercise of the option. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the nonqualified stock option. Generally, the recipients will be subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934.

                                New Plan Benefits


                  1996 Outside Directors' Stock Option Plan(1)

                                                                                                   Number of
Name and Position                                                           Dollar Value($)(2)      Units(3)
Bruce R. Chizen
President and Chief Executive Officer                                                N/A              N/A
Murray J. Demo
Senior Vice President and Chief Financial Officer                                    N/A              N/A
Shantanu Narayen
Executive Vice President, Worldwide Products Marketing and Development               N/A              N/A
Colleen M. Pouliot
Senior Vice President                                                                N/A              N/A
Jimmie E. Stephens
Senior Vice President, Worldwide Sales, Customer Care and Field Marketing            N/A              N/A
John E. Warnock
Former Chief Executive Officer, Former Chief Technical Officer                       N/A              N/A
Graham K. Freeman
Former Senior Vice President of Worldwide Sales                                      N/A              N/A
All Executive Officers as a Group..........................................          N/A              N/A
All Non-Executive Directors as a Group.....................................   $6,912,000          200,000
All Non-Executive Officer Employees as a Group.............................          N/A              N/A

___________

(1) Only non-employee directors (Outside Directors) of Adobe are eligible to participate in the Company's 1996 Outside Directors' Stock Option Plan. New Outside Directors are awarded an initial option grant to purchase 60,000 shares (Initial Grant) while current Outside Directors who did not receive an Initial Grant since the last annual meeting of stockholders receive an annual stock option grant to purchase 40,000 shares (Annual Grant). Directors who are employees of Adobe and subsequently become Outside
     Directors are eligible to receive Annual Grants but not Initial Grants. Both the Initial Grants and Annual Grants are subject to the vesting provisions described herein (See "Director Compensation"). Currently, Adobe has seven (7) Outside Directors, one of whom received an Initial Grant in December 2001 and five of whom are eligible to receive Annual Grants following the 2002 Annual Meeting of Stockholders. Mr. Perez, a current Outside Director is not seeking re-election and will therefore not receive an Annual Grant this year.

(2) Value based on the closing price of Adobe's Common Stock on February 19, 2002 ($34.56).

(3) Includes shares underlying Annual Grants to be made to five (5) eligible Outside Directors in April 2002.

EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of November 30, 2001, including Adobe's 1994 Stock Option Plan, 1994 Performance and Restricted Stock Plan, 1996 Outside Directors' Stock Option Plan, 1997 Employee Stock Purchase Plan, 1999 Nonstatutory Stock Option Plan, and the Aldus 1984 Restated Stock Option Plan (together, the "Option Plans"):


                                                            Equity Compensation Plan Information
                              Number of securities to be     Weighted average exercise     Number of securities remaining available
                                 issued upon exercise of          price of outstanding             for future issuance under equity
                           outstanding options, warrants         options, warrants and     compensation plans (excluding securities
Plan Category                               and rights(a)                     rights(b)                  reflected in column (a))(c)
Equity compensation
   plans approved by
   security holders...                         19,026,713                        $27.18                                   26,811,909
Equity compensation
   plans not approved
   by security holders                      35,257,604(1)                        $41.76                                    4,304,938
Total.................                         54,284,317                        $36.65                                   31,116,847

___________

(1) Issued under our 1999 Nonstatutory Stock Option Plan above, which does not require the approval of and has not been approved by our stockholders. See the description below of the 1999 Nonstatutory Stock Option Plan.

1999 Nonstatutory Stock Option Plan

     As of November 30, 2001, we had reserved 39.6 million shares of Common Stock for issuance under the 1999 Nonstatutory Stock Option Plan (the "1999 Plan") for employees. The 1999 Plan provides for the granting of non-qualified stock options to employees and officers at the fair market value of our Common Stock at the grant date. Initial options and some subsequent options granted under the 1999 Plan generally vest 25% after the first year and ratably thereafter such that 50% and 100% are vested after the second and third year, respectively; the remaining subsequent options granted under the 1999 Plan generally vest ratably over the entire term such that 50% and 100% are vested after the second and third year, respectively. The 1999 Plan generally has option terms under existing options of eight years. A limited number of the options granted in fiscal 2000 under the 1999 Plan had a vesting acceleration feature so that they would vest in full in November 2000 if certain milestones were met by Adobe; if the milestones were not met, the options would have vested in full in September 2002 (the milestones were met). These options expire in September 2003. As of November 30, 2001, approximately 35.3 million shares are reserved for issuance upon exercise of outstanding options and approximately 4.3 million shares are available for grant under the 1999 Plans. The Company's 1999 Plan is not required to be and has not been approved by the Company's stockholders.

                                   PROPOSAL 3

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected KPMG LLP as Adobe's independent auditors for fiscal 2002, and urges stockholders to vote for ratification of KPMG's appointment. Ratification of the selection of KPMG by stockholders ratification is not required by Adobe's Bylaws. However, as a matter of good corporate practice, the Board is submitting the selection of KPMG for stockholder approval. KPMG has audited Adobe's financial statements since 1983. Though KPMG's appointment may have been ratified, at its discretion, the Board may appointment a new independent audit firm if it feels that such a change would be in the best interests of Adobe and its stockholders. We expect representatives of KPMG to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

Relationship with Independent Auditors

     The firm of KPMG LLP has served as Adobe's independent auditors since our inception in 1982 and was our independent auditor for the fiscal year ended November 30, 2001. As stated in Proposal 3, the Board has selected KPMG to serve as our independent auditors for the fiscal year ending November 29, 2002.

     Audit services performed by KPMG for fiscal 2001 consisted of the examination of Adobe's financial statements and services related to filings with the Securities and Exchange Commission (SEC).

                       Fiscal 2001 Audit Firm Fee Summary

     During fiscal year 2001, we retained our principal auditor, KPMG, to provide services in the following categories and amounts:


    Audit Fees....................................................   $985,000
    Financial information systems design and implementation.......         $0
    Internal Audit Services.......................................         $0
    All Other Fees:
       Statutory audits...........................................    $151,227
       Tax Compliance.............................................     629,151
       Other......................................................     109,092
    Total all other fees..........................................    $889,470

     The Audit Committee considers at least annually whether the provision of non-audit services by KPMG is compatible with maintaining auditor independence.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees Adobe's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We reviewed with KPMG, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, and with management, our critical accounting policies, and the clarity of disclosures in the financial statements. Our reviews included discussions with KPMG of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, we discussed with KPMG matters relating to its independence, including a review of both audit and non-audit fees and disclosures made to the Audit Committee pursuant to Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence. Furthermore, we discussed Adobe's critical accounting policies with management and KPMG.

     We discussed with KPMG and internal audit the overall scope and plans of their audits. We met with KPMG, as Adobe's independent auditors, with and without management present, to discuss results of their audits, their evaluation of Adobe's internal controls, and the overall quality of Adobe's financial reporting. We held six meetings during fiscal 2001.

     Relying on both the reviews and discussions referred to above and our review of Adobe's audited financial statements for fiscal 2001, we recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended November 30, 2001, for filing with the Securities and Exchange Commission (SEC).

Respectfully submitted,

AUDIT COMMITTEE

James E. Daley
Antonio M. Perez
Robert Sedgewick
Delbert W. Yocam

                                  Annual Report

     Accompanying this proxy statement is Adobe's Annual Report for fiscal 2001. The Annual Report contains audited financial statements covering our fiscal years ended November 30, 2001, December 1, 2000 and December 3, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows how much Adobe Common Stock is owned as of February 19, 2002 by each entity or person who is known to own 5% or more of Adobe's Common Stock, each Director, each executive officer named in the Summary Compensation Table and all Directors and executive officers as a group. As of February 19, 2002, there were 236,987,442 shares of Adobe's Common Stock issued and outstanding.

                             BENEFICIAL OWNERSHIP(1)

Beneficial Owner                                                                Number of Shares     Percent of Totals
PRIMECAP Management Company
225 South Lake Ave., Suite 400
Pasadena, CA 91101-3005                                                            23,342,800(2)          9.85%
FMR Corp.
82 Devonshire Street
Boston, MA 02109                                                                   13,848,753(3)          5.84%
Bruce R. Chizen.................................................................      957,775(4)              *
Murray J. Demo..................................................................      286,304(5)              *
Shantanu Narayen................................................................      548,825(6)              *
Colleen M. Pouliot..............................................................      412,900(7)              *
Jimmie E. Stephens, Jr..........................................................      343,330(8)              *
Carol Mills Baldwin.............................................................       80,000(9)              *
James E. Daley..................................................................               0
Charles M. Geschke..............................................................     966,681(10)              *
Antonio M. Perez................................................................      30,000(11)              *
Robert Sedgewick................................................................     154,600(12)              *
John E. Warnock.................................................................   2,753,285(13)          1.16%
Delbert W. Yocam................................................................      40,000(14)              *
Graham K. Freeman...............................................................     144,732(15)              *
All directors and current executive officers as a group (12 persons)............   6,588,700(16)          2.74%

___________

*    Less than 1%.

(1) This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 236,987,442 shares outstanding on February 19, 2002, adjusted as required by rules promulgated by the SEC.

(2) Of the 23,342,800 shares attributed to PRIMECAP Management Company, it has sole voting power over 2,844,100 shares and sole dispositive power over all 23,342,800 shares. These shares include 19,010,000 shares attributed to Vanguard PRIMECAP Fund, which has sole voting power and shared dispositive power over all 19,010,000 shares. This information was provided pursuant to Schedules 13G and is as of February 4, 2002.

(3) Of the 13,848,753 shares attributed to FMR Corp., it has sole voting power over 2,761,159 shares and sole dispositive power of all 13,848,753 shares. Such voting and dispositive power is also attributable to Edward C. Johnson III and Abigail P. Johnson by virtue of their positions, Chairman and Director, respectively, and ownership interests in FMR Corp. This information was provided pursuant to Schedule 13G and is as of February 14, 2002.

(4) Includes 2,025 shares held by the Chizen Trust of which Mr. Chizen is a trustee; and 946,137 shares issuable upon exercise of outstanding options held by Mr. Chizen exercisable within 60 days of the date of this table.

(5) Includes 262,470 shares issuable upon exercise of outstanding options held by Mr. Demo exercisable within 60 days of the date of this table; and 15,000 shares of restricted securities subject to vesting.

(6) Includes 2 shares held in the name of the Narayen Family Trust of which Mr. Narayen is a trustee; 533,823 shares issuable upon exercise of outstanding options held by Mr. Narayen exercisable within 60 days of the date of this table; and 15,000 shares of restricted securities subject to vesting.

(7) Includes 342,268 shares issuable upon the exercise of outstanding options held by Ms. Pouliot exercisable within 60 days of the date of this table; and 10,000 shares of restricted stock subject to vesting.

(8) Includes 331,202 shares issuable upon the exercise of outstanding options held by Mr. Stephens exercisable within 60 days of the date of this table; and 10,000 shares of restricted stock subject to vesting.

(9) Consists of 80,000 shares issuable upon the exercise of outstanding options held by Ms. Baldwin exercisable within 60 days of the date of this table.

(10) Includes 946,681 shares held in the name of the Geschke Family Trust of which Dr. Geschke is a trustee; and 20,000 shares issuable upon the exercise of outstanding options held by Dr. Geschke within 60 days of the date of this table.

(11) Consists of 30,000 shares issuable upon the exercise of outstanding options held by Mr. Perez exercisable within 60 days of the date of this table.

(12) Includes 600 shares held by Dr. Sedgewick's minor children, all of which Dr. Sedgewick disclaims beneficial ownership; and 150,000 shares issuable upon exercise of outstanding options held by Dr. Sedgewick exercisable within 60 days of the date of this table.

(13) Includes 33,600 shares held in trusts for the benefit of his children over which Dr. Warnock shares voting and investment power with his spouse and Charles M. Geschke; and 10,000 shares issuable upon the exercise of outstanding options held by Dr. Warnock exercisable within 60 days of the date of this table.

(14) Consists of 40,000 shares issuable upon the exercise of outstanding options held by Mr. Yocam exercisable within 60 days of the date of this table.

(15) Includes 144,732 shares issuable upon exercise of outstanding options held by Mr. Freeman exercisable within 60 days of the date of this table. Mr. Freeman's vested but unexercised options will be cancelled effective March 1, 2002. Mr. Freeman's employment with the Company ended on November 30, 2001.

(16) Includes 2,745,900 shares issuable upon exercise of outstanding options held by directors and current executive officers exercisable within 60 days of the date of this table; and 50,000 shares of restricted securities subject to vesting. See also Notes 4 through 14.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table provides information about the compensation for Adobe's last three fiscal years (2001, 2000 and 1999) of each individual who served as Adobe's Chief Executive Officer during fiscal 2001, including the former Chief Executive Officer, plus the four other most highly compensated executive officers as of the end of fiscal 2001, as well as one other person who was no longer an officer as of the end of fiscal 2001 but who otherwise would have been one of the four other most highly compensated executive officers. This group is referred to in this Proxy Statement as the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                        Annual Compensation                    Compensation Awards
                                                                        Restricted Stock     Securities Underlying      All Other
Name and Principal Position         Year       Salary       Bonus(1)       Awards ($)(2)        Options/SARs (#)     Compensation(3)
Bruce R. Chizen(4)                  2001     $820,834       $308,663               $0            $850,000               $32,113
President and Chief                 2000      609,356        456,952                0           1,250,000               324,068
Executive Officer                   1999      436,794        337,825        1,000,502             476,000                32,328
Shantanu Narayen
Executive Vice President            2001      456,253        126,535                0             500,000                 6,472
Worldwide Products                  2000      313,764        198,789        1,669,689             599,000                 6,344
Marketing and Development           1999      273,139        248,066          917,500          290,000(5)                 2,400
Murray J. Demo                      2001      405,000         94,331                0             350,000                 6,470
Senior Vice President               2000      263,549        202,945        1,901,876             575,000                 5,430
and Chief Financial Officer         1999      190,674        105,179          275,250              66,000                 2,400
Colleen M. Pouliot(6)
Senior Vice President,              2001      310,006         87,076                0             125,000                73,421
General Counsel and                 2000      290,461        168,318        1,113,126             275,000             2,494,976
Secretary                           1999      259,385        193,410          833,752             332,000               614,145
Jimmie E. Stephens
Senior Vice President,              2001      304,036         82,722                0             300,000                 5,520
Worldwide Sales, Customer           2000      277,510        160,763        1,113,126             325,000                 5,460
Care and Field Marketing            1999      236,259        166,034          833,752             280,000                 2,760
Former Officers
John E. Warnock(4)
Former Chief Executive              2001    66,669(7)              0                0           40,000(8)               232,649
Officer, Former                     2000      760,201        583,039            6,274           1,000,000            10,778,433
Chief Technical Officer             1999      622,524        612,509        1,167,252             620,000             2,893,078
Graham K. Freeman(9)                2001      404,170        135,363                0             125,000                 7,234
Former Senior Vice President        2000      400,140        266,887        1,113,126              75,000            37,649(10)
of Worldwide Sales                  1999      253,429        214,347          833,752             493,520            83,960(11)

___________

(1) The amounts shown in this column include payments under the Company's Profit Sharing Plan*, in which all employees of the Company participated, as follows:

                          Profit Sharing Plan Payments


Name                                          2001        2000        1999

Bruce R. Chizen............................ $39,583     $69,610     $58,585
Shantanu Narayen...........................  19,375      35,439      39,960
Murray J. Demo.............................  16,250      30,199      28,379
Colleen M. Pouliot.........................  15,001      32,796      38,902
Jimmie E. Stephens, Jr.....................  14,251      31,313      35,434
Former Officers
John E. Warnock............................      --      85,987      93,363
Graham K. Freeman..........................  20,007      43,137      26,597
___________

*    See  "Report   of  the   Executive   Compensation   Committee--Compensation
     Components" for a description of the Profit Sharing Plan.

(2) The total number of restricted stock holdings held by the Named Executive Officers at the end of fiscal 2001 was 50,000 shares. The closing price of Adobe's Common Stock on November 30, 2001 was $32.08 per share, giving the Named Executive Officers restricted stock holdings a total value of $1,604,000 at the fiscal year end. No shares of restricted stock were awarded to the Named Executive Officers in fiscal 2001. Restricted stock awarded to the Named Executive Officers vests annually over two years at a rate of 50% vesting one year from the initial grant date with the remaining 50% vesting two years after the initial grant date. Holders of restricted stock are entitled to the same dividend that Adobe pays on its outstanding Common Stock.

(3) The amounts disclosed in this column for fiscal 2001, 2000 and 1999 include life insurance premiums, the dollar value of the remainder of the life insurance premiums, disability insurance premiums, Adobe's contributions under its 401(k) Retirement Savings Plan, pension contributions, physical examinations, distributions in connection with the Named Executive
     Officers' respective partnership interests in Adobe Incentive Partners, L.P. (AIP) and deemed compensation recognized by the Named Executive Officers pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), Section 83(b) elections made in connection with their respective partnership interests in AIP for fiscal 2001, 2000 and 1999, all as described below:

                             All Other Compensation

                                               Remainder
                                  Life        Value of      Company                                         AIP
                                  Insurance   Insurance   401(k)/Pension    Physical         AIP           Deemed       Total Other
Name                      Year    Premiums    Premiums   Contributions(a)    Exams    Distributions(b) Compensation(c)  Compensation

                          2001      $9,614      $8,948       $5,100         $1,448         $7,003             $0          $32,113
                          2000       9,230       8,968        5,100          1,087        299,265            418          324,068
Bruce R. Chizen.........  1999       9,230       8,994        2,400              0          2,155          9,549           32,328
                          2001         330           0        5,100          1,042            N/A            N/A            6,472
                          2000         330           0        5,100            914            N/A            N/A            6,344
Shantanu Narayen........  1999           0           0        2,400              0            N/A            N/A            2,400
                          2001         600           0        5,100            770            N/A            N/A            6,470
                          2000         330           0        5,100              0            N/A            N/A            5,430
Murray J. Demo..........  1999           0           0        2,400              0            N/A            N/A            2,400
                          2001       5,955       5,364        5,100          1,042         55,960              0           73,421
                          2000       5,955       5,430        5,100              0      2,478,073            418        2,494,976
Colleen M. Pouliot......  1999       5,955       5,491        2,400            914        588,841         10,544          614,145
                          2001         420           0        5,100              0            N/A            N/A            5,520
                          2000         360           0        5,100              0            N/A            N/A            5,460
Jimmie E. Stephens, Jr..  1999         360           0        2,400              0            N/A            N/A            2,760

Former Officers
                          2001      13,630      11,272        5,100              0        202,647              0          232,649
                          2000      13,630      11,636        5,100              0     10,746,814          1,253       10,778,433
John E. Warnock.........  1999      13,630      11,962        2,400              0      2,836,439         28,647        2,893,078(d)

                                      G-19


                          2001         960           0        5,100          1,174            N/A            N/A            7,234
                          2000         960           0        5,100              0            N/A            N/A            6,060
Graham K. Freeman.......  1999           0           0       27,608              0            N/A            N/A           54,860(d)

___________

     (a) Amounts listed are 401(k) Retirement Savings Plan contributions for all Named Executive Officers except that for Mr. Freeman in 1999 the amount shown represents Adobe's contribution to his pension in Australia.

     (b) Distributions of cash and stock made in connection with the Named Executive Officers' respective partnership interests in AIP. Stock distributions are calculated using the number of shares distributed to the Named Executive Officer at the stock's current market value on the date of distribution.

     (c) Deemed compensation recognized by the Named Executive Officers pursuant to the Code Section 83(b) elections made in connection with their respective partnership interests in AIP for fiscal 2001, 2000 and 1999. See "Report of the Executive Compensation Committee--Compensation Components." Pursuant to the requirements of the Code, the amounts in this footnote are included in "All Other Compensation," but the individuals listed did not receive any cash payment or securities of any venture investment; instead, the amounts shown reflect the value of the partnership interest they received.

     (d) Dr. Warnock and Mr. Freeman received reimbursement (inclusive of tax liability) for President's Club trips in 1999 of $24,133 and $27,252, respectively. Amounts are included in the Total Other Compensation amount.

(4) In December 2000 (fiscal 2001), Mr. Chizen was promoted to the position of Chief Executive Officer, at which time Dr. Warnock assumed the position of Chief Technical Officer. Dr. Warnock subsequently retired from his position as Chief Technical Officer in March 2001.

(5) Includes stock option to purchase 24,000 shares granted in connection with the fixing of gains from certain stock appreciation rights (SARs) granted to Mr. Narayen, vested on November 30, 2000.

(6) Ms. Pouliot retired as General Counsel, Secretary and an executive officer of the Company on November 30, 2001; she remains as a Senior Vice President in a transition role.

(7) Dr. Warnock elected to have his salary reduced to $1.00 beginning January 2001 until his retirement in March 2001.

(8) Option grant pursuant to 1996 Outside Directors' Stock Option Plan in connection with Dr. Warnock's status as a non-employee director.

(9) All amounts attributed to Mr. Freeman prior to November 1, 1999 have been converted into U.S. dollars from the Australian dollar currency in which he was paid using the exchange rate at the end of the fiscal 1999 year ($.6353).

(10) Includes $31,589 for additional expenses incurred as a result of Mr. Freeman's relocation from Australia to the United States.

(11) Includes $29,100 for expenses incurred as a result of Mr. Freeman's relocation from Australia to the United States.

Stock Options

     The following table provides details regarding stock options granted to the Named Executive Officers in fiscal 2001 under the Company's Amended 1994 Stock Option Plan (and, for Dr. Warnock's grant, under the 1996 Outside Directors' Stock Option Plan). In addition, in accordance with the Securities and Exchange Commission (SEC) rules, there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term of eight (8) years (except Dr. Warnock's grant, which is calculated over the full option term of ten (10) years). The actual value, if any, an executive may realize will depend on the spread between the market price and the exercise price on the date the option is exercised.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                        Potential Realizable Value
                                                                                                        at Assumed Annual Rates of
                                                                                                       Stock Price Appreciation for
                                                         Individual Grants(1)                                 Option Term(3)
                                      Number of
                                     Securities          % of Total
                                     Underlying        Options Granted
                                        Options        to Employees in    Exercise Price    Expiration
Granted                              Granted (#)         Fiscal Year         ($/Sh)(2)         Date         5% ($)        10% ($)
                                         350,000            1.86%            $27.6875         3/2/09     $4,626,842    $11,082,090
Bruce R. Chizen...............           500,000             2.66             26.9500        11/2/09      6,433,712     15,409,859
                                         250,000             1.33             27.6875         3/2/09      3,304,887      7,915,779
Shantanu Narayen..............           250,000             1.33             26.9500        11/2/09      3,216,856      7,704,930
                                         175,000              .93             27.6875         3/2/09      2,313,421      5,541,045
Murray J. Demo................           175,000              .93             26.9500        11/2/09      2,251,799      5,393,451
Colleen M. Pouliot............           125,000              .67             27.6875         3/2/09      1,652,443      3,957,889
                                         125,000              .67             27.6875         3/2/09      1,652,443      3,957,889
Jimmie E. Stephens, Jr........           175,000              .93             26.9500        11/2/09      2,251,799      5,393,451
Former Officers
John E. Warnock...............         40,000(4)              .21             41.0600        4/13/11      1,032,896      2,617,563
Graham K. Freeman.............        125,000(5)              .67             27.6875         3/2/09      1,652,443      3,957,889

___________

(1) All of the options permit withholding of shares to satisfy tax obligations upon exercise. The price of each option share, paid at the time of exercise, is the fair market value of a share of Adobe's Common Stock on the date of grant, which was equal to the closing price per share of our Common Stock as quoted on the Nasdaq National Market. Under the terms of the applicable option agreements (except Dr. Warnock's option), as modified by the retention agreement terms described in "Severance and Change-in-Control Arrangements" below, if the optionee terminates employment with Adobe, the option term will change as follows:

     (a) if the termination is due to the optionee's normal retirement, death or disability, the exercise period is twelve months from such date; or

     (b) if the termination is due to the optionee's early retirement pursuant to an early retirement program, the exercise period is three months from the date of early retirement or such greater period as established pursuant to the early retirement program; or

     (c) if there is a transfer of control of Adobe in which we are not the surviving corporation, and termination occurs within 24 months thereafter due to (i) constructive termination or (ii) any reason other than termination for cause, the exercise period is twelve months from the date on which the optionee's employment terminated, and this vesting will accelerate such that all option shares will vest in full with the exception of Mr. Chizen. Pursuant to the terms of his Retention Agreement, Mr. Chizen is entitled to accelerated vesting of all his option shares such that they vest in full upon a transfer of control of Adobe in which we are not the surviving corporation; or

     (d) if the termination is for cause, the option shall terminate and cease to be exercisable on the date of termination; or

     (e) if the termination is for any reason other than stated above, the exercise period is three months from the date of such termination.

     Options granted under Adobe's Amended 1994 Stock Option Plan typically vest over a three-year period at a rate of 2.08% per month for the first 24 months and 4.17% per month for the remaining 12 months; however, options granted in November 2001 vest over a three-year period at a rate of 25% at the end of the first 12 months from the date of grant, 2.08% per month for the following 12 months, and 4.17% per month for the remaining 12 months. See note 4 below for a description of the terms of Dr. Warnock's option.

(2) The exercise price may be paid in cash, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3) The potential gain is calculated from the closing price of the Company's Common Stock on the date of grant to the Named Executive Officer (see Note 1 above regarding option expiration terms).

     For all of the grants, the potential gains represent certain assumed rates of appreciation only, as set by the SEC. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Company and overall stock market condition. There can be no assurance that the amounts reflected in this table will be achieved.

     Using the same analysis, over the full option term of eight years (for the grants under the Amended 1994 Stock Option Plan) all holders of Common Stock as of the Company's fiscal year-end would potentially gain an aggregate of approximately $13.81 billion at 5% and $20.03 billion at 10% rates of stock price appreciation.

(4) Option grant pursuant to 1996 Outside Directors' Stock Option Plan in connection with Dr. Warnock's status as a non-employee director. Options granted under the 1996 Outside Directors' Stock Option Plan vest and become exercisable at a rate of 25% on the day immediately preceding each of the first and second annual meetings following the date of grant and the remaining 50% on the day immediately preceding the third annual meeting following the date of grant. See "Director Compensation" below for additional information about the terms of this grant.

(5) As a result of Mr. Freeman's resignation, his unvested options were cancelled effective December 1, 2001. Any unexercised vested options of Mr. Freeman's will be cancelled effective March 1, 2002.

Stock Option Exercises and Holdings

     The following table shows stock options exercised by the Named Executive Officers during fiscal 2001, including the total value of gains on the date of exercise based on actual sale prices or on the closing price that day, if the shares were not sold that day. In addition, the number of shares covered by both exercisable and non-exercisable stock options, as of fiscal year-end, is shown. Also reported are the values for "in-the-money" options. The dollar amounts shown in the "in-the-money" column represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                                          Value of Unexercised
                                                                   Number of Securities Underlying       In-the-Money Options at
                                                                    Unexercised Options at FY-End              FY-End ($)(1)
                                 Shares Acquired       Value
Name                              on Exercise (#)     Realized ($)    Exercisable     Unexercisable    Exercisable     Unexercisable

Bruce R. Chizen..............          101,045       $3,825,172        739,656         1,719,835       $2,753,979        $4,001,550
Shantanu Narayen.............        65,300(2)     3,012,398(2)        429,782           927,918        1,505,732         2,675,553
Murray J. Demo...............           10,208          393,486        270,074           730,918          364,191         1,538,326
Colleen M. Pouliot...........           49,348        2,121,614        376,815           390,919        3,676,421           574,116
Jimmie E. Stephens, Jr.......           47,110        2,135,670        248,749           592,919        1,163,771         1,425,949
Former Officers
John E. Warnock..............        1,012,313       30,986,384              0            40,000                0                 0
Graham K. Freeman(3).........          105,142        2,761,910        273,964                 0        2,268,037                 0

___________

(1) Fiscal year ended November 30, 2001. The closing market price on that date for the Company's Common Stock was $32.08.

(2) Includes cash payout in fiscal 2001 of 24,000 SARs that fully vested on November 30, 2000.

(3) Mr. Freeman resigned from Adobe effective November 30, 2001, pursuant to which all of his unvested options were cancelled.

Severance and Change-in-Control Arrangements

Change-in-Control Arrangements

     In December 2000, Adobe entered into a retention agreement with Mr. Chizen, which superseded his prior agreement. Mr. Chizen's agreement provides for certain cash payments in the event of termination of his employment following a change in control of Adobe. Adobe has also entered into current retention agreements with certain other executive officers, including: Mr. Narayen, January 1998; Ms. Pouliot, December 1997; Mr. Stephens, August 1998; Mr. Freeman, April 1999; and Mr. Demo, June 2000. Retention agreements with the above individuals provide for certain cash payments in the event of termination of such individuals' employment following a change in control of Adobe. Mr. Freeman's retention agreement terminated upon his departure from Adobe at the end of fiscal 2001.

     In September 1997, Adobe entered into a retention agreement with Dr. Warnock, superceding prior agreements, which provided for certain cash payments in the event of termination of his employment following a change in control of Adobe. Dr. Warnock's retention agreement terminated upon his retirement in March 2001.

     As used in the retention agreements mentioned above (the Agreements), a "change in control" is defined as: (i) the beneficial ownership of 30% or more of the combined voting power of Adobe's securities by any person or entity; (ii) when Incumbent Directors (as defined in the Agreements) cease to constitute a majority of the Board of Directors; (iii) a merger or consolidation involving Adobe or one of our subsidiaries and the stockholders of Adobe prior to such transaction own less than 50% of the combined voting power of Adobe (or the resulting entity) after the transaction; (iv) the sale, liquidation or distribution of all or substantially all of the assets of Adobe; or (iv) a "change in control" within the meaning of Section 280G of the Code. If, within two years after a change in control (the Covered Period), the executive's employment is terminated without Cause, or if the executive resigns for Good Reason or Disability (as defined in the Agreements) (an Involuntary Termination), such executive officer will receive a cash severance payment as follows:

          (1) earned but unpaid salary and the cash equivalent for accrued but unused Personal Time Off through the date of termination; plus, (2) pro rata portion of the annual bonus for the year in which termination occurs (calculated on the basis of the officer's target bonus and on the assumption that all performance targets have been or will be achieved); plus, (3) an amount equal to the product of (i) the sum of the officer's Reference Salary and Reference Bonus (as defined in the Agreements), multiplied by (ii) two plus one-twelfth for each year of completed service with the Company (not in excess of twelve years) (the Severance Multiple).

     For the Chief Executive Officer (and, as applied to Dr. Warnock's terminated agreement, for Chairman and Chief Technical Officer), all outstanding options, performance grants, restricted stock awards and partnership interests in AIP (see "Report of the Executive Compensation Committee" for a description of AIP) will accelerate and vest 100% on the date of the change in control. For other executive officers, all outstanding options, performance grants, restricted stock awards and his/her partnership interest in AIP will accelerate and vest 100% on the date of his/her Involuntary Termination during the Covered Period. Also, the exercise period of all such options will be extended to twelve months from termination. A change in control will not alter the payout provisions of the Performance Plan.

     In addition, the executive officer will receive continued medical, dental, vision and life insurance coverage for himself or herself and dependents for a period of years equal to the Severance Multiple.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act) requires Adobe's officers and directors, and any person or entity who own more than ten percent of a registered class of our Common Stock or other equity securities, to file with the SEC certain reports of ownership and changes in ownership of our securities. Officers, directors and stockholders who hold more than ten percent of our outstanding Common Stock are required by the SEC to furnish us with copies of all required forms filed under Section 16(a). We prepare Section 16(a) forms on behalf of our officers and directors based on the information provided by them.

     Based solely on review of this information, including written representations from our officers and directors that no other reports were required, we believe that, during the 2001 fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were met except as follows: Mr. Narayen inadvertently omitted one transaction and ownership of two shares acquired through the Company's employee stock purchase plan after a transaction on his Form 4 for January 2001 due to administrative error; Mr. Demo and Ms. Pouliot inadvertently did not report one transaction each on their respective Forms 4 for July 2001 due to administrative error; and Drs. Geschke and Warnock inadvertently did not report dispositions, in one transaction each, to certain exchange funds made in November 2001 due to administrative error. These omissions were corrected by the reporting of these securities and transactions on amended Forms 4 or on Forms 5.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee of the Board of Directors is composed entirely of outside, non-management directors. No one on the Committee is a former or current officer of Adobe. The Committee sets and administers the policies governing annual compensation of executive officers, including cash compensation and stock ownership programs.

Compensation Policies


     Adobe operates in the competitive and rapidly changing high technology and Internet business environment. The goals of our executive compensation program are to motivate executives to achieve our business objectives in this environment and reward them for their achievement, foster teamwork, and attract and retain executive officers who contribute to our long-term success. During fiscal 2001, we used salary, bonus, and stock options to meet these goals. In addition, as part of our venture investing program, we previously established an internal limited partnership, Adobe Incentive Partners (AIP) which enables certain executives of Adobe to participate in cash or stock distributions from venture investments made prior to July 15, 1999.

     Our philosophy and guiding principles are to provide compensation levels that are comparable to those offered by other leading high technology companies. Our compensation policies align the interests of our officers with the long-term interests of our stockholders through stock compensation. For example, in fiscal 2001, compensation included options to purchase shares granted under our 1994 Stock Option Plan that vest and become exercisable over a three-year period. Another principle is that a substantial portion of each executive's compensation be in the form of an incentive bonus. Receipt of this bonus, which is payable quarterly, is contingent upon our revenue and operating profit levels as well as revenue from specific targeted products during the relevant fiscal year. However, we retain the authority to alter the bonus amounts because qualitative factors and long-term results need to be evaluated as well as the short-term operating results. In 2001, we considered additional factors such as achievement of certain management goals, market share increases and decreases, and level of revenue achievement from certain identified products.

     We have considered the potential impact of Section 162(m) of the Code adopted under the Federal Reconciliation Act of 1993. This section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for the Named Executive Officers, unless compensation is performance-based. Any options granted under our 1994 Stock Option Plan will meet the requirement of being performance-based. For Mr. Chizen (President during all of fiscal 2001 and Chief Executive Officer during substantially all of fiscal 2001) and certain other Named Executive Officers, their targeted (and/or attained) cash compensation in fiscal 2001 exceeded the $1 million threshold, and Mr. Chizen's targeted cash compensation in fiscal 2002 also exceeds this threshold. There was a reduction in the tax deduction available to us in fiscal 2001, and it will continue in fiscal 2002 if the targeted compensation is achieved; however, we believe such reduction was and will continue to be immaterial. Our policy is to qualify to the maximum extent possible our executives' compensation for deductibility under applicable tax laws.

Compensation Components

Annual Compensation. The salary portion of executive compensation, including that of the Chief Executive Officer, is determined annually by reference to multiple surveys of high technology companies. The executive officers are matched to each position by comparing their responsibilities to the survey description most accurately representing their position with Adobe by content, organizational level and revenue. Given the officers' levels of responsibility and our past performance, we target a median or slightly higher percentile competitive position as stated by the survey in determining salary for each executive officer. As the executives mature in their respective positions for the size of Adobe, we expect to target a high percentile competitive position for salary compensation.

     A substantial portion of the annual compensation of each executive officer is in the form of an incentive bonus, which becomes a greater portion of an officer's potential total compensation as the executive's level of responsibility increases. The bonus is computed as a percentage of base salary and is established annually at the beginning of the fiscal year. In fiscal 2001, the target level of bonus equaled or exceeded 50% of salary for each of the
Named  Executive  Officers.  The actual  amount of each bonus was  determined by reference to the management incentive bonus program, which contains targets specifically tied to revenue and operating profit levels on a quarterly basis, including revenue from certain identified products. We have the authority to alter the incentive payout based on other factors related to Adobe's performance, such as achievement of certain revenue levels, achievement of certain management goals, market share increases, new product development. We did not assign weights to each of these factors but considered overall profitability and operating results as measured against the annual budget more important than the other performance measures listed. In 2001, we determined incentive bonuses on a quarterly basis. Based on our overall profitability and operating results, as measured against budget, no incentive bonuses were paid for the third or fourth quarters of fiscal 2001. Bonuses were paid in accordance with the Plan terms for the first and second quarters of fiscal 2001.

     All executive officers also participated with all of Adobe's U.S. employees in our corporate profit sharing plan, under which a target bonus of up to 10% of each employee's base salary, payable quarterly, is awarded depending upon our overall performance based on operating profit. Based on our operating profit versus budget, in the third and fourth quarters of fiscal 2001, no profit sharing bonus was paid. A profit sharing bonus was paid in full for the first and second quarters of fiscal 2001.

Long-term Compensation. The Committee has utilized stock options, restricted stock, and for those executives deemed critical to its venture investing activities, limited partnership units in AIP to motivate and retain executive officers for the long-term. The Committee believes that these forms of compensation closely align the officers' interests with those of stockholders and provide a major incentive to officers in building stockholder value.

     Options are typically granted annually, although occasionally supplemental grants are made as well, and are subject to vesting provisions to encourage officers to remain employed with Adobe. The Committee considered fiscal 2001 annual grants in November 2000 and, responding to market trends and external competitive data, accelerated consideration of fiscal 2002 annual grants to March 2001. In November 2001, because of employee retention concerns, the Committee, along with the Board, considered various repricing options due to the significant number of option shares "under water,' but determined that any repricing would not be in the best interests of stockholders. Subsequently, it was determined that employee retention required some action, so the Committee (and the Employee Grant Committee, for non-officers) therefore granted supplemental stock options to a limited number of key employees to balance stockholder interests with the need to retain such employees. See the "OPTION GRANTS IN LAST FISCAL YEAR" table.

     Each executive officer receives stock options based upon that officer's relative position, responsibilities and performance by the individual over the previous fiscal year and the officer's anticipated performance and responsibilities. Additionally, we consider the net present value of the grant compared to typical grants at high technology companies of a similar size to Adobe. We also review the prior level of grants to the officers and to other members of senior management, including the number of shares which continue to be subject to vesting under outstanding options, in setting the level of options to be granted to the executive officers. The size of the option grants is not related to Adobe's performance. In addition, we use data compiled by iQuantic-Buck (an independent compensation consulting firm) on stock options granted in comparable companies in the technology-based industry and comparable companies from a revenue perspective. We grant these stock options at the market price on the date of grant. They will provide value to the officers only if the price of our Common Stock increases over the exercise price.

     As part of its venture investment program, the Board of Directors established Adobe Incentive Partners to provide long-term compensation to those executive officers of Adobe who are involved in Adobe's venture investing activities and whose participation is deemed critical to the success of the program. The limited partnership investments are restricted to venture investments in companies that are private at the time of the establishment of AIP, or when the investment is made, whichever is later. Distributions to the partners are made when an investment is marketable or sold for cash. Adobe is both the general partner and a limited partner. Our senior partnership interest includes both a liquidation preference and a preference in recovery of the cost basis of each specific investment. The executives' junior (Class B) partnership interests qualify for partnership distributions only after: (a) Adobe has fully recovered the cost basis of the specific investment; and (b) the executive officer has met the vesting requirement. Vesting is over a three-year period:
2.08% per month for the first 24 months and 4.17% per month for the remaining 12 months. All existing partnership interests have fully vested or ceased vesting. No AIP partnership interests were granted in fiscal 2001, 2000 or 1999. The total amount allocated to the junior partnership interests is 20% of the venture investments included in Adobe Incentive Partners. As Adobe makes venture investments, the executive officers are deemed to receive compensation in proportion to their interests. In addition, in fiscal 2001, distributions in cash and stock to current executive officers valued at $62,963 and to Dr. Warnock valued at $202,647 were made by AIP. Mr. Chizen is the only current executive officer who is a partner in AIP. Future venture investments by Adobe are not expected to be made through AIP.

Chief Executive Officer Compensation

     The Committee established the Chief Executive Officer's salary and target bonus levels at the beginning of fiscal 2001. Consistent with the analysis described above, and with Mr. Chizen's assumption of the role of Chief Executive Officer, the Committee increased the base salary of Mr. Chizen and maintained his target bonus percentage (percentage of base salary) at 70% of his base salary. The target bonus is based on a combination of corporate results (80%) and revenue results from certain products (20%). The Committee approved the payment of Mr. Chizen's target bonus for each quarter of fiscal 2001as follows: first quarter, 70% of target bonus based on corporate result and 140% on revenue from certain identified products; second quarter, 104% of target bonus based on corporate result and 125% on new product result; and no payment for third or fourth quarter due to Adobe's failure to achieve targeted corporate result or revenue from certain identified products.

     For Mr. Chizen's long-term compensation, the Committee granted stock options under the Company's 1994 Stock Option Plan (the "1994 Plan") for 350,000 shares of Common Stock in March 2001 and 500,000 shares of Common Stock in November 2001 as part of the annual and supplemental grants described above. Each option vests over a three-year period. The first option vests at a rate of

2.08% per month for the first 24 months and 4.17% per month for the remaining 12 months; and the second option vests at a rate of 25% on the first anniversary of the grant, 2.08% per month for the next 12 months and 4.17% per month for the remaining 12 months. Mr. Chizen received distributions in stock from his AIP partnership interest valued at $7,003 in fiscal 2001.

     Dr. Warnock's brief term as Chief Executive Officer and then as Chief Technical Officer in fiscal 2001 resulted in compensation which was limited to his base salary through March 31, 2001. At his request, Dr. Warnock's salary during most of his term as Chief Technical Officer was reduced to $1.00, beginning in January 2001, and remained such until his retirement in March 2001.

EXECUTIVE COMPENSATION COMMITTEE

Carol Mills Baldwin
Robert Sedgewick
Delbert W. Yocam

                              DIRECTOR COMPENSATION


     Directors who are not employees of Adobe receive annual retainers of $24,000, meeting fees of $1,500 for each Board of Directors Meeting and $1,000 for each Committee Meeting they attend. There are no fees paid for telephonic meetings. Directors are also entitled to reimbursement of reasonable travel expenses associated with Board and Committee Meetings. In addition, each non-employee director is automatically granted a stock option, under Adobe's 1996 Outside Directors' Stock Option Plan, to purchase 40,000 shares of Adobe's Common Stock at a price per share equal to the closing price of Adobe's Common Stock on the grant date. These options are granted on the day after the annual meeting of stockholders of Adobe and they are subject to vesting provisions as described below. New non-employee directors joining the Board automatically receive an option to purchase 60,000 shares of Adobe's Common Stock under the Outside Directors' Plan, subject to the same vesting terms, on the day they become a director, but do not receive an annual grant after their first Annual Meeting as a director. However, the Outside Directors' Plan also provides that, pursuant to Rule 16b-3 of the Exchange Act, if certain conditions are met, the Board may exercise its discretion with respect to the number of shares to be granted under any initial option or under the annual option.

     Options granted under the Outside Directors' Plan vest and become exercisable at a rate of 25% on the day immediately preceding each of the first and second annual meetings following the date of grant and the remaining 50% on the day immediately preceding the third annual meeting following the date of grant. In the event of any merger, reorganization, or sale of substantially all of Adobe's assets in which there is a change in control of Adobe, all option shares become immediately and fully vested. If an Outside Director becomes an employee of Adobe, the shares would continue to vest on the schedule listed above during the person's employment. Appropriate adjustments are made to any outstanding options in the event of a stock dividend, stock split, or other change in the capital structure of Adobe.

     Holders of options granted under the Outside Directors' Plan may only exercise the options once they vest. Options are no longer exercisable 90 days after termination of director status (except in the case of termination due to death or disability). However, if such an exercise would subject the resigning director to a forfeiture of profits under Section 16(b) of the Exchange Act the exercise period may be increased. In such an event, the timeframe for exercising vested options would be extended until the earlier of (i) the 10th day following the date on which the resigning director would no longer be subject to a forfeiture of profits under Section 16(b), or (ii) the 190th day after termination of services as director or (iii) expiration of the option. In the event of a change of control, any unexercisable portion of an option becomes fully exercisable thirty days prior to the transaction resulting in a change of control. The option will terminate to the extent it is not exercised on the date of such a transaction to the extent it is not assumed or substituted by the acquiring company.

                              CERTAIN TRANSACTIONS

     During fiscal 1999, Adobe entered into two separate loan agreements with Graham Freeman, an executive officer, to assist with his relocation to San Jose, California. The first loan in the amount of $550,000, at an interest rate of 8.25% per annum, was repaid on December 31, 1999. The second loan, in the amount of $1 million, is interest-free and is secured by Mr. Freeman's principal residence. Under the terms of the agreement, Mr. Freeman is required to repay this loan at $200,000 per year over the five years beginning December 2000. His second payment was made in November 2001, leaving a balance of $600,000 as of January 25, 2002. The loan was amended in November 2001 in connection with Mr. Freeman's resignation from Adobe to include an agreement by Adobe that it would not exercise its right to accelerate the payment of unpaid principal because of Mr. Freeman's termination of employment. Adobe reserved the right to accelerate payment for any other reason authorized by the agreement.

     Also in connection with Mr. Freeman's resignation from his employment with us, which was effective November 30, 2001, we entered into an agreement with him to: (i) pay him a lump sum equal to his total target compensation (base salary and management incentive plan bonuses) for twelve (12) months, (ii) pay for his COBRA premiums until the earlier of November 1, 2002 or the date he receives coverage under another group health insurance plan, and (iii) allow him to keep his laptop computer. We also amended his loan agreement with us, as described in the previous paragraph. In addition, he remained eligible for any bonuses earned through his resignation date, although no bonuses were earned or paid.

     Adobe has entered into indemnity agreements with certain officers and directors which provide, among other things, that Adobe will indemnify such officer or director, under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he is or may be made a party to by reason of his or her position as a director, officer or other agent of Adobe, and otherwise to the full extent permitted under Delaware law and Adobe's Bylaws.

                                PERFORMANCE GRAPH

Five-Year Stockholder Return Comparison

     In accordance with SEC rules, the following table shows a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by Adobe. Adobe has selected the Standard & Poor 500 (S&P 500) Index for the broad equity index and the JP Morgan H&Q Technology Index as an industry standard for the five fiscal year period commencing November 29, 1996 and ending November 30, 2001. The stock price information shown on the graph below is not necessarily indicative of future price performance.

     Although including a stock performance graph in this proxy statement seems to suggest that executive compensation should be based on stock performance alone, the Executive Compensation Committee considers many factors in determining compensation. These factors include Adobe's operating results, overall profitability, revenue from certain identified products, new product development, increases in market share and growth in stockholders' equity. See "Report of the Executive Compensation Committee."

                Comparison of Five Year Cumulative Total Return*

__________

* Assumes $100 invested on November 29, 1996 in Adobe's Common Stock, the S&P 500 Index and the JPMorgan H&Q Technology Index, with reinvestment of dividends.

** For each reported year, Adobe's reported dates are the last trading dates of its fiscal year (which ends on the Friday closest to November 30), and the S&P 500 and JP Morgan H&Q Technology index dates are the last trading date of November.

     OTHER BUSINESS

     We are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote the shares they represent using their best judgment.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Pursuant to Adobe's Amended and Restated Bylaws, any proposal to be brought before next year's annual meeting by a stockholder must be received by Adobe at its offices not later than November 5, 2002 and, to be included in Adobe's proxy statement for that meeting, must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals; provided, however, that if no annual meeting is held in the prior year or the date of the annual meeting is changed by more than 30 days from the date contemplated at this time, notice by a stockholder must be so received not later than the close of business on the 10th day following the day on which a notice of the date of the meeting is mailed or a public announcement thereof is made.

                                                  Karen O. Cottle
                                                  Senior Vice President, General
                                                  Counsel & Secretary

San Jose, California
March 5, 2002

                           ADOBE SYSTEMS INCORPORATED

                    1996 OUTSIDE DIRECTORS STOCK OPTION PLAN
                       (as amended through April 11, 2002)

1.   Establishment, Purpose and Term of Plan.

          1.1 Establishment. The Adobe Systems Incorporated Restricted Stock Option Plan was initially established effective March 27, 1987 and amended from time to time thereafter (the "Initial Plan"). The Initial Plan was amended and restated in its entirety as the Adobe Systems Incorporated 1996 Outside Directors Stock Option Plan (the "Plan") effective as of the date of its approval by the stockholders of the Company, April 5, 1995 (the "Effective Date").

          1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain highly qualified persons to serve as Outside Directors of the Company and by creating additional incentive for Outside Directors to promote the growth and profitability of the Participating Company Group.

          1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed.

2.   Definitions and Construction.

          2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

               (b) "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (c) "Committee" means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

               (d) "Company" means Adobe Systems Incorporated, a Delaware corporation, or any successor corporation thereto.

               (e) "Consultant" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

               (f) "Director" means a member of the Board or the board of directors of any other Participating Company.

               (g) "Employee" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

               (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (i) "Fair Market Value" means, as of any date, if there is then a public market for the Stock, the closing price of the Stock (or the mean of the closing bid and asked prices of the Stock if the Stock is so reported instead) as reported on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System, the Nasdaq National Market System or such other national or regional securities exchange or market system constituting the primary market for the Stock. If the relevant date does not fall on a day on which the Stock is trading on Nasdaq, the Nasdaq National Market System or other national or regional securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

               (j) "Option" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan.

               (k) "Optionee" means a person who has been granted one or more Options.

               (l) "Option Agreement" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee.

               (m) "Outside Director" means a Director of the Company who is not an officer of the Company, an Employee, or a Consultant.

               (n) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

               (o) "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

               (p) "Participating Company Group" means, at any point in time, all corporations collectively which are then Participating Companies.

               (q) "Rule 16b-3" means Rule 16b-3 as promulgated under the Exchange Act, as amended from time to time, or any successor rule or regulation.

               (r) "Service" means the Optionee's service as a Director.

               (s) "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

               (t)  "Subsidiary   Corporation"   means  any  present  or  future
          "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

          2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and use of the term "or" shall not be exclusive.

3.  Administration.

          3.1 Administration by the Board. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.2 Limitations on Authority of the Board. Except as otherwise provided herein, the Board shall have no authority, discretion, or power to select the Outside Directors who will receive Options, to set the exercise price of the Options, to determine the number of shares of Stock to be subject to an Option or the time at which an Option shall be granted, to establish the duration of an Option, or to alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan.

4.  Shares Subject to Plan.

          4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be three million two hundred fifty thousand (3,250,000) and shall consist of authorized but unissued shares or reacquired shares of Stock or any combination thereof. If an outstanding

     Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

          4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, and to any outstanding Options, and in the exercise price of any outstanding Options. For any changes in capital structure made after April 12, 2001, no adjustments shall be made in the number and class of shares subject to the "Initial Option" or "Annual Option" (as defined in Section 6.1). If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control as defined in Section 8.1) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.

5.  Eligibility and Type of Options.

          5.1 Persons Eligible for Options. An Option shall be granted only to a person who, at the time of grant, is an Outside Director.

          5.2 Options Authorized. Options shall be nonstatutory stock options; that is, options which are not treated as incentive stock options within the meaning of Section 422(b) of the Code.

6. Terms and Conditions of Options. Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1 Automatic Grant of Options. Subject to execution by an Outside Director of the appropriate Option Agreement, Options shall be granted automatically and without further action of the Board, as follows:

               (a) Initial Option. Each person who is first elected or appointed as an Outside Director after the Effective Date shall be granted an Option to purchase sixty thousand (60,000) shares of Stock on the date of such initial election or appointment (an "Initial Option"). Notwithstanding anything herein to the contrary, a Director of the Company who previously did not qualify as an Outside Director shall not receive an Initial Option in the event that such Director subsequently becomes an Outside Director.

               (b) Annual Option. Each Outside Director (including any Director of the Company who previously did not qualify as an Outside Director but who subsequently becomes an Outside Director) shall be granted, on the day immediately following the day of each annual meeting of the stockholders of the Company (an "Annual Meeting") following which such person remains an Outside Director, an Option to purchase forty thousand (40,000) shares of Stock (an "Annual Option"). Notwithstanding the foregoing, an Outside Director who received an Initial Option subsequent to the preceding year's Annual Meeting shall not receive an Annual Option with respect to the current year's Annual Meeting.

               (c) Right to Decline Option. Notwithstanding the foregoing, any person may elect not to receive an Option by delivering written notice of such election to the Board no later than the day prior to the date such Option would otherwise be granted. A person so declining an Option shall receive no payment or other consideration in lieu of such declined Option. A person who has declined an Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Option would be granted pursuant to Section 6.1(a) or (b), as the case may be.

          6.2 Discretion to Vary Option Size. Notwithstanding any provision of the Plan to the contrary, the Board may, in its sole discretion, increase or decrease the number of shares of Stock that would otherwise be subject to one or more Initial Options or Annual Options to be granted pursuant to
     Section 6.1 if, at the time of such exercise of discretion, (a) the "disinterested administration" provisions contained in paragraph (c)(2)(i) of Rule 16b-3 are no longer applicable to any employee benefit plan maintained by a Participating Company and (b) the exercise of such discretion would not otherwise preclude any transaction in an equity security of the Company by an officer or Director of a Participating Company from being exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

          6.3 Exercise Price. The exercise price per share of Stock subject to an Option shall be the Fair Market Value of a share of Stock on the date the Option is granted.

          6.4 Exercise Period. Each Option shall terminate and cease to be exercisable on the date ten (10) years after the date of grant of the Option unless earlier terminated pursuant to the terms of the Plan or the Option Agreement.

          6.5 Right to Exercise Options. Except as otherwise provided in the Plan or in the Option Agreement and provided that the Optionee's Service has been continuous from the date of Option grant until the relevant date set forth below, each Option, whether an Initial Option or an Annual Option, shall become vested and exercisable cumulatively for shares of Stock subject to the Option (the "Option Shares") as follows:

               (a) 25% of the Option Shares shall vest and first become exercisable on the day immediately preceding the day of the first Annual Meeting following the date of Option grant.

               (b) 25% of the Option Shares shall vest and first become exercisable on the day immediately preceding the day of the second Annual Meeting following the date of Option grant.

               (c) 50% of the Option Shares shall vest and first become exercisable on the day immediately preceding the day of the third Annual Meeting following the date of Option grant.

          6.6 Payment of Exercise Price.

               (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), or
          (iv) by any combination thereof.

               (b) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

               (c) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

          6.7 Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon exercise thereof. The Company shall have no obligation to deliver shares of Stock until the Participating Company Group's tax withholding obligations have been satisfied.

7.  Standard Form of Option Agreement.

          7.1 Initial Option. Unless otherwise provided for by the Board at the time an Initial Option is granted, each Initial Option shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory Stock Option Agreement for Outside Directors (Initial Option) adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.2 Annual Option. Unless otherwise provided for by the Board at the time an Annual Option is granted, each Annual Option shall comply with and be subject to the terms and conditions set forth in the form of Nonstatutory Stock Option Agreement for Outside Directors (Annual Option) adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

          7.3 Authority to Vary Terms.  Subject to the  limitations set forth in
     Section 3.2, the Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by the Optionee upon the exercise of an Option in the event such Optionee's Service is terminated for any reason.

8.  Transfer of Control.

          8.1 Definition. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the
     Company:

               (a) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

               (b) a merger or consolidation in which the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly at least a majority of the beneficial interest in the voting stock of the Company;

               (c) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one or more corporations where the stockholders of the Company before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporations to which the assets were transferred); or

               (d) a liquidation or dissolution of the Company.

          8.2 Effect of Transfer of Control on Options. In the event of a Transfer of Control, any unexercisable or unvested portion of the outstanding Options shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Transfer of Control. The exercise or vesting of any Option that was permissible solely by reason of this Section 8.2 shall be conditioned upon the consummation of the Transfer of Control. In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

9. Nontransferability of Options. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

10. Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the total number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), and (b) no expansion in the class of persons eligible to receive Options.
Furthermore, to the extent required by Rule 16b-3, provisions of the Plan addressing eligibility to participate in the Plan and the amount, price and timing of Options shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules hereunder. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option, or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is necessary to comply with any applicable law or government regulation.

11. Continuation of Initial Plan as to Outstanding Options. Any other provision of the Plan to the contrary notwithstanding, the terms of the Initial Plan shall remain in effect and apply to all Options granted pursuant to the Initial Plan.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Adobe Systems Incorporated 1996 Outside Directors Stock Option Plan was duly adopted by the Board on December 20, 1995 and further amended on December 17, 1999, April 12, 2001 and February 12, 2002.

                                             /s/ Karen O. Cottle

                                             Secretary

PROXY


                           ADOBE SYSTEMS INCORPORATED
                    Proxy for Annual Meeting of Stockholders

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     The undersigned hereby appoints John E. Warnock and Bruce R. Chizen, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Adobe Systems Incorporated (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Company's headquarters, 321 Park Avenue, East Tower, San Jose, California 95110-2704 on Thursday, April 11, 2002 at 3:30 p.m., local time, and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

     The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 through 3. Whether or not you are able to attend the meeting, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.

             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
              QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY *
                                  7 DAYS A WEEK

     The Company encourages you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement, then follow these easy steps:

TO VOTE BY PHONE:

     Call toll free 1-877-292-5646 any time on a touch tone telephone. There is NO CHARGE to you for the call. Enter the 6-digit Control Number located on the other side of this card.
     Option #1:     To  vote  as  the  Board  of  Directors  recommends  on  ALL proposals:  Press 1
                    If you choose to vote on each proposal  separately,  press 0
     Option #2      and follow the simple recorded instructions.


TO VOTE BY INTERNET:

     Go to the following website: http://www.computershare/us/proxy
     Enter the  information  requested on your computer  screen,  including your
       6-digit Control Number located on the other side of this card.
     Follow the simple instructions on the screen.

IF YOU ELECT TO VOTE BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

             (Continued and to be signed on reverse side)

                           ADOBE SYSTEMS INCORPORATED
   PLEASE MARK VOTE [IN OVAL] IN THE FOLLOWING MANNER USING DARK INK ONLY [X]

A vote FOR the following proposals is recommended by the Board of Directors:

1. Election of the four (4) Class I directors proposed in the accompanying Proxy Statement to serve for a two-year term. (INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

       FOR ALL /_/              AGAINST ALL /_/              FOR ALL EXCEPT /_/


  Bruce R. Chizen      James E. Daley     Charles M. Geschke    Delbert W. Yocam

2. Approval of amendment to the Company's 1996 Outside Directors' Stock Option Plan to increase the share reserve by 750,000 shares.

       FOR /_/                  AGAINST /_/                   ABSTAIN /_/

3. Ratification of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending November 29, 2002.

       FOR /_/                  AGAINST /_/                   ABSTAIN /_/

4. Transacting of such other business as may properly come before the meeting or any adjournment or postponement thereof.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature(s):


Date                                                                   , 2002
                            (be sure to date your Proxy)
          CONSENT/HOUSEHOLDING ELECTION
          Please do not mail future Annual Reports/Proxy                 /_/
          Statements/Information Statements to this account. Multiple copies are received at this address/household (see back for details)

                              HOUSEHOLDING ELECTION

To Our Stockholders:

IMPORTANT NOTICE
MULTIPLE COPIES OF MAILINGS
TO HOUSEHOLD

     In December 2000, the Securities and Exchange Commission enacted a new rule that allows multiple stockholders residing at the same address the convenience of receiving a single copy of proxy statements, annual reports and other stockholder information if they consent to do so. This is known as
"Householding." This will allow us to save money by reducing the number of documents we must print and mail, and will help protect the environment as well.

     By checking this box, you are consenting to our mailing of proxy statements, annual reports and other stockholder information only to the one account in your household for which the box was not checked. We will continue to separately mail a proxy card for each registered stockholder account. Your consent will be perpetual unless you revoke it, which you may do at any time by calling us at 877-360-5348 (toll free), or writing to us at Computershare Investor Services, Attn: Proxy Unit, P.O. Box 1878, Chicago, IL 60690-1878. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice.

     We  encourage  you  to   participate   in  this  program  by  checking  the
"Consent/Householding Election" box on the proxy card, for all but one of your stockholder accounts.

                                   APPENDIX H

                          DISSENTING SHAREHOLDER RIGHTS

THE PROVISIONS GOVERNING DISSENTING SHAREHOLDER RIGHTS IN SECTION 190 OF THE CBCA ARE REPRINTED IN THEIR ENTIRETY BELOW. FOR PURPOSES OF THE ARRANGEMENT, SUCH RIGHTS ARE SUBJECT TO VARIATION AND MODIFICATION IN ACCORDANCE WITH THE TERMS OF THE PLAN OF ARRANGEMENT, THE INTERIM ORDER AND THE FINAL ORDER, AS DESCRIBED IN THE CIRCULAR.

190. (1) Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

     (a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;
     (b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;
     (c)  amalgamate otherwise than under section 184;
     (d)  be continued under section 188;
     (e) sell, lease or exchange all or substantially all its property under subsection 189(3); or
     (f)  carry out a going-private transaction or a squeeze-out transaction.

Further right

(2)  A holder of shares of any class or series of shares  entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

If one class of shares

(2.1)    The right to dissent described in subsection (2) applies even if there is only one class of shares.

Payment for shares

(3) In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

No partial dissent

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

(5) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or
(2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

Notice of resolution

(6) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

Demand for payment

(7) A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

     (a)  the shareholder's name and address;
     (b) the number and class of shares in respect of which the shareholder dissents; and
     (c)  a demand for payment of the fair value of such shares.

Share certificate

(8) A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Forfeiture

(9) A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

Endorsing certificate

(10) A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

Suspension of rights

(11) On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

     (a) the shareholder withdraws that notice before the corporation makes an offer under subsection (12),
     (b)  the  corporation  fails to make an offer in accordance with subsection
          (12) and the shareholder withdraws the notice, or
     (c) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder's rights are reinstated as of the date the notice was sent.

Offer to pay

(12) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

     (a) a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or
     (b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Same terms

(13) Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

Payment

(14) Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Corporation may apply to court

(15) Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

Shareholder application to court

(16) If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

Venue

(17) An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

No security for costs

(18) A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

Parties

(19) On an application to a court under subsection (15) or (16),

     (a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and
     (b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

Powers of court

(20) On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

Appraisers

(21) A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

(22) The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

Interest

(23) A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Notice that subsection (26) applies

(24) If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Effect where subsection (26) applies

(25) If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a) withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders. Limitation

(26) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

     (a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or
     (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.